Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-130789-03

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 21, 2006

PROSPECTUS SUPPLEMENT	(FREE WRITING PROSPECTUS TO ACCOMPANY

PROSPECTUS DATED SEPTEMBER 13, 2006)

$2,196,646,000 (Approximate)
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14

as Issuing Entity

SERIES 2006-PWR14 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
Bear Stearns Commercial Mortgage Securities Inc.
as Depositor

Wells Fargo Bank, National Association
Principal Commercial Funding II, LLC
Prudential Mortgage Capital Funding, LLC
Bear Stearns Commercial Mortgage, Inc.
Nationwide Life Insurance Company
Principal Commercial Funding, LLC
as Sponsors and Mortgage Loan Sellers

We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 250 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,468,142,608. The Series 2006-PWR14 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-PWR14 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 26 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2006. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the 11th day of each month, commencing on January 11, 2007. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

Investing in the offered certificates involves risks. You should review carefully the factors set forth under ‘‘Risk Factors’’ commencing on page S-35 of this prospectus supplement and page 2 in the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Ratings (S&P/Fitch)
Class A-1	$114,700,000	%	(2)	AAA / AAA
Class A-2	$170,700,000	%	(2)	AAA / AAA
Class A-3	$68,900,000	%	(2)	AAA / AAA
Class A-AB	$125,050,000	%	(2)	AAA / AAA
Class A-4	$950,942,000	%	(2)	AAA / AAA
Class A-1A	$297,407,000	%	(2)	AAA / AAA
Class A-M	$246,815,000	%	(2)	AAA / AAA
Class A-J	$222,132,000	%	(2)	AAA / AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates in each case will, at all times, accrue interest at a per annum rate equal to one of the following rates: (i) a fixed rate per annum, (ii) a variable rate, equal to the lesser of (a) a fixed rate per annum, and (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, (iii) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time or (iv) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated September 13, 2006.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Bear, Stearns & Co. Inc.	Morgan Stanley

The date of this prospectus supplement is December     , 2006.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2006-PWR14 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Alaska
1 property
$10,471,665
0.4% of total
Washington
8 properties
$56,345,511
2.3% of total
Oregon
2 properties
$9,155,098
0.4% of total
Nevada
9 properties
$71,022,563
2.9% of total
Northern California
12 properties
$102,341,611
4.1% of total
Southern California
26 properties
$236,224,523
9.6% of total
Utah
1 property
$1,496,699
0.1% of total
Arizona
10 properties
$44,990,976
1.8% of total
Colorado
4 properties
$25,723,637
1.0% of total
New Mexico
4 properties
$41,893,713
1.7% of total
Texas
25 properties
$140,864,214
5.7% of total
Idaho
1 property
$1,997,947
0.1% of total
Kansas
1 property
$16,500,000
0.7% of total
Nebraska
2 properties
$8,179,956
0.3% of total
South Dakota
1 property
$3,446,539
0.1% of total
North Dakota
1 property
$7,170,460
0.3% of total
Missouri
1 property
$3,400,000
0.1% of total
Minnesota
10 properties
$84,437,044
3.4% of total
Wisconsin
8 properties
$78,848,285
3.2% of total
Indiana
2 properties
$13,997,775
0.6% of total
Pennsylvania
7 properties
2.4% of total
Vermont
1 property
$2,900,000
0.1% of total
Illinois
10 properties
$103,843,540
4.2% of total
Michigan
5 properties
$37,203,607
1.5% of total
Ohio
10 properties
$106,676,955
4.3% of total
New York
11 properties
$262,137,923
10.6% of total
Massachusetts
4 properties
$28,400,000
1.2% of total
New Jersey
18 properties
$254,314,944
10.3% of total
Delaware
4 properties
$26,168,280
1.1% of total
Maryland
9 properties
$40,232,869
1.6% of total
Virginia
16 properties
$183,107,619
7.4% of total
North Carolina
5 properties
$40,641,740
1.6% of total
South Carolina
2 properties
$7,772,109
0.3% of total
Georgia
5 properties
$89,301,000
3.6% of total
Florida
16 properties
$156,817,293
6.4% of total
Mississippi
3 properties
$14,873,587
0.6% of total
Alabama
4 properties
$14,155,924
0.6% of total
Arkansas
1 property
$4,889,791
0.2% of total
Tennessee
5 properties
$37,205,335
1.5% of total
Kentucky
3 properties
$38,694,592
1.6% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

South Bay Galleria

NORDSTROM
South Bay
GALLERIA

Redondo Beach, CA

Life Time Fitness Portfolio – Yamato Road

Broken Sound

Boca Raton, FL

Tysons Office and Data Center – Various

McLean, VA

One Newark Center

BEST
KEPT
SECRET

Newark, NJ

750 Lexington Avenue

New York, NY

Philips Sunrise Shopping Center

fresh
LINENS N THINGS

Massapequa, NY

Sycamore Center

Potbelly
LINENS

Cincinnati, OH

1657 Broadway

New York, NY

Fountain Square

BED BATH & BEYOND
WORLD MARKET

Michaels
THE ARTS & CRAFTS STORE

Brookfield, WI

Grand Bohemian Hotel

Orlando, FL

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
                          PROSPECTUS SUPPLEMENT

Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and

Appendix B: Certain Characteristics of the Mortgage Loans and Mortgaged
  Properties ...........................................................     B-1
Appendix C: Certain Characteristics of the Multifamily and Manufactured
  Housing Community Loans...............................................     C-1
Appendix D: Summaries of the Ten Largest Mortgage Loans.................     D-1
Appendix E: Global Clearance, Settlement and Tax Documentation
  Procedures............................................................     E-1

                                   ----------

                                      S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-186 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

                             EUROPEAN ECONOMIC AREA

          IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH
HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                      S-4

          (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

          (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

          (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

          FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

          EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF
THE FSMA DOES NOT APPLY TO THE ISSUER; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

          THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO
IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED
ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS
FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE
FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL
SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS
PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS
SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO
RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                      S-5

          POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR
MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL
NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION
WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                      S-6

                                     SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2006-PWR14 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-PWR14
Commercial Mortgage Pass-Through Certificates. The series 2006-PWR14 certificates will consist of 26 classes. The immediately following table identifies and specifies various characteristics for those classes of series
2006-PWR14 certificates that bear interest.

         SERIES 2006-PWR14 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                    APPROX.      APPROX. %
                    APPROX. %    INITIAL TOTAL       OF                     APPROX.
                     INITIAL       PRINCIPAL      INITIAL                   INITIAL   WEIGHTED
                      TOTAL         BALANCE       MORTGAGE   PASS-THROUGH    PASS-     AVERAGE   PRINCIPAL /
         RATINGS      CREDIT      OR NOTIONAL       POOL         RATE       THROUGH     LIFE       NOTIONAL
CLASS   S&P/FITCH    SUPPORT        AMOUNT        BALANCE     DESCRIPTION     RATE     (YEARS)      WINDOW
-----   ---------   ---------   --------------   ---------   ------------   -------   --------   -----------

Offered Certificates
A-1      AAA/AAA     30.000%    $  114,700,000     4.647%                                3.39     1/07-11/11
A-2      AAA/AAA     30.000%    $  170,700,000     6.916%                                4.95    11/11-12/11
A-3      AAA/AAA     30.000%    $   68,900,000     2.792%                                6.82    10/13-11/13
A-AB     AAA/AAA     30.000%    $  125,050,000     5.067%                                7.19    12/11- 2/16
A-4      AAA/AAA     30.000%    $  950,942,000    38.529%                                9.78     2/16-11/16
A-1A     AAA/AAA     30.000%    $  297,407,000    12.050%                                9.06     1/07-11/16
A-M      AAA/AAA     20.000%    $  246,815,000    10.000%                                9.89    11/16-11/16
A-J      AAA/AAA     11.000%    $  222,132,000     9.000%                                9.97    11/16-12/16

Certificates Not Offered
X-1      AAA/AAA        N/A     $2,468,142,608       N/A      Variable IO                8.96     1/07-11/26
X-2      AAA/AAA        N/A     $2,414,574,000       N/A      Variable IO                5.58    12/07-12/13
B         AA/AA       9.125%    $   46,278,000     1.875%                                9.98    12/16-12/16
C        AA-/AA-      8.125%    $   24,682,000     1.000%                                9.98    12/16-12/16
D          A/A        6.625%    $   37,022,000     1.500%                                9.98    12/16-12/16
E         A-/A-       5.750%    $   21,596,000     0.875%                                9.98    12/16-12/16
F       BBB+/BBB+     4.750%    $   24,681,000     1.000%                                9.98    12/16-12/16
G        BBB/BBB      3.750%    $   24,682,000     1.000%                                9.98    12/16-12/16
H       BBB-/BBB-     2.750%    $   24,681,000     1.000%                                9.98    12/16-12/16
J        BB+/BB+      2.375%    $    9,256,000     0.375%                                9.98    12/16-12/16
K         BB/BB       2.125%    $    6,170,000     0.250%                                9.98    12/16-12/16
L        BB-/BB-      1.750%    $    9,256,000     0.375%                               10.01    12/16- 1/17
M         B+/B+       1.625%    $    3,085,000     0.125%                               10.06     1/17- 1/17
N          B/B        1.375%    $    6,170,000     0.250%                               11.52     1/17- 5/20
O         B-/B-       1.125%    $    6,171,000     0.250%                               13.56     5/20- 7/20
P         NR/NR       0.000%    $   27,766,608     1.125%                               14.19     7/20-11/26

     In reviewing the foregoing table, prospective investors should note that--

o    Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

                                      S-7

o    The Class X certificates will have an aggregate initial notional amount that is equal to the aggregate principal balance of the other classes of certificates set forth in the table.

o    The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

o    The actual total principal balance or notional amount, as applicable, of any class of series 2006-PWR14 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o    The ratings shown in the table are those of Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in December 2038.

o    The percentages indicated under the column "Approx. % Initial Total Credit
     Support" with respect to each of the class A-1, A-2, A-3, A-AB, A-4 and
     A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 215 pooled mortgage loans, representing 88.0% of the initial mortgage pool balance. Loan group 2 will consist of 35 pooled mortgage loans, representing 12.0% of the initial mortgage pool balance.
     Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7% of the initial loan group 2 balance.

o    The pass-through rates for the class _, _, _, _, _, _ and _ certificates will remain fixed at the initial pass-through rate for the respective class
     (described in the table above as "Fixed"). The pass-through rates for the class _, _, _, _, _, _, _, _, _, _ and _ certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as "WAC - X%"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class X certificates in the aggregate will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (but interest accrued at that pass-through rate will be subject to allocation between the Class X-1 and X-2 certificates) described in the table above as
     "Variable IO". In the case of the Class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
     Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in

                                      S-8

     full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted Average Life"
     in this prospectus supplement.

o    The series 2006-PWR14 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2006-PWR14, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicers, the special servicers, the
                                 certificate administrator, the tax
                                 administrator and the trustee. See "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc. is the depositor. As depositor, Bear
                                 Stearns Commercial Mortgage Securities Inc.
                                 will acquire the mortgage loans from the
                                 mortgage loan sellers and deposit them into the
                                 trust fund. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Wells Fargo Bank, National Association will act
                                 as a master servicer with respect to those
                                 pooled mortgage loans sold by Wells Fargo Bank,
                                 National Association, Principal Commercial
                                 Funding II, LLC, Bear Stearns Commercial
                                 Mortgage, Inc., Nationwide Life Insurance
                                 Company and Principal Commercial Funding, LLC
                                 to the depositor for deposit into the trust
                                 fund (and any related non-pooled mortgage loans
                                 that are secured by the same mortgaged property
                                 as those pooled mortgage loans).

                                 Prudential Asset Resources, Inc. will act as a
                                 master servicer with respect to those pooled
                                 mortgage loans sold by Prudential Mortgage
                                 Capital Funding, LLC to the depositor for
                                 deposit into the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as those pooled
                                 mortgage loans).

                                 The following table sets forth the approximate
                                 percentage of the pooled mortgage loans in the
                                 mortgage pool, loan group 1 and loan group 2
                                 that are serviced by each master servicer.

                                                        NUMBER      % OF       % OF       % OF
                                                          OF       INITIAL   INITIAL    INITIAL
                                                        POOLED    MORTGAGE     LOAN       LOAN
                                                       MORTGAGE     POOL     GROUP 1     GROUP
                                 MASTER SERVICER         LOANS     BALANCE   BALANCE   2 BALANCE
                                 -------------------   --------   --------   -------   ---------

                                 Wells Fargo Bank,
                                    National
                                    Association.....      208       76.9%     78.9%      62.2%
                                 Prudential Asset
                                    Resources, Inc..       42       23.1%     21.1%      37.8%

                                 See "Transaction Parties--The Master Servicers"
                                 in this prospectus supplement.

                                       S-9

                                 Each master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers, mortgage
                                 loans for which it is the respective master
                                 servicer (a) as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the
                                 applicable special servicer and (b) as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, each master
                                 servicer will be primarily responsible for
                                 making principal and interest advances and
                                 servicing advances, for the mortgage loans it
                                 is the respective master servicer for, under
                                 the pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the stated principal balance of each
                                 mortgage loan. The master servicing fee rate
                                 for Wells Fargo Bank, National Association and
                                 Prudential Asset Resources, Inc. will range, on
                                 a loan-by-loan basis, from 0.02% per annum to
                                 0.15% per annum. In addition, the master
                                 servicers will be entitled to retain certain
                                 borrower-paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund as additional servicing
                                 compensation.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicers and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Principal
                                 Commercial Funding II, LLC and Principal
                                 Commercial Funding, LLC to the depositor for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Nationwide Life
                                 Insurance Company to the depositor for deposit
                                 into the trust fund.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR14 Pooling and Servicing
                                 Agreement" and "Transaction Parties--Primary
                                 Servicers" in this prospectus supplement.

                                 Each of Principal Global Investors, LLC and
                                 Nationwide Life Insurance Company will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the stated principal balance of the applicable
                                 mortgage loan immediately before the related
                                 due date (prorated for the number of days
                                 during the calendar month for that mortgage
                                 loan for which interest actually accrues on
                                 that mortgage loan). The primary servicing fee
                                 is payable only from collections on the related
                                 mortgage loan and is included in the applicable
                                 master servicing fee rate for each of the
                                 related pooled mortgage loans. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate for Nationwide Life
                                 Insurance Company will range, on a loan-by-loan
                                 basis, from 0.055% per annum to 0.085% per
                                 annum.

                                      S-10

SPECIAL SERVICERS.............   ARCap Servicing, Inc., a Delaware corporation,
                                 will initially be appointed as special servicer
                                 with respect to all of the pooled mortgage
                                 loans in the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property), other than the
                                 South Bay Galleria pooled mortgage loan (and
                                 the related non-pooled mortgage loan). In this
                                 prospectus supplement, we sometimes refer to
                                 ARCap Servicing, Inc. in that capacity as the
                                 general special servicer.

                                 Prudential Asset Resources, Inc. will act as
                                 special servicer with respect to the pooled
                                 mortgage loan and the non-pooled mortgage loan
                                 that are together secured by the mortgaged
                                 property identified on Appendix B to this
                                 prospectus supplement as South Bay Galleria.

                                 When we refer in this prospectus supplement to
                                 a special servicer in relation to one or more
                                 of the mortgage loans, we mean the applicable
                                 special servicer for those mortgage loans as
                                 identified above.

                                 Generally, the applicable special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicers' principal compensation
                                 for their special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans Under the Series 2006-PWR14
                                 Pooling and Servicing Agreement" and
                                 "Transaction Parties--The Special Servicers" in
                                 this prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the stated principal balance of each
                                 specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 fund other than in connection with the purchase
                                 or repurchase of any pooled mortgage loan from
                                 the trust fund by any person (net of any
                                 default interest, late payment charges and/or
                                 post-ARD additional interest).

                                 The workout fee is a fee payable with respect
                                 to any worked-out mortgage loan (which means a
                                 specially serviced mortgage loan for which
                                 three consecutive full and timely monthly
                                 payments have been made, there is no other
                                 event causing it to constitute a specially
                                 serviced mortgage loan, and certain other
                                 conditions have been met), equal to 1.0% of the
                                 amount of each collection of interest (other
                                 than default interest and/or post-ARD
                                 additional interest) and principal received
                                 (including any insurance proceeds or
                                 condemnation proceeds received and applied as a
                                 payment of interest and principal) on that
                                 mortgage loan for so long as it remains a
                                 worked-out mortgage loan.

                                 In addition, the applicable special servicer
                                 will be entitled to retain certain borrower
                                 paid fees and certain income from investment of
                                 certain accounts maintained as part of the
                                 trust fund as additional servicing
                                 compensation.

                                      S-11

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.....................   Wells Fargo Bank, National Association, will
                                 act as certificate administrator, tax
                                 administrator and certificate registrar.

                                 The certificate administrator is required to
                                 make distributions of the available
                                 distribution amount on each distribution date
                                 to the certificateholders and to prepare
                                 reports detailing the distributions to
                                 certificateholders on each distribution date
                                 and the performance of the pooled mortgage
                                 loans and mortgaged properties. The certificate
                                 administrator fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to % per annum applicable to that month,
                                 determined in the same manner as the applicable
                                 mortgage rate is determined for each mortgage
                                 loan for that month, and the stated principal
                                 balance of each mortgage loan.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust fund on behalf of the Series 2006-PWR14
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if a master servicer fails to perform
                                 its advancing obligations. Following the
                                 transfer of the underlying mortgage loans into
                                 the trust fund, the trustee, on behalf of the
                                 trust fund, will become the holder of each
                                 mortgage loan transferred to the trust fund.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to _____% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

SPONSORS......................   Wells Fargo Bank, National Association, a
                                 national banking association, Principal
                                 Commercial Funding II, LLC, a Delaware limited
                                 liability company, Prudential Mortgage Capital
                                 Funding, LLC, a Delaware limited liability
                                 company, Bear Stearns Commercial Mortgage,
                                 Inc., a New York corporation, Nationwide Life
                                 Insurance Company, an Ohio corporation, and
                                 Principal Commercial Funding, LLC, a Delaware
                                 limited liability company, are sponsors of this
                                 transaction. As sponsors, those entities have
                                 organized and initiated the transactions in
                                 which the certificates will be issued and will
                                 sell mortgage loans to the depositor. The
                                 depositor will transfer the mortgage loans to
                                 the trust fund, and the trust fund will then
                                 issue the certificates. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Wells Fargo Bank, National Association,
                                 Principal Commercial Funding II, LLC,
                                 Prudential Mortgage Capital Funding, LLC, Bear
                                 Stearns Commercial Mortgage, Inc., Nationwide
                                 Life Insurance Company and Principal Commercial
                                 Funding, LLC are the mortgage loan sellers.

                                 The following table sets forth the number and
                                 the approximate percentage of the pooled
                                 mortgage loans in the mortgage pool, loan group
                                 1 and group 2 that have been sold by the
                                 related mortgage loan seller to the depositor.

                                      S-12

                                            NUMBER OF   NUMBER OF
                                  NUMBER      POOLED      POOLED      % OF       % OF
                                    OF       MORTGAGE    MORTGAGE    INITIAL   INITIAL      % OF
                                  POOLED     LOANS IN    LOANS IN   MORTGAGE     LOAN      INITIAL
                                 MORTGAGE      LOAN        LOAN       POOL     GROUP 1   LOAN GROUP
MORTGAGE LOAN SELLER               LOANS     GROUP 1     GROUP 2     BALANCE   BALANCE    2 BALANCE
------------------------------   --------   ---------   ---------   --------   -------   ----------

Wells Fargo Bank, National
   Association................      94          86           8        29.6%     31.3%       17.1%
Principal Commercial
   Funding II, LLC............      51          45           6        23.4%     23.8%       20.3%
Prudential Mortgage Capital
   Funding, LLC...............      42          30          12        23.1%     21.1%       37.8%
Bear Stearns Commercial
   Mortgage, Inc..............      43          37           6        18.2%     18.1%       18.9%
Nationwide Life Insurance
   Company....................      16          13           3         4.0%      3.7%        5.8%
Principal Commercial Funding,
   LLC........................       4           4          --         1.7%      1.9%        0.0%

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

AFFILIATIONS AND CERTAIN
RELATIONSHIPS AMONG
TRANSACTION PARTIES..........    Wells Fargo Bank, National Association, a
                                 sponsor, originator and mortgage loan seller,
                                 is also one of the master servicers, the
                                 certificate administrator, the tax
                                 administrator and the certificate registrar
                                 with respect to the mortgage loans and the
                                 trust fund.

                                 Principal Commercial Funding II, LLC, a sponsor
                                 and mortgage loan seller, Principal Commercial
                                 Funding, LLC, a sponsor, originator and
                                 mortgage loan seller and Principal Global
                                 Investors, LLC, the primary servicer with
                                 respect to those mortgage loans sold to the
                                 trust fund by Principal Commercial Funding II,
                                 LLC and Principal Commercial Funding, LLC, are
                                 affiliates.

                                 Prudential Mortgage Capital Funding, LLC, a
                                 sponsor and mortgage loan seller, Prudential
                                 Mortgage Capital Company, LLC, an originator,
                                 and Prudential Asset Resources, Inc., one of
                                 the master servicers and the special servicer
                                 for the South Bay Galleria loan group, are
                                 affiliates.

                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor, originator and mortgage loan seller,
                                 Bear Stearns Commercial Mortgage Securities
                                 Inc., the depositor, and Bear, Stearns & Co.
                                 Inc., one of the underwriters, are affiliates.

                                 Nationwide Life Insurance Company, a sponsor,
                                 originator and mortgage loan seller, is also
                                 the primary servicer with respect to those
                                 mortgage loans sold to the trust fund by
                                 Nationwide Life Insurance Company.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" and
                                 "--Affiliations and Certain Relationships Among
                                 Transaction Parties" in this prospectus
                                 supplement.

                                      S-13

SERIES 2006-PWR14 CONTROLLING
CLASS REPRESENTATIVE..........   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                      o    replace the applicable special
                                           servicer, and

                                      o    direct the applicable special
                                           servicer with respect to various
                                           special servicing matters as to the
                                           pooled mortgage loans for which it is
                                           the applicable special servicer.

                                 The series 2006-PWR14 controlling class
                                 representative will generally not have those
                                 rights, however, with respect to the South Bay
                                 Galleria loan group, unless a South Bay
                                 Galleria Change of Control Event exists with
                                 respect to that loan group. See "Servicing of
                                 the Mortgage Loans Under the Series 2006-PWR14
                                 Pooling and Servicing Agreement--The Series
                                 2006-PWR14 Controlling Class Representative"
                                 and "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures" in this prospectus supplement.

                                 It is expected that ARCap REIT, Inc. will be
                                 the initial representative of the series
                                 2006-PWR14 controlling class.

OTHER SPLIT LOAN NOTEHOLDERS..   The pooled mortgage loan secured by the
                                 mortgaged property identified on Appendix B to
                                 this prospectus supplement as South Bay
                                 Galleria is part of a split loan structure that
                                 includes both a pooled mortgage loan and a
                                 non-pooled mortgage loan that is subordinate to
                                 the related pooled mortgage loan. The pooled
                                 mortgage loan secured by the mortgaged property
                                 identified on Appendix B to this prospectus
                                 supplement as The Tower is part of a split loan
                                 structure that includes both a pooled mortgage
                                 loan and a non-pooled mortgage loan that
                                 initially is subordinate to the related pooled
                                 mortgage loan. That non-pooled mortgage loan
                                 potentially may become pari passu in right of
                                 payment on a subsequent date upon satisfaction
                                 of certain conditions more fully described
                                 under "Description of the Mortgage
                                 Pool--Certain Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures--The Tower Loan Group" in this
                                 prospectus supplement. Each of the South Bay
                                 Galleria loan group and The Tower loan group
                                 will be principally serviced and administered
                                 under the series 2006-PWR14 pooling and
                                 servicing agreement. In connection with each of
                                 the loan groups, the holder of the related
                                 non-pooled mortgage loan (or a representative
                                 on its behalf) will have one or more of the
                                 following: various approval and/or consultation
                                 rights with respect to material servicing
                                 decisions, rights to appoint or replace the
                                 party that performs special servicing duties,
                                 rights to cure defaults and/or options to
                                 purchase the related pooled mortgage loan if
                                 the loans in that group become defaulted. See
                                 "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures" in this prospectus supplement
                                 for more information with respect to these
                                 rights. The table below shows the pooled
                                 mortgage loans that have split loan structures:

                                      S-14

                                                                   CUT-OFF      ORIGINAL
                                                                    DATE        AGGREGATE      PRIORITY OF
                                   % OF       % OF     % OF        BALANCE      PRINCIPAL       NON-POOLED
                                  INITIAL   INITIAL   INITIAL        OF         BALANCE OF    MORTGAGE LOAN
                                 MORTGAGE     LOAN      LOAN       POOLED       NON-POOLED     RELATIVE TO
                                   POOL     GROUP 1   GROUP 2     MORTGAGE       MORTGAGE         POOLED
MORTGAGE LOAN                     BALANCE   BALANCE   BALANCE       LOAN         LOAN(S)      MORTGAGE LOAN
------------------------------   --------   -------   -------   ------------   -----------    -------------

South Bay Galleria                 4.1%       4.6%      N/A     $100,000,000   $30,000,000(1) Subordinate
The Tower                          0.4%       0.4%      N/A     $  8,906,411   $ 3,250,000    Subordinate(2)

----------
(1)  Subject to the satisfaction of various conditions, the related borrower is entitled to request one or more future advances under the non-pooled mortgage loan in an aggregate principal amount equal to $125,000,000 relating to the construction of improvements on the mortgaged property. In addition, after the improvements have been constructed, the borrower is entitled to request supplemental financing under the non-pooled mortgage loan in a maximum principal amount determined based on debt service coverage and loan-to-value ratio tests, subject to satisfaction of various conditions that include delivery of confirmation from each rating agency that the incurrence of the additional debt will not result in a downgrade, withdrawal or qualification of the then-current ratings on any class of series 2006-PWR14 certificates. Any such future advances, if made, and any such supplemental financing, if incurred, will be secured by the lien of the related mortgage, will be subordinate in right of payment to the related pooled mortgage loan and will be pari passu in right of payment with the portion of the non-pooled mortgage loan that is outstanding as of the cut-off date. The holder of the related non-pooled mortgage loan or its transferee, and not the trust fund, will be obligated to make any future advances to which the related borrower may become entitled. As of the cut-off date, no additional advances or supplemental financing have been provided. See "Description of the Mortgage Pool--Certain Characteristics of
     the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures" and "Appendix D--Summaries of the Ten Largest Mortgage
     Loans--Mortgage Loan No. 1 - South Bay Galleria" in this prospectus supplement.

(2)  The Tower non-pooled mortgage loan initially will be subordinate in right of payment but may become pari passu in right of payment under certain circumstances as described under "Description of the Mortgage Pool--Certain
     Characteristics of the Mortgage Pool--Subordinate and/or Other
     Financing--Split Loan Structures--The Tower Loan Group" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 December 2006 (or, in the case of any mortgage
                                 loan that has its first due date after December
                                 2006, the later of the date of origination of
                                 that pooled mortgage loan and the date that
                                 would have been its due date in December 2006
                                 under the terms of that mortgage loan if a
                                 monthly payment were scheduled to be due in
                                 that month). All payments and collections
                                 received on the pooled mortgage loans after
                                 their respective cut-off dates will belong to
                                 the trust fund, except that any payments or
                                 collections that represent amounts due on or
                                 before that date will belong to the related
                                 mortgage loan seller.

ISSUE DATE....................   The date of initial issuance for the series
                                 2006-PWR14 certificates will be on or about
                                 December 19, 2006.

DETERMINATION DATE............   The monthly cut-off date for information
                                 regarding the pooled mortgage loans that must
                                 be reported to the holders of the series
                                 2006-PWR14 certificates on any distribution
                                 date will be the close of business on the
                                 determination date in the same calendar month
                                 as that distribution date. In any given
                                 calendar month, the determination date will be
                                 the fifth business day prior to the related
                                 distribution date.

                                      S-15

DISTRIBUTION DATE/DISTRIBUTION
   FREQUENCY..................   Distributions on the series 2006-PWR14
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in January 2007.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2006-PWR14 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2006-PWR14 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                      o    will relate to a particular
                                           distribution date,

                                      o    will be approximately one month long,

                                      o    will begin when the prior collection
                                           period ends or, in the case of the
                                           first collection period, will begin
                                           as of the respective cut-off dates
                                           for the mortgage loans, and

                                      o    will end at the close of business on
                                           the determination date immediately
                                           preceding the related distribution
                                           date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date. The
                                 actual final distribution date for any class of
                                 offered certificates may be earlier or later
                                 (and could be substantially later) than the
                                 assumed final distribution date for that class.

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1      November 2011
                                  A-2      December 2011
                                  A-3      November 2013
                                  A-AB     February 2016
                                  A-4      November 2016
                                  A-1A     November 2016
                                  A-M      November 2016
                                  A-J      December 2016

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the

                                      S-16

                                 ultimate payment of principal due on the
                                 certificates of that class on or before the
                                 distribution date in December 2038.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 26 classes of the
                                 series 2006-PWR14 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,468,142,608. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the series 2006-PWR14 certificates (other than
                                 the class R and V certificates) will be offered
                                 separately in a private offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J certificates. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL
   BALANCES AND CERTIFICATE
   NOTIONAL AMOUNTS...........   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates will be the series 2006-PWR14
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2006-PWR14
                                 principal balance certificates. The table
                                 appearing under the caption "--Overview of the
                                 Series 2006-PWR14 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2006-PWR14
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2006-PWR14 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                 certificates outstanding from time to time. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR14 Certificates" above
                                 identifies the approximate total notional
                                 amount of the class X-1 and X-2 certificates at
                                 initial issuance, subject to a variance which
                                 depends on, among other things, the actual size
                                 of the initial mortgage pool balance. The total
                                 notional amount of the class X-1 and X-2
                                 certificates will be reduced on each
                                 distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any class
                                 of series 2006-PWR14 principal balance
                                 certificates on that distribution date.

                                      S-17

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1,
                                 X-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
                                 N, O and P certificates will be the series
                                 2006-PWR14 certificates that bear interest and
                                 are sometimes referred to as the series
                                 2006-PWR14 interest-bearing certificates. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR14 Certificates" above
                                 provides the indicated information regarding
                                 the pass-through rate at which each of those
                                 classes of the series 2006-PWR14 certificates
                                 will accrue interest.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate" in this
                                 prospectus supplement.

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                      o    loan group 1 consisting of 215 pooled
                                           mortgage loans, representing 88.0% of
                                           the initial mortgage pool balance,
                                           and

                                      o    loan group 2 consisting of 35 pooled
                                           mortgage loans, representing 12.0% of
                                           the initial mortgage pool balance.
                                           Loan group 2 will consist of 89.4% of
                                           the initial mortgage pool balance of
                                           all the pooled mortgage loans secured
                                           by multifamily or manufactured
                                           housing community properties.
                                           Additionally, loan group 2 includes
                                           one mortgage loan that is secured by
                                           a mixed use property (the majority of
                                           which is multifamily use) and
                                           represents 0.8% of the initial
                                           mortgage pool balance and 6.7% of the
                                           initial loan group 2 balance.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2006-PWR14 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M
                                 certificates; third, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal distributions among the
                                 class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates is described under
                                 "--Distributions of Principal" below. The class
                                 X certificates do not have principal balances
                                 and do not entitle their holders to
                                 distributions of principal.

                                 In general, the funds available for
                                 distribution to certificateholders on each
                                 distribution date will be net of all forms of
                                 compensations payable to the parties to the
                                 pooling and servicing agreement, reimbursements
                                 of servicing advances, P&I advances, interest
                                 on those advances and indemnification expenses.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" and "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

                                      S-18

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2006-PWR14 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                      o    the pass-through rate for that class
                                           and interest accrual period;

                                      o    the total principal balance or
                                           notional amount, as the case may be,
                                           of that class outstanding immediately
                                           prior to the related distribution
                                           date; and

                                      o    the assumption that each year
                                           consists of twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2006-PWR14 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                      o    in the case of the class A-1, A-2,
                                           A-3, A-AB and A-4 certificates, on a
                                           pro rata basis in accordance with
                                           their respective interest
                                           entitlements, from available funds
                                           attributable to loan group 1;

                                      o    in the case of the class A-1A
                                           certificates, from available funds
                                           attributable to loan group 2; and

                                      o    in the case of the class X
                                           certificates, from available funds
                                           attributable to loan group 1 and loan
                                           group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                      o    available funds,

                                      o    the distribution priorities described
                                           under "--General" above, and

                                      S-19

                                      o    the reductions of principal balances
                                           described under "--Reductions of
                                           Certificate Principal Balances in
                                           Connection with Losses and Expenses"
                                           below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                      o    no distributions of principal will be
                                           made to the holders of the class B,
                                           C, D, E, F, G, H, J, K, L, M, N, O
                                           and P certificates until, in the case
                                           of each of those classes, the total
                                           principal balance of all classes of
                                           offered certificates is reduced to
                                           zero;

                                      o    no distributions of principal will be
                                           made to the holders of the class A-M
                                           and A-J certificates until, in the
                                           case of each of those classes, the
                                           total principal balance of all more
                                           senior classes of series 2006-PWR14
                                           certificates is reduced to zero;

                                      o    except as described in the paragraph
                                           following these bullets,
                                           distributions of principal on the
                                           class A-1A certificates will be made
                                           only from the portion of the total
                                           distributable principal funds
                                           attributable to loan group 2 plus,
                                           only after the total principal
                                           balance of the class A-1, A-2, A-3,
                                           A-AB and A-4 certificates has been
                                           reduced to zero (if the class A-1A
                                           certificate are still outstanding at
                                           the time of that reduction), from the
                                           remaining portion of the total
                                           distributable principal funds
                                           attributable to loan group 1;

                                      o    except as described in the paragraph
                                           following these bullets,
                                           distributions of principal on the
                                           class A-1, A-2, A-3, A-AB and A-4
                                           certificates collectively will be
                                           made only from the portion of the
                                           total distributable funds
                                           attributable to loan group 1 plus,
                                           only after the principal balance of
                                           the class A-1A certificates is
                                           reduced to zero (if any of the class
                                           A-1, A-2, A-3, A-AB and/or A-4
                                           certificates are still outstanding at
                                           the time of that reduction), from the
                                           remaining portion of the total
                                           distributable principal funds
                                           attributable to loan group 2; and

                                      o    except as described in the paragraph
                                           following these bullets, no
                                           distributions of principal will be
                                           made with respect to the class A-4
                                           certificates until the total
                                           principal balance of the class A-1,
                                           A-2, A-3 and A-AB certificates is
                                           reduced to zero; no distributions of
                                           principal will be made with respect
                                           to the class A-1, A-2 or A-3
                                           certificates on any distribution date
                                           until the total principal balance of
                                           the class A-AB certificates is
                                           reduced to the scheduled principal
                                           balance for that distribution date
                                           set forth on Schedule I to this
                                           prospectus supplement; no additional
                                           distributions of principal will be
                                           made with respect to the class A-AB
                                           certificates until the total
                                           principal balance of the class A-1,
                                           A-2 and A-3 certificates is reduced
                                           to zero; no distributions of
                                           principal will be made with respect
                                           to the class A-3 certificates until
                                           the total principal balance of the
                                           class A-1 and A-2 certificates is
                                           reduced to zero; and no

                                      S-20

                                           distributions of principal will be
                                           made with respect to the class A-2
                                           certificates until the total
                                           principal balance of the class A-1
                                           certificates is reduced to zero, all
                                           as described in this prospectus
                                           supplement under "Description of the
                                           Offered Certificates -- Distributions
                                           -- Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-M, A-J, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P certificates could
                                 be reduced to zero at a time when two or more
                                 of the class A-1, A-2, A-3, A-AB, A-4 and/or
                                 A-1A certificates remain outstanding. Under
                                 those circumstances, any distributions of
                                 principal on the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates will be made on a pro
                                 rata basis (in accordance with their respective
                                 total principal balances immediately prior to
                                 that distribution date) from remaining
                                 available funds (after interest distributions
                                 on the class A-1, A-2, A-3, A-AB, A-4, A-1A and
                                 X certificates) attributable to the entire
                                 mortgage pool without regard to loan group.

                                 The total distributions of principal to be made
                                 on the series 2006-PWR14 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                      o    the amount of scheduled payments of
                                           principal due or, in cases involving
                                           balloon loans that remain unpaid
                                           after their stated maturity dates and
                                           mortgage loans as to which the
                                           related mortgaged properties have
                                           been acquired on behalf of (or
                                           partially on behalf of) the trust
                                           fund, deemed due, on the pooled
                                           mortgage loans during the same
                                           calendar month in which the subject
                                           distribution date occurs, which
                                           payments are either received as of
                                           the end of the related collection
                                           period or advanced by the applicable
                                           master servicer or the trustee, as
                                           applicable, and

                                      o    the amount of any prepayments and
                                           other unscheduled collections of
                                           previously unadvanced principal with
                                           respect to the pooled mortgage loans
                                           that are received during the related
                                           collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                      S-21

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT PREMIUMS..   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
                                 D, E, F, G and/or H certificates, then entitled
                                 to receive distributions of principal. See
                                 "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2006-PWR14
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2006-PWR14 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2006-PWR14 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make. Any
                                 party that makes a debt service advance will be
                                 entitled to be reimbursed for that advance,
                                 together with interest at the prime lending
                                 rate described more fully in this prospectus
                                 supplement. However, interest will commence
                                 accruing on any monthly debt service advance
                                 made in respect of a scheduled monthly debt
                                 service payment only on the date on which any
                                 applicable grace period for that payment
                                 expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any debt service advance that
                                 it or the applicable special servicer
                                 determines, in its reasonable good faith
                                 judgment, will not be recoverable (together
                                 with interest on the advance) from proceeds of
                                 the related mortgage loan. Absent bad faith,
                                 the determination by any authorized person that
                                 a debt service advance constitutes a
                                 nonrecoverable advance as described above will
                                 be conclusive and binding. For additional
                                 information regarding The Tower pooled mortgage
                                 loan, after any date when the related
                                 non-pooled mortgage loan has become pari passu
                                 in right of payment with that pooled mortgage
                                 loan and has also been included in another
                                 commercial mortgage securitization. See
                                 "Description of the Offered
                                 Certificates--

                                      S-22

                                 Advances of Delinquent Monthly Debt Service
                                 Payments" in this prospectus supplement.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2006-PWR14 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR14 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2006-PWR14 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2006-PWR14 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2006-PWR14 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS.....   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                      o    All numerical information provided
                                           with respect to any individual loan,
                                           group of loans or the pooled mortgage
                                           loans is provided on an approximate
                                           basis.

                                      o    References to initial mortgage pool
                                           balance mean the aggregate cut-off
                                           date principal balance of all the
                                           pooled mortgage loans, references to
                                           the initial loan group 1 balance mean
                                           the aggregate cut-off date principal
                                           balance of the pooled mortgage loans
                                           in loan group 1 and references to the
                                           initial loan group 2 balance mean the
                                           aggregate cut-off date principal
                                           balance of the pooled mortgage loans
                                           in loan group 2.

                                      S-23

                                      o    All weighted average information
                                           provided with respect to the pooled
                                           mortgage loans or any sub-group of
                                           pooled mortgage loans reflects a
                                           weighting based on their respective
                                           cut-off date principal balances. We
                                           will transfer the cut-off date
                                           principal balance for each of the
                                           pooled mortgage loans to the trust
                                           fund.

                                      o    With respect to pooled mortgage loans
                                           that have one or more related
                                           non-pooled subordinate loans (whether
                                           or not part of a split loan structure
                                           and whether or not the non-pooled
                                           subordinate loan potentially may
                                           become pari passu in right of payment
                                           with the related pooled mortgage
                                           loan), we generally present
                                           loan-to-value ratios, debt service
                                           coverage ratios and loan per net
                                           rentable square foot or unit, as
                                           applicable, in this prospectus
                                           supplement in a manner that reflects
                                           the applicable pooled mortgage loan
                                           without regard to the related
                                           non-pooled subordinate loan
                                           (including, in the case of the South
                                           Bay Galleria non-pooled subordinate
                                           loan, any additional indebtedness
                                           that may be incurred pursuant to any
                                           request by the related borrower to
                                           receive one or more future advances
                                           and/or any supplemental financing).

                                      o    Some of the pooled mortgage loans are
                                           part of a group of pooled mortgage
                                           loans that are cross-collateralized
                                           and cross-defaulted with each other.
                                           In general, when a pooled mortgage
                                           loan is cross-collateralized and
                                           cross-defaulted with one or more
                                           other pooled mortgage loans, we
                                           present the information regarding
                                           those pooled mortgage loans as if
                                           each of them was secured only by the
                                           related mortgaged properties
                                           identified on Appendix B to this
                                           prospectus supplement, except that
                                           loan-to-value ratio, debt service
                                           coverage ratio and loan per unit or
                                           square foot information is presented
                                           for a cross-collateralized group on
                                           an aggregate basis in the manner
                                           described in this prospectus
                                           supplement. None of the mortgage
                                           loans in the trust fund will be
                                           cross-collateralized with any
                                           mortgage loan that is not in the
                                           trust fund (except as described in
                                           this prospectus supplement with
                                           respect to the pooled mortgage loans
                                           secured by the mortgaged properties
                                           respectively identified on Appendix B
                                           to this prospectus supplement as
                                           South Bay Galleria and The Tower).

                                      o    The information for mortgage loans
                                           secured by more than one mortgaged
                                           property in this prospectus
                                           supplement is generally based on
                                           allocated loan amounts as stated in
                                           Appendix B when information is
                                           presented relating to mortgaged
                                           properties and not mortgage loans.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be two hundred
                                 and fifty (250) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $2,468,142,608. It is
                                 possible that the aggregate mortgage loan
                                 balance will vary by up to 5% on the closing
                                 date. As of the cut-off date, the principal
                                 balance of the pooled mortgage loans ranged
                                 from approximately $998,311 to approximately
                                 $100,000,000 and the mortgage loans had an
                                 approximate average balance of $9,872,570.

C. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

                                      S-24

                                                                         % OF       % OF
                                                                        INITIAL   INITIAL      % OF
                                                           NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                           MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                  ENCUMBERED INTEREST     PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 ----------------------   ----------   --------   -------   ----------

                                 Fee(1)................       257        90.5%     89.3%      100.0%
                                 Fee in part and
                                    leasehold in part..         4         5.0%      5.7%        0.0%
                                 Leasehold.............         7         4.5%      5.1%        0.0%

----------
(1)  Includes mortgaged properties for which (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage.

D. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                       % OF       % OF
                                                                      INITIAL   INITIAL      % OF
                                                         NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                         MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                    PROPERTY TYPES      PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 --------------------   ----------   --------   -------   ----------

                                 Retail..............        98        38.9%     44.3%        0.0%
                                 Office..............        40        21.5%     24.4%        0.0%
                                 Hospitality.........        28        12.3%     13.9%        0.0%
                                 Multifamily.........        37        10.7%      0.6%       83.9%
                                 Industrial..........        44        10.2%     11.6%        0.0%
                                 Mixed Use...........         6         3.0%      2.5%        6.7%
                                 Manufactured Housing
                                    Community........         4         1.9%      0.9%        9.4%
                                 Self Storage........        11         1.6%      1.8%        0.0%

E. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                      S-25

                                                                   % OF       % OF
                                                                  INITIAL   INITIAL      % OF
                                                     NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                     MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                   STATE/REGION     PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 ----------------   ----------   --------   -------   ----------

                                 California......       38         13.7%     14.6%        7.2%
                                    Southern CA..       26          9.6%     10.9%        0.0%
                                    Northern CA..       12          4.1%      3.7%        7.2%
                                 New York........       11         10.6%     11.5%        4.4%
                                 New Jersey......       18         10.3%     11.3%        3.1%
                                 Virginia........       16          7.4%      8.4%        N/A
                                 Florida.........       16          6.4%      7.2%        N/A
                                 Texas...........       25          5.7%      4.9%       11.3%

----------
The remaining mortgaged properties are located throughout thirty-three (33)
other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern
California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the pooled mortgage
                                 loans had the following characteristics:

                                      o    The most recent scheduled payment of
                                           principal and interest on any
                                           mortgage loan was not thirty days or
                                           more past due, and no mortgage loan
                                           has been thirty days or more past due
                                           in the past year.

                                      o    Twenty-two (22) groups of mortgage
                                           loans (excluding groups of
                                           cross-collateralized loans) were made
                                           to the same borrower or to borrowers
                                           that are affiliated with one another
                                           through partial or complete direct or
                                           indirect common ownership. The five
                                           (5) largest groups represent 4.2%,
                                           3.6%, 3.4%, 1.1% and 1.0%,
                                           respectively, of the initial
                                           outstanding pool balance. See
                                           Appendix B to this prospectus
                                           supplement.

                                      o    Fifty (50) mortgaged properties,
                                           securing mortgage loans representing
                                           11.9% of the initial outstanding pool
                                           balance, are each 100% leased to a
                                           single tenant.

                                      o    The mortgage interest rate for each
                                           pooled mortgage loan is fixed for the
                                           remaining term of the loan, except
                                           for (i) increases resulting from the
                                           application of default interest rate
                                           following a default, (ii) in the case
                                           of a loan with an anticipated
                                           repayment date, any increase
                                           described below that may occur if the
                                           loan is not repaid by the anticipated
                                           repayment date and (iii) changes that
                                           result from any other loan-specific
                                           provisions that are described on the
                                           "Footnotes to Appendix B and C" in
                                           this prospectus supplement.

                                      o    Fixed periodic payments on the pooled
                                           mortgage loans are generally
                                           determined assuming interest is
                                           calculated on a 30/360 basis, but
                                           interest actually accrues and is
                                           applied on certain mortgage loans on
                                           an actual/360 basis. Accordingly,
                                           there will be

                                      S-26

                                           less amortization of the principal
                                           balance during the term of these
                                           mortgage loans, resulting in a higher
                                           final payment on these mortgage
                                           loans.

                                      o    No mortgage loan permits negative
                                           amortization or the deferral of
                                           accrued interest (except excess
                                           interest that would accrue in the
                                           case of any mortgage loan having an
                                           anticipated repayment date after the
                                           applicable anticipated repayment date
                                           for such loan).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the pooled mortgage
                                 loans had the following additional
                                 characteristics:

                                      o    Two hundred and forty-eight (248) of
                                           the pooled mortgage loans,
                                           representing 99.6% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 213 pooled
                                           mortgage loans in loan group 1,
                                           representing 99.6% of the initial
                                           loan group 1 balance, and 35 pooled
                                           mortgage loans in loan group 2,
                                           representing 100.0% of the initial
                                           loan group 2 balance), are balloon
                                           mortgage loans. For purposes of this
                                           prospectus supplement, we consider a
                                           mortgage loan to be a "balloon loan"
                                           if its principal balance is not
                                           scheduled to be fully or
                                           substantially amortized by the loan's
                                           stated maturity date.

                                      o    Twenty-three (23) of the balloon
                                           mortgage loans, representing 11.5% of
                                           the initial mortgage pool balance,
                                           are "ARD" or "hyperamortizing"
                                           mortgage loans (which pooled mortgage
                                           loans consist of 19 pooled mortgage
                                           loans in loan group 1, representing
                                           11.1% of the initial loan group 1
                                           balance, and 4 pooled mortgage loans
                                           in loan group 2, representing 14.8%
                                           of the initial loan group 2 balance)
                                           that provide material incentives to,
                                           but do not require, the related
                                           borrower to pay the mortgage loan in
                                           full by a specified "anticipated
                                           repayment date" prior to the stated
                                           maturity date. Those incentives
                                           include an increase in the mortgage
                                           rate and/or principal amortization at
                                           or following the anticipated
                                           repayment date. Because of the
                                           incentives, we consider the ARD loans
                                           to be balloon loans also.

                                      o    Two (2) of the pooled mortgage loans,
                                           representing 0.4% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of two (2)
                                           pooled mortgage loans in loan group
                                           1, representing 0.4% of the initial
                                           loan group 1 balance), are fully
                                           amortizing mortgage loans that are
                                           scheduled to have less than 5% of
                                           their original principal balances due
                                           at their stated maturities.

H. INTEREST-ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                      o    One hundred and four (104) of the
                                           balloon mortgage loans (including any
                                           ARD loans), representing 41.6% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of
                                           eighty-four (84) pooled mortgage
                                           loans in loan group 1, representing
                                           38.9% of the initial loan group 1
                                           balance, and twenty (20) pooled
                                           mortgage loans in loan group 2,
                                           representing 61.2% of the initial
                                           loan group 2 balance), provide for
                                           initial interest-only periods that
                                           expire 6 to 60 months following their
                                           respective origination dates.

                                      S-27

                                      o    Twenty-seven (27) of the balloon
                                           mortgage loans (including any ARD
                                           loans), representing 24.5% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of
                                           twenty-two (22) pooled mortgage loans
                                           in loan group 1, representing 24.5%
                                           of the initial loan group 1 balance,
                                           and five (5) pooled mortgage loans in
                                           loan group 2, representing 24.6% of
                                           the initial loan group 2 balance),
                                           provide for no amortization and for
                                           interest-only payments for their
                                           entire term to maturity or ARD.

                                      o    One (1) mortgage loan, representing
                                           0.4% of the initial outstanding pool
                                           balance (and representing 0.4% of the
                                           initial outstanding loan group 1
                                           balance), provides for the monthly
                                           payment of principal and interest for
                                           the first 108 months of its term and
                                           then provides for monthly payments of
                                           interest only until it has matured.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                      o    One hundred and sixty-six (166)
                                           pooled mortgage loans, representing
                                           71.0% of the initial mortgage pool
                                           balance (which pooled mortgage loans
                                           consist of 145 pooled mortgage loans
                                           in loan group 1, representing 73.7%
                                           of the initial loan group 1 balance,
                                           and 21 pooled mortgage loans in loan
                                           group 2, representing 50.8% of the
                                           initial loan group 2 balance),
                                           prohibit voluntary principal
                                           prepayments for a period ending on a
                                           date determined by the related
                                           mortgage loan documents (which may be
                                           the maturity date), which period is
                                           referred to in this prospectus
                                           supplement as a lock-out period, but
                                           permit the related borrower, after an
                                           initial period of at least two years
                                           following the date of issuance of the
                                           series 2006-PWR14 certificates, to
                                           defease the pooled mortgage loan by
                                           pledging certain government
                                           securities and obtaining the release
                                           of all or a portion of the mortgaged
                                           property from the lien of the
                                           mortgage.

                                      o    Forty (40) pooled mortgage loans,
                                           representing 11.0% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 32 pooled
                                           mortgage loans in loan group 1,
                                           representing 9.0% of the initial loan
                                           group 1 balance, and 8 pooled
                                           mortgage loans in loan group 2,
                                           representing 25.3% of the initial
                                           loan group 2 balance), initially
                                           prohibit voluntary principal
                                           prepayments during a lock-out period,
                                           and following the lock-out period
                                           require that voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and a specified
                                           percentage of the amount prepaid.

                                      o    Thirty-one (31) pooled mortgage
                                           loans, representing 6.2% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of 29
                                           pooled mortgage loans in loan group
                                           1, representing 5.5% of the initial
                                           loan group 1 balance, and 2 pooled
                                           mortgage loans in loan group 2,
                                           representing 11.2% of the initial
                                           loan group 2 balance), initially
                                           prohibit voluntary principal
                                           prepayments

                                      S-28

                                           during a lock-out period, and
                                           following the lock-out period have
                                           provisions that both (i) require that
                                           any voluntary principal prepayments
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and a specified percentage of
                                           the amount prepaid, and (ii) after an
                                           initial period of at least two years
                                           following the date of the issuance of
                                           the series 2006-PWR14 certificates,
                                           permit the related borrower to
                                           defease the pooled mortgage loan by
                                           pledging certain government
                                           securities and obtaining the release
                                           of the mortgaged property from the
                                           lien of the mortgage.

                                      o    One (1) pooled mortgage loan,
                                           representing 4.1% of the initial
                                           mortgage pool balance (and
                                           representing 4.6% of the initial loan
                                           group 1 balance), initially prohibits
                                           voluntary principal prepayments
                                           during a lock-out period, and
                                           following the lock-out period the
                                           loan provides for a period when any
                                           voluntary principal prepayments must
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and 1% of the amount prepaid,
                                           followed by a period when any
                                           voluntary principal prepayments must
                                           be accompanied by a yield maintenance
                                           charge calculated on the basis of a
                                           different formula.

                                      o    Eight (8) pooled mortgage loans,
                                           representing 4.0% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 5 pooled
                                           mortgage loans in loan group 1,
                                           representing 2.9% of the initial loan
                                           group 1 balance, and 3 pooled
                                           mortgage loans in loan group 2,
                                           representing 12.2% of the initial
                                           loan group 2 balance), have no
                                           lock-out period and initially require
                                           that any voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and a specified
                                           percentage of the amount prepaid.

                                      o    One (1) pooled mortgage loan,
                                           representing 3.0% of the initial
                                           mortgage pool balance (and
                                           representing 3.5% of the initial loan
                                           group 1 balance), has no lock-out
                                           period and initially requires that
                                           any voluntary principal prepayments
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and 1% of the amount prepaid.
                                           Following that initial period, the
                                           related borrower is not permitted to
                                           make voluntary principal prepayments
                                           but is permitted, only after an
                                           initial period of at least two years
                                           following the date of the issuance of
                                           the series 2006-PWR14 certificates,
                                           to defease the pooled mortgage loan
                                           by pledging certain government
                                           securities and obtaining the release
                                           of the mortgaged property from the
                                           lien of the mortgage.

                                      o    One (1) pooled mortgage loan,
                                           representing 0.5% of the initial
                                           mortgage pool balance (and
                                           representing 0.6% of the initial loan
                                           group 1 balance), initially prohibits
                                           voluntary principal prepayments
                                           during a lock-out period and
                                           following the lock-out period, and
                                           only after an initial period of at
                                           least two years

                                      S-29

                                           following the date of the issuance of
                                           the series 2006-PWR14 certificates,
                                           permits the related borrower to
                                           defease the pooled mortgage loan by
                                           pledging certain government
                                           securities and obtaining the release
                                           of the mortgaged property from the
                                           lien of the mortgage, followed by a
                                           period when the loan requires that
                                           any voluntary principal prepayments
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and 1% of the amount prepaid.

                                      o    One (1) pooled mortgage loan,
                                           representing 0.2% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loan represents 0.2% of the
                                           initial loan group 1 balance),
                                           initially prohibits voluntary
                                           principal prepayments during a
                                           lock-out period, and following the
                                           lock-out period, provides for a
                                           period when voluntary principal
                                           prepayments must be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and 1% of the
                                           amount prepaid, followed by a period
                                           when the loan has provisions that
                                           both (i) require that any voluntary
                                           principal prepayments must be
                                           accompanied by a prepayment premium
                                           calculated on a similar basis and
                                           (ii) after an initial period of at
                                           least two years following the date of
                                           the issuance of the series 2006-PWR14
                                           certificates, permit the related
                                           borrower to defease the pooled
                                           mortgage loan by pledging certain
                                           government securities and obtaining
                                           the release of the mortgaged property
                                           from the lien of the mortgage.

                                      o    One (1) pooled mortgage loan,
                                           representing 0.1% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loan represents 0.5% of the
                                           initial loan group 2 balance),
                                           initially prohibits voluntary
                                           principal prepayments during a
                                           lock-out period, and following the
                                           lock-out period, provides for a
                                           period when voluntary principal
                                           prepayments must be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and 1% of the
                                           amount prepaid, followed by a period
                                           when voluntary principal prepayments
                                           must be accompanied by a prepayment
                                           premium equal to a percentage of the
                                           amount prepaid (which percentage
                                           declines over time).

                                 Notwithstanding the foregoing, the mortgage
                                 loans generally provide for open periods of
                                 various terms prior to and including the
                                 maturity date or anticipated repayment date, in
                                 which the related borrower may prepay the
                                 mortgage loan without prepayment premium or
                                 defeasance requirements.

                                 Additionally, under certain circumstances,
                                 certain pooled mortgage loans permit
                                 prepayments, in whole or in part, despite
                                 lock-out periods that may otherwise apply.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage Pool--Voluntary
                                 Prepayment and Defeasance Provisions" and
                                 "--Partial Release; Substitutions" in this
                                 prospectus supplement. See Appendix B to this
                                 prospectus supplement for the prepayment
                                 restrictions applicable to each pooled mortgage
                                 loan.

                                      S-30

J. GENERAL CHARACTERISTICS....   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                    MORTGAGE
                                      POOL         LOAN GROUP 1    LOAN GROUP 2
                                 --------------   --------------   ------------
Initial aggregate cut-off date
   principal balance
   (+/-5%)....................   $2,468,142,608   $2,170,735,542   $297,407,067
Number of pooled mortgage
   loans......................              250              215             35
Number of mortgaged
   properties.................              268              231             37
Largest cut-off date principal
   balance....................   $  100,000,000   $  100,000,000   $ 28,000,000
Smallest cut-off date
   principal balance..........   $      998,311   $      998,311   $  1,029,036
Average cut-off date principal
   balance....................   $    9,872,570   $   10,096,444   $  8,497,345
Highest mortgage interest
   rate.......................           6.8200%          6.8200%        6.3700%
Lowest mortgage interest
   rate.......................           5.1200%          5.1200%        5.3450%
Weighted average mortgage
   interest rate..............           5.9415%          5.9340%        5.9965%
Longest original term to
   maturity or anticipated
   repayment date.............         240 mos.         240 mos.       180 mos.
Shortest original term to
   maturity or anticipated
   repayment date.............          60 mos.          60 mos.        60 mos.
Weighted average original term
   to maturity or anticipated
   repayment date.............         114 mos.         114 mos.       119 mos.
Longest remaining term to
   maturity or anticipated
   repayment date.............         239 mos.         239 mos.       163 mos.
Shortest remaining term to
   maturity or anticipated
   repayment date.............          57 mos.          57 mos.        58 mos.
Weighted average remaining
   term to maturity or
   anticipated repayment
   date.......................         113 mos.         112 mos.       116 mos.
Highest debt service coverage
   ratio, based on
   underwritten net cash
   flow*......................             3.18x            3.18x          2.99x
Lowest debt service coverage
   ratio, based on
   underwritten net cash
   flow*......................             1.09x            1.09x          1.09x
Weighted average debt service
   coverage ratio, based on
   underwritten net cash
   flow*......................             1.53x            1.54x          1.40x
Highest debt service coverage
   ratio (after IO period),
   based on underwritten net
   cash flow*.................             3.18x            3.18x          2.99x
Lowest debt service coverage
   ratio (after IO period),
   based on underwritten net
   cash flow*.................             1.04x            1.09x          1.04x
Weighted average debt service
   coverage ratio (after IO
   period), based on
   underwritten net cash
   flow*......................             1.42x            1.44x          1.27x

                                      S-31

Highest cut-off date
   loan-to-value ratio*.......             84.5%            82.8%          84.5%
Lowest cut-off date
   loan-to-value ratio*.......             21.7%            21.7%          37.2%
Weighted average cut-off date
   loan-to-value ratio*.......             67.5%            67.0%          71.3%

----------
*    In the case of the pooled mortgage loans that are secured by a mortgaged property that also secures a related non-pooled subordinate loan (whether or not part of a split loan structure and whether or not the non-pooled subordinate loan potentially may become pari passu in right of payment with the related pooled mortgage loan), debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan (and, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to a request to receive one or more future advances and/or any supplemental financing under that non-pooled mortgage loan).
     Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to its right to request one or more future advances and/or any supplemental financing), the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.18x, 1.09x and
     1.50x, respectively, of loan group 1 would be 3.18x, 1.09x and 1.52x, respectively, and of loan group 2 would be 2.99x, 1.09x and 1.40x, respectively. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the South Bay
     Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average debt service coverage ratio (after IO period)
     (based on underwritten net cash flow) of the mortgage pool would be 3.18x,
     1.04x and 1.40x, respectively, of loan group 1 would be 3.18x, 1.09x and
     1.42x, respectively, and of loan group 2 would be 2.99x, 1.04x and 1.27x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 84.5%, 21.7% and 68.0%, respectively, of loan group 1 would be 82.8%, 21.7% and 67.6%, respectively, and of loan group 2 would be 84.5%, 37.2% and 71.3%, respectively. In addition, unless otherwise noted, other debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

K. REMOVAL OF LOANS FROM
   THE TRUST FUND.............   One or more of the pooled mortgage loans may be
                                 removed from the trust fund pursuant to the
                                 purchase rights and obligations described
                                 below.

   1. SELLER REPURCHASE AND
      SUBSTITUTION               Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it. If a mortgage
                                 loan seller discovers or has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "The Mortgage Pool--Representations and
                                 Warranties" in this prospectus supplement, then
                                 that mortgage loan seller will be required
                                 either to cure the breach or defect, repurchase
                                 the affected mortgage loan from the trust fund
                                 or substitute the affected mortgage loan with
                                 another mortgage loan. If the related mortgage
                                 loan seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment

                                      S-32

                                 in full of such mortgage loan, except that the
                                 purchase will not be accompanied by any
                                 prepayment premium or yield maintenance charge.

   2. FAIR VALUE
      PURCHASE OPTION            Pursuant to the pooling and servicing
                                 agreement, the series 2006-PWR14 controlling
                                 class representative or the applicable special
                                 servicer, in that order, has the option to
                                 purchase from the trust any defaulted pooled
                                 mortgage loan that, among other conditions, is
                                 delinquent 120 days or more with respect to any
                                 balloon payment or 60 days or more with respect
                                 to any other monthly payment. The applicable
                                 purchase price will be equal to the fair value
                                 of the pooled mortgage loan as determined by
                                 the applicable special servicer for such
                                 mortgage loan, subject to verification by the
                                 trustee if the applicable special servicer is
                                 the purchaser.

   3. OTHER DEFAULTED LOAN
      PURCHASE OPTIONS           Pursuant to the related intercreditor
                                 agreements, the holder of a subordinate
                                 non-pooled mortgage loan that is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan, or the holder of a mezzanine
                                 loan incurred by the owners of a borrower may
                                 have an option to purchase the related pooled
                                 mortgage loan from the trust fund following a
                                 material default. The applicable purchase price
                                 is generally not less than the sum of the
                                 outstanding principal balance of the pooled
                                 mortgage loan together with accrued and unpaid
                                 interest, outstanding servicing advances and
                                 certain other costs or expenses. The purchase
                                 price will generally not include any prepayment
                                 premium or yield maintenance charge.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the class __, __, __ and __
                                 certificates will be treated as having been
                                 issued with more than a de minimis amount of
                                 original issue discount, that the class __, __,
                                 __, __, __ and __ certificates will be treated
                                 as having been issued with a de minimis amount
                                 of original issue discount and that the class
                                 __, __, __ and __ certificates will be issued
                                 at a premium. When determining the rate of
                                 accrual of original issue discount, if any, and
                                 market discount and the amortization of
                                 premium, for federal income tax purposes, the
                                 prepayment assumption will be that, subsequent
                                 to the date of any determination--

                                      o    the pooled mortgage loans with
                                           anticipated repayment dates will, in
                                           each case, be paid in full on that
                                           date,

                                      S-33

                                      o    no pooled mortgage loan will
                                           otherwise be prepaid prior to
                                           maturity, and

                                      o    there will be no extension of the
                                           maturity of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2006-PWR14
                                 Certificates" above are those of Standard &
                                 Poor's, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc., respectively.
                                 It is a condition to their issuance that the
                                 respective classes of offered certificates
                                 receive credit ratings no lower than those
                                 shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                      S-34

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

     If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2006-PWR14 certificates,

     o    the order in which the principal balances of the respective classes of the series 2006-PWR14 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

     The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

          The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

                                      S-35

     o    the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2006-PWR14 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

     The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had

                                      S-36

assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2006-PWR14 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

                                      S-37

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2006-PWR14 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2006-PWR14 pooling and servicing agreement, (b) any rights of the series
2006-PWR14 controlling class representative, and (c) in the case of the South
Bay Galleria pooled mortgage loan and The Tower pooled mortgage loan, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--The Series 2006-PWR14 Controlling Class Representative" and
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool
--Subordinate and/or Other Financing--Split Loan Structures" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2006-PWR14 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS INVESTMENTS
RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD ARISE
BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

     A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2006-PWR14 certificates. The purchase of series
2006-PWR14 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2006-PWR14 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2006-PWR14 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2006-PWR14 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2006-PWR14 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2006-PWR14 certificates and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures" and "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and

                                      S-38

their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2006-PWR14 controlling class representative will be an affiliate of the general special servicer. The initial holder of the South Bay Galleria non-pooled subordinate loan will be affiliated with the applicable sponsor, mortgage loan seller, originator, master servicer and special servicer of the related pooled mortgage loan.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. The initial holder of the South Bay Galleria non-pooled subordinate loan will be affiliated with the applicable mortgage loan seller of the related pooled mortgage loan. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-PWR14 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the holders of a specified percentage of the series
2006-PWR14 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2006-PWR14 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2006-PWR14 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related

                                      S-39

beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 38.9%, 21.5%, 12.3%, 10.7%,
10.2%, 3.0%, 1.9% and 1.6% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, multifamily properties, industrial properties, mixed use properties, manufactured housing community properties, and self-storage properties, respectively. Loan group 1 consists of 215 pooled mortgage loans, representing
88.0% of the initial mortgage pool balance. Loan group 2 consists of 35 pooled mortgage loans, representing 12.0% of the initial mortgage pool balance. Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to six (6)
pooled mortgage loans, representing 1.6% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

                                      S-40

     o    the proximity and attractiveness of competing properties;

     o    the adequacy and effectiveness of the property's operations, management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in prices for key commodities or products;

     o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

     o    rent control laws or other laws impacting operating costs;

     o    the number and diversity of tenants;

                                      S-41

     o    the availability of trained labor necessary for tenant operations;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

     Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

     (2)  the reputation, safety, convenience and attractiveness of the property to users;

     (3)  the quality and philosophy of management;

     (4)  management's ability to control membership growth and attrition;

     (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

     Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique

                                      S-42

underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

     The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-43

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
South Bay Galleria, which represents 4.1% of the initial mortgage pool balance
(and 4.6% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 28.2% of the initial mortgage pool balance.
Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTIPLE PARCEL ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON
RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

                                      S-44

     In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

                                      S-45

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty (50) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 11.9% of the initial mortgage pool balance (and for
13.6% of the initial loan group 1 balance), are leased to single tenants.
Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be

                                      S-46

occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

     In addition, certain properties may have significant tenants or groups of tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

     Eighty (80) of the pooled mortgage loans, 47.1% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-47

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New York, New Jersey, Virginia,
Florida and Texas represent security for 13.7%, 10.6%, 10.3%, 7.4%, 6.4% and
5.7%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --The Hurricanes of 2005" below, "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

     If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

                                      S-48

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

                                      S-49

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

     Forty (40) of the pooled mortgage loans, representing 9.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 34 pooled mortgage loans in loan group 1, representing 10.5% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

                                      S-50

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2006-PWR14 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, 99.6% of the pooled mortgage loans are balloon mortgage loans, including 11.5% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

                                      S-51

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2006-PWR14 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     In the case of the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan and the related borrower may receive one or more future advances and/or supplemental financing under that non-pooled subordinate loan under various circumstances. In the case of the mortgaged property identified on Appendix B to this prospectus supplement as The Tower, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that initially is subordinate in right of payment to that pooled mortgage loan but may become pari passu in right of payment with that pooled mortgage loan under various circumstances. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool -
Subordinate and/or Other Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Subordinate and Other Financing" in this prospectus supplement.

     Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

                                      S-52

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-53

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

                                      S-54

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2006-PWR14 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

                                      S-55

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of

                                      S-56

original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida, Louisiana and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism
Risk Insurance Act of 2002, as amended) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $50 million from
April 2006 through December 2006 and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now
excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension
Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic

                                      S-57

terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2006-PWR14 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain mortgaged properties state a "stabilized value"
as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

                                      S-58

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-PWR14 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Life Time Fitness
Portfolio, which is one of the ten largest pooled mortgage loans and represents security for approximately 3.2% of the initial mortgage pool balance (and 3.7%
of the initial loan group 1 balance), the sponsor of the related borrower,
Corporate Property Associates 16 Global Inc. (the "CPA 16 Sponsor"), has advised us that, in March 2004, Carey Financial Corporation ("Carey Financial"), the
broker-dealer that managed the public offerings of Corporate Property Associates
15 Incorporated ("CPA 15") and a wholly-owned subsidiary of the CPA 16 Sponsor's advisor, W.P. Carey & Co. LLC ("W.P. Carey"), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey
Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004
Form 10-Q that it, Carey Financial and CPA 15 have each received

                                      S-59

subpoenas from the staff of the SEC's Division of Enforcement (the "SEC
Enforcement Staff") requesting information relating to, among other things, the events addressed in the March 2004 letter. W.P. Carey further reported in its
March 2005 Form 10-Q that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with
CPA 15 and other REITS managed by W.P. Carey (together with W.P. Carey, the "CPA
16 Sponsor Group"). It cannot be determined at this time what action, if any, the SEC will pursue against any member of the CPA 16 Sponsor Group, the remedies the SEC may seek against the CPA 16 Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the CPA 16 Sponsor Group if an action is brought by the SEC.
Although no action is currently pending against any member of the CPA 16 Sponsor
Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

     In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Chelsea
Village Apartments, Chateau Ridge and University Village Apartments
(representing in the aggregate 1.0% of the initial mortgage pool balance and
8.7% of the initial loan group 2 balance), according to published reports,
Charles Kushner, the former sole chairman of the Kushner Companies and a holder of an indirect interest in each of the related borrowers, pled guilty on August
18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and received a two-year jail sentence. Kushner was released early from jail. We cannot assure you that the above-described circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of eleven (11) mortgaged properties, with an aggregate allocated loan amount representing 9.5% of the initial mortgage pool balance
(and 10.7% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Life Time
Fitness - Yamato Road, 750 Lexington Avenue, 1657 Broadway, Plaza Fiesta,
Ontario City Centre, Drury Inn & Suites, Oshkosh Hilton Garden Inn, 500
Alexander Park, Grand Forks Hilton Garden Inn, 92 Blandin Avenue and Walgreens -
Madison, WI. Three of these mortgaged properties, identified on Appendix B to this prospectus supplement as Life Time Fitness - Yamato Road, 750 Lexington
Avenue and 1657 Broadway, secure mortgage loans that are among the ten largest pooled mortgage loans.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the

                                      S-60

consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease. In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1657 Broadway (representing 2.1% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance), the mortgaged property is part of a common tax lot with a hotel property that is built around and over the property. In the event the fee owner fails to pay real property taxes, the taxing authority could place a lien on the entire property, including the mortgaged property; the lender did not require the borrower to reserve for real property taxes for the fee owner's portion of these taxes, however, the loan documents require the borrower to use best efforts to exercise its rights and remedies under its lease to cause the fee owner to pay the real estate taxes, and such best efforts include, ultimately, payment of the taxes by the borrower.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent

                                      S-61

stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage
loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-PWR14 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The eighteen (18) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Raiders Ridge
Apartments, YUM Building, Foundry Shopping Center, The Links, 2401 Locust Street
Telecommunications, Sunchase Apartments, Sundial MHP, Shops at the Village,
Hualapai Way Retail, Hilltop Business Center, Hills of Palos Verdes, One Energy
Square, Harrison Town Center, 1318 North Cooper Road, 420 North Dysart Road, Red
Rock Plaza, 28251-28317 Kelly Johnson Parkway and Glendale Center, which represent 0.8%, 0.6%, 0.5%, 0.4%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2%,
0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 5.3% of the initial mortgage pool balance, 4.0% of the initial loan group 1 balance and 14.6% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

                                      S-62

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

THE HURRICANES OF 2005.

     In August, September and October 2005, Hurricanes Katrina, Rita and Wilma
and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-63

                               TRANSACTION PARTIES

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2006-PWR14 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2006-PWR14 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2006-PWR14 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2006-PWR14 pooling and servicing agreement may be amended as set forth under "Description of the Offered
Certificates--Amendment of the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts and the other accounts maintained pursuant to the series 2006-PWR14 pooling and servicing agreement and the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested. The
Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

     The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

     Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

     The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to
September 30, 2006, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $31.0 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans

                                      S-64

in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee,
(ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or to contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 29.6% of the initial mortgage pool balance.

     Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

     Wells Fargo Bank's Commercial Mortgage Securitization Program

     Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

     Between the inception of its commercial mortgage securitization program in
1995 and June 30, 2006, Wells Fargo Bank originated approximately 3,242 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.2 billion, which were included in approximately 46 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended June 30, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.4 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

                                      S-65

     Underwriting Standards

     Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

     An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

PRINCIPAL COMMERCIAL FUNDING II, LLC

     Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association

                                      S-66

("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and Principal Commercial
Funding, LLC ("PCF"), a subsidiary of Principal Global Investors, LLC ("PGI")
which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

     PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
23.4% of the initial mortgage pool balance.

     Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

     In 2006, PCFII began participating in the securitization of mortgage loans.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the
"IQ" and "HQ" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

     Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of September 30,
2006, was approximately $9.5 billion. As of such date, these securitized loans included approximately 1,375 mortgage loans, all of which were fixed rate and which have been included in approximately 38 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

     The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

     Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

     Underwriting Standards

     PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a

                                      S-67

review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance" are generally obtained.

     All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

     Overview

     Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 23.1% of the initial mortgage pool balance.

                                      S-68

     PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential
Asset Resources, Inc., one of the master servicers in this transaction. PMCF and
PMCC's ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100
Mulberry Street, Newark, New Jersey 07102. PMCF's telephone number is (888)
263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through
CMBS securitizations.

     PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through September 30, 2006, PMCC originated for securitization approximately 660 mortgage loans, having a total original principal amount of approximately $9.26 billion, which were assigned to PMCF, and approximately $7.29 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 20 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $7.29 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $6.99 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

     The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

     At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the
IQ program and approximately $5.85 billion of mortgage loans under the PWR program.

     Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

     PMCC's Underwriting Standards

     General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

     Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements
(to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis

                                      S-69

includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and (iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process. Generally, a member of the
PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and
Condition", "--Appraisals", "--Environmental Assessments", "--Property Condition
Assessments", "--Seismic Review Process", and "--Zoning and Building
Compliance".

     Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of
PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

     The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

     See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

     Overview

     Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 18.2% of the initial mortgage pool balance.
BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

     BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

                                      S-70

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated and securitized by BSCMI since 1995 was in excess of $29 billion. Of the approximately $29 billion of securitized commercial mortgage loans, approximately $17 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $11 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

     BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin
Islands.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC,
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
generally are mortgage loan sellers and sponsors, and the depositor and Morgan
Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital
Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI,
Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National
Association, Principal Commercial Funding, LLC, Principal Commercial Funding II,
LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor. As of November 1, 2006, BSCMI securitized approximately $6.7 billion of commercial mortgage loans through the TOP program and approximately $6.9 billion of commercial mortgage loans through the PWR program.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

     BSCMI's Underwriting Standards

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation

                                      S-71

searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
-------------                    --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

     Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self storage                     $0.15 per square foot
Hotel                            4% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

     Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                      S-72

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers.
Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial
Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $115 billion (unaudited) as of September 30, 2006. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 4.0% of the initial mortgage pool balance.

     Nationwide Financial's real estate investment department originated approximately $2.9 billion in commercial mortgage loans in 2005, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $12.0 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

     Nationwide Life's Commercial Real Estate Securitization Program

     Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

     As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.3 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 159 mortgage loans, all of which were fixed rate, which have been included in approximately 14 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $402 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

     Underwriting Standards

     Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property

                                      S-73

operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

     Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

     Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

     Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan.
Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRINCIPAL COMMERCIAL FUNDING, LLC

     Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

                                      S-74

     PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
1.7% of the initial mortgage pool balance.

     Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

     PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

     As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $9.5 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,375 mortgage loans, all of which were fixed rate, which have been included in approximately 38 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005,
PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

     The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

     Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

     Underwriting Standards

     Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan.
This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting

                                      S-75

team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Value and Condition," "--Appraisals," "--Environmental Assessments," "--Property
Condition Assessments," "--Seismic Review Process," and "--Zoning and Building
Code Compliance."

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2006-PWR14 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of
America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.
Since 1994, LaSalle has served as trustee or paying agent on approximately 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed securities transactions. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with
LaSalle. The trustee's corporate trust office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and
Trust Services - Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through Certificates, Series 2006-PWR14, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of
LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

                                      S-76

     The information set forth in the preceding paragraph concerning the trustee has been provided by it.

     Eligibility Requirements

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "F1+" by Fitch and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P and "AA-" by
Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2006-PWR14 pooling and servicing agreement.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the series 2006-PWR14 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2006-PWR14 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2006-PWR14 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2006-PWR14 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series
2006-PWR14 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.
The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the Offered
Certificates--Advances" in this prospectus supplement.

     In addition to having express duties under the series 2006-PWR14 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-PWR14 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-PWR14 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-PWR14 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

     Matters Regarding the Trustee

     The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with

                                      S-77

respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee's allocable overhead and
(iii) any cost or expense expressly required to be borne by the trustee.

     The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2006-PWR14 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the series 2006-PWR14 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2006-PWR14 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2006-PWR14 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

     Trustee Compensation

     As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
___% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2006-PWR14 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2006-PWR14 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

                                      S-78

     The Custodian

     LaSalle will also act as custodian under the series 2006-PWR14 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2006-PWR14 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

                                      S-79

     The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

     The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

     As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to ___% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

     Certificate Administrator

     Under the terms of the series 2006-PWR14 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

     Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 350 series of commercial mortgage-backed securities and, as of September 30, 2006, was acting as certificate administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

     In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

     The information concerning the certificate administrator set forth in the three preceding paragraphs has been provided by the certificate administrator.

     Matters Regarding the Certificate Administrator

     The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

     The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR14 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in

                                      S-80

the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank will be a master servicer under the series 2006-PWR14 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC, Principal Commercial Funding,
LLC and Nationwide Life Insurance Company to the depositor (and any related
Non-Pooled Mortgage Loans). The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of September 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

     Certain of the duties of the master servicers and the provisions of the series 2006-PWR14 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2006-PWR14 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters

                                      S-81

Regarding a Master Servicer and the Depositor" in this prospectus supplement.
Certain limitations on the master servicer's liability under the series
2006-PWR14 pooling and servicing agreement are described under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor" in the
prospectus and under "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement.

     Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2006-PWR14 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

     Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund and as special servicer for the South Bay Galleria loan group. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential Mortgage Capital
Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR,
which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

     PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans         2005              2004              2003
-------------------------   ---------------   ---------------   ---------------
CMBS                        $ 9,031,936,108   $ 6,820,173,095   $ 5,286,632,411
Total                       $46,502,629,927   $44,396,359,820   $35,642,879,817

     The information set forth in this prospectus supplement concerning PAR has been provided by it.

                                      S-82

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

     Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

     PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

     As of September 30, 2006, PGI was responsible for servicing approximately
2,987 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $21.6 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

     As of September 30, 2006, PGI was a primary servicer in approximately 41 commercial mortgage-backed securitization transactions, servicing approximately
1,409 loans with an aggregate outstanding principal balance of approximately
$9.5 billion.

     PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series
          2006-PWR14 pooling and servicing agreement.

     PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

     The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), a
large diversified financial and insurance services provider in the United
States. The principal offices of Nationwide Life are located at One Nationwide
Plaza, Columbus, Ohio 43215.

                                      S-83

     Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

     As of September 30, 2006, Nationwide Life was responsible for servicing approximately 1,691 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.0 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

     As of September 30, 2006, Nationwide Life was a primary servicer in approximately 14 commercial mortgage-backed securitization transactions, servicing approximately 159 loans with an aggregate outstanding principal balance of approximately $1.3 billion.

     Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

     Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

     The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICERS

ARCAP SERVICING, INC.

     ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), other than the
South Bay Galleria pooled mortgage loan (and related non-pooled mortgage loan).
As such, ASI will be responsible for servicing the Specially Serviced Mortgage
Loans and REO Properties related to the loans for which it is the applicable special servicer. ASI is a corporation organized under the laws of the state of
Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT,
Inc., an affiliate of ASI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N. O'Connor Blvd.
Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

                                      S-84

     Certain of the duties of the applicable special servicer and the provisions of the series 2006-PWR14 pooling and servicing agreement regarding the applicable special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement --Modifications, Waivers, Amendments and
Consents," "--Fair Value Purchase Option" and "--Procedures with Respect to
Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.
Certain terms of the series 2006-PWR14 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicers" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2006-PWR14 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2006-PWR14 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

     ASI is on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "strong" by S&P. ASI also has a special servicer rating of "CSS1" from Fitch. As of September 30, 2006, ASI was the named special servicer in approximately 58 commercial mortgage-backed securities transactions representing approximately 8,863 loans, with an aggregate outstanding principal balance of approximately $65.2 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to these transactions as of September 30, 2006, ASI was administering approximately 45 assets with an outstanding principal balance of approximately $224.14 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through September 30, 2006, ASI has resolved 252 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.39 billion.

     The general special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the general special servicer's other serviced assets that are not serviced pursuant to the series 2006-PWR14 pooling and servicing agreement.

     ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2006-PWR14 pooling and servicing agreement, applicable law and the applicable servicing standard.

     ASI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years of industry experience, respectively. ASI was formed in
2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
58 transactions consisting of approximately 8,863 loans with an approximate outstanding aggregate principal balance of $65.2 billion as of September 30,
2006.

     The information set forth in this prospectus supplement concerning ASI has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

     PAR will be appointed as the special servicer for the South Bay Galleria pooled mortgage loan and the related non-pooled mortgage loan. See "--The Master
Servicers--Prudential Asset Resources, Inc." above.

                                      S-85

     Prudential Asset Resources, Inc. (in the context of special servicing, "PAR
Special Servicing"), a Delaware corporation, is a wholly owned subsidiary of
PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators.
PAR Special Servicing is an affiliate of Prudential Mortgage Capital Funding,
LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master
Servicers and is acting as the named special servicer for one (1) loan group in this transaction. PAR Special Servicing's office is located at 2 Ravinia Drive,
Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

     PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the series 2006-PWR14 pooling and servicing agreement. Recently, as part of PAR, some of PAR Special Servicing's policies and procedures have been modified to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time, PAR Special Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR
Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

     PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody's. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

Commercial Mortgage Loans         2005              2004              2003
-------------------------   ---------------   ---------------   ---------------
CMBS                        $ 1,136,160,910   $ 1,007,721,965   $   926,578,222
Total                       $27,030,758,471   $20,772,526,843   $22,098,430,355

     The information set forth in this prospectus supplement concerning PAR has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

     Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal Global Investors,
LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC and Principal Commercial Funding,
LLC, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the South Bay Galleria loan group, are affiliates.
Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, and
Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Nationwide
Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-PWR14 certificates will be issued on the Issue Date pursuant to the series 2006-PWR14 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2006-PWR14 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For

                                      S-86

additional detailed information regarding the terms of the series 2006-PWR14 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement" and to the
sections in the accompanying prospectus titled "Description of the Certificates"
and "Description of the Pooling and Servicing Agreements".

     The series 2006-PWR14 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--REO Accounts", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
          "--Interest Reserve Account" below.

     The series 2006-PWR14 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2006-PWR14 certificates that are offered by this prospectus supplement, and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2006-PWR14 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The Class X certificates described in this prospectus supplement are the aggregate of the class X-1 and X-2 certificates issued under the Series
2005-PWR14 pooling and servicing agreement.

     It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2006-PWR14 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates are the only series 2006-PWR14 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced

                                      S-87

by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X-1 and X-2 certificates is shown in the table appearing under the caption "Summary--Overview of the Series
2006-PWR14 Certificates" in this prospectus supplement. The actual notional amount of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2006-PWR14 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation

                                      S-88

                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late
                    payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c)  amounts payable with respect to other trust fund expenses,
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

o    Any payments made by that master servicer to cover Prepayment Interest
     Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2006 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2006-PWR14 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" and "--Reports to Certificateholders;
          Available Information" below;

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-PWR14 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2006-PWR14 Pooling and Servicing Agreement--REO Account" in
          this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

                                      S-89

     o    to pay for the cost of recording the series 2006-PWR14 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2006 and each distribution date during January of any year subsequent to 2006 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2006-PWR14 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2006, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year after 2006 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

     o    Loan group 1, which will consist of 215 pooled mortgage loans, with an aggregate cut-off date principal balance of $2,170,735,542, representing 88.0% of the initial mortgage pool balance; and

     o    Loan group 2, which will consist of 35 pooled mortgage loans, with an aggregate cut-off date principal balance of $297,407,067, representing
          12.0% of the initial mortgage pool balance. Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7% of the initial loan group 2 balance.

                                      S-90

     On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2006-PWR14 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur.
The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2006-PWR14 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2006-PWR14 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2006-PWR14 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional
Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2006-PWR14 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2006-PWR14 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2006-PWR14 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class.

                                      S-91

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2006-PWR14 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2006-PWR14 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2006-PWR14 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2006-PWR14 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR14 Certificates" in this prospectus supplement.

     The pass-through rates for the class _, _, _, _, _, _ and _ certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

     The pass-through rates for the class _, _, _, _, _, _ and _ certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rates applicable to each of the class _, _, _ and _
certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class certificates, that percentage is __%, in the case of the class certificates, that percentage is __%, in the case of the class certificates, that percentage is __% and in the case of the class certificates, that percentage is __%.

     The pass-through rate applicable to the class _, _, _ and _ certificates for each interest accrual period will equal the Weighted Average Pool
Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

                                      S-92

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

     o    the weighted average of the pass-through rates for the class A-1, A-2,
          A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
          and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2006-PWR14 certificates outstanding immediately prior to the distribution date for that interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2006-PWR14 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively, on the other, in the following amounts:

     o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates has been reduced to zero, the portion of the
               Principal Distribution Amount for that distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates), and

          2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

     o    to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A certificates), and

          2.   the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

                                      S-93

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date;

     o    fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1,
               A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-4 certificates
               immediately prior to that distribution date.

     Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any
event, as of the final distribution date for the series 2006-PWR14 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3, A-AB,
A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the

                                      S-94

class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-PWR14 certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2006-PWR14 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

     To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-PWR14 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2006-PWR14 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions.

     On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

     o    from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

     o    from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2,
          A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

     o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

                                      S-95

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

     On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

     o    first, to make distributions of principal to the holders of the class
          A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal Distributions" above
          (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

     o    second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates for any Realized Losses and Additional Trust
          Fund Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

     o    third, sequentially to the holders of the class A-M, A-J, B, C, D, E,
          F, G, H, J, K, L, M, N, O and P certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under
          "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any
          Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of
          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses " below) and for which reimbursement has not previously been made; and

     o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          1.

                                      S-96

     If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          2.

     The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2006-PWR14 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-PWR14 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series
          2006-PWR14 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
          Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

                                      S-97

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2006-PWR14 certificates. If this occurs following the distributions made to the series 2006-PWR14 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2006-PWR14 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-PWR14 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   -----------------------------
        1st                          P
        2nd                          O
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
       10th                          F
       11th                          E
       12th                          D
       13th                          C
       14th                          B
       15th                         A-J
       16th                         A-M
       17th            A-1, A-2, A-3, A-AB, A-4 and
                            A-1A certificates,
                          pro rata based on total
                      outstanding principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2006-PWR14 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2006-PWR14 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2006-PWR14 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2006-PWR14 certificates.

                                      S-98

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2006-PWR14 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

     Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR14 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2006-PWR14 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2006-PWR14 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR14 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2006-PWR14 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-99

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, a special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of Delinquent
          Monthly Debt Service Payments" below and under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--Servicing and Other Compensation and Payment of
          Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
               Regarding the Trustee" "Transaction Parties--The Certificate
               Administrator, Tax Administrator and Certificate
               Registrar--Matters Regarding the Certificate Administrator" in
               this prospectus supplement,

          2.   any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-PWR14 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     In general, in the case of each Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, the expenses listed in the bullets above -
other than those relating only to the series 2006-PWR14 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of any
Non-Pooled Subordinate Loan(s) included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund
Expenses" allocable to the holders of the series 2006-PWR14 certificates.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

                                     S-100

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-PWR14 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-PWR14 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

     In addition, in the case of The Tower Pooled Mortgage Loan, after any date when The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan and has also been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued, the applicable parties to the series
2006-PWR14 pooling and servicing agreement (on the one hand) and the applicable parties to

                                     S-101

the pooling and servicing agreement for that other commercial mortgage securitization (on the other) will be entitled to make independent determinations with respect to recoverability of debt service advances.
Furthermore, if the applicable master servicer for that other commercial mortgage securitization is on S&P's Select Servicer List as a U.S. Commercial
Mortgage Master Servicer and either the applicable series 2006-PWR14 master servicer or a party to that other pooling and servicing agreement makes a nonrecoverability determination with respect to a debt service advance on the respective The Tower mortgage loan, then both the applicable series 2006-PWR14 master servicer and that other party will be prohibited from making debt service advances on the respective The Tower mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" in the
accompanying prospectus.

     Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2006-PWR14 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2006-PWR14 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                     S-102

     Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

     The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                     S-103

FEES AND EXPENSES

     The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to the South Bay Galleria
Pooled Mortgage Loan and The Tower Pooled Mortgage Loan, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on any related
Non-Pooled Subordinate Loan are insufficient.

       TYPE                   RECIPIENT                         AMOUNT                  FREQUENCY          SOURCE OF PAYMENT
-----------------   ----------------------------   -------------------------------   --------------   ---------------------------

Fees

Master Servicing    Master Servicers and Primary   The product of the portion of     Monthly.         Interest payment on the
Fee                 Servicers                      the per annum master servicing                     related pooled mortgage
                                                   fee rate for the applicable                        loan and, with respect to
                                                   master servicer and the related                    unpaid master servicing
                                                   mortgage loan that is                              fees (including any primary
                                                   applicable to such month,                          servicing fees) in respect
                                                   determined in the same manner                      of any pooled mortgage
                                                   as the applicable mortgage rate                    loan, out of the portion of
                                                   is determined for that mortgage                    any related insurance
                                                   loan for such month, and the                       proceeds, condemnation
                                                   Stated Principal Balance of                        proceeds or liquidation
                                                   that mortgage loan. The master                     proceeds allocable as
                                                   servicing fee rate will range,                     interest.
                                                   on a loan-by-loan basis, from
                                                   0.02% per annum to 0.15% per
                                                   annum. With respect to each
                                                   pooled mortgage loan for which
                                                   a primary servicer acts as
                                                   primary servicer, a portion of
                                                   the master servicing fee is
                                                   payable to that primary
                                                   servicer.

Special             Special Servicer               The product of the portion of a   Monthly.         Any and all collections on
Servicing Fee                                      rate equal to 0.25% per annum                      the pooled mortgage loans.
                                                   that is applicable to such
                                                   month, determined in the same
                                                   manner as the applicable
                                                   mortgage rate is determined for
                                                   each specially serviced
                                                   mortgage loan for such month,
                                                   and the Stated Principal
                                                   Balance of each Specially
                                                   Serviced Mortgage Loan.

Workout Fee         Special Servicer               1.0% of each collection of        Monthly          The related collection of
                                                   principal and interest on each    following a      principal and/or
                                                   worked out pooled mortgage loan   workout and      interest.
                                                   for as long as it remains a       before any
                                                   worked-out mortgage loan.         redefault.

                                      S-104

       TYPE                   RECIPIENT                         AMOUNT                  FREQUENCY          SOURCE OF PAYMENT
-----------------   ----------------------------   -------------------------------   --------------   ---------------------------

Liquidation Fee     Special Servicer               1.0% of the liquidation           Upon receipt     The related liquidation
                                                   proceeds received in connection   of liquidation   proceeds, condemnation
                                                   with a final disposition of a     proceeds,        proceeds or insurance
                                                   specially serviced mortgage       condemnation     proceeds.
                                                   loan or REO property or portion   proceeds and
                                                   thereof and any condemnation      insurance
                                                   proceeds and insurance proceeds   proceeds on a
                                                   received by the trust fund (net   Specially
                                                   of any default interest, late     Serviced
                                                   payment charges and/or post-ARD   Mortgage Loan.
                                                   additional interest), other
                                                   than in connection with the
                                                   purchase or repurchase of any
                                                   pooled mortgage loan from the
                                                   trust fund by any person.

Trustee Fee         Trustee                        The product of the portion of a   Monthly.         Any and all collections and
                                                   rate equal to _________% per                       P&I advances on the
                                                   annum applicable to such month,                    mortgage loans in the pool,
                                                   determined in the same manner                      to the extent included in
                                                   as the applicable mortgage rate                    the amounts remitted by the
                                                   is determined for each mortgage                    master servicers.
                                                   loan for such month, and the
                                                   Stated Principal Balance of
                                                   each pooled mortgage loan.

Certificate         Certificate Administrator      The product of the portion of a   Monthly.         Any and all collections and
Administrator Fee                                  rate equal to __________% per                      P&I advances on the
                                                   annum applicable to such month,                    mortgage loans in the pool,
                                                   determined in the same manner                      to the extent included in
                                                   as the applicable mortgage rate                    the amounts remitted by the
                                                   is determined for each mortgage                    master servicers.
                                                   loan for such month, and the
                                                   Stated Principal Balance of
                                                   each pooled mortgage loan.

Servicer Report     Servicer Report                The product of the portion of a   Monthly.         Any and all collections and
Administrator Fee   Administrator                  rate equal to 0.0005% per annum                    P&I advances on the pooled
                                                   applicable to such month,                          mortgage loans, to the
                                                   determined in the same manner                      extent included in the
                                                   as the applicable mortgage rate                    amounts remitted by the
                                                   is determined for each mortgage                    master servicers.
                                                   loan for such month, and the
                                                   Stated Principal Balance of
                                                   each pooled mortgage loan.

                                      S-105

       TYPE                   RECIPIENT                         AMOUNT                  FREQUENCY          SOURCE OF PAYMENT
-----------------   ----------------------------   -------------------------------   --------------   ---------------------------

Additional          Master Servicers, Primary      all application and processing    From time to     Actual collections of the
Servicing           Servicers and Special          fees for consents to approvals    time.            related fees or investment
Compensation        Servicers                      of assignments and assumptions,                    income.
                                                   further encumbrances or other
                                                   lender approval;

                                                   all assumption fees,
                                                   modification fees, extension
                                                   fees, consent fees, release
                                                   fees, waiver fees, fees paid in
                                                   connection with defeasance and
                                                   earn-out fees or other similar
                                                   fees (excluding Prepayment
                                                   Premiums, Yield Maintenance
                                                   Charges and application and
                                                   processing fees);

                                                   all charges for beneficiary
                                                   statements or demands, amounts
                                                   collected for checks returned
                                                   for insufficient funds and
                                                   other loan processing fees
                                                   collected on the pooled
                                                   mortgage loans;

                                                   late payment fees and net
                                                   default interest on pooled
                                                   mortgage loans that are not
                                                   used to pay interest on
                                                   advances;

                                                   all investment income earned on
                                                   amounts on deposit in the
                                                   collection accounts and (if not
                                                   required to be paid to
                                                   borrower) escrow accounts and
                                                   any REO accounts; and

                                                   any prepayment interest excess.

                                                   These amounts will be allocated
                                                   among the master servicers, the
                                                   primary servicers and the
                                                   special servicers.

Expenses

Servicing           Master Servicer and Trustee    The amount of any servicing       From time to     Recoveries on the related
Advances            (and Special Servicer, if      advances.                         time.            mortgage loan, or to the
                    applicable)                                                                       extent that the party
                                                                                                      making the advance
                                                                                                      determines the advance is
                                                                                                      nonrecoverable, from any
                                                                                                      and all collections on the
                                                                                                      pooled mortgage loans.

                                      S-106

       TYPE                   RECIPIENT                         AMOUNT                  FREQUENCY          SOURCE OF PAYMENT
-----------------   ----------------------------   -------------------------------   --------------   ---------------------------

Interest on         Master Servicer and Trustee    Interest accrued from time to     When the         First from late payment
Servicing           (and Special Servicer, if      time on the amount of the         advance is       charges and default
Advances            applicable)                    servicing advance at the prime    reimbursed.      interest in excess of the
                                                   lending rate as published in                       regular interest rate on
                                                   the "Money Rates" section of                       the related pooled mortgage
                                                   The Wall Street Journal.                           loan, and then from any and
                                                                                                      all other collections on
                                                                                                      the pooled mortgage loans.

P&I Advances        Master Servicer and Trustee    The amount of any P&I advances.   From time to     Recoveries on the related
                                                                                     time.            mortgage loan, or to the
                                                                                                      extent that the party
                                                                                                      making the advance
                                                                                                      determines it is
                                                                                                      nonrecoverable, from any
                                                                                                      and all other collections
                                                                                                      on the pooled mortgage
                                                                                                      loans.

Interest on P&I     Master Servicer and Trustee    Interest accrued from time to     When the         First from late payment
Advances                                           time on the amount of the         advance is       charges and default
                                                   advance at the prime lending      reimbursed.      interest in excess of the
                                                   rate as published in the "Money                    regular interest rate on
                                                   Rates" section of The Wall                         the related pooled mortgage
                                                   Street Journal.                                    loan, and then from any and
                                                                                                      all other collections on
                                                                                                      the pooled mortgage loans.

Indemnification     Trustee, Certificate           Losses, liabilities and           From time to     Any and all collections on
Expenses            Administrator, Master          expenses incurred by the          time.            the pooled mortgage loans.
                    Servicers and Special          trustee, the certificate
                    Servicers (and their           administrator, a master
                    directors, members,            servicer or a special servicer
                    managers, officers,            in connection with any legal
                    employees and agents)          action or claim relating to the
                                                   series 2006-PWR14 pooling and
                                                   servicing agreement or the
                                                   series 2006-PWR14 certificates
                                                   (subject to applicable
                                                   limitations under the pooling
                                                   and servicing agreement).

                                      S-107

       TYPE                   RECIPIENT                         AMOUNT                  FREQUENCY          SOURCE OF PAYMENT
-----------------   ----------------------------   -------------------------------   --------------   ---------------------------

Additional Trust    Third parties                  Based on third party charges.     From time to     Any and all collections on
Fund Expenses                                      See "--Reductions of              time.            the pooled mortgage loans.
not advanced                                       Certificate Principal Balances
                                                   in Connection with Realized
                                                   Losses and Additional Trust
                                                   Fund Expenses" above.

                                      S-108

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2006-PWR14 certificate, the parties to the series
2006-PWR14 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

                                     S-109

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

     27.  a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

     28.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

     29.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2006-PWR14 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2006-PWR14 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms 10-D, 10-K

                                     S-110

and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2006-PWR14 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2006-PWR14 pooling and servicing agreement.

     Other Information. The series 2006-PWR14 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2006-PWR14 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2006-PWR14 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2006-PWR14 pooling and servicing agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2006-PWR14 certificate and will keep confidential any of the information that has not been filed with the SEC.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
and P certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective notional amounts of those classes);
and 0% of the voting rights will be allocated to the holders of the class R and
V certificates. Voting rights allocated to a class of series 2006-PWR14 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                     S-111

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities

                                     S-112

to specific securities clearance accounts. The Euroclear Operator acts under the
Euroclear Terms and Conditions only on behalf of member organizations of
Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to 0.001% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The holders of series 2006-PWR14 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

                                     S-113

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

     None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2006-PWR14 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2006-PWR14 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2006-PWR14 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2006-PWR14 certificates entitled to not less than 51% of the series 2006-PWR14 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2006-PWR14 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board
          (or any successor thereto) as in effect from time to time;

     o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

     o    no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

     o    amendments with certificateholder consent require the consent of the holders of series 2006-PWR14 certificates entitled to not less than
          51% of all of the series 2006-PWR14 voting rights.

                                     S-114

TERMINATION OF THE SERIES 2006-PWR14 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2006-PWR14 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2006-PWR14 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

     3.   the exchange by any single holder of all the series 2006-PWR14 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2006-PWR14 pooling and servicing agreement will be given to each series 2006-PWR14 certificateholder.
The final distribution to the registered holder of each series 2006-PWR14 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2006-PWR14 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2006-PWR14 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2006-PWR14 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2006-PWR14 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2006-PWR14 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO
               Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

     o    solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-PWR14 pooling and servicing agreement.

                                     S-115

     The purchase will result in early retirement of the then outstanding series
2006-PWR14 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2006-PWR14 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2006-PWR14 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2006-PWR14 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2006-PWR14 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2006-PWR14 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2006-PWR14 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2006-PWR14 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

     The South Bay Galleria Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2006-PWR14 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
Structures--The South Bay Galleria Loan Group--Cure and Purchase Rights". This
purchase option is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

     Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2006-PWR14 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2006-PWR14 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, as applicable, has been made under the officer's supervision, and (ii)
to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

     In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or prior to the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                     S-116

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

     Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and each special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report
otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
furnish a statement to the trustee, among others, to the effect that--

     o    the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers
          established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     o    on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
          Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
          qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of

                                     S-117

          subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C"
for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

     With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                                     S-118

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2006-PWR14 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-PWR14 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2006-PWR14 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement

                                     S-119

payments will reduce the amount of principal otherwise distributable on the series 2006-PWR14 certificates on the related distribution date.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums;

          2.   due-on-sale and due-on-encumbrance provisions;

          3.   provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

          4.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to

                                     S-120

give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 19, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered Certificates
--Distributions--Principal Distributions" and"--Distributions--Priority of
Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-PWR14 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to

                                     S-121

zero. As a consequence of the foregoing, the weighted average lives of the class
A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2006-PWR14 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                    90%   90%   90%   90%   90%
December 2008                    80%   80%   80%   80%   80%
December 2009                    64%   64%   64%   64%   64%
December 2010                    46%   46%   46%   46%   46%
December 2011 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   3.4   3.4   3.4   3.4   3.3

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   4.9   4.9   4.9   4.9   4.8

                                     S-122

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%   99%   98%   93%
December 2013 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   6.8   6.8   6.8   6.8   6.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                    76%   76%   77%   77%   80%
December 2013                    54%   54%   54%   54%   54%
December 2014                    32%   32%   32%   32%   32%
December 2015                     4%    4%    3%    3%    0%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   7.2   7.2   7.2   7.2   7.2

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%  100%  100%  100%
December 2013                   100%  100%  100%  100%  100%
December 2014                   100%  100%  100%  100%  100%
December 2015                   100%  100%  100%  100%  100%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.8   9.8   9.8   9.7   9.6

                                     S-123

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                    99%   99%   99%   99%   99%
December 2010                    99%   99%   99%   99%   99%
December 2011                    88%   88%   88%   88%   87%
December 2012                    87%   87%   86%   86%   86%
December 2013                    86%   85%   85%   85%   85%
December 2014                    84%   84%   84%   83%   83%
December 2015                    83%   83%   82%   82%   82%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.1   9.0   9.0   9.0   8.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
     --------------------       ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%  100%  100%  100%
December 2013                   100%  100%  100%  100%  100%
December 2014                   100%  100%  100%  100%  100%
December 2015                   100%  100%  100%  100%  100%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.9   9.9   9.9   9.9   9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%   50%   75%   100%
     --------------------       ----   ----   ---   ---   ----
Issue Date                       100%   100%  100%  100%  100%
December 2007                    100%   100%  100%  100%  100%
December 2008                    100%   100%  100%  100%  100%
December 2009                    100%   100%  100%  100%  100%
December 2010                    100%   100%  100%  100%  100%
December 2011                    100%   100%  100%  100%  100%
December 2012                    100%   100%  100%  100%  100%
December 2013                    100%   100%  100%  100%  100%
December 2014                    100%   100%  100%  100%  100%
December 2015                    100%   100%  100%  100%  100%
December 2016 and thereafter       0%     0%    0%    0%    0%
Weighted average life (years)   10.0   10.0   9.9   9.9   9.8

                                     S-124

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 250 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,468,142,608. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 215 mortgage loans and have an initial mortgage pool balance of
$2,170,735,542. Loan group 2 will consist of 35 mortgage loans and have an initial mortgage pool balance of $297,407,067. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $998,311 to $100,000,000 and the average of those cut-off date principal balances is $9,872,570.

     A description of the underwriting standards for each of Wells Fargo Bank,
National Association, Principal Commercial Funding II, LLC, Prudential Mortgage
Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC), Bear
Stearns Commercial Mortgage, Inc., Nationwide Life Insurance Company and
Principal Commercial Funding, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Wells Fargo Bank,
National Association--Underwriting Standards", "--Principal Commercial Funding
II, LLC--Underwriting Standards", "--Prudential Mortgage Capital Funding,
LLC--PMCC's Underwriting Standards", "--Bear Stearns Commercial Mortgage,
Inc.--BSCMI's Underwriting Standards,", "--Nationwide Life Insurance
Company--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards", respectively.

     The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the South Bay Galleria pooled mortgage loan, which has a cut-off date principal balance of $100,000,000 and represents
4.1% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 28.2% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

                                      S-125

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include ten (10) mortgage loans, representing 9.3%
of the initial mortgage pool balance (representing 10.3% of the initial loan group 1 balance and 1.8% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and two (2) cross-collateralized pooled mortgage loans, which represent 1.4% of the initial mortgage pool balance
(representing 1.6% of the initial loan group 1 balance). However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Group 1:
2400 83rd Street                             0.9%
210 & 40 Meadowlands Parkway                 0.6%
114-120 Seaview Drive                        0.5%
15 Melanie Lane                              0.4%
621 Route 46                                 0.4%
51-53 Hook Road                              0.4%
700-760 First Street                         0.3%
111-115 Castle Road                          0.3%
50 Enterprise Ave                            0.3%
50 Route 10                                  0.1%
                                             ----
   TOTAL FOR GROUP:                          4.2%
Group 2:
Sycamore Center                              2.7%
Hollywood Plaza II                           0.5%
AB International Center                      0.4%
                                             ----
   TOTAL FOR GROUP:                          3.6%
Group 3:
Philips at Sunrise Shopping Center           2.6%
Staples / CVS Center                         0.7%
Eckerd - Monroe                              0.1%
                                             ----
   TOTAL FOR GROUP:                          3.4%
Group 4:
Crowne Plaza Hotel Virginia Beach            0.4%

                                      S-126

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Comfort Inn Oceanfront South                 0.4%
Candlewood Suites Virginia Beach             0.3%
                                             ----
   TOTAL FOR GROUP:                          1.1%
Group 5:
Chelsea Village Apartments                   0.4%
Chateau Ridge                                0.4%
University Village Apartments                0.3%
                                             ----
   TOTAL FOR GROUP:                          1.0%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty-three (43)
mortgage loans, representing 27.1% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third or fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments
(other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentence, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (which ever expires earlier) for that payment - occur later than the eighth day of the month, subject to notice requirements that apply in certain cases.

     Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to
Appendix B and C".

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics. Two hundred and forty-eight (248) of the mortgage loans, representing 99.6% of the initial mortgage pool balance (which pooled mortgage loans consist of 213 pooled mortgage loans in loan group 1, representing 99.6% of the initial loan group 1 balance, and 35 pooled mortgage loans in loan group 2, representing 100% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Twenty-three (23) of the pooled mortgage loans referred to in the preceding paragraph, representing 11.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 19 pooled mortgage loans in loan group 1, representing
11.1% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 14.8% of the initial loan group 1 balance), are "ARD" or
"hyperamortizing" loans that provide material incentives (as described below)

                                      S-127

to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

     One hundred and four (104) of the balloon mortgage loans (including hyperamortizing loans), representing 41.6% of the initial mortgage pool balance
(which pooled mortgage loans consist of eighty-four (84) pooled mortgage loans in loan group 1, representing 38.9% of the initial loan group 1 balance, and twenty (20) pooled mortgage loans in loan group 2, representing 61.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and
twenty-seven (27) of the balloon mortgage loans (including hyperamortizing loans), representing 24.5% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-two (22) pooled mortgage loans in loan group 1, representing 24.5% of the initial loan group 1 balance, and five (5) pooled mortgage loans in loan group 2, representing 24.6% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

     One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), provides for the monthly payment of principal and interest for the first 108 months of its term and then provides for monthly payments of interest only until it has matured.

     In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full.
          Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available
          Distribution Amount at any time.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Two (2) of the pooled mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

     With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    One hundred and sixty-six (166) pooled mortgage loans, representing
          71.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 145 pooled mortgage loans in loan group 1, representing

                                      S-128

          73.7% of the initial loan group 1 balance, and 21 pooled mortgage loans in loan group 2, representing 50.8% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR14 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

     o    Forty (40) pooled mortgage loans, representing 11.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 32 pooled mortgage loans in loan group 1, representing 9.0% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 25.3% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

     o    Thirty-one (31) pooled mortgage loans, representing 6.2% of the initial mortgage pool balance (which pooled mortgage loans consist of
          29 pooled mortgage loans in loan group 1, representing 5.5% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 11.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both
          (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series
          2006-PWR14 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, representing 4.1% of the initial mortgage pool balance (and representing 4.6% of the initial loan group
          1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period the loan provides for a period when any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when any voluntary principal prepayments must be accompanied by a yield maintenance charge calculated on the basis of a different formula.

     o    Eight (8) pooled mortgage loans, representing 4.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 5 pooled mortgage loans in loan group 1, representing 2.9% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 12.2% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

     o    One (1) pooled mortgage loan, representing 3.0% of the initial mortgage pool balance (and representing 3.5% of the initial loan group
          1 balance), has no lock-out period and initially requires that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. Following that initial period, the related borrower is not permitted to make voluntary principal prepayments but is permitted, only after an initial period of at least two years following the date of the issuance of the series 2006-PWR14 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, representing 0.5% of the initial mortgage pool balance (and representing 0.6% of the initial loan group
          1 balance), initially prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, and only after an initial period of at least two years following the date of the issuance of the series 2006-PWR14 certificates, permits the related borrower to defease the pooled

                                      S-129

          mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage, followed by a period when the loan requires that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    One (1) pooled mortgage loan, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loan represents 0.2% of the initial loan group 1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period, provides for a period when voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when the loan has provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium calculated on a similar basis and (ii) after an initial period of at least two years following the date of the issuance of the series
          2006-PWR14 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance (which pooled mortgage loan represents 0.5% of the initial loan group 2 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period, provides for a period when voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when voluntary principal prepayments must be accompanied by a prepayment premium equal to a percentage of the amount prepaid (which percentage declines over time).

     Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

     See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

     In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2006-PWR14 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2006-PWR14 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See
Appendix B to this prospectus supplement.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

                                      S-130

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, representing approximately 4.1% of the initial mortgage pool balance (and 4.6%
of the initial loan group 1 balance), the related loan documents permit the borrower, in the event that the lender has elected not to provide financing for the construction of additional improvements on the mortgaged property after the borrower has made a request therefor, to obtain the release of an improved portion of the mortgaged property, that was not assigned material value, without payment of a release price.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Life Time Fitness Portfolio, representing approximately 3.2% of the initial mortgage pool balance (and 3.7% of the initial loan group 1 balance), the borrower is entitled, up to three times (although each time may relate to more than one property), to substitute any one or more of the mortgaged properties subject to the satisfaction of certain conditions, including (i) after a replacement property has been substituted in place of a particular mortgaged property, that replacement property may not itself be the subject of a substitution; (ii) after giving effect to the substitution, the combined debt service coverage ratio of the pooled mortgage loan must be equal to or greater than 1.38x; (iii) after giving effect to the substitution, the combined loan-to-value ratio of the pooled mortgage loan must be no greater than 67.3%;
and (iv) the lender must receive confirmation from applicable rating agencies that such substitution will not result in the withdrawal, qualification or downgrade of the ratings of any of the 2006-PWR 14 certificates. In addition, at any time after the expiration of the prepayment lock-out period for that pooled mortgage loan, the related borrower is entitled to obtain the release of any one or more of the related mortgaged properties in connection with a partial defeasance, subject to the satisfaction of certain conditions, including (i) the defeased portion of the pooled mortgage loan must be in an amount equal to 120%
of the original allocated loan amount for the property to be released, (ii)
after giving effect to the release, the combined debt service coverage ratio for the remaining properties (based on their then-current allocated loan amounts)
must not be less than the greater of the combined debt service coverage ratio for the pooled mortgage loan immediately prior to the release and the combined debt service coverage ratio for the pooled mortgage loan in effect upon the origination ( or 1.38x), and (iii) after giving effect to the release, the combined loan-to-value ratio for the remaining properties (based on their allocated loan amounts) must not be greater than the lesser of the combined loan-to-value ratio of the pooled mortgage loan immediately prior to the release and the combined loan-to-value ratio of the pooled mortgage loan in effect upon origination (or 67.3%).

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Sycamore Center, representing approximately 2.7% of the initial mortgage pool balance (and 3.0%
of the initial loan group 1 balance), provided no event of default has occurred or is continuing, the borrower is permitted to obtain a release of any building and the appurtenant land substantially similar to those areas delineated in the mortgage loan documents (each a "Parcel"), through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance is on a date that is 25 months after the closing date; (ii) partial defeasance of the mortgage loan in an amount equal to or exceeding the release price set forth in the

                                      S-131

mortgage loan documents (which is $4,000,000 with respect to the Sycamore
Crossing Parcel and $7,000,000 with respect to the Fresh Market Parcel); (iii)
after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Sycamore Center (the
"Remaining Property") is not less than the greater of the debt service coverage ratio immediately prior to the release and 1.15x and the ratio of the aggregate allocated loan amount of the Remaining Property to the value of the Remaining
Property is not greater than the lesser of the loan-to-value ratio immediately prior to the release and 80%; and (iv) borrower delivers rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

     In the case of the multiple-property pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Drury Inn Portfolio, representing approximately 1.4% of the initial mortgage pool balance (and 1.6% of the initial loan group 1 balance), the borrower is entitled, beginning in December 2008, and so long as the release price will not exceed 50% of the outstanding balance of the related mortgage loan, to obtain the release of an individual mortgaged property through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 110% of the allocated loan amount for the property being released, (ii) the borrower must pay the applicable prepayment premium, and (iii) the loan-to-value ratio for the remaining properties is not greater than 70%. Additionally, the borrower is permitted to obtain the release of an individual mortgaged property by substituting another hotel property of like kind and quality, subject to the satisfaction of certain conditions including, among others, that: (i) the then-current market value of the replacement property must equal or exceed the greater of (a) the value of the property to be released on the origination date and (b) the then-current market value of the property to be released on the substitution date, (ii) after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties collectively must be not less than the greater of (a) the debt service coverage ratio on the origination date and (b) the debt service coverage ratio immediately prior to the substitution, and (iii) the lender must receive confirmation from the rating agencies that such substitution will not result in the withdrawal, qualification or downgrade of the ratings of any of the series
2006-PWR14 certificates.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Piedmont Mall, representing approximately 1.4% of the initial mortgage pool balance (and 1.6%
of the initial loan group 1 balance), the related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including but not limited to, that (i) the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) confirmation from each rating agency that the release of any parcel will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of series 2006-PWR14 certificates. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outlots by substituting another parcel, provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) the replacement parcel must be reasonably equivalent in use, value and condition to the portion to be released and the mortgage must be spread to such replacement parcel. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions specified in the loan documents.

     In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
44100-44250 Town Center Way, representing approximately 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the borrower is entitled to obtain the release of each of two parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 100% of the allocated loan amount for the parcel being released, (ii) the borrower must pay the applicable prepayment premium, (iii) the loan-to-value ratio for the remaining parcels is not greater than the lesser of (a) 65% and (b) the amortized loan-to-value on the original mortgaged property and (iv) the debt service coverage ratio for the remaining parcels is at least 1.45x.

     In the case of the multi-property/multi-parcel pooled mortgage loan that is secured by the mortgaged properties identified on Appendix B to this prospectus supplement as HB Newman Portfolio, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance, the borrower is entitled to obtain a release of any of the properties through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the borrower must prepay the pooled mortgage loan in a principal amount equal to the greater of (a) 110% of the allocated

                                      S-132

loan amount for the property being released or (b) an amount necessary for the remaining property to meet the loan the loan-to-value and debt service coverage ratio conditions described below, (ii) the borrower must pay the applicable prepayment premium, (iii) the loan-to-value ratio for the remaining parcels must not be greater than 78%, and (iv) the debt service coverage ratio for the remaining parcels must be not less than 1.28x.

     In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Selway Industrial Buildings, representing approximately 0.1% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), after expiration of a lockout period, the borrower may obtain a release of one or more parcels through partial prepayment of the pooled mortgage loan in a principal amount equal to 125% of the then-current allocated loan amount for the property being released, together with yield maintenance, subject to the satisfaction of, among other things, the conditions that (i) after giving effect to the release, the loan-to-value ratio for the remaining property must not be greater than 65%;
and (ii) after giving effect to the release, the debt service coverage ratio of the remaining property must not be less than 1.30x.

     Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR14 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to

                                      S-133

accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2006-PWR14 pooling and servicing agreement.

     Encumbered Interests.

     In the case of two hundred and fifty-seven (257) of the mortgaged properties, representing security for 90.5% of the initial mortgage pool balance
(which mortgaged properties represent security for pooled mortgage loans consisting of 220 pooled mortgage loans in loan group 1, representing 89.3% of the initial loan group 1 balance, and 37 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if
(i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of four (4) of the mortgaged properties, representing security for 5.0% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 4 pooled mortgage loans in loan group 1, representing 5.7% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. These mortgaged properties include one of the mortgaged properties that secures the
Life Time Fitness Portfolio pooled mortgage loan and the mortgaged property that secures the 750 Lexington Avenue pooled mortgage loan, both of which are among the ten largest pooled mortgage loans. See "Risk Factors--Loans Secured by
Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss
Upon a Lease Default" in this prospectus supplement. In the case of seven (7) of the mortgaged properties, representing security for 4.5% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 7 pooled mortgage loans in loan group 1, representing 5.1%
of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the mortgaged property that secures the 1657 Broadway pooled mortgage loan, which is among the ten largest pooled mortgage loans.

     Subordinate and/or Other Financing.

     SPLIT LOAN STRUCTURES

     The South Bay Galleria Loan Group

     The South Bay Galleria Non-Pooled Subordinate Loan has the same amortization term and maturity date as the South Bay Galleria Pooled Mortgage
Loan and a fixed interest rate of 6.3941325% per annum. The South Bay Galleria
Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR14 pooling and servicing agreement. Set forth below is a general description of the rights granted to the South Bay Galleria
Non-Pooled Subordinate Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR14 pooling and servicing agreement.

     Subject in each case to the satisfaction of various conditions, as of the cut-off date, the borrower under the South Bay Galleria Loan Group is entitled to request one or more future advances under the South Bay Galleria Non-Pooled
Subordinate Loan in an aggregate amount up to $125,000,000 for the payment of costs and expenses associated with the construction of additional improvements at the South Bay Galleria Mortgaged Property. In addition, after the additional improvements at the mortgaged property have been constructed, the borrower is entitled to request supplemental financing under the South Bay Galleria
Non-Pooled Subordinate Loan in a maximum amount determined based on debt service coverage and loan-to-value ratio tests, subject to satisfaction of various conditions including delivery of a "no downgrade" confirmation with respect to the series 2006-PWR14 certificates. See "Appendix D--Summaries of the Ten
Largest Mortgage Loans--Mortgage Loan No. 1--South Bay Galleria-- Additional
Indebtedness" in this prospectus supplement. The holder of the South Bay
Galleria Non-Pooled Subordinate Loan, and not the trust fund, will be obligated
(such obligations, the "South Bay Galleria Future Funding Obligations") to make any future advance to which the related borrower may become entitled. For purposes of such obligation, such holder is referred to in this prospectus supplement as the related "South Bay Galleria Future Funding Lender". If the
South Bay Galleria Future Funding Lender makes a future advance or provides supplemental financing under the South Bay Galleria Non-Pooled Subordinate Loan, the amount of the advance or supplemental financing will be added to the principal balance of the South Bay Galleria Non-Pooled Subordinate Loan, such amount will accrue interest in the same manner and at the same rate per annum as the other mortgage indebtedness under the South Bay Galleria Non-Pooled
Subordinate Loan and monthly payments of principal and/or interest will be due on such

                                      S-134

amount according to a schedule that would result in the amortization of such amount by the end of an amortization term that is co-terminous with that of the
South Bay Galleria Pooled Mortgage Loan.

     The South Bay Galleria Future Funding Obligations are currently held by The
Prudential Insurance Company of America and may be transferred at any time, in whole or in part, to either a qualified institutional investor that meets certain asset tests or an entity whose assumption of the South Bay Galleria
Future Funding Obligations has been the subject of a confirmation from each of
S&P and Fitch to the effect that such assumption would not result in a qualification, downgrade or withdrawal of any of rating assigned by such Rating
Agency to any class of Certificates rated by such Rating Agency.

     The South Bay Galleria Future Funding Lender will be required to indemnify and hold harmless the trust fund (among other persons) against any and all losses, claims, damages, costs, expenses and liabilities incurred in connection with, arising out of, or as a result of any act or omission with respect to any obligation of the South Bay Galleria Future Funding Lender to make the Future
Advance, (i) except to the extent it is finally judicially determined that such losses resulted primarily from the bad faith or willful misconduct of the applicable indemnified party, (ii) other than such as arise out of any failure by the borrower under the South Bay Galleria Loan Group to make payments or otherwise perform its obligations under the South Bay Galleria Loan Group and
(iii) other than any indirect, special, incidental, consequential or punitive damages.

     The South Bay Galleria Future Funding Lender alone will be entitled to (i)
determine whether the borrower under the South Bay Galleria Loan Group is entitled to receive any future advances under the South Bay Galleria Non-Pooled
Subordinate Loan, which determination shall be conclusive and binding on the trust fund, provided that the applicable special servicer, in consultation with the controlling class representative, will have the right to confirm the satisfaction of certain conditions precedent specified in the related loan documents (including the calculation of debt service coverage and loan-to-value tests on a pro forma basis following substantial completion of the improvements and confirmation that the related borrower has delivered to the South Bay
Galleria Future Funding Lender an acceptable completion guaranty), (ii) a right to conduct any and all due diligence, loan documentation and prefunding activities in connection with such future advances (including without limitation, reviewing and determining the acceptability of any and all appraisals, environmental site assessment reports, property condition assessment reports and other similar third party reports; any surveys, any endorsement to the related title insurance policy and any additional title insurance policy;
any legal opinions; any officers' certificates; and any financial statements, operating statements and rent rolls or other financial information relating to the related borrower or the South Bay Galleria Mortgaged Property), and (iii)
deal directly with the related borrower in connection with any such future advance and the satisfaction of any conditions precedent set forth in the related mortgage loan documents. In addition, the South Bay Galleria Future
Funding Lender will be entitled to require the borrower to satisfy such additional conditions as it may establish in its sole discretion at the time that the advance is requested, and the applicable special servicer, in consultation with the controlling class representative will have no right to independently confirm the borrower's satisfaction of those conditions. If the related borrower fails to satisfy a condition for a future advance, other than a condition that the applicable special servicer, in consultation with the controlling class representative is entitled to confirm has been satisfied, the
South Bay Galleria Future Funding Lender will have the right (but not the obligation) to waive such condition and fund such future advance, except that waiver of any condition that the applicable special servicer, in consultation with the controlling class representative is entitled to confirm has been satisfied may not be granted unless the applicable special servicer, in consultation with the controlling class representative approves the waiver.

     Application of Funds. For so long as there exists and is continuing with respect to the South Bay Galleria Loan Group (i) a monetary event of default or
(ii) any non-monetary event of default that causes the South Bay Galleria Pooled
Mortgage Loan and the South Bay Galleria Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the South Bay Galleria Non-Pooled
Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans
(excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the South Bay Galleria Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full)
payable on the South Bay Galleria Pooled Mortgage Loan prior to paying interest or principal to the holder of the South Bay Galleria Non-Pooled Subordinate
Loan. Prior to such an event of default (or if such an event of default exists but the South Bay Galleria Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest)
and then, principal then due (and principal prepayments) on the South Bay
Galleria Pooled Mortgage

                                      S-135

Loan and on the South Bay Galleria Non-Pooled Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

     Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the South Bay Galleria Non-Pooled Subordinate
Noteholder prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and the South Bay Galleria Non-Pooled
Subordinate Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the South Bay Galleria Non-Pooled Subordinate Noteholder's response. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the South Bay Galleria Non-Pooled
Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, notified the
South Bay Galleria Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the South Bay Galleria Loan Group; and (ii) for 60 days following the first such notice, the South Bay Galleria Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

     If and for so long as any South Bay Galleria Change of Control Event exists, then the South Bay Galleria Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Approval and Consultation
Rights" section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the
South Bay Galleria Non-Pooled Subordinate Noteholder with respect to any
Material Action related to the South Bay Galleria Loan Group. Instead, the series 2006-PWR14 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2006-PWR14 controlling class representative with respect to any Material Action related to the South Bay
Galleria Loan Group.

     In addition, unless a South Bay Galleria Change of Control Event exists, subject to the provisions in the intercreditor agreement, the South Bay Galleria
Non-Pooled Subordinate Noteholder (through the applicable master servicer or special servicer) may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the South Bay Galleria Loan Group, the South Bay Galleria
Mortgaged Property and the related borrower, and may forward copies of such communications or proposals to the holder of the South Bay Galleria Pooled
Mortgage Loan. The applicable master servicer or the applicable special servicer, as the case may be, will be required to follow the recommendations of the South Bay Galleria Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the South Bay Galleria Non-Pooled Subordinate Noteholder or the series
2006-PWR14 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o    require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the South Bay
          Galleria Loan Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series 2006-PWR14 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o    expand the scope of the applicable master servicer's or the applicable special servicer's responsibilities under the series 2006-PWR14 pooling and servicing agreement.

                                      S-136

     Unless a South Bay Galleria Change of Control Event exists:

     o    the South Bay Galleria Non-Pooled Subordinate Noteholder will have the right to appoint and remove the applicable special servicer for the
          South Bay Galleria Loan Group as described under "--Right to Appoint
          Special Servicer" below;

     o    neither the applicable master servicer nor the applicable special servicer may enter into any sub-servicing agreement with respect to the South Bay Galleria Loan Group without the consent of the South Bay
          Galleria Non-Pooled Subordinate Noteholder;

     o    the South Bay Galleria Non-Pooled Subordinate Noteholder may require the applicable master servicer or the applicable special servicer to terminate any particular sub-servicing agreement with respect to the
          South Bay Galleria Loan Group; and

     o    if PAR is no longer a master servicer, the South Bay Galleria
          Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

          1.   appoint a sub-servicer, acceptable to the South Bay Galleria
               Non-Pooled Subordinate Noteholder in its sole discretion, with respect to the South Bay Galleria Loan Group, and

          2.   delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the South Bay Galleria Loan Group to that sub-servicer.

     For so long as a South Bay Galleria Change of Control Event exists, the foregoing rights of the South Bay Galleria Non-Pooled Subordinate Noteholder
with respect to the South Bay Galleria Loan Group will instead be exercisable by the series 2006-PWR14 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

     The initial South Bay Galleria Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

     The South Bay Galleria Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2006-PWR14 certificateholders. It has no obligations to the series 2006-PWR14 certificateholders and may act solely in its own interests. No series 2006-PWR14 certificateholder may take any action against the South Bay Galleria Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

     Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2006-PWR14 pooling and servicing agreement, in connection with the special servicing of the South Bay Galleria Loan Group only, at any time prior to the occurrence of a South Bay Galleria Change of Control Event, the holder of the South Bay Galleria Non-Pooled Subordinate Loan may remove the existing special servicer for the South Bay Galleria Loan Group, with or without cause, and appoint a successor to the special servicer for the South Bay Galleria Loan
Group, in which case the designated party will be the special servicer for the
South Bay Galleria Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR14 certificates. The removed special servicer will retain all accrued and unpaid servicing fees, including workout fees and liquidation fees which become due after removal to the extent provided in the series 2006-PWR14 pooling and servicing agreement.

     Cure and Purchase Rights. The South Bay Galleria Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a South Bay Galleria
Change of Control Event has occurred, to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine "cure events" over the life of the South Bay Galleria Loan Group, more than three consecutive "cure events" or more than six "cure events", whether or not consecutive, in any 12-month period. In addition, the South Bay Galleria
Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth

                                      S-137

in the related intercreditor agreement), whether or not a South Bay Galleria
Change of Control Event has occurred, to purchase the South Bay Galleria Pooled
Mortgage Loan (in whole but not in part) for a purchase price equal to the
Purchase Price if an event of default under the South Bay Galleria Loan Group has occurred and the South Bay Galleria Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

     The Tower Loan Group

     The Tower Pooled Mortgage Loan and The Tower Non-Pooled Mortgage Loan have the same borrower and are secured by the same mortgage instrument encumbering the The Tower Mortgaged Property. The Tower Non-Pooled Mortgage Loan will initially be subordinate in right of payment to The Tower Pooled Mortgage Loan but will become pari passu in right of payment with The Tower Pooled Mortgage
Loan upon achieving a net cash flow of $1,037,163 and a minimum debt service coverage ratio of 1,20x, on an actual trailing 12-month basis. The Tower
Non-Pooled Mortgage Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR14 pooling and servicing agreement.

     The Tower Non-Pooled Mortgage Loan has the same maturity date as the The
Tower Pooled Mortgage Loan and a fixed interest rate of 5.65% per annum. Set forth below is a general description of the rights granted to the The Tower
Non-Pooled Mortgage Loan Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR14 pooling and servicing agreement.

     Application of Funds. For so long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment to The Tower Pooled Mortgage Loan and there exists and is continuing with respect to The Tower Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes The Tower
Pooled Mortgage Loan and The Tower Non-Pooled Mortgage Loan to become specially serviced mortgage loans (unless the Tower Non-Pooled Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with The Tower Loan
Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on The Tower Pooled Mortgage Loan prior to paying interest or principal to the holder of The Tower Non-Pooled
Mortgage Loan. For so long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment to The Tower Pooled Mortgage Loan and prior to such an event of default (or if such an event of default exists but The Tower Non-Pooled
Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the Tower Pooled Mortgage Loan and on The Tower
Non-Pooled Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans. From and after the date (if any)
when The Tower Non-Pooled Mortgage Loan becomes pari passu in right of payment with The Tower Pooled Mortgage Loan, all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form The Tower
Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the series 2006-PWR14 pooling and servicing agreement and any similar parties to a pooling and servicing agreement relating to The Tower
Non-Pooled Mortgage Loan) generally will be applied to The Tower Pooled Mortgage
Loan and The Tower Non-Pooled Mortgage Loan on a pari passu basis according to their respective outstanding principal balances.

     Consultation Rights. The applicable master servicer or the applicable special servicer generally will be required to consult with (but not obtain the approval of) The Tower Non-Pooled Mortgage Loan Noteholder in connection any material servicing decision involving The Tower Loan Group; provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and The Tower Non-Pooled Mortgage Loan Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for The Tower Non-Pooled Mortgage Loan Noteholder's response.

     The initial The Tower Non-Pooled Mortgage Loan Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

     The Tower Non-Pooled Mortgage Loan Noteholder may have relationships and interests that conflict with those of the series 2006-PWR14 certificateholders.
It has no obligations to the series 2006-PWR14 certificateholders and may act

                                      S-138

solely in its own interests. No series 2006-PWR14 certificateholder may take any action against The Tower Non-Pooled Mortgage Loan Noteholder for acting solely in its own interests.

     Cure and Purchase Rights. For as long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment with The Tower Pooled Mortgage Loan, The
Tower Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine "cure events" over the life of The Tower Loan Group, more than three consecutive "cure events" or more than six "cure events", whether or not consecutive, in any 12-month period. In addition, for as long as The Tower
Non-Pooled Mortgage Loan is subordinate in right of payment with The Tower
Pooled Mortgage Loan, The Tower Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), to purchase The Tower Pooled Mortgage Loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under The Tower Loan Group has occurred and The Tower Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

     Nonrecoverability Determinations. After the date (if any) when The Tower
Non-Pooled Mortgage Loan becomes pari passu in right of payment with The Tower
Pooled Mortgage Loan and has also been included in another commercial mortgage securitization, the applicable master servicer for The Tower Pooled Mortgage
Loan and each comparable party with respect to the securitization of The Tower
Non-Pooled Mortgage Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective The Tower mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective The Tower mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     Existing (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding:

     o    existing secondary financing secured by the mortgaged property (other than in connection with split loan structures), and/or

     o    existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                      S-139

                                                                                            TRANSFER OF
                                                                                             MORE THAN
                                                                                                49%
                                                                                            INTEREST IN
                                                                                   OTHER    OTHER LOAN
                                                                                   LENDER       IS
                                                               OTHER      OTHER     HAS     PROHIBITED
                                                             LENDER HAS  LENDER  DEFAULTED    WITHOUT
                                                              EXECUTED  HAS CURE    LOAN      RATING     OTHER LOAN
                           % OF                               OR WILL    RIGHTS   PURCHASE    AGENCY    IS PRESENTLY
                          INITIAL                 ORIGINAL    EXECUTE     FOR      OPTION  CONFIRMATION    HELD BY
                         MORTGAGE                PRINCIPAL  INTERCREDIT MORTGAGE  FOR THE   (UNLESS TO     RELATED
MORTGAGE LOAN/PROPERTY     POOL                  AMOUNT OF  OR SIMILAR    LOAN    MORTGAGE  A QUALIFIED   MORTGAGE
    PORTFOLIO NAMES       BALANCE TYPE OF DEBT   OTHER DEBT  AGREEMENT  DEFAULTS    LOAN    TRANSFEREE)  LOAN SELLER
------------------------ -------- ------------ ------------ ----------- -------- --------- ------------ ------------

Park Lake Apartments       0.7%     Mezzanine  $7,684,225(1)    Yes        Yes      Yes          No           No
Marriott Detroit Livonia   0.7%     Mezzanine  $2,500,000       Yes        Yes      Yes         Yes           No
2401 Locust Street
   Telecommunications      0.4%     Mezzanine  $  500,000       Yes        Yes      Yes         Yes          Yes
Independent Printing               Subordinate
   Building                0.3%     Property-
                                     Secured   $  450,000       Yes        Yes       No          No           No

(1)  The related mortgage loan documents allow certain mezzanine indebtedness of up to $9,998,500. As of the cut-off date, $7,684,225 of such permitted amount had been incurred and the remaining $2,314,275 of such permitted amount may still be incurred without violating the related mortgage loan documents. See the table set forth under "Description of the Mortgage
     Pool--Certain Characteristics of the Mortgage Pool--Subordinate and/or
     Other Financing--Other Property-Secured Financing and Mezzanine and Similar
     Financing--Permitted in Future (Secured Financing and Mezzanine and Similar
     Financing)" below.

     Except as otherwise indicated in the table:

     o    in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
          qualification of the then current ratings on the series 2006-PWR14 certificates; and

     o    in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

     Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

     o    secondary financing secured by the mortgaged property (other than future advances and/or supplemental financing under the South Bay
          Galleria Non-Pooled Subordinate Loan), and/or

     o    mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower.

                                      S-140

                                                                                          MINIMUM
                                                                                         COMBINED                   MORTGAGE
                                                                                       DEBT SERVICE    MAXIMUM       LENDER
                                % OF                        MAXIMUM      OTHER LENDER    COVERAGE      COMBINED    ALLOWED TO
                              INITIAL                      PRINCIPAL     MUST EXECUTE    RATIO OF     LTV RATIO      REQUIRE
                             MORTGAGE                        AMOUNT     INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
MORTGAGE LOAN/PROPERTY          POOL     TYPE OF DEBT    PERMITTED (IF    OR SIMILAR     LOAN AND      LOAN AND      AGENCY
   PORTFOLIO NAMES            BALANCE      PERMITTED     SPECIFIED)(1)    AGREEMENT     OTHER LOAN    OTHER LOAN  CONFIRMATION
---------------------------  --------  ----------------  -------------  -------------  ------------  -----------  ------------

750 Lexington Avenue           3.0%        Mezzanine            N/A           Yes          1.10x          80%          No
Philips at Sunrise
   Shopping Center             2.6%        Mezzanine            N/A           Yes          1.20x          85%         Yes
1657 Broadway                  2.1%        Mezzanine            N/A           Yes          1.20x          80%         Yes
Piedmont Mall                  1.4%      Mezzanine (2)          N/A           Yes          1.25x          78%         Yes
Plaza Fiesta                   1.3%        Mezzanine            N/A           Yes          1.20x          85%         Yes
Pheasant Lake Estates                      Mezzanine
                               1.1%         (3),(4)             N/A           Yes          1.07x          90%         Yes
Village At East Cobb           1.0%       Mezzanine             N/A           Yes          1.20x          80%         Yes
Ramada Plaza-LaGuardia         0.9%      Mezzanine (5)          N/A           Yes          1.30x          75%         Yes
Park Lakes Apartments          0.7%        Mezzanine     $9,998,500(6)        Yes            No           No           No
Staples / CVS Center           0.7%        Mezzanine            N/A           Yes          1.15x          80%          No
YUM Building                             Mezzanine or
                                       Property-Secured
                               0.6%         (4),(7)             N/A           Yes          1.20x          75%         Yes
Holiday Inn Express - Elk
   Grove                       0.5%        Mezzanine            N/A           Yes          1.25x          80%         Yes
44100-44250 Town Center Way    0.5%        Mezzanine            N/A           Yes          1.25x          75%         Yes
Winco Anchorage                        Mezzanine or
                                       Subordinate
                                       Property-Secured
                               0.4%           (8)               N/A           Yes          1.20x          80%         Yes
Hampton Inn Reading            0.4%      Mezzanine (5)   $1,350,000           Yes          1.25x          80%         Yes
Cherry Hill Shopping Center    0.4%      Mezzanine (5)          N/A           Yes          1.20x          80%         Yes
Tumwater Industrial
   Facility                    0.4%        Mezzanine            N/A           Yes          1.40x          70%         Yes
Calaveras Shopping Center              Property-Secured
                               0.4%           (4)               N/A           Yes          1.30x          70%         Yes
The Tower                      0.4%      Mezzanine (9)   $  800,000           Yes          1.20x          80%         Yes
Best Western Brighton          0.3%        Mezzanine            N/A           Yes          1.43x          75%         Yes
Remington Industrial Center              Subordinate
                                       Property-Secured
                               0.3%          (10)               N/A            No          1.20x          80%          No
Pinellas Park Square           0.3%      Mezzanine (4)          N/A           Yes          1.07x          85%         Yes
Coliseum Meadows Shopping
   Center                      0.3%      Mezzanine (4)          N/A          Yes          1.20x          75%         Yes
A-American Pico                          Subordinate
                                       Property-Secured
                               0.3%           (4)               N/A           Yes          1.27x        67.6%         Yes
Independent Printing
   Building                    0.3%     Mezzanine (11)          N/A            No          1.40x          75%          No
Baltimore Portfolio            0.2%        Mezzanine            N/A           Yes          1.10x          80%         Yes
A-American Lancaster                      Subordinate
                               0.2%    Property-Secured         N/A           Yes          1.25x          66%         Yes

                                     S-141

                                                                                          MINIMUM
                                                                                         COMBINED                   MORTGAGE
                                                                                       DEBT SERVICE    MAXIMUM       LENDER
                               % OF                         MAXIMUM      OTHER LENDER    COVERAGE      COMBINED    ALLOWED TO
                              INITIAL                      PRINCIPAL     MUST EXECUTE    RATIO OF     LTV RATIO      REQUIRE
                             MORTGAGE                        AMOUNT     INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
MORTGAGE LOAN/PROPERTY         POOL      TYPE OF DEBT    PERMITTED (IF    OR SIMILAR     LOAN AND      LOAN AND      AGENCY
   PORTFOLIO NAMES            BALANCE      PERMITTED     SPECIFIED)(1)    AGREEMENT     OTHER LOAN    OTHER LOAN  CONFIRMATION
---------------------------  --------  ----------------  -------------  -------------  ------------  -----------  ------------

Shoppes of Oviedo                         Subordinate
                                       Property-Secured
                               0.2%          (12)               N/A           Yes          1.20x          80%          No
Office Max / Party America                Subordinate
                                           Property-
                               0.2%         Secured             N/A            No          1.15x          80%          No
Best Western Country Inn -
   Poway                       0.2%        Mezzanine            N/A           Yes          1.35x          70%          No
Englewood Apartments                       Mezzanine
                               0.1%          (13)               N/A           Yes          1.20x          85%         Yes
925 Thompson Place                      Mezzanine (4),
                               0.1%          (14)               N/A           Yes          1.20x          75%         Yes
A-American Peoria                         Subordinate
                                       Property-Secured
                               0.1%           (4)               N/A           Yes          1.26x          75%         Yes
Eckerd - Monroe                0.1%        Mezzanine            N/A           Yes          1.20x          80%          No
A-American East Peoria                    Subordinate
                                       Property-Secured
                               0.1%           (4)               N/A           Yes          1.25x        68.7%         Yes
A-American Forest Hills                   Subordinate
                                       Property-Secured
                               0.1%           (4)               N/A           Yes          1.25x        69.2%         Yes

(1)  Indicates the maximum principal amount (if any) that is specifically stated
     in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)  In addition, under certain circumstances, the direct and indirect equity holders of the related borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

(3)  Either mezzanine or unsecured subordinate indebtedness is permitted, subject to the conditions shown in this table.

(4)  The holder of the pooled mortgage loan has the right to approve the secondary financing.

(5)  The mezzanine lender must satisfy certain criteria specified in the mortgage loan documents.

(6)  The related mortgage loan documents allow certain mezzanine indebtedness of up to $9,998,500. As of the cut-off date, $7,684,225 of such permitted amount had been incurred and the remaining $2,314,275 of such permitted amount may still be incurred without violating the related mortgage loan documents. See the table set forth under "Description of the Mortgage
     Pool--Certain Characteristics of the Mortgage Pool--Subordinate and/or
     Other Financing--Other Property-Secured Financing and Mezzanine and Similar
     Financing--Existing (Secured Financing and Mezzanine and Similar
     Financing)" above.

(7)  Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table.

(8)  Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table . The secondary or mezzanine financing is permitted to be incurred only in connection with a sale of the mortgaged property to a permitted transferee.

(9)  The mezzanine financing may be provided only by a member of the borrower under the pooled mortgage loan.

                                     S-142

(10) The secondary financing is permitted only after the first year of the loan term, must bear interest at a fixed rate, have a term that is conterminous with that of the pooled mortgage loan, have an amortization schedule no longer than the remaining amortization schedule on the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the secondary financing lender and the documents evidencing and securing the secondary financing.

(11) The mezzanine indebtedness is permitted only after the second year of the loan term, may be incurred only in connection with a certain expansion of the related mortgaged property, must bear interest at a fixed rate, have a term that is co-terminous with or longer than that of the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the mezzanine lender and the documents evidencing and securing the mezzanine financing.

(12) The secondary financing is permitted only after the first year of the loan term, must bear interest at a fixed rate and provide for full amortization on a straight line basis no later than the maturity date of the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the secondary financing lender and the documents evidencing and securing the secondary financing.

(13) The mezzanine financing may be provided following or in connection with a sale of the property, only by a specified affiliate of the borrower under the pooled mortgage loan that is controlled by one or more specified individuals or by another mezzanine lender approved by the holder of the pooled mortgage loan in its sole discretion.

(14) The mezzanine indebtedness is permitted only after April 30, 2008.

     In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Spanish
Crossroads and Grand Plaza Shopping Centers, representing approximately 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the holder of the preferred equity interest in the related borrower is entitled to an annual preferred return, payable monthly in arrears, in each case which accrues at a cumulative rate of 12% per annum. The initial preferred equity investment was $1,300,000. The full amount of the preferred equity must be redeemed and all deferred and accrued interest must be paid on the earlier of
September 30, 2016 (prior to the related mortgage loan maturity date) and the date that the related mortgaged property is sold. Any voluntary redemption of the preferred equity prior to September 30, 2011 must be accompanied by the greater of 3% and yield maintenance, while any voluntary redemption between
September 30, 2011 and September 30, 2015 must be accompanied by a prepayment premium ranging from 0.5% to 3.0% depending on the date of redemption. If the preferred return is not paid when due or if the preferred equity is not redeemed on or before September 30, 2016 or upon certain other trigger events, the holder of the preferred equity has the right, among other remedies, to take over the control of the related borrower but is not entitled to become the general partner of that borrower.

     Additional Related Information
     ------------------------------

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     With respect to thirty-eight (38) of the pooled mortgage loans, representing 5.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-seven (37) pooled mortgage loans in loan group 1, representing 6.5% of the initial loan group 1 balance, and one (1) pooled mortgage loans in loan group 2, representing 0.9% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

                                     S-143

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

     With respect to the pooled mortgage loan secured by the mortgaged property identified in Appendix B to this prospectus supplement as Concord Place, representing approximately 0.8% of the initial mortgage pool balance (and 6.7%
of the initial loan group 2 balance), one of the related borrowers has incurred unsecured subordinate indebtedness from its borrower principals for working capital purposes in an aggregate principal amount of $1,000,000. That unsecured subordinate indebtedness has been subordinated to the related pooled mortgage loan pursuant to subordination and standstill agreements in favor of the holder of the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Owensboro Towne
Center, representing 0.7% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt up to the amount of $1,621,000 from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Tower, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its member up to a maximum principal amount of $100,000 to be used solely to fund operating shortfalls and capital improvements subject to a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 75%, provided that a subordination agreement acceptable to the lender must be delivered.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Clear Creek Business
Center, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its members up to a maximum principal amount of $550,000 solely to fund capital improvements, tenant improvements and leasing costs, provided that a subordination agreement acceptable to the lender must be delivered.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hilton Garden
Inn-Oakdale, MN, representing 0.3% of the initial mortgage pool balance (and
0.3% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt up to the amount of $500,000 from members from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Niagara Water
Industrial, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt from members from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     Two hundred and nine (209) of the pooled mortgage loans, representing 82.7%
of the initial mortgage pool balance (which pooled mortgage loans consist of 182 pooled mortgage loans in loan group 1, representing 82.7% of the initial loan group 1 balance, and 27 pooled mortgage loans in loan group 2, representing
82.7% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes,

                                     S-144

such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

     Cash Management Agreements/Lockboxes.

     Sixty-five (65) of the pooled mortgage loans, representing 50.5% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-nine
(59) pooled mortgage loans in loan group 1, representing 53.3% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 30.1% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be

                                     S-145

deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    Fifty (50) mortgaged properties (certain of which secure
          multi-property mortgage loans), representing security for 11.9% of the initial mortgage pool balance (and 13.6% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

     o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer

                                     S-146

          arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the mortgaged properties are four (4) medical office properties, identified on Appendix B to this prospectus supplement, securing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of four (4) mortgaged properties, representing security for 1.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance, and 8.7% of the initial loan group 2 balance), for which the related appraisal are not more than 19 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the Value
of the Mortgaged Properties" in this prospectus supplement.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of seven (7) mortgaged properties, representing security for 4.2% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance, and
8.7% of the initial loan group 2 balance), for which the related environmental assessments are not more than 18 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to

                                     S-147

Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the
Mortgaged Properties, Which May Result in Reduced Payments on Your Offered
Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of seven (7)
mortgaged properties, representing security for 3.7% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance, and 9.6% of the initial loan group 2 balance), for which the related engineering reports are not more than 17 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Forty (40) mortgaged loans, securing 9.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-four (34) pooled mortgage loans in loan group 1, representing 10.5% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2006-PWR14 certificates, will have been paid in full.

                                     S-148

     In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, which represents security for approximately 4.1% of the initial mortgage pool balance (and 4.6% of the initial loan group 1 balance), a pollution limited liability environmental impairment policy issued by Indian Harbor Insurance Co.
was obtained (with a policy limit of $10,000,000 and a $250,000 deductible) in lieu of providing an environmental indemnity from a borrower principal. A portion of the mortgaged property has documented groundwater impact from historical use as a gas station. The contamination was remediated by the installation of three groundwater wells in 1996. Pursuant to the related loan documents, the borrower is also required to satisfy the requirements of the
Regional Water Quality Control Board in order to obtain a case closure and a "no further action" letter.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B as Cherry Hill Shopping Center, which represents security for approximately 0.4% of the initial mortgage pool balance and (and
0.5% of the initial loan group 1 balance), an environmental risk policy with premises pollution liability coverage was obtained (with a policy limit of $
7,000,000, and having a term that expires August 31, 2011) in connection with on-site dry cleaning operations and related soil contamination. The current
Phase I does not indicate further actions being required. Upon expiration of such environmental policy, the related borrower and guarantors have recourse liability related to environmental conditions at the mortgaged property.

     The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

     The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

                                     S-149

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,562,500.

     Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an
REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2006-PWR14 certificates, will have been issued.

LOAN PURPOSE

     Eighty-three (83) of the pooled mortgage loans, representing 36.5% of the initial mortgage pool balance (which pooled mortgage loans consist of seventy
(70) pooled mortgage loans in loan group 1, representing 33.8% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing 55.7% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan. One hundred sixty-six (166) of the pooled mortgage loans, representing 63.4% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-four (144) pooled mortgage loans in loan group 1, representing 66.0% of the initial loan group 1 balance, and twenty-two (22) pooled mortgage loans in loan group 2, representing 44.3% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan. One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance and 0.2% of the intitial loan group 1 balance is secured by two properties and was originated in connection with the borrower's acquisition of one of those properties and the borrower's refinancing of a mortgage loan in respect of the other.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix B,
Appendix C and Appendix D:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios".
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service
          Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof

                                     S-150

          under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

          o    the debt service coverage ratio information presented in this prospectus supplement with respect to the South Bay Galleria
               Pooled Mortgage Loan reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the South Bay Galleria Non-Pooled Subordinate Loan
               (including any additional debt service that may become due under any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay
               Galleria Non-Pooled Subordinate Loan),

          o    the debt service coverage ratio information presented in this prospectus supplement with respect to The Tower Loan Group reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on The Tower
               Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage Loan), and

          o    other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

          The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

          In connection with the calculation of DSCR, in determining
          Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net
          Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

                                     S-151

          Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Cut-off Date
          Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining
          Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

          o    the loan-to-value ratio information presented in this prospectus supplement with respect to the South Bay Galleria Pooled Mortgage
               Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on the South Bay Galleria
               Non-Pooled Subordinate Loan (including any additional
               indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay Galleria Non-Pooled
               Subordinate Loan),

          o    the loan-to-value ratio information presented in this prospectus supplement with respect to The Tower Pooled Mortgage Loan
               reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on The Tower Non-Pooled
               Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage Loan), and

          o    other loan-to-value ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

          The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to the South Bay Galleria Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the South Bay Galleria Non-Pooled Subordinate Loan (including any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay Galleria
          Non-Pooled Subordinate Loan). The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to The Tower Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under The Tower Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage
          Loan). The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise)
          that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled

                                     S-152

          mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the improvements at the mortgaged property, including the improvements that are owned by those tenants.

     (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

     (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

     (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the

                                     S-153

trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2006-PWR14 pooling and servicing agreement.

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2006-PWR14 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR14 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2006-PWR14 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2006-PWR14 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

     The series 2006-PWR14 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Subordinate and/or Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related

                                     S-154

          borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1)
          bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Subordinate and/or Other Financing" above.

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2006-PWR14 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2006-PWR14 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of

                                     S-155

          the payments payable with respect to any of the series 2006-PWR14 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2006-PWR14 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects;

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a
          qualification, downgrade or withdrawal of any rating assigned by the
          Rating Agencies to the series 2006-PWR14 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

          2.   is acceptable to the series 2006-PWR14 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

     o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

                                     S-156

     o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

          o    the debt service coverage ratio for all those other loans
               (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix
               B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or
               replacement and (C) 1.25x; and

          o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2006-PWR14 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2006-PWR14 POOLING AND
                               SERVICING AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund will be governed by the series 2006-PWR14 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the
Series 2006-PWR14 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2006-PWR14 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for
additional important information regarding provisions of the series 2006-PWR14 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

     Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Prudential Asset
Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding
II, LLC and Principal Commercial Funding, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

                                     S-157

     ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, other than the South Bay Galleria Loan Group. Prudential Asset Resources, Inc. will act as special servicer with respect to the South Bay Galleria Loan Group.

     In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC, Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and
Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2006-PWR14 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2006-PWR14 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2006-PWR14 pooling and servicing agreement.

     The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property for which it is the applicable special servicer.

     The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

     None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-PWR14 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer

                                     S-158

will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each
Trust-Serviced Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2006-PWR14 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2006-PWR14 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan, including--

          1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

     Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loan, which fee will be payable solely from interest collections on the Trust-Serviced Non-Pooled Mortgage Loan.

     Prepayment Interest Shortfalls. The series 2006-PWR14 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable

                                     S-159

master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans.
Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2006-PWR14 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2006-PWR14 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2006-PWR14 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third or fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the
Available Distribution Amount and

                                     S-160

the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the applicable special servicer, if any, and

          2.   each mortgage loan serviced by the applicable special servicer, if any, as to which the corresponding mortgaged property has become an REO Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect

                                     S-161

to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

     If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2006-PWR14 certificateholders.

     Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2006-PWR14 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

     Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-PWR14 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2006-PWR14 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2006-PWR14 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

                                     S-162

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

     No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2006-PWR14 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2006-PWR14 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO
Property, will be servicing advances. The series 2006-PWR14 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

     If a master servicer is required under the series 2006-PWR14 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

     o    if the failure continues for one more business day, to make the servicing advance.

     Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person - including the holder of any related Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

                                     S-163

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2006-PWR14 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR14 certificates on that distribution date.

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO
Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that

                                     S-164

master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-PWR14 certificateholders (or, if a Trust-Serviced
Mortgage Loan Group is involved, the best interest of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

     The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

THE SERIES 2006-PWR14 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2006-PWR14 certificateholders will be the holders of the most subordinate class of series 2006-PWR14 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-PWR14 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-PWR14 certificateholders will be the holders of the most subordinate class of series
2006-PWR14 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2006-PWR14 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

     Appointment of Controlling Class Representative. The holders of series
2006-PWR14 certificates representing more than 50% of the total principal balance of the series 2006-PWR14 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2006-PWR14 controlling class representative. The series 2006-PWR14 controlling class representative may resign at any time. ARCap REIT, Inc., an affiliate of the parent of the initial general special servicer, is expected to be the initial series 2006-PWR14 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must, in general, deliver to the series 2006-PWR14 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2006-PWR14 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

                                     S-165

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

     The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2006-PWR14 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

     The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2006-PWR14 controlling class representative may reject the report if--

     o    the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2006-PWR14 certificateholders or (if a
          Trust-Serviced Mortgage Loan Group is involved) the related
          Trust-Serviced Non-Pooled Noteholder, and

     o    it has made a reasonable effort to contact the series 2006-PWR14 controlling class representative.

     The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

     In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any
Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2006-PWR14 controlling class representative and the series 2006-PWR14 controlling class representative has consented (or failed to object) thereto in writing within ten
(10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

     However, the applicable special servicer may take any Material Action without waiting for the response of the series 2006-PWR14 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and, if affected thereby, the Trust-Serviced Non-Pooled
Noteholder, as a collective whole.

     Furthermore, the series 2006-PWR14 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties or as to which provision is otherwise made in the series 2006-PWR14 pooling and servicing agreement.

     In the case of the South Bay Galleria Loan Group, the series 2006-PWR14 controlling class representative will generally not have the rights otherwise described above unless a South Bay Galleria Change of Control Event exists.

                                     S-166

     Notwithstanding the provisions described above, the series 2006-PWR14 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2006-PWR14 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Internal Revenue Code;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2006-PWR14 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of a master servicer's or the applicable special servicer's responsibilities under the series 2006-PWR14 pooling and servicing agreement.

     Also notwithstanding the foregoing, the special servicer in respect of
South Bay Galleria Loan Group will not be obligated to obtain the approval of or accept direction from the series 2006-PWR14 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the South Bay Galleria Loan Group or to even prepare any asset status report with respect to the South Bay Galleria Loan Group or otherwise obtain approval of or accept direction from the 2006-PWR14 controlling class representative with respect to any Material Action involving the South Bay
Galleria Loan Group unless a South Bay Galleria Change of Control Event has occurred and is continuing. Instead, the special servicer in respect of South
Bay Galleria Loan Group will be required to obtain the approval of or accept direction from the South Bay Galleria Non-Pooled Subordinate Noteholder unless a
South Bay Galleria Change of Control Event exists. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2006-PWR14 controlling class representative with respect to the
South Bay Galleria Loan Group if those loans become specially serviced.

     When reviewing the rest of this "Servicing Under the Series 2006-PWR14
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2006-PWR14 controlling class representative discussed above could have on the actions of the applicable special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2006-PWR14 controlling class representative are to be borne by the holders of the series 2006-PWR14 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2006-PWR14 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment)
determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2006-PWR14 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2006-PWR14 certificates, may act solely in the interests of the holders of the controlling class of series 2006-PWR14 certificates, does not have any duty to the holders of any class of series 2006-PWR14 certificates other than the controlling class of series 2006-PWR14 certificates and may take actions that favor the interests of the holders of the controlling class of series 2006-PWR14 certificates over those of other classes of series 2006-PWR14 certificates. It will have no liability to any other series 2006-PWR14 certificateholders for having acted as described above and those other series 2006-PWR14 certificateholders may not take any action against it for having acted as described above.

     Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2006-PWR14 pooling and servicing agreement or any particular mortgage loan, the series 2006-PWR14 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the

                                     S-167

applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2006-PWR14 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2006-PWR14 controlling class representative), the applicable special servicer on behalf of the trust must (subject to the provisions described under "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" in the accompanying prospectus) assume the defense of any such claim against the series 2006-PWR14 controlling class representative; provided, however, that no judgment against the series 2006-PWR14 controlling class representative shall be payable out of the trust fund.

TRUST-SERVICED NON-POOLED NOTEHOLDER OF THE SOUTH BAY GALLERIA LOAN GROUP AND
THE TOWER LOAN GROUP

     The holders of the subordinate non-pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
South Bay Galleria and The Tower, respectively, will have the approval and/or other rights described under "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2006-PWR14 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series
2006-PWR14 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR14 certificates.
Notwithstanding the foregoing, in the case of the South Bay Galleria Loan Group, the South Bay Galleria Non-Pooled Subordinate Noteholder will have the right to replace the existing special servicer with respect to the applicable Mortgage
Loan Group, with or without cause, and appoint a successor to that special servicer (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates). However, if a South Bay Galleria Change of Control Event exists, then the series 2006-PWR14 controlling class representative will be entitled to exercise that right with respect to the applicable Mortgage Loan Group (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates). For additional information, see "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement--The Series 2006-PWR14 Controlling
Class Representative" and "Description of the Mortgage Pool--Subordinate and/or
Other Financing--Split Loan Structures--The South Bay Galleria Loan Group" in
this prospectus supplement.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan, the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2006-PWR14 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required
Claims-Paying Ratings) for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

                                     S-168

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2006-PWR14 pooling and servicing agreement described above under "--The Series 2006-PWR14 Controlling Class Representative--Rights
and Powers of Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii)
the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.
However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the
Servicing Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard

                                     S-169

insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan, the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds
(either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those
Rating Agencies, as the case may be, to the series 2006-PWR14 certificates.
Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2006-PWR14 pooling and servicing agreement and/or Mortgage Loan Group
Intercreditor Agreement described above under "--The Series 2006-PWR14
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool --Subordinate and/or Other Financing--Split Loan Structures".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2006-PWR14 certificates. In addition, the series 2006-PWR14 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior

                                     S-170

to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2006-PWR14 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Subordinate and Other Financing--Split Loan Structures" in
this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2006-PWR14 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

                                     S-171

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
               Intercreditor Agreement; and

          2.   in the case of any Mortgage Loan Group that also includes a
               Non-Pooled Subordinate Loan, to the extent consistent with the
               Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any
                    portion thereof that represents the rate at which Post-ARD
                    Additional Interest is calculated) of the related Non-Pooled
                    Subordinate Loan.

     o    Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   five years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or either of the
               respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the
               Internal Revenue Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on either of the respective grantor trusts related to the class R and class V certificates under the Internal Revenue Code,
               or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

                                     S-172

     o    The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first----

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates.

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2006-PWR14 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2006-PWR14 controlling class representative or, if applicable, the related Non-Pooled
Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

                                     S-173

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series
2006-PWR14 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

     o    the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2006-PWR14 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the South Bay Galleria Loan Group, the determination of whether the trust or the related Non-Pooled Subordinate
Noteholder, as applicable, exercises certain control rights with respect to the related loan group. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series
2006-PWR14 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2006-PWR14 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2006-PWR14 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

                                     S-174

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an
REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

     The series 2006-PWR14 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled
Mortgage Loan, then the applicable special servicer must determine the Fair
Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its
Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the applicable special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

     The holder(s) of a majority in principal amount of the series 2006-PWR14 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted
Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2006-PWR14 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair
Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

                                     S-175

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Options with respect to the South Bay Galleria Pooled Mortgage Loan and The
Tower Pooled Mortgage Loan are subject to the prior right of the South Bay
Galleria Non-Pooled Subordinate Noteholder or The Tower Non-Pooled Subordinate
Noteholder, as applicable, to exercise any option to purchase the related Pooled
Mortgage Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the Mortgage
Pool --Certain Characteristics of the Mortgage Loans--Subordinate and/or Other
Financing--Split Loan Structures" above.

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2006-PWR14 pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2006-PWR14 certificateholders entitled to not less than 25% of the series 2006-PWR14 voting rights, or, in the case of the general special servicer, at the direction of the series 2006-PWR14 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2006-PWR14 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2006-PWR14 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next

                                     S-176

two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2006-PWR14 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2006-PWR14 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2006-PWR14 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC,
Principal Commercial Funding, LLC or Nationwide Life Insurance Company to us for
deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global
Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2006-PWR14 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-PWR14 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2006-PWR14 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-PWR14 pooling and servicing agreement.

     If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2006-PWR14 certificateholders, the related
Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 13.7% of the initial mortgage pool balance), New York (approximately 10.6% of the initial mortgage pool balance) and New Jersey (approximately 10.3% of the initial mortgage pool balance). The discussion is general in nature,

                                     S-177

does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

NEW JERSEY

     New Jersey uses mortgages to secure commercial real estate loans.
Foreclosure requires a judicial action; the state has no power of sale. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place about 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. New Jersey does not have a "one action rule" or "anti-deficiency legislation." To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action - simultaneously with the foreclosure
- in state court, civil division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability. In certain circumstances, the lender may have a receiver appointed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-PWR14 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC
I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue
Code and (ii) the portion of the trust that holds the Post-ARD Additional
Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

                                     S-178

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2006-PWR14 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan
          Group),

     o    the respective master servicers' collection accounts,

     o    the REO accounts maintained by the special servicers, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
     Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X-1, X-2, B, C, D,
          E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     For federal income tax reporting purposes, we anticipate that the class _,
_, _ and _ certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class _, _, _, _, _ and _
certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class _, _, _ and _ certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

                                     S-179

     When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2006-PWR14 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

                                     S-180

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
with respect to the pooled mortgage loans and other trust assets.

                                     S-181

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2006-PWR14 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2006-PWR14 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                                     S-182

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2006-PWR14 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P or Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each

                                     S-183

special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2006-PWR14 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                     S-184

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   S&P   FITCH
-----   ---   -----
 A-1    AAA    AAA
 A-2    AAA    AAA
 A-3    AAA    AAA
 A-AB   AAA    AAA
 A-4    AAA    AAA
 A-1A   AAA    AAA
 A-M    AAA    AAA
 A-J    AAA    AAA

     Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in December 2038, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

                                      S-185

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-186

                                    GLOSSARY

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2006-PWR14 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate.

     "Appraisal Reduction Amount" means for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2006-PWR14 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest, other than any Default Interest and Post-ARD
                    Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

                                      S-187

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special
                    servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                    Property, over the amount of any obligations secured by
                    liens on the property that are prior to the lien of that
                    mortgage loan;

               (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable special
                    servicer with respect to the subject mortgage loan that--

                    o    are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                    o    are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                    o    may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

               (c)  the amount of any letter of credit that constitutes
                    additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                    loan.

     If,  however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

     In the case of the South Bay Galleria Loan Group (including for purposes of the definition of South Bay Galleria Change of Control Event) and The Tower Loan
Group (only for as long as The Tower Non-Pooled Mortgage Loan is

                                      S-188

subordinate in right of payment to The Tower Pooled Mortgage Loan), any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan. In the case of The Tower Loan Group (from and after any date when The Tower Non-Pooled
Mortgage Loan becomes pari passu in right of payment with The Tower Pooled
Mortgage Loan), any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated to The Tower Pooled Mortgage Loan and
The Tower Non-Pooled Mortgage Loan on a pari passu basis.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released; or

          3.   in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or
               materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled
          Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

     "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc.

     "ARD" means anticipated repayment date.

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

                                      S-189

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs;

          (b)  with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;
               and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2006-PWR14
               certificateholders in accordance with any of clauses 2 through 6 below;

     2.   to pay or reimburse one or more parties to the series 2006-PWR14 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2006-PWR14 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2006-PWR14 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2006-PWR14 certificates as described in this prospectus supplement);

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2006-PWR14
               certificates,

                                      S-190

               including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2006, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's interest reserve account; plus

     2.   if such distribution date occurs during March of any year subsequent to 2006 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2006-PWR14 certificates on each distribution date.

     "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and
(ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

     o    under no circumstances will the Base Interest Fraction be greater than one;

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class of certificates, then the Base Interest Fraction will equal zero;

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class of certificates, then the
          Base Interest Fraction shall be equal to 1.0;

and provided, further, that with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Arlington Terrace Apartments, the Base Interest Rate Fraction will be deemed to be equal to ______% in all relevant periods from __________ to __________.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                      S-191

     "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule I to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule I to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule I to this prospectus supplement.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in
Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than
12 months. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO Period)"
means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the 12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant

                                      S-192

          prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan)
          or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

     "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by
S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P) and "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least
$50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to
Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and
"F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by
S&P and "AA-" by Fitch (or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Trust
Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that such subsidiary maintains certain minimum ratings or is otherwise approved by the Rating Agencies, or (v) an account maintained with another insured depository institution that is acceptable to (among other persons) each Rating
Agency (as evidenced by a written confirmation to the trustee from each Rating
Agency that the use of such account would not, in and of itself, result in a qualification, downgrade or withdrawal with respect to any class of series
2006-PWR14 certificates that are rated by such Rating Agency).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2006-PWR14 pooling and servicing agreement:

     o    either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any

                                      S-193

          amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2006-PWR14 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-PWR14 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series
          2006-PWR14 pooling and servicing agreement or by series 2006-PWR14 certificateholders entitled to not less than 25% of the series
          2006-PWR14 voting rights or, if affected by the failure, by a
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
          2006-PWR14 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-PWR14 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR14 pooling and servicing agreement, by series 2006-PWR14 certificateholders entitled to not less than 25% of the series 2006-PWR14 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2006-PWR14 pooling and servicing agreement to the Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

     o    a master servicer or a special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2006-PWR14 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

                                      S-194

     o    a master servicer ceases to have a master servicer rating of at least
          "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch and, in either case, that rating is not reinstated within 30 days.

     When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

     Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc. or Morgan Stanley & Co. Incorporated, and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2006-PWR14 certificates.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

                                      S-195

     "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Material Action" means, for any mortgage loan other than any mortgage loan in the South Bay Galleria Loan Group, any of the following actions except as otherwise described below:

     1.   any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     2.   any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

     3.   any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     4.   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     5.   any release of collateral for any mortgage loan;

     6.   any acceptance of substitute or additional collateral for a mortgage loan;

     7.   any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

     8.   any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

     9.   any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

     10.  any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     Notwithstanding the foregoing, for purposes of the general approval rights of the series 2006-PWR14 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2006-PWR14 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2006-PWR14 controlling class representative:

     o    a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
          $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

     o    a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

                                      S-196

     o    approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

     Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of the South Bay Galleria Loan
Group:

     o    any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the South
          Bay Galleria Mortgaged Property and the other collateral securing the
          South Bay Galleria Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

     o    any proposed modification, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the South Bay Galleria
          Loan Group;

     o    any proposed successor property manager with respect to, or any material alteration of, any of the South Bay Galleria Mortgaged
          Property;

     o    any waiver of the requirements under the South Bay Galleria Loan Group with respect to property insurers or the manner in which payments or other collections on the South Bay Galleria Loan Group are held and/or invested;

     o    any proposed sale of the South Bay Galleria Mortgaged Property or transfer of an interest in the related borrower or the South Bay
          Galleria Mortgaged Property;

     o    any acceptance of a discounted payoff of the South Bay Galleria Loan
          Group;

     o    any determination to bring the South Bay Galleria Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the South Bay Galleria
          Mortgaged Property;

     o    any release of collateral for the South Bay Galleria Loan Group (other than in accordance with the terms of, or upon satisfaction of, the
          South Bay Galleria Loan Group) or any release of the related borrower or any guarantor;

     o    any acceptance of substitute or additional collateral for the South
          Bay Galleria Loan Group (other than in accordance with the terms of the South Bay Galleria Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the South Bay Galleria Loan Group;

     o    the appointment or removal of any sub-servicer for the South Bay
          Galleria Loan Group (other than in connection with the trustee or its designee becoming the successor master servicer or special servicer pursuant to the terms of the series 2006-PWR14 pooling and servicing agreement);

                                      S-197

     o    any renewal or replacement of the then existing insurance policies with respect to the South Bay Galleria Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the mortgagee's approval is required under the loan documents;

     o    the approval of a material capital expenditure, if the mortgagee's approval is required under the loan documents;

     o    the approval of additional indebtedness secured by the South Bay
          Galleria Mortgaged Property, to the extent the mortgagee's approval is required under the loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the related borrower.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Loan Group" means either or both of the South Bay Galleria Loan
Group or The Tower Loan Group, as applicable.

     "Mortgage Loan Group Intercreditor Agreement" means the South Bay Galleria
Intercreditor Agreement or The Tower Intercreditor Agreement, as applicable.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
          Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2006 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

                                      S-198

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Mortgage Loan" means either or both of the South Bay Galleria
Non-Pooled Subordinate Loan and The Tower Non-Pooled Mortgage Loan, as
applicable.

     "Non-Pooled Subordinate Loan" means either or both of the South Bay
Galleria Non-Pooled Subordinate Loan and, unless it has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement, The Tower Non-Pooled Mortgage Loan.

     "Non-Pooled Mortgage Loan Noteholder" means the holder of the promissory note evidencing a Non-Pooled Mortgage Loan.

     "Non-Pooled Subordinate Noteholder" means, as applicable, (i) the South Bay
Galleria Non-Pooled Subordinate Noteholder or (ii) The Tower Non-Pooled Mortgage
Subordinate Noteholder unless The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PCF" means Principal Commercial Funding, LLC.

     "PCFII" means Principal Commercial Funding II, LLC.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

                                      S-199

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2006-PWR14 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2006-PWR14 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation

                                     S-200

proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2006-PWR14 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

     4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the

                                      S-201

collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

     In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

     o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

               1.   first, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan (until
                    such portion, net of all subtractions pursuant to clauses
                    (I)(A), (B) and (C) arising from pooled mortgage loans in
                    that loan group, is equal to zero), and

               2.   then, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    other loan group (until such portion, net of all such
                    subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all
                    subtractions as described in this clause 2, is equal to
                    zero); and

     o    any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

               1.   first, if the attributable portion of the Principal
                    Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage
                    loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in
                    the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution
                    Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the
                    cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable
                    portion of Principal Distribution Amount for that loan group on account of pooled mortgage loans not included in that
                    loan group, and

               2.   then, as an increase in the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan.

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

                                      S-202

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Rating Agency" means each of S&P and Fitch.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO
Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2006-PWR14 trust fund.

                                      S-203

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicers,

     o    the primary servicers,

     o    any sub-servicers,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2006-PWR14 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2006-PWR14 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being

                                      S-204

          understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group
          Intercreditor Agreement),

     o    in accordance with any and all applicable laws, the terms of the series 2006-PWR14 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2006-PWR14 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicers, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2006-PWR14 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2006-PWR14 certificateholders and the related
                    Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                    whole, on a present value basis (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any
                    Non-Pooled Subordinate Loans, that the interests of the
                    related Non-Pooled Subordinate Noteholder are junior
                    promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement); and

               without regard to--

               1.   any known relationship that the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates may have with any of the underlying
                    borrowers, any of the mortgage loan sellers or any other
                    party to the series 2006-PWR14 pooling and servicing
                    agreement,

               2.   the ownership of any series 2006-PWR14 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2006-PWR14
                    pooling and servicing agreement,

               4.   the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make,
                    servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2006-PWR14 pooling and servicing agreement,

                                      S-205

               5.   the right of the applicable master servicer or the
                    applicable special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the
                    sufficiency of any compensation payable to it, under the
                    series 2006-PWR14 pooling and servicing agreement or with
                    respect to any particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of
                    any other debt owed by, or secured by ownership interests
                    in, any of the borrowers or any affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                    repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan and the Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2006-PWR14 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the

                                      S-206

          related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

     "South Bay Galleria Change of Control Event" means that, as of any date of determination, (a)(i) the then-outstanding principal balance of the South Bay
Galleria Non-Pooled Subordinate Loan (inclusive of the principal amount of any future advances that are made after the cut-off date pursuant to the right of the related borrower to receive one or more future advances under the South Bay
Galleria Non-Pooled Subordinate Loan), minus (ii) the sum of any realized losses allocable to the South Bay Galleria Non-Pooled Subordinate Loan, any Appraisal
Reduction Amounts allocable to the South Bay Galleria Non-Pooled Subordinate
Loan and any Additional Trust Fund Expenses allocable to the South Bay Galleria
Non-Pooled Subordinate Loan, is less than 25% of the difference between (b) (i)
the initial principal balance of the South Bay Galleria Non-Pooled Subordinate
Loan (plus the principal amount of any future advances that are made after the cut-off date pursuant to the right of the related borrower to receive one or more future advances under the South Bay Galleria Non-Pooled Subordinate Loan)
and (ii) any payments of principal (whether as scheduled amortization, prepayments or otherwise) on the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Intercreditor Agreement" means the intercreditor agreement between the initial holders of the South Bay Galleria Pooled Mortgage
Loan and the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Loan Group" means, collectively, the South Bay Galleria
Pooled Mortgage Loan and the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "South Bay Galleria".

     "South Bay Galleria Non-Pooled Subordinate Loan" means the loan in the outstanding principal amount as of the cut-off date of $30,000,000, and providing for one or more future advances and/or supplemental financing after the cut-off date as described under "description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures--The South Bay Galleria Loan Group" in this prospectus supplement, that is

                                      S-207

secured by the same mortgage instrument encumbering the South Bay Galleria
Mortgaged Property as the South Bay Galleria Pooled Mortgage Loan and is
subordinate in right of payment to the South Bay Galleria Pooled Mortgage Loan.

     "South Bay Galleria Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the South Bay Galleria Non-Pooled Subordinate
Loan.

     "South Bay Galleria Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $100,000,000 that is secured by the mortgage instrument encumbering the South Bay Galleria Mortgaged Property.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2006-PWR14 certificates and the mortgage loans in the trust fund:

     o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2006-PWR14 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2006-PWR14 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2006-PWR14 pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the certificate

                                      S-208

          administrator fees, the servicer report administrator fees and the master servicing fees (including any applicable primary or sub-servicing fees);

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series
          2006-PWR14 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of loan-specific interest rate provisions (if any) that are described on the "Footnotes to Appendix B and C" in this prospectus supplement;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

     o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge,
          including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan
          Group that includes any Non-Pooled Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2006-PWR14 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in January 2007; and

     o    the offered certificates are settled with investors on December 19,
          2006.

                                      S-209

     "The Tower Intercreditor Agreement" means the intercreditor agreement between the initial holders of The Tower Pooled Mortgage Loan and The Tower
Non-Pooled Mortgage Loan.

     "The Tower Loan Group" means The Tower Pooled Mortgage Loan and The Tower
Non-Pooled Mortgage Loan, together.

     "The Tower Mortgaged Property" means the mortgaged property identified on
Appendix B to this prospectus supplement as The Tower.

     "The Tower Non-Pooled Mortgage Loan" means the loan in the original principal amount of $3,250,000 that is secured, in part, by the same mortgage instrument encumbering The Tower Mortgaged Property as The Tower Pooled Mortgage
Loan. The Tower Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "The Tower Non-Pooled Mortgage Loan Noteholder" means the holder of the promissory note evidencing The Tower Non-Pooled Mortgage Loan, whether or not
The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "The Tower Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing The Tower Non-Pooled Mortgage Loan unless The Tower
Non-Pooled Mortgage Loan has become pari passu in right of payment with The
Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "The Tower Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $9,000,000 that is secured by the The Tower
Mortgaged Property.

     "Trust-Serviced Mortgage Loan Group" means the South Bay Galleria Loan
Group or The Tower Loan Group, as applicable.

     "Trust-Serviced Non-Pooled Mortgage Loan" means the South Bay Galleria
Non-Pooled Subordinate Loan or The Tower Non-Pooled Mortgage Loan, as
applicable.

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

     "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

                                      S-210

     "WFB" means Wells Fargo Bank, National Association.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-211

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                                   SCHEDULE I

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB
                        PLANNED
                       PRINCIPAL
DISTRIBUTION DATE     BALANCE ($)
-----------------   --------------
January 2007        125,050,000.00
February 2007       125,050,000.00
March 2007          125,050,000.00
April 2007          125,050,000.00
May 2007            125,050,000.00
June 2007           125,050,000.00
July 2007           125,050,000.00
August 2007         125,050,000.00
September 2007      125,050,000.00
October 2007        125,050,000.00
November 2007       125,050,000.00
December 2007       125,050,000.00
January 2008        125,050,000.00
February 2008       125,050,000.00
March 2008          125,050,000.00
April 2008          125,050,000.00
May 2008            125,050,000.00
June 2008           125,050,000.00
July 2008           125,050,000.00
August 2008         125,050,000.00
September 2008      125,050,000.00
October 2008        125,050,000.00
November 2008       125,050,000.00
December 2008       125,050,000.00
January 2009        125,050,000.00
February 2009       125,050,000.00
March 2009          125,050,000.00
April 2009          125,050,000.00
May 2009            125,050,000.00
June 2009           125,050,000.00
July 2009           125,050,000.00
August 2009         125,050,000.00
September 2009      125,050,000.00
October 2009        125,050,000.00
November 2009       125,050,000.00
December 2009       125,050,000.00
January 2010        125,050,000.00
February 2010       125,050,000.00
March 2010          125,050,000.00
April 2010          125,050,000.00
May 2010            125,050,000.00
June 2010           125,050,000.00
July 2010           125,050,000.00
August 2010         125,050,000.00
September 2010      125,050,000.00
October 2010        125,050,000.00
November 2010       125,050,000.00
December 2010       125,050,000.00
January 2011        125,050,000.00
February 2011       125,050,000.00
March 2011          125,050,000.00
April 2011          125,050,000.00
May 2011            125,050,000.00
June 2011           125,050,000.00
July 2011           125,050,000.00
August 2011         125,050,000.00
September 2011      125,050,000.00
October 2011        125,050,000.00
November 2011       125,050,000.00
December 2011       124,991,859.00
January 2012        123,064,000.00
February 2012       121,126,000.00
March 2012          118,675,000.00
April 2012          116,715,000.00
May 2012            114,494,000.00
June 2012           112,512,000.00
July 2012           110,270,000.00
August 2012         108,267,000.00
September 2012      106,254,000.00
October 2012        103,981,000.00
November 2012       101,945,000.00
December 2012        94,976,000.00
January 2013         92,924,000.00
February 2013        90,862,000.00
March 2013           88,049,000.00
April 2013           85,962,000.00
May 2013             83,618,000.00
June 2013            81,509,000.00
July 2013            79,143,000.00
August 2013          77,010,000.00
September 2013       74,866,000.00
October 2013         72,550,000.00
November 2013        70,489,000.00
December 2013        68,105,000.00
January 2014         65,951,000.00
February 2014        63,786,000.00
March 2014           60,891,000.00
April 2014           58,700,000.00
May 2014             56,259,000.00
June 2014            54,044,000.00
July 2014            51,580,000.00
August 2014          49,341,000.00
September 2014       47,091,000.00
October 2014         44,593,000.00
November 2014        42,318,000.00
December 2014        39,796,000.00
January 2015         37,497,000.00
February 2015        35,186,000.00
March 2015           32,159,000.00
April 2015           29,821,000.00
May 2015             27,237,000.00
June 2015            24,873,000.00
July 2015            22,265,000.00
August 2015          19,876,000.00
September 2015       12,523,000.00
October 2015          9,889,000.00
November 2015         7,473,000.00
December 2015         4,831,000.00
January 2016          2,403,000.00
February 2016                 0.00

                                       I-1

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                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

Wells Fargo Bank, National
   Association                          94           731,282,770       29.6        6.0096        107
Principal Commercial Funding
   II, LLC                              51           578,009,396       23.4        5.8777        120
Prudential Mortgage Capital
   Funding, LLC                         42           570,539,376       23.1        5.9655        105
Bear Stearns Commercial
   Mortgage, Inc.                       43           449,058,256       18.2        5.8660        120
Nationwide Life Insurance
   Company                              16            97,578,610        4.0        6.1720        119
Principal Commercial Funding,
   LLC                                   4            41,674,200        1.7        5.5765        121
                                       ---        --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608      100.0%       5.9415%       113
                                       ===        ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Wells Fargo Bank, National
   Association                     1.46         1.37           70.5         62.4
Principal Commercial Funding
   II, LLC                         1.65         1.56           63.2         59.3
Prudential Mortgage Capital
   Funding, LLC                    1.47         1.40           64.2         58.6
Bear Stearns Commercial
   Mortgage, Inc.                  1.52         1.31           73.2         65.4
Nationwide Life Insurance
   Company                         1.58         1.50           66.8         58.5
Principal Commercial Funding,
   LLC                             1.69         1.40           59.5         47.8
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

CUT-OFF DATE BALANCES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

998,311 - 2,000,000                     26            40,173,021         1.6       6.1898        117
2,000,001 - 3,000,000                   35            90,707,268         3.7       6.1836        117
3,000,001 - 5,000,000                   49           194,729,166         7.9       6.1762        115
5,000,001 - 7,000,000                   33           200,908,415         8.1       6.0189        115
7,000,001 - 9,000,000                   30           239,605,206         9.7       6.0095        116
9,000,001 - 11,000,000                  28           283,578,288        11.5       6.0468        119
11,000,001 - 13,000,000                 14           172,640,640         7.0       5.8369        118
13,000,001 - 15,000,000                  2            27,313,102         1.1       6.0045        118
15,000,001 - 17,000,000                  6            96,767,000         3.9       5.9440        108
17,000,001 - 19,000,000                  3            55,200,000         2.2       6.1280        118
19,000,001 - 21,000,000                  3            60,400,000         2.4       6.0227        119
21,000,001 - 31,000,000                  7           175,492,233         7.1       5.8895        118
31,000,001 - 61,000,000                  7           280,928,269        11.4       5.9932        112
61,000,001 - 80,000,000                  5           353,000,000        14.3       5.7172        108
80,000,001 - 100,000,000                 2           196,700,000         8.0       5.6127         89
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608       100.0%      5.9415%       113
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

998,311 - 2,000,000                1.48           1.42          63.4        54.6
2,000,001 - 3,000,000              1.50           1.43          62.8        53.3
3,000,001 - 5,000,000              1.40           1.32          70.0        59.7
5,000,001 - 7,000,000              1.47           1.35          68.4        59.4
7,000,001 - 9,000,000              1.53           1.43          65.7        57.7
9,000,001 - 11,000,000             1.47           1.36          69.9        62.8
11,000,001 - 13,000,000            1.55           1.37          70.6        64.4
13,000,001 - 15,000,000            1.38           1.38          76.6        62.6
15,000,001 - 17,000,000            1.53           1.37          72.6        68.6
17,000,001 - 19,000,000            1.38           1.28          70.6        67.3
19,000,001 - 21,000,000            1.55           1.38          66.4        59.2
21,000,001 - 31,000,000            1.53           1.39          67.5        63.3
31,000,001 - 61,000,000            1.61           1.50          70.8        65.9
61,000,001 - 80,000,000            1.55           1.42          63.0        57.7
80,000,001 - 100,000,000           1.66           1.66          62.0        58.4
                                   ----           ----          ----        ----
TOTAL/WEIGHTED AVERAGE:            1.53x          1.42x         67.5%       61.0%
                                   ====           ====          ====        ====

Minimum: $998,311
Maximum: $100,000,000
Average: $9,872,570

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                                PERCENT BY     WEIGHTED      WEIGHTED
                                  NUMBER OF      AGGREGATE       AGGREGATE      AVERAGE      AVERAGE
                                  MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING
STATE                            PROPERTIES     BALANCE ($)     BALANCE (%)    RATE (%)    TERM (MOS.)
------------------------------   ----------   --------------   ------------   ----------   -----------

California                            38         338,566,134       13.7         5.8596         116
Southern California                   26         236,224,523        9.6         5.8344         116
Northern California                   12         102,341,611        4.1         5.9178         115
New York                              11         262,137,923       10.6         5.8542         109
New Jersey                            18         254,314,944       10.3         5.6645          98
Virginia                              16         183,107,619        7.4         6.0630          96
Florida                               16         156,817,293        6.4         5.9321         118
Texas                                 25         140,864,214        5.7         6.0774         117
Ohio                                  10         106,676,955        4.3         5.9503         119
Illinois                              10         103,843,540        4.2         6.1968         116
Georgia                                5          89,301,000        3.6         5.6877         119
Minnesota                             10          84,437,044        3.4         5.8448         115
Wisconsin                              8          78,848,205        3.2         6.2733         118
Nevada                                 9          71,622,563        2.9         6.0843         118
Pennsylvania                           7          59,693,364        2.4         5.9556         126
Washington                             8          56,345,511        2.3         6.0350         117
Arizona                               10          44,990,976        1.8         6.1600         118
New Mexico                             4          41,893,713        1.7         5.9744         119
North Carolina                         5          40,641,740        1.6         5.9814         119
Maryland                               9          40,232,869        1.6         6.2201         103
Kentucky                               3          38,694,592        1.6         5.9542         129
Tennessee                              5          37,209,335        1.5         5.9012         104
Michigan                               5          37,203,607        1.5         6.1293         118
Massachusetts                          4          28,400,000        1.2         6.0318         139
Delaware                               4          26,168,280        1.1         5.7767         127
Colorado                               4          25,723,637        1.0         6.1592         116
Kansas                                 1          16,500,000        0.7         5.8550          58
Mississippi                            3          14,873,587        0.6         5.8735         119
Alabama                                4          14,155,924        0.6         6.1678         118
Indiana                                2          13,997,775        0.6         5.7705         118
Alaska                                 1          10,471,665        0.4         6.2300         117
Oregon                                 2           9,155,098        0.4         6.1195         110
Nebraska                               2           8,179,956        0.3         6.1128         117
South Carolina                         2           7,772,109        0.3         5.9953         119
North Dakota                           1           7,170,460        0.3         6.1170         117
Arkansas                               1           4,889,791        0.2         6.3200         119
South Dakota                           1           3,446,539        0.1         5.9600         119
Missouri                               1           3,400,000        0.1         5.9800         119
Vermont                                1           2,900,000        0.1         6.0500         118
Idaho                                  1           1,997,947        0.1         5.8400         119
Utah                                   1           1,496,699        0.1         5.8600         119
                                     ---      --------------      -----         ------         ---
TOTAL/WEIGHTED AVERAGE:              268      $2,468,142,608      100.0%        5.9415%        113
                                     ===      ==============      =====         ======         ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
STATE                            DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

California                         1.55           1.50          57.1        48.9
Southern California                1.61           1.57          55.0        46.8
Northern California                1.42           1.33          61.9        53.8
New York                           1.63           1.45          62.4        59.9
New Jersey                         1.64           1.61          69.5        67.6
Virginia                           1.36           1.35          68.3        61.3
Florida                            1.60           1.42          69.8        61.7
Texas                              1.51           1.34          73.6        66.4
Ohio                               1.43           1.28          74.5        67.3
Illinois                           1.41           1.31          69.9        65.3
Georgia                            1.76           1.60          65.8        62.6
Minnesota                          1.42           1.42          66.8        52.0
Wisconsin                          1.29           1.27          75.1        69.2
Nevada                             1.43           1.24          69.5        62.2
Pennsylvania                       1.53           1.38          71.8        62.2
Washington                         1.79           1.73          59.6        55.2
Arizona                            1.37           1.31          66.4        57.8
New Mexico                         1.64           1.41          69.0        62.1
North Carolina                     1.57           1.40          67.2        58.9
Maryland                           1.43           1.26          72.8        65.3
Kentucky                           1.57           1.37          69.8        57.6
Tennessee                          1.49           1.32          75.7        69.7
Michigan                           1.43           1.22          71.8        62.4
Massachusetts                      1.53           1.42          71.6        60.7
Delaware                           1.41           1.19          76.5        67.1
Colorado                           1.34           1.20          71.9        63.1
Kansas                             1.37           1.37          70.2        70.2
Mississippi                        1.53           1.34          75.5        70.9
Alabama                            1.49           1.35          72.2        64.7
Indiana                            1.41           1.20          74.9        68.6
Alaska                             1.28           1.28          79.9        68.6
Oregon                             1.20           1.20          62.7        54.0
Nebraska                           1.65           1.65          64.6        55.2
South Carolina                     1.51           1.34          67.1        58.9
North Dakota                       1.52           1.52          69.6        54.5
Arkansas                           1.59           1.59          53.7        35.9
South Dakota                       1.25           1.25          77.9        66.2
Missouri                           1.51           1.27          77.8        70.4
Vermont                            1.67           1.41          68.2        61.8
Idaho                              1.57           1.57          56.3        47.6
Utah                               1.43           1.43          48.7        32.0
                                   ----           ----          ----        ----
TOTAL/WEIGHTED AVERAGE:            1.53x          1.42x         67.5%       61.0%
                                   ====           ====          ====        ====

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-2

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   --------------   ------------   --------   -----------

Retail                                     98              961,010,444        38.9       5.8951        118
Office                                     40              529,872,722        21.5       5.8779         95
Hospitality                                28              302,807,349        12.3       6.0876        118
Multifamily                                37              263,386,673        10.7       5.9516        115
Industrial                                 44              251,699,693        10.2       5.9716        117
Mixed Use                                   6               73,275,000         3.0       5.9822        119
Manufactured Housing Community              4               46,894,722         1.9       6.1525        117
Self Storage                               11               39,196,005         1.6       6.2211        111
                                          ---           --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                   268           $2,468,142,608       100.0%      5.9415%       113
                                          ===           ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
PROPERTY TYPE                    DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Retail                             1.47         1.38           68.6         61.2
Office                             1.55         1.43           65.7         61.7
Hospitality                        1.72         1.58           67.8         57.7
Multifamily                        1.41         1.28           72.0         66.7
Industrial                         1.61         1.53           62.6         56.9
Mixed Use                          1.47         1.41           63.3         59.6
Manufactured Housing Community     1.35         1.18           75.1         68.9
Self Storage                       1.45         1.39           63.4         51.5
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

MORTGAGE RATES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

5.1200% - 5.2500%                        2            18,396,235         0.7       5.1553        115
5.2501% - 5.5000%                        4           114,640,000         4.6       5.3921        126
5.5001% - 5.7500%                       22           578,138,380        23.4       5.6631        110
5.7501% - 6.0000%                       66           759,656,256        30.8       5.8920        111
6.0001% - 6.2500%                      102           667,778,040        27.1       6.1447        117
6.2501% - 6.5000%                       47           296,114,873        12.0       6.3409        108
6.5001% - 6.7500%                        5            29,499,109         1.2       6.5737        116
6.7501% - 6.8200%                        2             3,919,716         0.2       6.8065        118
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608       100.0%      5.9415%       113
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)                DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

5.1200% - 5.2500%                  1.56         1.33           75.1         67.5
5.2501% - 5.5000%                  2.09         1.68           43.5         37.0
5.5001% - 5.7500%                  1.63         1.59           65.3         60.4
5.7501% - 6.0000%                  1.51         1.38           68.6         62.0
6.0001% - 6.2500%                  1.44         1.33           70.0         62.2
6.2501% - 6.5000%                  1.33         1.28           71.6         65.8
6.5001% - 6.7500%                  1.52         1.52           70.9         59.5
6.7501% - 6.8200%                  1.32         1.32           61.1         53.1
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

Minimum: 5.1200%
Maximum: 6.8200%
Weighted Average: 5.9415%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

57 - 60                                 12           234,438,458         9.5       5.8151         59
61 - 84                                  7            76,236,742         3.1       6.2599         81
85 - 120                               223         2,100,759,964        85.1       5.9476        118
121 - 239                                8            56,707,445         2.3       5.8099        166
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608       100.0%      5.9415%       113
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE       DSCR       CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

57 - 60                            1.41         1.39           70.2         69.4
61 - 84                            1.29         1.28           73.3         70.8
85 - 120                           1.55         1.43           67.0         60.0
121 - 239                          1.41         1.24           68.2         49.0
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-3

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                   PERCENT BY     WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE               NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (x)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.09 - 1.20                             19           156,021,229         6.3       6.1619        115
1.21 - 1.30                             48           395,840,331        16.0       6.0574        110
1.31 - 1.40                             41           456,164,156        18.5       5.9879        110
1.41 - 1.50                             65           596,066,223        24.2       5.9348        109
1.51 - 1.60                             24           186,583,569         7.6       6.0157        115
1.61 - 1.70                             20           145,280,053         5.9       5.9477        115
1.71 - 1.80                              4            37,242,537         1.5       6.1173        119
1.81 - 1.90                              6           153,987,932         6.2       5.7111        121
1.91 - 2.00                              6           108,815,496         4.4       5.8191        118
2.01 - 2.10                              6            94,210,000         3.8       5.6981        119
2.11 - 2.20                              1             6,650,000         0.3       6.2100        119
2.21 - 2.30                              6           122,516,105         5.0       5.5279        120
2.31 - 2.50                              2             4,640,938         0.2       6.1062        118
2.51 - 3.18                              2             4,124,040         0.2       6.2052        119
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608       100.0%      5.9415%       113
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE             AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (x)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

1.09 - 1.20                        1.17         1.17           76.0         69.4
1.21 - 1.30                        1.26         1.24           73.3         67.3
1.31 - 1.40                        1.37         1.24           71.7         65.6
1.41 - 1.50                        1.45         1.34           71.1         63.9
1.51 - 1.60                        1.55         1.44           65.9         57.3
1.61 - 1.70                        1.66         1.52           66.7         58.9
1.71 - 1.80                        1.74         1.56           66.1         60.0
1.81 - 1.90                        1.83         1.77           50.6         42.5
1.91 - 2.00                        1.95         1.79           62.7         58.1
2.01 - 2.10                        2.03         1.75           60.6         55.1
2.11 - 2.20                        2.19         2.19           57.0         57.0
2.21 - 2.30                        2.26         2.00           42.1         39.4
2.31 - 2.50                        2.41         2.23           30.5         27.0
2.51 - 3.18                        3.04         3.04           33.4         32.7
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.53x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AFTER IO PERIOD (x)              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.04 - 1.20                             57           543,942,229        22.0       6.0565        118
1.21 - 1.30                             83           630,292,831        25.5       6.0430        113
1.31 - 1.40                             30           269,408,156        10.9       5.8988         99
1.41 - 1.50                             27           366,183,723        14.8       5.8396        104
1.51 - 1.60                             14           130,998,569         5.3       6.0287        118
1.61 - 1.70                             13           161,990,053         6.6       5.9805        115
1.71 - 1.80                              3            21,642,537         0.9       5.9755        119
1.81 - 1.90                              5           200,987,932         8.1       5.5811        121
1.91 - 2.00                              5            53,815,496         2.2       5.8181        119
2.01 - 2.10                              4            28,250,000         1.1       5.6715        119
2.11 - 2.20                              1             6,650,000         0.3       6.2100        119
2.21 - 2.30                              5            47,516,105         1.9       5.6665        120
2.31 - 2.50                              1             2,340,938         0.1       6.2400        118
2.51 - 3.18                              2             4,124,040         0.2       6.2052        119
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608       100.0%      5.9415%       113
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE RATIO       AVERAGE       DSCR       CUT-OFF DATE    BALLOON
AFTER IO PERIOD (x)              DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

1.04 - 1.20                        1.31         1.16           75.0         68.5
1.21 - 1.30                        1.35         1.25           73.0         66.3
1.31 - 1.40                        1.44         1.35           66.8         61.2
1.41 - 1.50                        1.52         1.45           68.6         61.3
1.51 - 1.60                        1.61         1.55           65.3         56.0
1.61 - 1.70                        1.84         1.66           64.5         56.6
1.71 - 1.80                        1.87         1.72           65.3         57.2
1.81 - 1.90                        1.99         1.84           41.2         34.5
1.91 - 2.00                        1.94         1.94           59.0         57.6
2.01 - 2.10                        2.08         2.05           52.8         52.5
2.11 - 2.20                        2.19         2.19           57.0         57.0
2.21 - 2.30                        2.23         2.23           57.1         56.4
2.31 - 2.50                        2.42         2.42           23.4         20.1
2.51 - 3.18                        3.04         3.04           33.4         32.7
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%        61.0%
                                   ====         ====           ====         ====

Minimum: 1.04x
Maximum: 3.18x
Weighted Average: 1.42x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                      A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
CUT-OFF DATE LOAN-TO-VALUE          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

21.7% - 40.0%                            6            86,484,917        3.5        5.5276        120
40.1% - 45.0%                            4            22,574,604        0.9        5.9689        136
45.1% - 50.0%                            8           123,608,429        5.0        5.6961        120
50.1% - 55.0%                           15           122,715,221        5.0        5.8742        115
55.1% - 60.0%                           21           185,524,878        7.5        5.8829         98
60.1% - 65.0%                           32           235,486,297        9.5        5.9176        115
65.1% - 70.0%                           46           514,233,694       20.8        5.9852        117
70.1% - 75.0%                           56           407,638,548       16.5        6.0651        113
75.1% - 80.0%                           60           758,863,941       30.7        5.9607        110
80.1% - 84.5%                            2            11,012,080        0.4        6.1962         93
                                       ---        --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608      100.0%       5.9415%       113
                                       ===        ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
CUT-OFF DATE LOAN-TO-VALUE        AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

21.7% - 40.0%                      2.32         1.95           32.6        28.8
40.1% - 45.0%                      1.81         1.81           43.9        25.6
45.1% - 50.0%                      1.81         1.81           45.6        38.0
50.1% - 55.0%                      1.70         1.57           52.9        46.7
55.1% - 60.0%                      1.61         1.60           58.6        54.9
60.1% - 65.0%                      1.58         1.49           62.4        56.6
65.1% - 70.0%                      1.54         1.40           67.8        59.3
70.1% - 75.0%                      1.44         1.33           72.9        65.0
75.1% - 80.0%                      1.35         1.25           78.5        73.4
80.1% - 84.5%                      1.34         1.22           83.5        75.2
                                   ----         ----           ----        ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%       61.0%
                                   ====         ====           ====        ====

Minimum: 21.7%
Maximum: 84.5%
Weighted Average: 67.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE               NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

 1.0% - 30.0%                            8            98,248,868        4.0        5.5887       130
30.1% - 35.0%                            2             3,796,699        0.2        5.9266       118
35.1% - 40.0%                            8           133,552,884        5.4        5.7300       118
40.1% - 45.0%                            5            35,341,393        1.4        5.5822       118
45.1% - 50.0%                           19           103,775,911        4.2        6.1011       114
50.1% - 55.0%                           27           243,311,154        9.9        5.8983       119
55.1% - 60.0%                           48           455,751,233       18.5        5.9747       107
60.1% - 65.0%                           50           430,543,819       17.4        5.9831       118
65.1% - 70.0%                           48           329,186,567       13.3        5.9910       119
70.1% - 75.0%                           28           339,122,000       13.7        6.0225       113
75.1% - 80.0%                            7           295,512,080       12.0        5.9173        92
                                       ---        --------------      -----        ------       ---
TOTAL/WEIGHTED AVERAGE:                250        $2,468,142,608      100.0%       5.9415%      113
                                       ===        ==============      =====        ======       ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE             AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

 1.0% - 30.0%                      2.17         1.84           34.9        25.3
30.1% - 35.0%                      2.02         1.79           42.0        33.3
35.1% - 40.0%                      1.84         1.84           45.4        38.2
40.1% - 45.0%                      1.91         1.55           52.1        43.1
45.1% - 50.0%                      1.57         1.55           56.7        47.2
50.1% - 55.0%                      1.44         1.41           62.7        52.6
55.1% - 60.0%                      1.56         1.45           64.8        58.2
60.1% - 65.0%                      1.57         1.44           69.6        62.5
65.1% - 70.0%                      1.40         1.27           75.7        67.7
70.1% - 75.0%                      1.41         1.23           77.5        72.5
75.1% - 80.0%                      1.32         1.32           78.7        78.6
                                   ----         ----           ----        ----
TOTAL/WEIGHTED AVERAGE:            1.53x        1.42x          67.5%       61.0%
                                   ====         ====           ====        ====

Minimum: 1.0%
Maximum: 80.0%
Weighted Average: 61.0%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

Wells Fargo Bank, National
   Association                          86           680,308,668       31.3        5.9993        107
Principal Commercial Funding
   II, LLC                              45           517,553,511       23.8        5.8560        121
Prudential Mortgage Capital
   Funding, LLC                         30           457,972,296       21.1        5.9414        104
Bear Stearns Commercial
   Mortgage, Inc.                       37           392,798,256       18.1        5.9021        119
Nationwide Life Insurance
   Company                              13            80,428,610        3.7        6.1818        119
Principal Commercial Funding,
   LLC                                   4            41,674,200        1.9        5.5765        121
                                       ---        --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                215        $2,170,735,542      100.0%       5.9340%       112
                                       ===        ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Wells Fargo Bank, National
   Association                     1.47         1.39           70.1        61.9
Principal Commercial Funding
   II, LLC                         1.70         1.60           61.7        57.6
Prudential Mortgage Capital
   Funding, LLC                    1.49         1.43           63.7        58.0
Bear Stearns Commercial
   Mortgage, Inc.                  1.52         1.33           72.8        65.3
Nationwide Life Insurance
   Company                         1.47         1.39           68.2        58.3
Principal Commercial Funding,
   LLC                             1.69         1.40           59.5        47.8
                                   ----         ----           ----        ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x          67.0%       60.3%
                                   ====         ====           ====        ====

CUT-OFF DATE BALANCES

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

998,311 - 2,000,000                    22             34,249,341         1.6       6.1778        117
2,000,001 - 3,000,000                  33             85,448,450         3.9       6.1923        118
3,000,001 - 5,000,000                  41            163,814,597         7.5       6.2008        116
5,000,001 - 7,000,000                  28            172,183,415         7.9       6.0433        117
7,000,001 - 9,000,000                  27            213,955,206         9.9       6.0078        116
9,000,001 - 11,000,000                 22            222,393,288        10.2       6.0888        115
11,000,001 - 13,000,000                13            160,240,640         7.4       5.8468        118
13,000,001 - 15,000,000                 2             27,313,102         1.3       6.0045        118
15,000,001 - 17,000,000                 5             80,267,000         3.7       5.9623        119
17,000,001 - 19,000,000                 2             36,800,000         1.7       6.0621        119
19,000,001 - 21,000,000                 1             21,000,000         1.0       5.9900        118
21,000,001 - 31,000,000                 5            122,442,233         5.6       5.8013        118
31,000,001 - 61,000,000                 7            280,928,269        12.9       5.9932        112
61,000,001 - 81,000,000                 5            353,000,000        16.3       5.7172        108
81,000,001 - 100,000,000                2            196,700,000         9.1       5.6127         89
                                      ---         --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:               215         $2,170,735,542       100.0%      5.9340%       112
                                      ===         ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

998,311 - 2,000,000                 1.51         1.45          62.6        54.1
2,000,001 - 3,000,000               1.52         1.44          62.3        52.8
3,000,001 - 5,000,000               1.37         1.30          69.5        58.6
5,000,001 - 7,000,000               1.48         1.38          67.9        58.6
7,000,001 - 9,000,000               1.54         1.46          65.1        56.9
9,000,001 - 11,000,000              1.49         1.39          70.4        63.1
11,000,001 - 13,000,000             1.56         1.38          70.3        63.9
13,000,001 - 15,000,000             1.38         1.38          76.6        62.6
15,000,001 - 17,000,000             1.56         1.37          73.0        68.3
17,000,001 - 19,000,000             1.45         1.31          69.3        64.3
19,000,001 - 21,000,000             1.48         1.25          67.6        61.2
21,000,001 - 31,000,000             1.65         1.51          62.9        58.0
31,000,001 - 61,000,000             1.61         1.50          70.8        65.9
61,000,001 - 81,000,000             1.55         1.42          63.0        57.7
81,000,001 - 100,000,000            1.66         1.66          62.0        58.4
                                    ----         ----          ----        ----
TOTAL/WEIGHTED AVERAGE:             1.54x        1.44x         67.0%       60.3%
                                    ====         ====          ====        ====

Minimum: $998,311
Maximum: $100,000,000
Average: $10,096,444

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                                          PERCENT BY    WEIGHTED      WEIGHTED
                                                          AGGREGATE       AGGREGATE     AVERAGE       AVERAGE
                                      NUMBER OF          CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
STATE                            MORTGAGED PROPERTIES     Balance ($)     BALANCE (%)   RATE (%)    TERM (MOS.)
------------------------------   --------------------   --------------   ------------   --------    -----------

California                                36               317,266,134       14.6        5.8495         116
Southern California                       26               236,224,523       10.9        5.8344         116
Northern California                       10                81,041,611        3.7        5.8935         114
New York                                   8               249,039,813       11.5        5.8488         112
New Jersey                                17               245,194,944       11.3        5.6678          95
Virginia                                  16               183,107,619        8.4        6.0630          96
Florida                                   16               156,817,293        7.2        5.9321         118
Texas                                     21               107,372,134        4.9        6.0424         119
Ohio                                       8                98,826,005        4.6        5.9404         119
Minnesota                                  7                79,511,721        3.7        5.8196         114
Wisconsin                                  8                78,848,205        3.6        6.2733         118
Nevada                                     9                71,622,563        3.3        6.0843         118
Georgia                                    4                64,251,000        3.0        5.5893         119
Illinois                                   7                51,843,540        2.4        6.1389         114
Pennsylvania                               6                49,453,364        2.3        6.0820         118
Arizona                                   10                44,990,976        2.1        6.1600         118
Kentucky                                   3                38,694,592        1.8        5.9542         129
Michigan                                   5                37,203,607        1.7        6.1293         118
Maryland                                   6                35,007,869        1.6        6.2231         100
New Mexico                                 3                33,143,713        1.5        5.9966         119
North Carolina                             4                30,141,740        1.4        5.9157         118
Massachusetts                              4                28,400,000        1.3        6.0318         139
Washington                                 4                26,295,511        1.2        5.9101         116
Colorado                                   4                25,723,637        1.2        6.1592         116
Delaware                                   3                19,768,280        0.9        5.9165         115
Tennessee                                  4                17,809,335        0.8        6.1204          86
Mississippi                                3                14,873,587        0.7        5.8735         119
Alabama                                    4                14,155,924        0.7        6.1678         118
Alaska                                     1                10,471,665        0.5        6.2300         117
Nebraska                                   2                 8,179,956        0.4        6.1128         117
South Carolina                             2                 7,772,109        0.4        5.9953         119
North Dakota                               1                 7,170,460        0.3        6.1170         117
Oregon                                     1                 6,493,809        0.3        6.2300         119
Arkansas                                   1                 4,889,791        0.2        6.3200         119
Vermont                                    1                 2,900,000        0.1        6.0500         118
Idaho                                      1                 1,997,947        0.1        5.8400         119
Utah                                       1                 1,496,699        0.1        5.8600         119
                                         ---            --------------      -----        ------         ---
TOTAL/WEIGHTED AVERAGE:                  231            $2,170,735,542      100.0%       5.9340%        112
                                         ===            ==============      =====        ======         ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE       AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
STATE                            DSCR (x)   AFTER IO (x)     LTV (%)       LTV (%)
------------------------------   --------   ------------   ------------   --------

California                         1.57         1.53          57.0          48.5
Southern California                1.61         1.57          55.0          46.8
Northern California                1.46         1.40          62.9          53.6
New York                           1.64         1.46          62.5          60.1
New Jersey                         1.65         1.63          69.1          67.6
Virginia                           1.36         1.35          68.3          61.3
Florida                            1.60         1.42          69.8          61.7
Texas                              1.58         1.38          73.0          64.6
Ohio                               1.44         1.29          74.1          67.1
Minnesota                          1.43         1.43          66.3          51.3
Wisconsin                          1.29         1.27          75.1          69.2
Nevada                             1.43         1.24          69.5          62.2
Georgia                            2.02         1.81          60.3          55.8
Illinois                           1.35         1.29          73.6          70.3
Pennsylvania                       1.57         1.44          70.1          61.3
Arizona                            1.37         1.31          66.4          57.8
Kentucky                           1.57         1.37          69.8          57.6
Michigan                           1.43         1.22          71.8          62.4
Maryland                           1.43         1.26          71.7          64.4
New Mexico                         1.69         1.47          68.8          61.6
North Carolina                     1.66         1.50          67.9          58.1
Massachusetts                      1.53         1.42          71.6          60.7
Washington                         1.83         1.83          51.6          46.3
Colorado                           1.34         1.20          71.9          63.1
Delaware                           1.43         1.23          75.4          67.3
Tennessee                          1.34         1.28          72.2          68.3
Mississippi                        1.53         1.34          75.5          70.9
Alabama                            1.49         1.35          72.2          64.7
Alaska                             1.28         1.28          79.9          68.6
Nebraska                           1.65         1.65          64.6          55.2
South Carolina                     1.51         1.34          67.1          58.9
North Dakota                       1.52         1.52          69.6          54.5
Oregon                             1.16         1.16          63.0          54.0
Arkansas                           1.59         1.59          53.7          35.9
Vermont                            1.67         1.41          68.2          61.8
Idaho                              1.57         1.57          56.3          47.6
Utah                               1.43         1.43          48.7          32.0
                                   ----         ----          ----          ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x         67.0%         60.3%
                                   ====         ====          ====          ====

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                          PERCENT BY    WEIGHTED    WEIGHTED
                                                          AGGREGATE       AGGREGATE     AVERAGE      AVERAGE
                                       NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   --------------   ------------   --------   -----------

Retail                                     98              961,010,444       44.3        5.8951        118
Office                                     40              529,872,722       24.4        5.8779         95
Hospitality                                28              302,807,349       13.9        6.0876        118
Industrial                                 44              251,699,693       11.6        5.9716        117
Mixed Use                                   5               53,275,000        2.5        5.8367        119
Self Storage                               11               39,196,005        1.8        6.2211        111
Manufactured Housing Community              3               18,894,722        0.9        6.0378        118
Multifamily                                 2               13,979,607        0.6        6.1523        118
                                          ---           --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                   231           $2,170,735,542      100.0%       5.9340%       112
                                          ===           ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE       AVERAGE       AVERAGE
                                 AVERAGE        DSCR       CUT-OFF DATE    BALLOON
PROPERTY TYPE                    DSCR (x)   AFTER IO (x)     LTV (%)       LTV (%)
------------------------------   --------   ------------   ------------   --------

Retail                             1.47         1.38          68.6          61.2
Office                             1.55         1.43          65.7          61.7
Hospitality                        1.72         1.58          67.8          57.7
Industrial                         1.61         1.53          62.6          56.9
Mixed Use                          1.45         1.37          67.2          64.9
Self Storage                       1.45         1.39          63.4          51.5
Manufactured Housing Community     1.30         1.18          72.9          64.5
Multifamily                        1.67         1.67          67.6          61.7
                                   ----         ----          ----          ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x         67.0%         60.3%
                                   ====         ====          ====          ====

MORTGAGE RATES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

5.1200% - 5.2500%                        2            18,396,235        0.8        5.1553        115
5.2501% - 5.5000%                        2            98,000,000        4.5        5.4001        119
5.5001% - 5.7500%                       19           537,218,380       24.7        5.6622        108
5.7501% - 6.0000%                       57           684,748,428       31.5        5.8907        113
6.0001% - 6.2500%                       85           544,265,947       25.1        6.1458        117
6.2501% - 6.5000%                       43           254,687,727       11.7        6.3452        106
6.5001% - 6.7500%                        5            29,499,109        1.4        6.5737        116
6.7501% - 6.8200%                        2             3,919,716        0.2        6.8065        118
                                       ---        --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                215        $2,170,735,542      100.0%       5.9340%       112
                                       ===        ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE       AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

5.1200% - 5.2500%                  1.56         1.33          75.1          67.5
5.2501% - 5.5000%                  2.22         1.78          37.3          32.0
5.5001% - 5.7500%                  1.63         1.62          64.4          59.7
5.7501% - 6.0000%                  1.53         1.39          68.3          61.2
6.0001% - 6.2500%                  1.45         1.34          69.9          61.5
6.2501% - 6.5000%                  1.33         1.26          73.0          67.0
6.5001% - 6.7500%                  1.52         1.52          70.9          59.5
6.7501% - 6.8200%                  1.32         1.32          61.1          53.1
                                   ----         ----          ----          ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x         67.0%         60.3%
                                   ====         ====          ====          ====

Minimum: 5.1200%
Maximum: 6.8200%
Weighted Average: 5.9340%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                     PERCENT BY     WEIGHTED     WEIGHTED
                                                     AGGREGATE        AGGREGATE     AVERAGE      AVERAGE
REMAINING TERM TO STATED            NUMBER OF       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS      BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
------------------------------   ---------------   --------------   ------------   ---------   -----------

57 - 60                                  8            202,446,378        9.3        5.8017         59
61 - 84                                  7             76,236,742        3.5        6.2599         81
85 - 120                               196          1,869,254,977       86.1        5.9327        118
121 - 239                                4             22,797,445        1.1        6.1215        186
                                       ---         --------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                215         $2,170,735,542      100.0%       5.9340%       112
                                       ===         ==============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE         AVERAGE     AVERAGE
REMAINING TERM TO STATED         AVERAGE        DSCR       CUT-OFF DATE   BALLOON
MATURITY (MOS.)                  DSCR (X)   AFTER IO (X)     LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   -------

57 - 60                            1.42         1.40           70.4        69.7
61 - 84                            1.29         1.28           73.3        70.8
85 - 120                           1.57         1.45           66.5        59.2
121 - 239                          1.48         1.40           56.9        26.9
                                   ----         ----           ----        ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x          67.0%       60.3%
                                   ====         ====           ====        ====

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 112 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE               NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (x)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.09 - 1.20                             18           130,971,229         6.0       6.2043        114
1.21 - 1.30                             39           339,216,365        15.6       6.0474        109
1.31 - 1.40                             32           370,116,056        17.1       6.0084        108
1.41 - 1.50                             56           532,381,223        24.5       5.9282        108
1.51 - 1.60                             21           157,133,569         7.2       5.9759        117
1.61 - 1.70                             19           125,880,053         5.8       5.9858        114
1.71 - 1.80                              3            33,242,537         1.5       6.1495        119
1.81 - 1.90                              6           153,987,932         7.1       5.7111        121
1.91 - 2.00                              5            98,790,496         4.6       5.7794        118
2.01 - 2.10                              6            94,210,000         4.3       5.6981        119
2.11 - 2.20                              1             6,650,000         0.3       6.2100        119
2.21 - 2.30                              6           122,516,105         5.6       5.5279        120
2.31 - 2.40                              1             2,300,000         0.1       5.9700        118
2.41 - 3.18                              2             3,339,978         0.2       6.2250        118
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                215        $2,170,735,542       100.0%      5.9340%       112
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE             AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (x)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

1.09 - 1.20                        1.19         1.19           75.2         67.4
1.21 - 1.30                        1.26         1.25           74.1         67.7
1.31 - 1.40                        1.37         1.25           71.1         65.1
1.41 - 1.50                        1.45         1.35           70.9         63.6
1.51 - 1.60                        1.56         1.43           67.4         58.4
1.61 - 1.70                        1.67         1.55           64.9         57.0
1.71 - 1.80                        1.73         1.57           67.0         60.9
1.81 - 1.90                        1.83         1.77           50.6         42.5
1.91 - 2.00                        1.95         1.77           62.1         57.1
2.01 - 2.10                        2.03         1.75           60.6         55.1
2.11 - 2.20                        2.19         2.19           57.0         57.0
2.21 - 2.30                        2.26         2.00           42.1         39.4
2.31 - 2.40                        2.40         2.03           37.7         34.1
2.41 - 3.18                        2.65         2.65           22.9         19.7
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x          67.0%        60.3%
                                   ====         ====           ====         ====

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.54x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AFTER IO PERIOD (x)              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.09 - 1.20                             43           387,722,229        17.9       6.1087        116
1.21 - 1.30                             71           567,443,865        26.1       6.0324        113
1.31 - 1.40                             25           228,220,056        10.5       5.9151        100
1.41 - 1.50                             26           362,183,723        16.7       5.8395        104
1.51 - 1.60                             13           110,998,569         5.1       5.9673        118
1.61 - 1.70                             13           161,990,053         7.5       5.9805        115
1.71 - 1.80                              3            21,642,537         1.0       5.9755        119
1.81 - 1.90                              5           200,987,932         9.3       5.5811        121
1.91 - 2.00                              4            43,790,496         2.0       5.7284        119
2.01 - 2.10                              4            28,250,000         1.3       5.6715        119
2.11 - 2.20                              1             6,650,000         0.3       6.2100        119
2.21 - 2.30                              5            47,516,105         2.2       5.6665        120
2.31 - 3.18                              2             3,339,978         0.2       6.2250        118
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                215        $2,170,735,542       100.0%      5.9340%       112
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE RATIO       AVERAGE       DSCR       CUT-OFF DATE    BALLOON
AFTER IO PERIOD (x)              DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

1.09 - 1.20                        1.31         1.17           75.6         68.6
1.21 - 1.30                        1.36         1.26           73.0         66.2
1.31 - 1.40                        1.43         1.35           65.6         59.8
1.41 - 1.50                        1.52         1.45           68.7         61.4
1.51 - 1.60                        1.63         1.55           67.5         57.8
1.61 - 1.70                        1.84         1.66           64.5         56.6
1.71 - 1.80                        1.87         1.72           65.3         57.2
1.81 - 1.90                        1.99         1.84           41.2         34.5
1.91 - 2.00                        1.94         1.94           56.9         55.1
2.01 - 2.10                        2.08         2.05           52.8         52.5
2.11 - 2.20                        2.19         2.19           57.0         57.0
2.21 - 2.30                        2.23         2.23           57.1         56.4
2.31 - 3.18                        2.65         2.65           22.9         19.7
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x          67.0%        60.3%
                                   ====         ====           ====         ====

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.44x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
CUT-OFF DATE LOAN-TO-VALUE         NUMBER OF       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

21.7% - 40.0%                           5             83,359,917         3.8       5.5021        120
40.1% - 45.0%                           4             22,574,604         1.0       5.9689        136
45.1% - 50.0%                           8            123,608,429         5.7       5.6961        120
50.1% - 55.0%                          13             91,715,221         4.2       5.7498        113
55.1% - 60.0%                          19            176,474,878         8.1       5.8831         98
60.1% - 65.0%                          26            205,297,862         9.5       5.8997        117
65.1% - 70.0%                          43            484,958,694        22.3       5.9782        117
70.1% - 75.0%                          51            353,039,789        16.3       6.0761        115
75.1% - 80.0%                          45            623,086,149        28.7       5.9718        106
80.1% - 82.8%                           1              6,620,000         0.3       6.2800        117
                                      ---         --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:               215         $2,170,735,542       100.0%      5.9340%       112
                                      ===         ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
CUT-OFF DATE LOAN-TO-VALUE        AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

21.7% - 40.0%                      2.30          1.91          32.4         28.4
40.1% - 45.0%                      1.81          1.81          43.9         25.6
45.1% - 50.0%                      1.81          1.81          45.6         38.0
50.1% - 55.0%                      1.79          1.64          52.6         46.3
55.1% - 60.0%                      1.62          1.61          58.6         54.9
60.1% - 65.0%                      1.61          1.54          62.5         56.6
65.1% - 70.0%                      1.54          1.40          67.8         58.9
70.1% - 75.0%                      1.45          1.34          72.9         64.1
75.1% - 80.0%                      1.35          1.27          78.4         73.7
80.1% - 82.8%                      1.43          1.23          82.8         72.5
                                   ----          ----          ----         ----
TOTAL/WEIGHTED AVERAGE:            1.54x         1.44x         67.0%        60.3%
                                   ====          ====          ====         ====

Minimum: 21.7%
Maximum: 82.8%
Weighted Average: 67.0%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE               NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

1.0% - 25.0%                             5            16,537,423         0.8       6.0690        177
25.1% - 30.0%                            3            81,711,445         3.8       5.4915        120
30.1% - 35.0%                            2             3,796,699         0.2       5.9266        118
35.1% - 40.0%                            7           130,427,884         6.0       5.7185        118
40.1% - 45.0%                            5            35,341,393         1.6       5.5822        118
45.1% - 50.0%                           18            83,775,911         3.9       6.0369        112
50.1% - 55.0%                           21           214,472,719         9.9       5.8790        119
55.1% - 60.0%                           44           432,753,458        19.9       5.9748        108
60.1% - 65.0%                           47           409,995,060        18.9       5.9795        118
65.1% - 70.0%                           38           261,066,550        12.0       6.0441        115
70.1% - 75.0%                           20           234,787,000        10.8       6.0116        115
75.1% - 79.4%                            5           266,070,000        12.3       5.9126         90
                                       ---        --------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                215        $2,170,735,542       100.0%      5.9340%       112
                                       ===        ==============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE             AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
----------------------------------------------------------------------------------

1.0% - 25.0%                       1.81         1.81           43.5          8.9
25.1% - 30.0%                      2.24         1.85           33.1         28.6
30.1% - 35.0%                      2.02         1.79           42.0         33.3
35.1% - 40.0%                      1.82         1.82           45.6         38.2
40.1% - 45.0%                      1.91         1.55           52.1         43.1
45.1% - 50.0%                      1.58         1.56           57.6         47.5
50.1% - 55.0%                      1.45         1.43           63.2         52.5
55.1% - 60.0%                      1.57         1.47           64.9         58.2
60.1% - 65.0%                      1.58         1.46           69.7         62.5
65.1% - 70.0%                      1.39         1.26           75.5         67.6
70.1% - 75.0%                      1.41         1.22           78.2         72.8
75.1% - 79.4%                      1.34         1.34           78.4         78.4
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.54x        1.44x          67.0%        60.3%
                                   ====         ====           ====         ====

Minimum: 1.0%
Maximum: 79.4%
Weighted Average: 60.3%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5% interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan
Property. The remaining interest is evidenced by a separate B-Note with a loan amount of $3,250,000 which is not included in the trust. This Loan will initially be subordinate in right of payment to The Tower A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
and/or Other Financing--Split Loan Structures--The Tower Loan Group". All LTV
and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

Prudential Mortgage Capital
   Funding, LLC                        12          112,567,080       37.8        6.0637        108
Principal Commercial Funding
   II, LLC                              6           60,455,885       20.3        6.0629        118
Bear Stearns Commercial
   Mortgage, Inc.                       6           56,260,000       18.9        5.6142        128
Wells Fargo Bank, National
   Association                          8           50,974,102       17.1        6.1476        115
Nationwide Life Insurance
   Company                              3           17,150,000        5.8        6.1260        119
                                      ---         ------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067      100.0%       5.9965%       116
                                      ===         ============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE       AVERAGE       AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Prudential Mortgage Capital
   Funding, LLC                    1.39         1.25           66.2         61.1
Principal Commercial Funding
   II, LLC                         1.22         1.17           75.7         73.5
Bear Stearns Commercial
   Mortgage, Inc.                  1.48         1.22           75.8         66.5
Wells Fargo Bank, National
   Association                     1.35         1.21           76.3         70.0
Nationwide Life Insurance
   Company                         2.09         2.02           60.3         59.0
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

CUT-OFF DATE BALANCES

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

1,029,036 - 2,000,000                   4            5,923,680        2.0        6.2596        119
2,000,001 - 3,000,000                   2            5,258,818        1.8        6.0426        103
3,000,001 - 5,000,000                   8           30,914,569       10.4        6.0455        110
5,000,001 - 7,000,000                   5           28,725,000        9.7        5.8727        105
7,000,001 - 9,000,000                   3           25,650,000        8.6        6.0238        118
9,000,001 - 11,000,000                  6           61,185,000       20.6        5.8941        133
11,000,001 - 13,000,000                 1           12,400,000        4.2        5.7100        118
15,000,001 - 18,000,000                 1           16,500,000        5.5        5.8550         58
18,000,001 - 21,000,000                 3           57,800,000       19.4        6.1101        119
21,000,001 - 28,000,000                 2           53,050,000       17.8        6.0931        118
                                      ---         ------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067      100.0%       5.9965%       116
                                      ===         ============      =====        ======        ===

                                               WEIGHTED       WEIGHTED     WEIGHTED
                                  WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                   AVERAGE       DSCR       CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)          DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------    --------   ------------   ------------   --------

1,029,036 - 2,000,000               1.28         1.28           68.3         57.1
2,000,001 - 3,000,000               1.27         1.27           70.8         61.2
3,000,001 - 5,000,000               1.57         1.44           72.6         65.1
5,000,001 - 7,000,000               1.43         1.20           71.4         64.3
7,000,001 - 9,000,000               1.42         1.20           70.7         64.6
9,000,001 - 11,000,000              1.41         1.23           67.9         61.8
11,000,001 - 13,000,000             1.42         1.18           74.7         69.7
15,000,001 - 18,000,000             1.37         1.37           70.2         70.2
18,000,001 - 21,000,000             1.47         1.38           68.2         62.9
21,000,001 - 28,000,000             1.24         1.14           78.2         75.7
                                    ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:             1.40x        1.27x          71.3%        66.0%
                                    ====         ====           ====         ====

Minimum: $1,029,036
Maximum: $28,000,000
Average: $8,497,345

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   ------------   ------------   --------   -----------

Illinois                                   3              52,000,000       17.5         6.2546       118
Texas                                      4              33,492,080       11.3         6.1896       110
Washington                                 4              30,050,000       10.1         6.1442       118
Georgia                                    1              25,050,000        8.4         5.9400       119
California                                 2              21,300,000        7.2         6.0100       119
Northern California                        2              21,300,000        7.2         6.0100       119
Tennessee                                  1              19,400,000        6.5         5.7000       120
Kansas                                     1              16,500,000        5.5         5.8550        58
Indiana                                    2              13,997,775        4.7         5.7705       118
New York                                   3              13,098,110        4.4         5.9564        68
North Carolina                             1              10,500,000        3.5         6.1700       120
Pennsylvania                               1              10,240,000        3.4         5.3450       163
New Jersey                                 1               9,120,000        3.1         5.5750       163
New Mexico                                 1               8,750,000        2.9         5.8900       118
Ohio                                       2               7,850,950        2.6         6.0753       118
Delaware                                   1               6,400,000        2.2         5.3450       163
Maryland                                   3               5,225,000        1.8         6.2000       118
Minnesota                                  3               4,925,323        1.7         6.2514       119
South Dakota                               1               3,446,539        1.2         5.9600       119
Missouri                                   1               3,400,000        1.1         5.9800       119
Oregon                                     1               2,661,289        0.9         5.8500        88
                                         ---            ------------      -----         -----        ---
TOTAL/WEIGHTED AVERAGE:                   37            $297,407,067      100.0%        5.9965%       116
                                         ===            ============      =====         ======       ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
STATE                            DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Illinois                           1.47         1.34           66.1         60.3
Texas                              1.29         1.22           75.5         72.4
Washington                         1.75         1.64           66.7         63.1
Georgia                            1.09         1.09           80.0         80.0
California                         1.26         1.06           58.2         54.6
Northern California                1.26         1.06           58.2         54.6
Tennessee                          1.64         1.36           78.9         71.0
Kansas                             1.37         1.37           70.2         70.2
Indiana                            1.41         1.20           74.9         68.6
New York                           1.44         1.24           60.6         56.8
North Carolina                     1.31         1.12           65.2         61.2
Pennsylvania                       1.36         1.10           80.0         66.7
New Jersey                         1.35         1.11           80.0         67.1
New Mexico                         1.42         1.19           69.7         64.1
Ohio                               1.34         1.21           79.7         69.7
Delaware                           1.34         1.08           80.0         66.7
Maryland                           1.44         1.23           79.8         71.1
Minnesota                          1.26         1.26           75.1         64.3
South Dakota                       1.25         1.25           77.9         66.2
Missouri                           1.51         1.27           77.8         70.4
Oregon                             1.31         1.31           61.9         54.1
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

PROPERTY TYPES

                                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   ------------   ------------   --------   -----------

Multifamily                               35             249,407,067        83.9       5.9403        115
Manufactured Housing Community             1              28,000,000         9.4       6.2300        117
Mixed Use                                  1              20,000,000         6.7       6.3700        120
                                         ---            ------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                   37            $297,407,067      100.0%       5.9965%       116
                                         ===            ============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
PROPERTY TYPE                    DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

Multifamily                        1.40         1.25           72.2         67.0
Manufactured Housing Community     1.38         1.18           76.5         71.9
Mixed Use                          1.53         1.53           53.1         45.6
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

MORTGAGE RATES

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

5.3450% - 5.5000%                       2           16,640,000         5.6       5.3450        163
5.5001% - 5.7500%                       3           40,920,000        13.8       5.6752        129
5.7501% - 6.0000%                       9           74,907,829        25.2       5.9042         95
6.0001% - 6.2500%                      17          123,512,093        41.5       6.1398        116
6.2501% - 6.3700%                       4           41,427,145        13.9       6.3151        119
                                      ---         ------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067       100.0%      5.9965%       116
                                      ===         ============       =====       ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

5.3450% - 5.5000%                  1.35         1.09           80.0         66.7
5.5001% - 5.7500%                  1.51         1.25           77.9         69.7
5.7501% - 6.0000%                  1.32         1.23           71.8         69.2
6.0001% - 6.2500%                  1.44         1.28           70.6         65.3
6.2501% - 6.3700%                  1.38         1.38           62.7         58.4
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

Minimum: 5.3450%
Maximum: 6.3700%
Weighted Average: 5.9965%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                  PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

58 - 60                                 4           31,992,080        10.8       5.9001         58
85 - 120                               27          231,504,987        77.8       6.0678        118
121 - 163                               4           33,910,000        11.4       5.6003        153
                                      ---         ------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067       100.0%      5.9965%       116
                                      ===         ============       =====       ======        ===

                                              WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE       AVERAGE
REMAINING TERM TO STATED         AVERAGE        DSCR        CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)   AFTER IO (x)       LTV (%)      LTV (%)
------------------------------   --------   ------------   -------------   --------

58 - 60                            1.39         1.30            68.9         67.1
85 - 120                           1.41         1.28            71.0         66.2
121 - 163                          1.37         1.13            75.8         63.9
                                   ----         ----            ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x           71.3%        66.0%
                                   ====         ====            ====         ====

Minimum: 58 mos.
Maximum: 163 mos.
Weighted Average: 116 mos.

DEBT SERVICE COVERAGE RATIOS

                                                                  PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
DEBT SERVICE COVERAGE RATIO (x)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------  --------------   ------------   ------------   --------   -----------

1.09 - 1.20                             1           25,050,000        8.4        5.9400       119
1.21 - 1.30                             9           56,623,966       19.0        6.1174       114
1.31 - 1.40                             9           86,048,100       28.9        5.8997       119
1.41 - 1.50                             9           63,685,000       21.4        5.9901       113
1.51 - 1.60                             3           29,450,000        9.9        6.2284       107
1.61 - 1.70                             1           19,400,000        6.5        5.7000       120
1.71 - 2.99                             3           17,150,000        5.8        6.1260       119
                                      ---         ------------      -----        ------       ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067      100.0%       5.9965%      116
                                      ===         ============      =====        ======       ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (x)  DSCR (x)   AFTER IO (x)      LTV (%)     LTV (%)
-------------------------------  --------   ------------   ------------   --------

1.09 - 1.20                        1.09         1.09           80.0         80.0
1.21 - 1.30                        1.24         1.17           69.0         64.8
1.31 - 1.40                        1.36         1.19           74.4         67.8
1.41 - 1.50                        1.42         1.20           72.9         66.5
1.51 - 1.60                        1.53         1.45           57.7         51.2
1.61 - 1.70                        1.64         1.36           78.9         71.0
1.71 - 2.99                        2.09         2.02           60.3         59.0
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

Minimum: 1.09x
Maximum: 2.99x
Weighted Average: 1.40x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                  PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
AFTER IO PERIOD (x)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

1.04 - 1.20                            14          156,220,000        52.5       5.9271        124
1.21 - 1.30                            12           62,848,966        21.1       6.1382        109
1.31 - 1.40                             5           41,188,100        13.8       5.8082         93
1.41 - 1.50                             1            4,000,000         1.3       5.8500        119
1.51 - 1.60                             1           20,000,000         6.7       6.3700        120
1.71 - 2.99                             2           13,150,000         4.4       6.2100        119
                                      ---         ------------       -----       ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067       100.0%      5.9965%       116
                                      ===         ============       =====       ======        ===

                                              WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE       AVERAGE
DEBT SERVICE COVERAGE RATIO       AVERAGE       DSCR        CUT-OFF DATE    BALLOON
AFTER IO PERIOD (x)              DSCR (x)   AFTER IO (x)      LTV (%)       LTV (%)
------------------------------   --------   ------------   -------------   --------

1.04 - 1.20                        1.32         1.14            73.5         68.1
1.21 - 1.30                        1.33         1.23            73.1         67.4
1.31 - 1.40                        1.49         1.36            73.8         68.7
1.41 - 1.50                        1.76         1.48            58.7         52.9
1.51 - 1.60                        1.53         1.53            53.1         45.6
1.71 - 2.99                        2.19         2.19            60.8         60.8
                                   ----         ----            ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x           71.3%        66.0%
                                   ====         ====            ====         ====

Minimum: 1.04x
Maximum: 2.99x
Weighted Average: 1.27x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                  PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
CUT-OFF DATE LOAN-TO-VALUE          NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
RATIOS (%)                       MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

37.2% - 45.0%                           1            3,125,000        1.1        6.2100        119
50.1% - 55.0%                           2           31,000,000       10.4        6.2423        120
55.1% - 60.0%                           2            9,050,000        3.0        5.8779         86
60.1% - 65.0%                           6           30,188,435       10.2        6.0394        105
65.1% - 70.0%                           3           29,275,000        9.8        6.1000        119
70.1% - 75.0%                           5           54,598,759       18.4        5.9942        100
75.1% - 84.5%                          16          140,169,872       47.1        5.9151        125
                                      ---         ------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:                35         $297,407,067      100.0%       5.9965%       116
                                      ===         ============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
CUT-OFF DATE LOAN-TO-VALUE        AVERAGE      DSCR        CUT-OFF DATE   BALLOON
RATIOS (%)                       DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
------------------------------   --------   ------------   ------------   --------

37.2% - 45.0%                      2.99         2.99           37.2         37.2
50.1% - 55.0%                      1.44         1.37           53.7         47.6
55.1% - 60.0%                      1.57         1.32           59.1         54.9
60.1% - 65.0%                      1.35         1.18           62.1         56.4
65.1% - 70.0%                      1.56         1.42           67.6         64.5
70.1% - 75.0%                      1.34         1.26           72.9         70.7
75.1% - 84.5%                      1.35         1.19           79.0         72.0
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

Minimum: 37.2%
Maximum: 84.5%
Weighted Average: 71.3%

BALLOON LOAN-TO-VALUE RATIOS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------  --------------   ------------   ------------   --------   -----------

37.2% - 40.0%                          1             3,125,000        1.1        6.2100        119
45.1% - 50.0%                          1            20,000,000        6.7        6.3700        120
50.1% - 55.0%                          6            28,838,435        9.7        6.0417        117
55.1% - 60.0%                          4            22,997,775        7.7        5.9729         90
60.1% - 65.0%                          3            20,548,759        6.9        6.0539        119
65.1% - 70.0%                         10            68,120,017       22.9        5.7873        135
70.1% - 80.0%                         10           133,777,080       45.0        6.0277        109
                                     ---          ------------      -----        ------        ---
TOTAL/WEIGHTED AVERAGE:               35          $297,407,067      100.0%       5.9965%       116
                                     ===          ============      =====        ======        ===

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                                  AVERAGE       DSCR       CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  DSCR (x)   AFTER IO (x)      LTV (%)      LTV (%)
-------------------------------  --------   ------------   ------------   --------

37.2% - 40.0%                      2.99         2.99           37.2         37.2
45.1% - 50.0%                      1.53         1.53           53.1         45.6
50.1% - 55.0%                      1.39         1.21           58.9         52.9
55.1% - 60.0%                      1.36         1.16           62.3         58.0
60.1% - 65.0%                      1.35         1.16           67.7         62.6
65.1% - 70.0%                      1.45         1.27           76.5         67.9
70.1% - 80.0%                      1.35         1.23           77.0         73.5
                                   ----         ----           ----         ----
TOTAL/WEIGHTED AVERAGE:            1.40x        1.27x          71.3%        66.0%
                                   ====         ====           ====         ====

Minimum: 37.2%
Maximum: 80.0%
Weighted Average: 66.0%

                                      A-14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                        % OF                     % OF APPLICABLE
         CMSA        CMSA                                                            INITIAL POOL   LOAN GROUP      LOAN GROUP
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                        BALANCE    (ONE OR TWO)       BALANCE
--------------------------------------------------------------------------------------------------------------------------------

  1       1         1-001      South Bay Galleria                                        4.1%            1             4.6%
  2       2         2-001      One Newark Center                                         3.9%            1             4.5%
  3       3                    Life Time Fitness Portfolio                               3.2%            1             3.7%
 3-a                3-001      Life Time Fitness - Prairie Center Drive                  0.9%                          1.0%
 3-b                3-002      Life Time Fitness - Cedar Lake Road                       0.7%                          0.8%
--------------------------------------------------------------------------------------------------------------------------------
 3-c                3-003      Life Time Fitness - Baker Road                            0.6%                          0.7%
 3-d                3-004      Life Time Fitness - NE Moore Lake Drive                   0.5%                          0.5%
 3-e                3-005      Life Time Fitness - Yamato Road                           0.5%                          0.5%
 3-f                3-006      Life Time Fitness - West 98th Street                      0.1%                          0.1%
  4       4         4-001      750 Lexington Avenue                                      3.0%            1             3.5%
--------------------------------------------------------------------------------------------------------------------------------
  5       5                    Tysons Office and Data Center                             2.7%            1             3.1%
 5-a                5-001      Polk & Annex                                              1.4%                          1.6%
 5-b                5-002      Roosevelt Building                                        0.6%                          0.7%
 5-c                5-003      Buchanan Building                                         0.4%                          0.5%
 5-d                5-004      Tyler Building                                            0.3%                          0.3%
--------------------------------------------------------------------------------------------------------------------------------
  6       6         6-001      Sycamore Center                                           2.7%            1             3.0%
  7       7         7-001      Philips at Sunrise Shopping Center                        2.6%            1             3.0%
  8       8         8-001      Grand Bohemian Hotel                                      2.2%            1             2.5%
  9       9         9-001      1657 Broadway                                             2.1%            1             2.4%
  10      10        10-001     Fountain Square                                           1.6%            1             1.8%
--------------------------------------------------------------------------------------------------------------------------------
  11      11        11-001     Piedmont Mall                                             1.4%            1             1.6%
  12      12                   Drury Inn Portfolio                                       1.4%            1             1.6%
 12-a               12-001     Drury Inn San Antonio                                     0.7%                          0.8%
 12-b               12-002     Drury Inn Albuquerque                                     0.6%                          0.6%
 12-c               12-003     Best Western San Antonio                                  0.1%                          0.2%
--------------------------------------------------------------------------------------------------------------------------------
  13      13        13-001     City Center West                                          0.9%            1             1.0%
  14      14        14-001     Molina Building                                           0.5%            1             0.6%
  15      15        15-001     Canyon Plaza Center                                       1.3%            1             1.5%
  16      16        16-001     Plaza Fiesta                                              1.3%            1             1.5%
  17      17        17-001     Redwood Gateway                                           1.2%            1             1.4%
--------------------------------------------------------------------------------------------------------------------------------
  18      18        18-001     Pheasant Lake Estates                                     1.1%            2             9.4%
  19      19        19-001     255 Primera Boulevard                                     1.1%            1             1.2%
  20      20        20-001     Village At East Cobb                                      1.0%            2             8.4%
  21      21        21-001     Camp Creek Marketplace II                                 0.9%            1             1.1%
  22      22        22-001     2400 83rd Street                                          0.9%            1             1.0%
--------------------------------------------------------------------------------------------------------------------------------
  23      23        23-001     Ramada Plaza - LaGuardia Airport                          0.9%            1             1.0%
  24      24        24-001     Concord Place                                             0.8%            2             6.7%
  25      25        25-001     Raiders Ridge Apartments                                  0.8%            2             6.5%
  26      26        26-001     Ontario City Centre                                       0.8%            1             0.9%
  27      27        27-001     Park Lakes Apartments                                     0.7%            2             6.2%
--------------------------------------------------------------------------------------------------------------------------------
  28      28        28-001     Marriott Detroit Livonia                                  0.7%            1             0.8%
  29      29        29-001     Legends at KU                                             0.7%            2             5.5%
  30      30        30-001     Staples / CVS Center                                      0.7%            1             0.8%
  31      31        31-001     Owensboro Towne Center                                    0.7%            1             0.7%
  32      32        32-001     Double Tree Club - Austin                                 0.7%            1             0.7%
--------------------------------------------------------------------------------------------------------------------------------
  33      33        33-001     YUM Building                                              0.6%            1             0.7%
  34      34        34-001     210 & 40 Meadowlands Parkway                              0.6%            1             0.7%
  35      35        35-001     Staunton Plaza                                            0.6%            1             0.6%
  36      36        36-001     Holiday Inn Express - Elk Grove                           0.5%            1             0.6%
  37      37        37-001     Drury Inn and Suites                                      0.5%            1             0.6%
--------------------------------------------------------------------------------------------------------------------------------
  38      38        38-001     26 Journal Square                                         0.5%            1             0.6%
  39      39        39-001     44100-44250 Town Center Way                               0.5%            1             0.6%
  40      40                   Spanish Crossroads and Grand Plaza                        0.5%            1             0.6%
 40-a               40-001     Grand Plaza                                               0.3%                          0.4%
 40-b               40-002     Spanish Crossroads                                        0.2%                          0.2%
--------------------------------------------------------------------------------------------------------------------------------
  41      41        41-001     Advo Inc.                                                 0.5%            1             0.6%
  42      42        42-001     Hollywood Plaza II                                        0.5%            1             0.6%
  43      43        43-001     Buffalo Creek Apartments                                  0.5%            2             4.2%
  44      44        44-001     Foundry Shopping Center                                   0.5%            1             0.6%
  45      45        45-001     Southside Square                                          0.5%            1             0.5%
--------------------------------------------------------------------------------------------------------------------------------
  46      46        46-001     6464-6540 West 51st Street & 5000 South Nagle Avenue      0.5%            1             0.5%
  47      47        47-001     7077 E. Bell Road                                         0.5%            1             0.5%
  48      48        48-001     114-120 Seaview Drive                                     0.5%            1             0.5%
  49      49        49-001     Lakeview Village                                          0.5%            1             0.5%
  50      50        50-001     Sharene Lane Apartments                                   0.4%            2             3.7%
--------------------------------------------------------------------------------------------------------------------------------
  51      51        51-001     15 Melanie Lane                                           0.4%            1             0.5%
  52      52        52-001     AB International Center                                   0.4%            1             0.5%
  53      53                   Michigan MHC Portfolio                                    0.4%            1             0.5%
 53-a               53-001     Century Mobile Home Park - Lansing, MI                    0.3%                          0.4%
 53-b               53-002     Ackels MHP - Madison Heights, MI                          0.1%                          0.1%
--------------------------------------------------------------------------------------------------------------------------------
  54      54        54-001     Clear Creek Business Center                               0.4%            1             0.5%
  55      55        55-001     Kings Highway Commerce Center                             0.4%            1             0.5%
  56      56        56-001     The Links                                                 0.4%            2             3.5%
  57      57        57-001     New Garden Town Center                                    0.4%            1             0.5%
  58      58        58-001     Winco Anchorage                                           0.4%            1             0.5%
--------------------------------------------------------------------------------------------------------------------------------
  59      59        59-001     2401 Locust Street Telecommunications                     0.4%            1             0.5%
  60      60        60-001     Danville Park Apartments                                  0.4%            2             3.5%
  61      61        61-001     Chelsea Village Apartments                                0.4%            2             3.4%
  62      62        62-001     Crowne Plaza Hotel Virgina Beach                          0.4%            1             0.5%
  63      63        63-001     Comfort Inn Oceanfront South                              0.4%            1             0.5%
--------------------------------------------------------------------------------------------------------------------------------
  64      64        64-001     Hampton Inn Reading                                       0.4%            1             0.5%
  65      65        65-001     Northgate Plaza Retirement Apartments                     0.4%            2             3.4%
  66      66        66-001     621 Route 46                                              0.4%            1             0.5%
  67      67        67-001     Cherry Hill Shopping Center                               0.4%            1             0.5%
  68      68        68-001     Courtyard Bristol                                         0.4%            1             0.5%
--------------------------------------------------------------------------------------------------------------------------------
  69      69        69-001     Greenville West Shopping Center                           0.4%            1             0.5%
  70      70        70-001     Twin Oaks Shopping Center                                 0.4%            1             0.4%
  71      71                   HB Newman Portfolio                                       0.4%            1             0.4%
 71-a               71-001     1416 and 1417 Kelland Drive                               0.3%                          0.3%
 71-b               71-002     5789 Arrowhead Drive                                      0.1%                          0.1%
--------------------------------------------------------------------------------------------------------------------------------
  72      72        72-001     Two Centre Square                                         0.4%            1             0.4%
  73      73        73-001     BJs Weymouth                                              0.4%            1             0.4%
  74      74        74-001     Tumwater Industrial Facility                              0.4%            1             0.4%
  75      75        75-001     Planning Design Build, Inc.                               0.4%            1             0.4%
  76      76        76-001     Chateau Ridge                                             0.4%            2             3.1%
--------------------------------------------------------------------------------------------------------------------------------
  77      77        77-001     Westone Plaza                                             0.4%            1             0.4%
  78      78        78-001     51-53 Hook Road                                           0.4%            1             0.4%
  79      79        79-001     Calaveras Shopping Center                                 0.4%            1             0.4%
  80      80        80-001     The Tower                                                 0.4%            1             0.4%
  81      81        81-001     Dorsey Business Center                                    0.4%            1             0.4%
--------------------------------------------------------------------------------------------------------------------------------
  82      82        82-001     Sunchase Apartments                                       0.4%            2             2.9%
  83      83        83-001     Westminster Towers                                        0.4%            2             2.9%
  84      84        84-001     Best Western Brighton                                     0.3%            1             0.4%
  85      85        85-001     700-760 First Street                                      0.3%            1             0.4%
  86      86        86-001     Hilton Garden Inn Kennett Square                          0.3%            1             0.4%
--------------------------------------------------------------------------------------------------------------------------------
  87      87        87-001     Marvin Gardens                                            0.3%            2             2.7%
  88      88        88-001     Oshkosh Hilton Garden Inn                                 0.3%            1             0.4%
  89      89        89-001     Sundial MHP                                               0.3%            1             0.4%
  90      90        90-001     Remington Industrial Center                               0.3%            1             0.4%
  91      91        91-001     500 Alexander Park                                        0.3%            1             0.4%
--------------------------------------------------------------------------------------------------------------------------------
  92      92        92-001     Marble Park                                               0.3%            1             0.4%
  93      93        93-001     Pinellas Park Square                                      0.3%            1             0.4%
  94      94        94-001     Salina Meadows I&III                                      0.3%            1             0.4%
  95      95        95-001     Montrose Retail Center                                    0.3%            1             0.4%
  96      96        96-001     Coliseum Meadows Shopping Center                          0.3%            1             0.4%
--------------------------------------------------------------------------------------------------------------------------------
  97      97        97-001     Koeller Center                                            0.3%            1             0.4%
  98      98        98-001     Burke Lake Self Storage                                   0.3%            1             0.4%
  99      99        99-001     111-115 Castle Road                                       0.3%            1             0.3%
 100     100       100-001     31-46 & 31-48 Steinway Street                             0.3%            1             0.3%
 101     101       101-001     Coast Center                                              0.3%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 102     102       102-001     Menlo Business Park                                       0.3%            1             0.3%
 103     103       103-001     Venlo Place Apartments                                    0.3%            1             0.3%
 104     104       104-001     Comfort Suites - Leesburg                                 0.3%            1             0.3%
 105     105       105-001     Marble Park III                                           0.3%            1             0.3%
 106     106       106-001     Hilton Garden Inn-Oakdale, MN                             0.3%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 107     107       107-001     Grand Forks Hilton Garden Inn                             0.3%            1             0.3%
 108     108       108-001     Ann & Decatur Marketplace                                 0.3%            1             0.3%
 109     109       109-001     A-American Pico                                           0.3%            1             0.3%
 110     110       110-001     50 Enterprise Ave                                         0.3%            1             0.3%
 111     111       111-001     Plantation Pointe                                         0.3%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 112     112       112-001     Island House Retirement Apartments                        0.3%            1             0.3%
 113     113       113-001     Shops at the Village                                      0.3%            1             0.3%
 114     114       114-001     Pointer Ridge Office Building                             0.3%            1             0.3%
 115     115       115-001     Hualapai Way Retail                                       0.3%            1             0.3%
 116     116       116-001     Hilltop Business Center                                   0.3%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 117     117       117-001     Zuni Center                                               0.3%            1             0.3%
 118     118       118-001     Residence Inn Louisville Airport                          0.3%            1             0.3%
 119     119       119-001     University Village Apartments                             0.3%            2             2.2%
 120     120       120-001     Independent Printing Building                             0.3%            1             0.3%
 121     121       121-001     Candlewood Suites Virginia Beach                          0.3%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 122     122       122-001     LBJ Financial Center                                      0.3%            1             0.3%
 123     123       123-001     Westwood Dome                                             0.2%            1             0.3%
 124     124       124-001     Gwynedd Office Park                                       0.2%            1             0.3%
 125     125       125-001     2585-93 Grand Concourse                                   0.2%            2             2.0%
 126     126       126-001     Northern Village                                          0.2%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 127     127       127-001     Conquistador                                              0.2%            2             2.0%
 128     128       128-001     Placentia Village Plaza                                   0.2%            1             0.3%
 129     129       129-001     Tuckerton Plaza                                           0.2%            1             0.3%
 130     130       130-001     Willingboro Town Center, South Phase                      0.2%            1             0.3%
 131     131       131-001     Niagara Water Industrial                                  0.2%            1             0.3%
--------------------------------------------------------------------------------------------------------------------------------
 132     132       132-001     Lexington Place Phase I                                   0.2%            1             0.3%
 133     133       133-001     California Place                                          0.2%            1             0.3%
 134     134       134-001     Arlington Plaza                                           0.2%            1             0.3%
 135     135       135-001     Colorado Crossroads Retail-Office Building                0.2%            1             0.3%
 136     136       136-001     6421 N. Thornydale Road                                   0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 137     137                   Baltimore Portfolio                                       0.2%            2             1.8%
137-a              137-001     Saint Paul Commons                                        0.1%                          0.8%
137-b              137-002     The Wentworth                                             0.1%                          0.5%
137-c              137-003     West Monument                                             0.1%                          0.4%
 138     138       138-001     92 Blandin Avenue                                         0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 139     139       139-001     Glendale Industrial                                       0.2%            1             0.2%
 140     140       140-001     215 Mt. Hope Place                                        0.2%            2             1.7%
 141     141       141-001     Holiday Inn Falmouth                                      0.2%            1             0.2%
 142     142       142-001     4401 Wilshire Boulevard                                   0.2%            1             0.2%
 143     143       143-001     8010 Frankford Avenue                                     0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 144     144       144-001     Hampton Inn Emporia                                       0.2%            1             0.2%
 145     145       145-001     Redhill Business Center                                   0.2%            1             0.2%
 146     146       146-001     Manchester Plaza                                          0.2%            1             0.2%
 147     147       147-001     The Comfort Inn & Suites Downtown - Little Rock           0.2%            1             0.2%
 148     148       148-001     A-American Lancaster                                      0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 149     149       149-001     Hills of Palos Verdes                                     0.2%            2             1.6%
 150     150       150-001     Hampton Inn Greensboro                                    0.2%            1             0.2%
 151     151       151-001     Mission Square West                                       0.2%            1             0.2%
 152     152       152-001     Sharon Glen Apartment Homes                               0.2%            2             1.6%
 153     153       153-001     Shoppes of Oviedo                                         0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 154     154       154-001     The Holladay House                                        0.2%            1             0.2%
 155     155       155-001     Coronado Villas Apartments                                0.2%            2             1.5%
 156     156       156-001     Hampton Inn - Middleburg Heights                          0.2%            1             0.2%
 157     157       157-001     CVS Pharmacy                                              0.2%            1             0.2%
 158     158       158-001     510 Idlewild Avenue                                       0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 159     159       159-001     La Marina Shopping Center                                 0.2%            1             0.2%
 160     160       160-001     OfficeMax / Party America                                 0.2%            1             0.2%
 161     161       161-001     Rite Aid - Lansdale                                       0.2%            1             0.2%
 162     162       162-001     Copperfield Shopping Center                               0.2%            1             0.2%
 163     163       163-001     Park Terrace Apartments                                   0.2%            2             1.3%
--------------------------------------------------------------------------------------------------------------------------------
 164     164       164-001     11016 Mulberry Avenue                                     0.2%            1             0.2%
 165     165       165-001     One Energy Square                                         0.2%            1             0.2%
 166     166       166-001     Azle Shopping Center                                      0.2%            1             0.2%
 167     167       167-001     Best Western Country Inn - Poway                          0.2%            1             0.2%
 168     168       168-001     Canyon Country Village                                    0.2%            1             0.2%
--------------------------------------------------------------------------------------------------------------------------------
 169     169       169-001     The Enclave at Coles Crossing                             0.1%            1             0.2%
 170     170       170-001     Bison and L&W Supply Buildings                            0.1%            1             0.2%
 171     171                   Selway Industrial                                         0.1%            1             0.2%
171-a              171-001     Union                                                     0.1%                          0.1%
171-b              171-002     Auburn                                                    0.0%                          0.1%
--------------------------------------------------------------------------------------------------------------------------------
 172     172       172-001     Parfet Street                                             0.1%            1             0.2%
 173     173       173-001     15100-15140 Paramount Blvd.                               0.1%            1             0.2%
 174     174       174-001     MeritCare Medical Office                                  0.1%            1             0.2%
 175     175       175-001     Best Buy                                                  0.1%            1             0.2%
 176     176       176-001     Saddle Creek Apartments                                   0.1%            2             1.2%
--------------------------------------------------------------------------------------------------------------------------------
 177     177       177-001     Allied Drive Warehouse                                    0.1%            1             0.2%
 178     178       178-001     Englewood Apartments                                      0.1%            2             1.1%
 179     179       179-001     925 Thompson Place                                        0.1%            1             0.2%
 180     180       180-001     Hampton Inn - Kent                                        0.1%            1             0.1%
 181     181       181-001     Walgreens Athens                                          0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 182     182       182-001     Harrison Town Center                                      0.1%            1             0.1%
 183     183       183-001     The Meadows Apartments                                    0.1%            2             1.1%
 184     184       184-001     1318 North Cooper Road                                    0.1%            1             0.1%
 185     185       185-001     420 North Dysart Road                                     0.1%            1             0.1%
 186     186       186-001     Walgreens Tampa                                           0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 187     187       187-001     Mountlake Terrace Plaza                                   0.1%            2             1.1%
 188     188       188-001     Stock Building Supply - Mission                           0.1%            1             0.1%
 189     189       189-001     College Plaza                                             0.1%            1             0.1%
 190     190       190-001     Red Rock Plaza                                            0.1%            1             0.1%
 191     191       191-001     Lauderhill Center                                         0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 192     192       192-001     United Self Storage                                       0.1%            1             0.1%
 193     193       193-001     Ponderosa Business Park                                   0.1%            1             0.1%
 194     194       194-001     Flynn Avenue Self Storage                                 0.1%            1             0.1%
 195     195       195-001     Laurel Convenience Center                                 0.1%            1             0.1%
 196     196       196-001     724 Enterprise Drive                                      0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 197     197       197-001     Camino Verde Retail Center - Phoenix                      0.1%            1             0.1%
 198     198                   Rite Aid - Alabama                                        0.1%            1             0.1%
198-a              198-001     Rite Aid - Alabama - N. Wood Ave.                         0.1%                          0.1%
198-b              198-002     Rite Aid - Alabama - Forest Road                          0.1%                          0.1%
 199     199       199-001     PineRidge Business Center                                 0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 200     200       200-001     Simpson Performance Products                              0.1%            1             0.1%
 201     201       201-001     Southwest Mold Building                                   0.1%            1             0.1%
 202     202       202-001     Freeway Mini Storage                                      0.1%            1             0.1%
 203     203       203-001     A-American Peoria                                         0.1%            1             0.1%
 204     204       204-001     Herons  Landing                                           0.1%            2             0.9%
--------------------------------------------------------------------------------------------------------------------------------
 205     205       205-001     Master Key Storage                                        0.1%            1             0.1%
 206     206                   Rite Aid - Birmingham/Horn Lake                           0.1%            1             0.1%
206-a              206-001     Rite Aid - Birmingham                                     0.1%                          0.1%
206-b              206-002     Rite Aid - Horn Lake                                      0.0%                          0.0%
 207     207       207-001     Union Hills II Retail                                     0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 208     208       208-001     Camden Apartments                                         0.1%            2             0.9%
 209     209       209-001     7051 Stuart Avenue                                        0.1%            1             0.1%
 210     210       210-001     4501 South 70th Street                                    0.1%            1             0.1%
 211     211       211-001     Olde Oak Center                                           0.1%            1             0.1%
 212     212       212-001     Grand Oaks Professional                                   0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 213     213       213-001     20562 Crescent Bay                                        0.1%            1             0.1%
 214     214       214-001     Mesa Retail Center                                        0.1%            1             0.1%
 215     215       215-001     Northside Crossing Shopping Center                        0.1%            1             0.1%
 216     216       216-001     28251-28317 Kelly Johnson Parkway                         0.1%            1             0.1%
 217     217       217-001     Eckerd - Monroe                                           0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 218     218       218-001     Cloverly Village Shopping Center                          0.1%            1             0.1%
 219     219       219-001     Office Depot Oxford MS                                    0.1%            1             0.1%
 220     220       220-001     Cheyenne Office                                           0.1%            1             0.1%
 221     221       221-001     Adams Office Building                                     0.1%            1             0.1%
 222     222       222-001     Main Crossing Shopping Center                             0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 223     223       223-001     A-American East Peoria                                    0.1%            1             0.1%
 224     224       224-001     Lake Wylie Plaza                                          0.1%            1             0.1%
 225     225       225-001     Shoppes at Red Mill                                       0.1%            1             0.1%
 226     226       226-001     Walgreens - Madison, WI                                   0.1%            1             0.1%
 227     227       227-001     18-12 25th Road                                           0.1%            2             0.7%
--------------------------------------------------------------------------------------------------------------------------------
 228     228       228-001     Stor-N-Lock -12                                           0.1%            1             0.1%
 229     229       229-001     HomeStar Office Building                                  0.1%            1             0.1%
 230     230       230-001     8420 Market Street                                        0.1%            1             0.1%
 231     231       231-001     50 Route 10                                               0.1%            1             0.1%
 232     232       232-001     Majestic Liquor Store                                     0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 233     233       233-001     Old Town Center                                           0.1%            1             0.1%
 234     234       234-001     A-American Forest Hills                                   0.1%            1             0.1%
 235     235       235-001     West Greens Plaza                                         0.1%            1             0.1%
 236     236       236-001     Arlington Terrace Apartments                              0.1%            2             0.5%
 237     237       237-001     2670 Salt Springs Road                                    0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 238     238       238-001     JP Hennessy Building                                      0.1%            1             0.1%
 239     239       239-001     2400 Florin Road                                          0.1%            1             0.1%
 240     240       240-001     Fed Ex - Hurricane                                        0.1%            1             0.1%
 241     241       241-001     1461 N. Daly Street                                       0.1%            1             0.1%
 242     242       242-001     Glendale Center                                           0.1%            1             0.1%
--------------------------------------------------------------------------------------------------------------------------------
 243     243       243-001     454 North Broadway                                        0.1%            1             0.1%
 244     244       244-001     7020 Hayvenhurst Industrial                               0.1%            1             0.1%
 245     245       245-001     University North Apartments                               0.1%            2             0.4%
 246     246       246-001     380 W. Martin Luther King Jr. Boulevard                   0.1%            1             0.1%
 247     247       247-001     Lake Pointe Office Center                                 0.0%            1             0.0%
--------------------------------------------------------------------------------------------------------------------------------
 248     248       248-001     Metro View I & II Apartments                              0.0%            2             0.3%
 249     249       249-001     Larbrook Properties Huntington Beach CA                   0.0%            1             0.0%
 250     250       250-001     715 Avenue H                                              0.0%            1             0.0%

                    MORTGAGE                                              CUT-OFF           BALANCE               GENERAL
          # OF        LOAN           LOAN PURPOSE          ORIGINAL        DATE                AT                PROPERTY
  ID   PROPERTIES  SELLER (2)  (REFINANCE/ACQUISITION)   BALANCE ($)  BALANCE (3) ($)  MATURITY OR ARD($)          TYPE
-------------------------------------------------------------------------------------------------------------------------------

  1        1          PMCF            Refinance         100,000,000     100,000,000        84,394,230      Retail
  2        1           WFB           Acquisition         96,700,000      96,700,000        96,700,000      Office
  3        6           WFB           Acquisition         80,000,000      80,000,000        61,638,960      Retail
 3-a       1           WFB                               21,223,768      21,223,768        16,352,638      Retail
 3-b       1           WFB                               17,262,377      17,262,377        13,300,437      Retail
-------------------------------------------------------------------------------------------------------------------------------
 3-c       1           WFB                               15,540,033      15,540,033        11,973,394      Retail
 3-d       1           WFB                               11,578,642      11,578,642         8,921,193      Retail
 3-e       1           WFB                               11,145,180      11,145,180         8,587,216      Retail
 3-f       1           WFB                                3,250,000       3,250,000         2,504,082      Retail
  4        1         PCF II           Refinance          75,000,000      75,000,000        65,726,151      Office
-------------------------------------------------------------------------------------------------------------------------------
  5        4          PMCF            Refinance          67,000,000      67,000,000        67,000,000      Office
 5-a       1          PMCF                               34,600,000      34,600,000        34,600,000      Office
 5-b       1          PMCF                               16,020,000      16,020,000        16,020,000      Office
 5-c       1          PMCF                                9,910,000       9,910,000         9,910,000      Office
 5-d       1          PMCF                                6,470,000       6,470,000         6,470,000      Office
-------------------------------------------------------------------------------------------------------------------------------
  6        1          BSCMI           Refinance          66,000,000      66,000,000        61,681,542      Retail
  7        1         PCF II           Refinance          65,000,000      65,000,000        65,000,000      Retail
  8        1          BSCMI           Refinance          55,000,000      55,000,000        48,629,010      Hospitality
  9        1          PMCF           Acquisition         53,000,000      53,000,000        53,000,000      Office
  10       1         PCF II           Refinance          39,250,000      39,250,000        39,250,000      Retail
-------------------------------------------------------------------------------------------------------------------------------
  11       1          PMCF            Refinance          35,000,000      34,900,364        29,721,460      Retail
  12       3         PCF II           Refinance          34,860,000      34,860,000        31,511,006      Hospitality
 12-a      1         PCF II                              17,640,000      17,640,000        15,945,328      Hospitality
 12-b      1         PCF II                              13,650,000      13,650,000        12,338,647      Hospitality
 12-c      1         PCF II                               3,570,000       3,570,000         3,227,031      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  13       1           WFB           Acquisition         21,000,000      21,000,000        19,004,747      Office
  14       1           WFB            Refinance          13,000,000      13,000,000        11,764,844      Office
  15       1           WFB            Refinance          32,000,000      31,966,906        27,030,308      Retail
  16       1         PCF II          Acquisition         31,951,000      31,951,000        31,951,000      Retail
  17       1          BSCMI          Acquisition         29,500,000      29,442,233        24,843,020      Retail
-------------------------------------------------------------------------------------------------------------------------------
  18       1           WFB           Acquisition         28,000,000      28,000,000        26,307,108      Manufactured Housing
                                                                                                           Community
  19       1         PCF II          Acquisition         26,000,000      26,000,000        26,000,000      Office
  20       1         PCF II          Acquisition         25,050,000      25,050,000        25,050,000      Multifamily
  21       1           PCF           Acquisition         23,000,000      23,000,000        18,795,494      Retail
  22       1         PCF II           Refinance          22,000,000      22,000,000        22,000,000      Industrial
-------------------------------------------------------------------------------------------------------------------------------
  23       1           WFB            Refinance          22,000,000      22,000,000        20,674,956      Hospitality
  24       1          PMCF            Refinance          20,000,000      20,000,000        17,178,919      Mixed Use
  25       1          BSCMI          Acquisition         19,400,000      19,400,000        17,457,407      Multifamily
  26       1          PMCF           Acquisition         18,800,000      18,800,000        18,800,000      Mixed Use
  27       1         PCF II          Acquisition         18,400,000      18,400,000        18,400,000      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  28       1           WFB           Acquisition         18,000,000      18,000,000        15,307,832      Hospitality
  29       1          PMCF           Acquisition         16,500,000      16,500,000        16,500,000      Multifamily
  30       1          BSCMI           Refinance          16,450,000      16,450,000        15,415,730      Retail
  31       1           WFB           Acquisition         16,217,000      16,217,000        15,214,211      Retail
  32       1          BSCMI          Acquisition         16,100,000      16,100,000        14,633,881      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  33       1           WFB           Acquisition         16,000,000      16,000,000        14,423,321      Office
  34       1         PCF II           Refinance          15,500,000      15,500,000        15,500,000      Mixed Use
  35       1           WFB            Refinance          14,100,000      14,074,161        11,980,338      Retail
  36       1          PMCF            Refinance          13,275,000      13,238,941        10,322,073      Hospitality
  37       1          NLIC            Refinance          13,000,000      13,000,000        11,035,754      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  38       1          BSCMI          Acquisition         13,000,000      13,000,000        11,529,848      Office
  39       1         PCF II           Refinance          13,000,000      12,975,640        11,013,305      Retail
  40       2          PMCF           Acquisition         12,850,000      12,850,000        11,615,268      Retail
 40-a      1          PMCF                                8,330,000       8,330,000         7,529,586      Retail
 40-b      1          PMCF                                4,520,000       4,520,000         4,085,682      Retail
-------------------------------------------------------------------------------------------------------------------------------
  41       1          BSCMI           Refinance          12,625,000      12,625,000        11,357,250      Industrial
  42       1          BSCMI           Refinance          12,500,000      12,500,000        11,576,156      Retail
  43       1          PMCF           Acquisition         12,400,000      12,400,000        11,573,047      Multifamily
  44       1         PCF II          Acquisition         12,120,000      12,120,000        12,120,000      Retail
  45       1          PMCF            Refinance          11,900,000      11,900,000        10,446,051      Retail
-------------------------------------------------------------------------------------------------------------------------------
  46       1         PCF II           Refinance          11,670,000      11,670,000        10,414,797      Industrial
  47       1          BSCMI           Refinance          11,600,000      11,600,000        10,501,685      Retail
  48       1         PCF II           Refinance          11,500,000      11,500,000        11,500,000      Industrial
  49       1          BSCMI          Acquisition         11,500,000      11,500,000        10,744,034      Retail
  50       1          PMCF            Refinance          11,000,000      11,000,000        10,305,563      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  51       1         PCF II           Refinance          11,000,000      11,000,000        11,000,000      Industrial
  52       1          BSCMI           Refinance          10,900,000      10,900,000         9,902,410      Retail
  53       2           WFB           Acquisition         10,824,000      10,824,000         9,797,086      Manufactured Housing
                                                                                                           Community
 53-a      1           WFB                                7,601,000       7,601,000         6,879,864      Manufactured Housing
                                                                                                           Community
 53-b      1           WFB                                3,223,000       3,223,000         2,917,222      Manufactured Housing
                                                                                                           Community
-------------------------------------------------------------------------------------------------------------------------------
  54       1          PMCF            Refinance          10,750,000      10,750,000         9,569,785      Industrial
  55       1          BSCMI          Acquisition         10,700,000      10,700,000        10,003,322      Retail
  56       1          PMCF           Acquisition         10,500,000      10,500,000         9,859,556      Multifamily
  57       1           WFB            Refinance          10,500,000      10,500,000         9,332,916      Retail
  58       1          PMCF            Refinance          10,500,000      10,471,665         8,981,167      Industrial
-------------------------------------------------------------------------------------------------------------------------------
  59       1          PMCF           Acquisition         10,400,000      10,400,000         9,411,515      Office
  60       1          PMCF           Acquisition         10,300,000      10,300,000         9,649,754      Multifamily
  61       1          BSCMI           Refinance          10,240,000      10,240,000         8,533,519      Multifamily
  62       1           WFB            Refinance          10,200,000      10,190,039         8,691,939      Hospitality
  63       1           WFB            Refinance          10,125,000      10,114,921         8,603,063      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  64       1           WFB           Acquisition         10,050,000      10,031,747         8,549,144      Hospitality
  65       1          NLIC            Refinance          10,025,000      10,025,000        10,025,000      Multifamily
  66       1         PCF II           Refinance          10,000,000      10,000,000        10,000,000      Industrial
  67       1           WFB           Acquisition         10,000,000      10,000,000         9,682,901      Retail
  68       1           WFB            Refinance          10,000,000       9,967,835         8,639,762      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  69       1          BSCMI          Acquisition          9,940,000       9,940,000         9,288,703      Retail
  70       1          PMCF            Refinance           9,750,000       9,750,000         8,863,786      Retail
  71       2          NLIC            Refinance           9,650,000       9,625,259         7,585,462      Industrial
 71-a      1          NLIC                                7,250,000       7,231,412         5,698,922      Industrial
 71-b      1          NLIC                                2,400,000       2,393,847         1,886,540      Industrial
-------------------------------------------------------------------------------------------------------------------------------
  72       1          PMCF           Acquisition          9,625,000       9,625,000         9,625,000      Office
  73       1          BSCMI           Refinance           9,600,000       9,600,000         7,816,077      Retail
  74       1         PCF II           Refinance           9,520,000       9,510,340         8,238,463      Industrial
  75       1           WFB            Refinance           9,450,000       9,440,736         8,048,179      Office
  76       1          BSCMI           Refinance           9,120,000       9,120,000         7,654,410      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  77       1           PCF            Refinance           9,075,000       9,051,749         7,814,782      Retail
  78       1         PCF II           Refinance           9,000,000       9,000,000         9,000,000      Industrial
  79       1           WFB            Refinance           9,000,000       8,990,902         7,629,291      Retail
  80       1          PMCF            Refinance           9,000,000       8,906,411         7,565,704      Office
  81       1         PCF II           Refinance           8,900,000       8,900,000         7,776,644      Office
-------------------------------------------------------------------------------------------------------------------------------
  82       1         PCF II          Acquisition          8,750,000       8,750,000         8,049,050      Multifamily
  83       1           WFB            Refinance           8,750,000       8,750,000         8,202,926      Multifamily
  84       1          BSCMI           Refinance           8,600,000       8,600,000         7,293,936      Hospitality
  85       1         PCF II           Refinance           8,500,000       8,500,000         8,500,000      Industrial
  86       1           WFB            Refinance           8,300,000       8,271,618         7,118,347      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
  87       1          PMCF            Refinance           8,150,000       8,150,000         7,112,091      Multifamily
  88       1          BSCMI           Refinance           8,105,000       8,071,747         6,320,744      Hospitality
  89       1           WFB           Acquisition          8,100,000       8,070,722         6,898,366      Manufactured Housing
                                                                                                           Community
  90       1          NLIC            Refinance           8,000,000       8,000,000         7,139,815      Industrial
  91       1         PCF II           Refinance           8,000,000       8,000,000         6,773,261      Office
-------------------------------------------------------------------------------------------------------------------------------
  92       1          PMCF            Refinance           8,000,000       8,000,000         7,084,486      Industrial
  93       1           WFB            Refinance           8,000,000       8,000,000         6,892,257      Retail
  94       1           WFB            Refinance           7,850,000       7,850,000         6,951,739      Office
  95       1           WFB            Refinance           7,768,000       7,753,637         6,592,506      Retail
  96       1           WFB           Acquisition          7,750,000       7,750,000         7,008,262      Retail
-------------------------------------------------------------------------------------------------------------------------------
  97       1         PCF II           Refinance           7,750,000       7,739,986         6,196,127      Retail
  98       1           WFB            Refinance           7,700,000       7,700,000         6,889,904      Self Storage
  99       1         PCF II           Refinance           7,500,000       7,500,000         7,500,000      Industrial
 100       1          BSCMI           Refinance           7,400,000       7,400,000         6,673,700      Mixed Use
 101       1          PMCF            Refinance           7,400,000       7,392,563         6,278,495      Office
-------------------------------------------------------------------------------------------------------------------------------
 102       1          PMCF            Refinance           7,375,000       7,375,000         6,538,352      Industrial
 103       1          PMCF            Refinance           7,350,000       7,329,607         6,263,458      Multifamily
 104       1           WFB            Refinance           7,280,000       7,261,631         6,281,180      Hospitality
 105       1          PMCF            Refinance           7,250,000       7,250,000         6,420,315      Industrial
 106       1           WFB            Refinance           7,200,000       7,170,924         6,193,922      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
 107       1          BSCMI           Refinance           7,200,000       7,170,460         5,614,974      Hospitality
 108       1         PCF II           Refinance           7,000,000       7,000,000         6,259,225      Retail
 109       1           WFB            Refinance           7,000,000       6,989,837         6,007,275      Self Storage
 110       1         PCF II           Refinance           6,950,000       6,950,000         6,950,000      Industrial
 111       1          BSCMI          Acquisition          6,900,000       6,900,000         6,280,993      Retail
-------------------------------------------------------------------------------------------------------------------------------
 112       1          NLIC            Refinance           6,650,000       6,650,000         6,650,000      Multifamily
 113       1           WFB            Refinance           6,650,000       6,650,000         5,933,680      Retail
 114       1          PMCF            Refinance           6,620,000       6,620,000         5,796,039      Office
 115       1          PMCF           Acquisition          6,510,000       6,510,000         6,079,602      Retail
 116       1         PCF II           Refinance           6,500,000       6,493,809         5,559,632      Office
-------------------------------------------------------------------------------------------------------------------------------
 117       1           WFB           Acquisition          6,500,000       6,493,713         5,546,948      Retail
 118       1         PCF II           Refinance           6,500,000       6,477,592           142,206      Hospitality
 119       1          BSCMI           Refinance           6,400,000       6,400,000         5,333,449      Multifamily
 120       1          NLIC           Acquisition          6,350,000       6,350,000         5,352,397      Industrial
 121       1           WFB            Refinance           6,350,000       6,343,799         5,411,158      Hospitality
-------------------------------------------------------------------------------------------------------------------------------
 122       1          BSCMI           Refinance           6,200,000       6,200,000         4,790,348      Office
 123       1          BSCMI          Acquisition          6,100,000       6,100,000         5,424,019      Mixed Use
 124       1          NLIC            Refinance           6,100,000       6,100,000         5,172,236      Office
 125       1          BSCMI           Refinance           6,050,000       6,050,000         5,748,072      Multifamily
 126       1          BSCMI          Acquisition          6,000,000       6,000,000         5,415,819      Retail
-------------------------------------------------------------------------------------------------------------------------------
 127       1          PMCF            Refinance           6,000,000       6,000,000         5,441,327      Multifamily
 128       1           WFB            Refinance           6,000,000       5,993,736         5,060,629      Retail
 129       1           PCF            Refinance           6,000,000       5,896,235         4,962,226      Retail
 130       1         PCF II           Refinance           5,850,000       5,850,000         5,203,792      Retail
 131       1           WFB           Acquisition          5,800,000       5,794,454         5,446,819      Industrial
-------------------------------------------------------------------------------------------------------------------------------
 132       1          NLIC           Acquisition          5,725,000       5,725,000         5,174,895      Retail
 133       1          BSCMI           Refinance           5,600,000       5,584,790         4,785,865      Office
 134       1          PMCF            Refinance           5,500,000       5,494,690         4,694,916      Retail
 135       1           WFB            Refinance           5,475,000       5,475,000         5,116,468      Mixed Use
 136       1           WFB            Refinance           5,250,000       5,240,761         4,484,067      Retail
-------------------------------------------------------------------------------------------------------------------------------
 137       3          PMCF            Refinance           5,225,000       5,225,000         4,659,128      Multifamily
137-a      1          PMCF                                2,465,000       2,465,000         2,198,039      Multifamily
137-b      1          PMCF                                1,520,000       1,520,000         1,355,382      Multifamily
137-c      1          PMCF                                1,240,000       1,240,000         1,105,706      Multifamily
 138       1          BSCMI          Acquisition          5,200,000       5,200,000         4,698,141      Industrial
-------------------------------------------------------------------------------------------------------------------------------
 139       1          PMCF           Acquisition          5,100,000       5,100,000         4,572,215      Industrial
 140       1          BSCMI           Refinance           5,050,000       5,050,000         4,797,978      Multifamily
 141       1          BSCMI           Refinance           5,000,000       5,000,000         4,238,915      Hospitality
 142       1           WFB            Refinance           5,000,000       5,000,000         4,681,579      Office
 143       1         PCF II          Acquisition          5,000,000       4,995,003         4,245,950      Retail
-------------------------------------------------------------------------------------------------------------------------------
 144       1           WFB            Refinance           5,000,000       4,992,785         3,884,054      Hospitality
 145       1           WFB            Refinance           4,940,000       4,926,235         4,207,296      Office
 146       1          PMCF            Refinance           4,900,000       4,900,000         4,447,729      Retail
 147       1          NLIC            Refinance           4,900,000       4,889,791         3,270,080      Hospitality
 148       1           WFB            Refinance           4,850,000       4,843,365         4,197,041      Self Storage
-------------------------------------------------------------------------------------------------------------------------------
 149       1          PMCF           Acquisition          4,700,000       4,700,000         4,185,477      Multifamily
 150       1          PMCF            Refinance           4,700,000       4,676,819         3,723,776      Hospitality
 151       1          NLIC            Refinance           4,680,000       4,675,464         3,992,656      Retail
 152       1         PCF II          Acquisition          4,660,000       4,660,000         4,148,027      Multifamily
 153       1          NLIC            Refinance           4,570,000       4,570,000         4,080,225      Retail
-------------------------------------------------------------------------------------------------------------------------------
 154       1           WFB            Refinance           4,550,000       4,550,000         4,063,670      Office
 155       1          PMCF           Acquisition          4,400,000       4,392,080         4,125,521      Multifamily
 156       1           WFB            Refinance           4,400,000       4,367,114         3,483,414      Hospitality
 157       1          PMCF           Acquisition          4,325,000       4,317,162         3,680,179      Retail
 158       1         PCF II           Refinance           4,300,000       4,295,695         3,650,450      Office
-------------------------------------------------------------------------------------------------------------------------------
 159       1          BSCMI          Acquisition          4,250,000       4,250,000         3,802,298      Retail
 160       1          NLIC            Refinance           4,200,000       4,196,144         3,611,641      Retail
 161       1           WFB           Acquisition          4,150,000       4,150,000         3,701,222      Retail
 162       1           WFB           Acquisition          4,100,000       4,100,000         3,651,114      Retail
 163       1          NLIC            Refinance           4,000,000       4,000,000         3,609,352      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
 164       1         PCF II           Refinance           4,000,000       3,991,506         2,653,451      Industrial
 165       1           WFB           Acquisition          3,935,000       3,924,105         3,354,260      Retail
 166       1          BSCMI           Refinance           3,800,000       3,800,000         3,384,969      Retail
 167       1          BSCMI           Refinance           3,800,000       3,783,879         3,255,709      Hospitality
 168       1           PCF            Refinance           3,750,000       3,726,216         1,472,920      Retail
-------------------------------------------------------------------------------------------------------------------------------
 169       1           WFB            Refinance           3,650,000       3,650,000         3,246,749      Office
 170       1           WFB           Acquisition          3,620,000       3,620,000         3,240,031      Industrial
 171       2          PMCF      Acquisition/Refinance     3,610,000       3,606,575         3,089,489      Industrial
171-a      1          PMCF            Refinance           2,380,073       2,377,815         2,036,900      Industrial
171-b      1          PMCF           Acquisition          1,229,927       1,228,760         1,052,589      Industrial
-------------------------------------------------------------------------------------------------------------------------------
 172       1           WFB           Acquisition          3,600,000       3,600,000         3,228,016      Office
 173       1           WFB            Refinance           3,500,000       3,490,575         2,994,572      Retail
 174       1           WFB            Refinance           3,500,000       3,485,977         2,335,723      Office
 175       1          NLIC            Refinance           3,450,000       3,450,000         3,009,937      Retail
 176       1           WFB            Refinance           3,450,000       3,446,539         2,927,994      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
 177       1          PMCF           Acquisition          3,420,000       3,420,000         3,100,242      Industrial
 178       1          PMCF            Refinance           3,400,000       3,400,000         3,075,663      Multifamily
 179       1           WFB            Refinance           3,275,000       3,275,000         2,961,110      Industrial
 180       1           WFB            Refinance           3,250,000       3,225,710         2,572,976      Hospitality
 181       1          BSCMI          Acquisition          3,220,000       3,214,335         2,750,306      Retail
-------------------------------------------------------------------------------------------------------------------------------
 182       1          NLIC            Refinance           3,200,000       3,196,952         2,737,051      Retail
 183       1           WFB            Refinance           3,200,000       3,190,950         2,719,847      Multifamily
 184       1         PCF II           Refinance           3,185,000       3,181,949         2,721,893      Retail
 185       1         PCF II           Refinance           3,185,000       3,181,949         2,721,893      Retail
 186       1          BSCMI          Acquisition          3,156,000       3,156,000         2,862,112      Retail
-------------------------------------------------------------------------------------------------------------------------------
 187       1          NLIC            Refinance           3,125,000       3,125,000         3,125,000      Multifamily
 188       1           WFB            Refinance           3,100,000       3,093,456         2,060,303      Industrial
 189       1           WFB            Refinance           3,050,000       3,044,837         2,617,644      Retail
 190       1           WFB           Acquisition          3,000,000       3,000,000         2,668,562      Retail
 191       1          BSCMI           Refinance           3,000,000       3,000,000         2,891,656      Retail
-------------------------------------------------------------------------------------------------------------------------------
 192       1         PCF II           Refinance           3,000,000       2,993,637            95,338      Self Storage
 193       1           WFB            Refinance           2,915,000       2,910,031         2,499,666      Industrial
 194       1           WFB            Refinance           2,900,000       2,900,000         2,627,478      Self Storage
 195       1           WFB            Refinance           2,900,000       2,892,174         2,480,512      Retail
 196       1           WFB            Refinance           2,850,000       2,850,000         2,597,669      Office
-------------------------------------------------------------------------------------------------------------------------------
 197       1           WFB            Refinance           2,850,000       2,845,019         2,436,298      Retail
 198       2           WFB            Refinance           2,850,000       2,841,974         2,423,773      Retail
198-a      1           WFB                                1,452,941       1,448,849         1,235,649      Retail
198-b      1           WFB                                1,397,059       1,393,125         1,188,124      Retail
 199       1           WFB           Acquisition          2,820,000       2,820,000         2,503,494      Office
-------------------------------------------------------------------------------------------------------------------------------
 200       1          BSCMI          Acquisition          2,800,000       2,800,000         2,474,527      Industrial
 201       1           WFB           Acquisition          2,780,000       2,777,433         2,388,561      Industrial
 202       1           WFB            Refinance           2,725,000       2,719,939         2,311,280      Self Storage
 203       1           WFB            Refinance           2,700,000       2,693,078         2,337,342      Self Storage
 204       1           WFB           Acquisition          2,752,000       2,661,289         2,327,896      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
 205       1           WFB            Refinance           2,650,000       2,647,741         2,302,543      Self Storage
 206       2           WFB            Refinance           2,650,000       2,642,537         2,253,683      Retail
206-a      1           WFB                                1,568,367       1,563,950         1,333,813      Retail
206-b      1           WFB                                1,081,633       1,078,587           919,870      Retail
 207       1           WFB            Refinance           2,640,000       2,635,612         2,270,854      Retail
-------------------------------------------------------------------------------------------------------------------------------
 208       1           WFB            Refinance           2,600,000       2,597,528         2,224,485      Multifamily
 209       1         PCF II          Acquisition          2,600,000       2,595,639         2,233,944      Industrial
 210       1           WFB           Acquisition          2,600,000       2,595,166         2,204,934      Office
 211       1           WFB            Refinance           2,600,000       2,593,280         2,236,459      Retail
 212       1         PCF II           Refinance           2,500,000       2,496,470         1,951,070      Office
-------------------------------------------------------------------------------------------------------------------------------
 213       1           WFB            Refinance           2,450,000       2,445,947         2,108,596      Industrial
 214       1           WFB           Acquisition          2,415,000       2,412,695         2,065,030      Retail
 215       1          BSCMI          Acquisition          2,400,000       2,400,000         2,175,086      Retail
 216       1         PCF II          Acquisition          2,345,000       2,340,938         2,006,892      Industrial
 217       1          BSCMI          Acquisition          2,350,000       2,339,813         2,008,120      Retail
-------------------------------------------------------------------------------------------------------------------------------
 218       1           WFB            Refinance           2,300,000       2,300,000         2,080,673      Retail
 219       1          BSCMI          Acquisition          2,295,000       2,295,000         2,295,000      Retail
 220       1          PMCF            Refinance           2,220,000       2,220,000         1,896,074      Office
 221       1          BSCMI           Refinance           2,175,000       2,175,000         1,943,789      Office
 222       1          PMCF           Acquisition          2,167,500       2,167,500         1,970,776      Retail
-------------------------------------------------------------------------------------------------------------------------------
 223       1           WFB            Refinance           2,060,000       2,054,718         1,783,306      Self Storage
 224       1         PCF II           Refinance           2,050,000       2,047,109         1,600,406      Retail
 225       1          BSCMI          Acquisition          2,000,000       2,000,000         1,869,515      Retail
 226       1           WFB           Acquisition          2,000,000       2,000,000         1,811,805      Retail
 227       1         PCF II           Refinance           2,000,000       1,998,110         1,712,599      Multifamily
-------------------------------------------------------------------------------------------------------------------------------
 228       1         PCF II           Refinance           2,000,000       1,997,947         1,691,402      Self Storage
 229       1           WFB           Acquisition          1,950,000       1,944,872         1,673,596      Office
 230       1         PCF II          Acquisition          1,802,673       1,799,593         1,545,387      Retail
 231       1         PCF II           Refinance           1,750,000       1,750,000         1,750,000      Retail
 232       1           WFB           Acquisition          1,750,000       1,748,401         1,505,897      Retail
-------------------------------------------------------------------------------------------------------------------------------
 233       1         PCF II           Refinance           1,725,000       1,722,026         1,477,126      Retail
 234       1           WFB            Refinance           1,660,000       1,655,744         1,437,032      Self Storage
 235       1         PCF II          Acquisition          1,650,000       1,648,332         1,398,703      Retail
 236       1         PCF II           Refinance           1,600,000       1,597,775         1,252,797      Multifamily
 237       1         PCF II           Refinance           1,600,000       1,596,666         1,067,782      Industrial
-------------------------------------------------------------------------------------------------------------------------------
 238       1         PCF II          Acquisition          1,550,000       1,550,000         1,409,037      Industrial
 239       1           WFB           Acquisition          1,550,000       1,547,266         1,323,488      Retail
 240       1           WFB           Acquisition          1,500,000       1,496,699           983,749      Industrial
 241       1           WFB            Refinance           1,400,000       1,400,000         1,277,215      Industrial
 242       1           WFB           Acquisition          1,385,000       1,385,000         1,232,292      Retail
-------------------------------------------------------------------------------------------------------------------------------
 243       1         PCF II           Refinance           1,350,000       1,348,709         1,154,036      Retail
 244       1           WFB            Refinance           1,340,000       1,338,758         1,150,678      Industrial
 245       1           WFB            Refinance           1,300,000       1,298,759         1,111,610      Multifamily
 246       1         PCF II           Refinance           1,275,000       1,271,976         1,108,452      Industrial
 247       1           WFB            Refinance           1,050,000       1,050,000           939,086      Office
-------------------------------------------------------------------------------------------------------------------------------
 248       1           WFB            Refinance           1,030,000       1,029,036           883,235      Multifamily
 249       1           WFB            Refinance           1,000,000         999,040           854,354      Industrial
 250       1           WFB           Acquisition          1,000,000         998,311           858,485      Industrial

                    DETAILED                                          INTEREST       ORIGINAL        STATED REMAINING
                    PROPERTY               INTEREST  ADMINISTRATIVE    ACCRUAL    TERM TO MATURITY   TERM TO MATURITY
  ID                  TYPE                   RATE       FEE RATE        BASIS    OR ARD (MOS.) (4)  OR ARD (MOS.) (4)
---------------------------------------------------------------------------------------------------------------------

  1    Anchored                            5.6250%      0.02150%     Actual/360         118                118
  2    Urban                               5.6000%      0.03150%     Actual/360          60                 60
  3    Free Standing                       5.7500%      0.03150%     Actual/360         120                120
 3-a   Free Standing
 3-b   Free Standing
---------------------------------------------------------------------------------------------------------------------
 3-c   Free Standing
 3-d   Free Standing
 3-e   Free Standing
 3-f   Free Standing
  4    Urban                               5.4400%      0.03150%     Actual/360         120                120
---------------------------------------------------------------------------------------------------------------------
  5    Suburban                            5.8650%      0.02150%     Actual/360          60                 59
 5-a   Suburban
 5-b   Suburban
 5-c   Suburban
 5-d   Suburban
---------------------------------------------------------------------------------------------------------------------
  6    Anchored                            5.8100%      0.03150%     Actual/360         120                120
  7    Anchored                            5.7500%      0.03150%     Actual/360         120                120
  8    Full Service                        5.8200%      0.03150%     Actual/360         120                118
  9    Urban/Retail                        6.3100%      0.02150%     Actual/360          84                 82
  10   Anchored                            6.3300%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  11   Anchored                            5.9790%      0.02150%     Actual/360         120                117
  12   Limited Service                     5.9300%      0.03150%     Actual/360         120                120
 12-a  Limited Service
 12-b  Limited Service
 12-c  Limited Service
---------------------------------------------------------------------------------------------------------------------
  13   Suburban                            5.9900%      0.03150%     Actual/360         120                118
  14   Suburban                            5.9900%      0.03150%     Actual/360         120                118
  15   Shadow Anchored                     5.8000%      0.03150%     Actual/360         120                119
  16   Anchored                            5.6300%      0.03150%     Actual/360         120                120
  17   Anchored                            5.6900%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  18   Manufactured Housing Community      6.2300%      0.03150%     Actual/360         120                117
  19   Suburban                            6.1500%      0.03150%     Actual/360         120                118
  20   Garden                              5.9400%      0.03150%     Actual/360         120                119
  21   Anchored                            5.2700%      0.03150%     Actual/360         120                117
  22   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
  23   Full Service                        6.2500%      0.03150%     Actual/360         120                119
  24   Senior Housing/Conference Facility  6.3700%      0.02150%     Actual/360         120                120
  25   Student Housing                     5.7000%      0.03150%     Actual/360         120                120
  26   Hospitality/Retail/Parking          5.9300%      0.02150%     Actual/360         120                119
  27   Garden                              6.2600%      0.03150%       30/360           120                118
---------------------------------------------------------------------------------------------------------------------
  28   Full Service                        6.2000%      0.03150%     Actual/360         120                118
  29   Student Housing                     5.8550%      0.02150%     Actual/360          60                 58
  30   Anchored                            6.0310%      0.03150%     Actual/360         120                119
  31   Anchored                            6.1000%      0.03150%     Actual/360         120                118
  32   Full Service                        6.2200%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  33   Suburban                            5.8000%      0.03150%     Actual/360         120                119
  34   Retail/Industrial                   5.6450%      0.03150%     Actual/360         120                119
  35   Anchored                            5.9900%      0.08150%     Actual/360         120                118
  36   Limited Service                     6.0200%      0.02150%     Actual/360         120                118
  37   Limited Service                     5.9600%      0.10650%     Actual/360         120                120
---------------------------------------------------------------------------------------------------------------------
  38   Suburban                            5.9670%      0.03150%     Actual/360         120                117
  39   Anchored                            5.8900%      0.03150%     Actual/360         120                118
  40   Anchored                            5.9400%      0.02150%     Actual/360         120                119
 40-a  Anchored
 40-b  Anchored
---------------------------------------------------------------------------------------------------------------------
  41   Warehouse                           5.6800%      0.03150%     Actual/360         120                115
  42   Shadow Anchored                     5.1720%      0.03150%     Actual/360         120                119
  43   Garden                              5.7100%      0.02150%     Actual/360         120                118
  44   Anchored                            6.1900%      0.03150%     Actual/360         120                119
  45   Shadow Anchored                     5.5100%      0.02150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  46   Warehouse                           6.2500%      0.03150%     Actual/360         120                119
  47   Unanchored                          6.0090%      0.03150%     Actual/360         120                118
  48   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
  49   Shadow Anchored                     5.8000%      0.03150%     Actual/360         120                119
  50   Garden                              6.0100%      0.02150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
  51   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
  52   Anchored                            6.1930%      0.03150%     Actual/360         120                118
  53   Manufactured Housing Community      6.0100%      0.03150%     Actual/360         120                119
 53-a  Manufactured Housing Community
 53-b  Manufactured Housing Community
---------------------------------------------------------------------------------------------------------------------
  54   Flex                                6.1300%      0.05150%     Actual/360         120                114
  55   Unanchored                          5.8500%      0.03150%     Actual/360         120                119
  56   Garden                              6.1700%      0.02150%     Actual/360         120                120
  57   Anchored                            6.0650%      0.03150%     Actual/360         120                117
  58   Flex                                6.2300%      0.07150%     Actual/360         120                117
---------------------------------------------------------------------------------------------------------------------
  59   Suburban                            6.0000%      0.02150%     Actual/360         120                119
  60   Garden                              6.0100%      0.02150%     Actual/360         120                119
  61   Garden                              5.3450%      0.03150%     Actual/360         180                163
  62   Full Service                        6.1000%      0.03150%     Actual/360         120                119
  63   Limited Service                     6.0000%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
  64   Limited Service                     6.0300%      0.03150%     Actual/360         120                118
  65   Mid Rise                            6.2100%      0.08650%     Actual/360         120                119
  66   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
  67   Unanchored                          6.3800%      0.03150%     Actual/360          60                 57
  68   Limited Service                     6.5850%      0.03150%     Actual/360         120                116
---------------------------------------------------------------------------------------------------------------------
  69   Unanchored                          5.8170%      0.03150%     Actual/360         120                119
  70   Anchored                            6.2300%      0.07150%     Actual/360         120                118
  71   Flex                                6.3500%      0.09650%     Actual/360         120                118
 71-a  Flex
 71-b  Flex
---------------------------------------------------------------------------------------------------------------------
  72   Urban                               6.0950%      0.02150%     Actual/360          60                 58
  73   Anchored                            6.2480%      0.03150%     Actual/360         180                178
  74   Warehouse                           5.9000%      0.03150%     Actual/360         120                119
  75   Suburban                            6.0800%      0.03150%     Actual/360         120                119
  76   Garden                              5.5750%      0.03150%     Actual/360         180                163
---------------------------------------------------------------------------------------------------------------------
  77   Unanchored                          6.4700%      0.03150%     Actual/360         120                117
  78   Warehouse                           5.8050%      0.03150%     Actual/360         120                119
  79   Unanchored                          5.9200%      0.03150%     Actual/360         120                119
  80   Urban                               5.6500%      0.02150%     Actual/360         120                110
  81   Suburban                            6.1900%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  82   Garden                              5.8900%      0.03150%     Actual/360         120                118
  83   Garden                              6.0400%      0.03150%     Actual/360         120                115
  84   Limited Service                     5.9290%      0.03150%     Actual/360         120                120
  85   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
  86   Limited Service                     6.3200%      0.03150%     Actual/360         120                116
---------------------------------------------------------------------------------------------------------------------
  87   Garden                              6.1500%      0.07150%     Actual/360         126                121
  88   Limited Service                     6.1170%      0.03150%     Actual/360         120                117
  89   Manufactured Housing Community      6.0750%      0.03150%     Actual/360         120                116
  90   Warehouse                           6.2400%      0.09650%     Actual/360         120                118
  91   Suburban                            5.8700%      0.03150%     Actual/360         120                120
---------------------------------------------------------------------------------------------------------------------
  92   Flex                                5.9000%      0.05150%     Actual/360         120                119
  93   Anchored                            6.0600%      0.03150%     Actual/360         120                117
  94   Suburban                            5.8900%      0.03150%     Actual/360         120                118
  95   Shadow Anchored                     5.9500%      0.03150%     Actual/360         120                118
  96   Shadow Anchored                     5.9500%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
  97   Anchored                            6.2100%      0.03150%     Actual/360         120                119
  98   Self Storage                        6.3600%      0.03150%     Actual/360         120                118
  99   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
 100   Retail/Multifamily                  5.8110%      0.03150%     Actual/360         120                118
 101   Suburban                            5.9500%      0.02150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 102   Flex                                5.9400%      0.07150%     Actual/360         120                120
 103   Student Housing                     6.1000%      0.07150%     Actual/360         120                117
 104   Limited Service                     6.5400%      0.03150%     Actual/360         120                117
 105   Flex                                5.9000%      0.05150%     Actual/360         120                119
 106   Full Service                        6.2500%      0.03150%     Actual/360          60                 58
---------------------------------------------------------------------------------------------------------------------
 107   Limited Service                     6.1170%      0.03150%     Actual/360         120                117
 108   Shadow Anchored                     6.3400%      0.03150%     Actual/360         120                119
 109   Self Storage                        5.9600%      0.03150%     Actual/360          84                 83
 110   Warehouse                           5.6450%      0.03150%     Actual/360         120                119
 111   Anchored                            6.3000%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 112   Mid Rise                            6.2100%      0.08650%     Actual/360         120                119
 113   Shadow Anchored                     6.2300%      0.03150%     Actual/360         120                118
 114   Suburban                            6.2800%      0.07150%     Actual/360         120                117
 115   Unanchored                          5.7700%      0.02150%     Actual/360         120                119
 116   Suburban                            6.2300%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 117   Anchored                            6.1500%      0.03150%     Actual/360         120                119
 118   Extended Stay                       5.9700%      0.03150%     Actual/360         180                179
 119   Garden                              5.3450%      0.03150%     Actual/360         180                163
 120   Warehouse                           6.4500%      0.10650%     Actual/360         120                115
 121   Limited Service                     6.1000%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 122   Urban                               5.8320%      0.03150%     Actual/360         120                120
 123   Retail/Office                       6.0820%      0.09150%     Actual/360         120                117
 124   Suburban                            5.9200%      0.07650%     Actual/360         120                120
 125   Mid Rise                            5.9000%      0.03150%     Actual/360          60                 59
 126   Anchored                            5.8670%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 127   Garden                              6.1000%      0.02150%     Actual/360         120                118
 128   Unanchored                          5.7500%      0.03150%     Actual/360         120                119
 129   Anchored                            5.1200%      0.03150%     Actual/360         120                105
 130   Shadow Anchored                     6.1000%      0.03150%     Actual/360         120                117
 131   Warehouse                           6.2100%      0.03150%     Actual/360          60                 59
---------------------------------------------------------------------------------------------------------------------
 132   Anchored                            5.9400%      0.10650%     Actual/360         120                119
 133   Suburban                            6.2000%      0.03150%     Actual/360         120                117
 134   Anchored                            6.1600%      0.07150%     Actual/360         120                119
 135   Retail/Office                       5.8200%      0.03150%     Actual/360         120                119
 136   Unanchored                          6.1700%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 137   Garden                              6.2000%      0.02150%     Actual/360         120                118
137-a  Garden
137-b  Garden
137-c  Garden
 138   Warehouse                           5.9150%      0.07150%     Actual/360         120                117
---------------------------------------------------------------------------------------------------------------------
 139   Flex                                6.4500%      0.02150%     Actual/360         120                118
 140   Mid Rise                            5.9000%      0.03150%     Actual/360          60                 59
 141   Full Service                        5.9150%      0.03150%     Actual/360         120                120
 142   Suburban                            5.9500%      0.03150%     Actual/360          84                 72
 143   Anchored                            5.9800%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 144   Limited Service                     6.0000%      0.03150%     Actual/360         120                119
 145   Suburban                            6.0800%      0.03150%     Actual/360         120                117
 146   Unanchored                          6.1600%      0.02150%     Actual/360         120                119
 147   Limited Service                     6.3200%      0.10650%     Actual/360         120                119
 148   Self Storage                        6.3450%      0.03150%     Actual/360          84                 83
---------------------------------------------------------------------------------------------------------------------
 149   Garden                              6.1400%      0.02150%     Actual/360         120                118
 150   Limited Service                     6.6000%      0.02150%     Actual/360         120                116
 151   Unanchored                          6.1400%      0.10650%     Actual/360         120                119
 152   Garden                              6.1200%      0.03150%     Actual/360         120                118
 153   Unanchored                          6.2700%      0.08650%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 154   Suburban                            6.2800%      0.03150%     Actual/360         120                116
 155   Garden                              6.0700%      0.02150%     Actual/360          60                 58
 156   Limited Service                     6.5750%      0.03150%     Actual/360         120                114
 157   Unanchored                          6.0400%      0.02150%     Actual/360         120                118
 158   Medical                             5.9700%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 159   Unanchored                          6.3530%      0.07150%     Actual/360         120                118
 160   Free Standing                       6.4200%      0.10650%     Actual/360         120                119
 161   Free Standing                       6.2200%      0.03150%     Actual/360         120                119
 162   Unanchored                          6.1500%      0.03150%     Actual/360         120                117
 163   Garden                              5.8500%      0.10650%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 164   Warehouse                           6.1600%      0.03150%     Actual/360         120                119
 165   Shadow Anchored                     6.1100%      0.03150%     Actual/360         120                117
 166   Unanchored                          6.1530%      0.07150%     Actual/360         120                118
 167   Limited Service                     6.2740%      0.03150%     Actual/360         120                115
 168   Anchored                            6.0200%      0.03150%     Actual/360         180                177
---------------------------------------------------------------------------------------------------------------------
 169   Suburban                            6.1000%      0.08150%     Actual/360         120                119
 170   Warehouse                           6.3850%      0.08150%     Actual/360         120                119
 171   Flex                                6.2500%      0.02150%     Actual/360         120                119
171-a  Flex
171-b  Flex
---------------------------------------------------------------------------------------------------------------------
 172   Suburban                            6.4700%      0.03150%     Actual/360         120                117
 173   Unanchored                          6.2400%      0.04150%     Actual/360         120                117
 174   Medical                             6.3100%      0.03150%     Actual/360         120                118
 175   Free Standing                       6.1400%      0.10650%     Actual/360         120                119
 176   Garden                              5.9600%      0.08150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 177   Warehouse                           6.0900%      0.02150%     Actual/360         120                119
 178   Garden                              5.9800%      0.02150%     Actual/360         120                119
 179   Flex                                5.9500%      0.03150%     Actual/360         120                116
 180   Limited Service                     6.5750%      0.03150%     Actual/360         120                114
 181   Anchored                            6.1710%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 182   Shadow Anchored                     6.2300%      0.10650%     Actual/360         120                119
 183   Garden                              6.0100%      0.03150%     Actual/360         120                117
 184   Free Standing                       6.2000%      0.03150%     Actual/360         120                119
 185   Free Standing                       6.2000%      0.03150%     Actual/360         120                119
 186   Anchored                            6.0600%      0.03150%     Actual/360          60                 60
---------------------------------------------------------------------------------------------------------------------
 187   Mid Rise                            6.2100%      0.08650%     Actual/360         120                119
 188   Warehouse                           6.2100%      0.03150%     Actual/360         120                119
 189   Unanchored                          6.3400%      0.08150%     Actual/360         120                118
 190   Unanchored                          6.1000%      0.08150%     Actual/360         120                119
 191   Unanchored                          5.8890%      0.03150%     Actual/360          60                 60
---------------------------------------------------------------------------------------------------------------------
 192   Self Storage                        6.1700%      0.03150%     Actual/360         240                239
 193   Light                               6.3100%      0.08150%     Actual/360         120                118
 194   Self Storage                        6.0500%      0.08150%     Actual/360         120                118
 195   Shadow Anchored                     6.2300%      0.03150%     Actual/360         120                117
 196   Suburban                            6.3700%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 197   Unanchored                          6.2000%      0.03150%     Actual/360         120                118
 198   Free Standing                       6.0300%      0.06150%     Actual/360         120                117
198-a  Free Standing
198-b  Free Standing
 199   Suburban                            6.0100%      0.03150%     Actual/360         120                117
---------------------------------------------------------------------------------------------------------------------
 200   Flex                                5.8000%      0.03150%     Actual/360         120                118
 201   Warehouse                           6.3900%      0.08150%     Actual/360         120                119
 202   Self Storage                        5.9300%      0.03150%     Actual/360         120                118
 203   Self Storage                        6.3500%      0.03150%     Actual/360          84                 82
 204   Low Rise                            5.8500%      0.03150%     Actual/360         120                 88
---------------------------------------------------------------------------------------------------------------------
 205   Self Storage                        6.8000%      0.03150%     Actual/360         120                119
 206   Free Standing                       6.0300%      0.07150%     Actual/360         120                117
206-a  Free Standing
206-b  Free Standing
 207   Unanchored                          6.4200%      0.03150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 208   Low Rise                            6.2400%      0.03150%     Actual/360         120                119
 209   Warehouse                           6.3800%      0.03150%     Actual/360         120                118
 210   Medical                             5.9250%      0.04150%     Actual/360         120                118
 211   Unanchored                          6.4300%      0.03150%     Actual/360         120                117
 212   Suburban                            6.1400%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 213   Warehouse                           6.4400%      0.03150%     Actual/360         120                118
 214   Unanchored                          6.2200%      0.03150%     Actual/360         120                119
 215   Unanchored                          6.0650%      0.03150%     Actual/360         120                118
 216   Warehouse                           6.2400%      0.03150%     Actual/360         120                118
 217   Free Standing                       6.1820%      0.03150%     Actual/360         120                115
---------------------------------------------------------------------------------------------------------------------
 218   Unanchored                          5.9700%      0.04150%     Actual/360         120                118
 219   Big Box                             6.1680%      0.03150%     Actual/360         120                120
 220   Suburban                            6.1700%      0.07150%     Actual/360         120                120
 221   Medical                             6.3030%      0.07150%     Actual/360         120                118
 222   Anchored                            6.2500%      0.07150%     Actual/360         120                117
---------------------------------------------------------------------------------------------------------------------
 223   Self Storage                        6.3500%      0.03150%     Actual/360          84                 82
 224   Anchored                            6.1500%      0.03150%     Actual/360         120                119
 225   Shadow Anchored                     5.8250%      0.03150%     Actual/360         120                120
 226   Free Standing                       6.0550%      0.05150%     Actual/360         120                119
 227   Mid Rise                            6.2700%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 228   Self Storage                        5.8400%      0.03150%     Actual/360         120                119
 229   Suburban                            6.3500%      0.03150%     Actual/360         120                117
 230   Shadow Anchored                     6.3000%      0.03150%     Actual/360         120                118
 231   Free Standing                       5.6450%      0.03150%     Actual/360         120                119
 232   Unanchored                          6.4450%      0.11150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 233   Unanchored                          6.2600%      0.03150%     Actual/360         120                118
 234   Self Storage                        6.3500%      0.03150%     Actual/360          84                 82
 235   Unanchored                          5.9200%      0.03150%     Actual/360         120                119
 236   Garden                              6.2400%      0.03150%     Actual/360         120                119
 237   Warehouse                           6.3200%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 238   Warehouse                           6.2400%      0.03150%     Actual/360         120                119
 239   Unanchored                          6.1600%      0.07150%     Actual/360         120                118
 240   Warehouse                           5.8600%      0.13150%     Actual/360         120                119
 241   Light                               6.4200%      0.15150%     Actual/360         120                118
 242   Unanchored                          6.1000%      0.05150%     Actual/360         120                118
---------------------------------------------------------------------------------------------------------------------
 243   Free Standing                       6.2100%      0.03150%     Actual/360         120                119
 244   Light                               6.3700%      0.08150%     Actual/360         120                119
 245   Low Rise                            6.2200%      0.08150%     Actual/360         120                119
 246   Light                               6.8200%      0.03150%     Actual/360         120                117
 247   Suburban                            6.3500%      0.03150%     Actual/360         120                119
---------------------------------------------------------------------------------------------------------------------
 248   Mid Rise                            6.3200%      0.08150%     Actual/360         120                119
 249   Flex                                6.1900%      0.15150%     Actual/360         120                119
 250   Warehouse                           6.3500%      0.03150%     Actual/360         120                118

           ORIGINAL        REMAINING       FIRST     MATURITY         ANNUAL              MONTHLY              MONTHLY
         AMORTIZATION    AMORTIZATION     PAYMENT      DATE            DEBT                 DEBT             DEBT SERVICE
  ID   TERM (MOS.) (4)  TERM (MOS.) (4)    DATE       OR ARD   SERVICE ($) (4) (5)  SERVICE ($) (4) (5)  AFTER IO ($) (4) (5)
-----------------------------------------------------------------------------------------------------------------------------

  1          360              360        1/5/2007   10/5/2016     6,907,876.80          575,656.40                   NAP
  2           0                0         1/1/2007   12/1/2011     5,490,411.12          457,534.26                   NAP
  3          300              300        1/1/2007   12/1/2016     6,039,421.44          503,285.12                   NAP
 3-a
 3-b
-----------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4          360              360        1/5/2007   12/5/2016     4,136,666.64          344,722.22            423,022.68
-----------------------------------------------------------------------------------------------------------------------------
  5           0                0         12/5/2006  11/5/2011     3,984,127.08          332,010.59                   NAP
 5-a
 5-b
 5-c
 5-d
-----------------------------------------------------------------------------------------------------------------------------
  6          360              360        1/1/2007   12/1/2016     3,887,858.40          323,988.20            387,677.40
  7           0                0         1/1/2007   12/1/2016     3,789,409.68          315,784.14                   NAP
  8          360              360        11/1/2006  10/1/2016     3,245,458.32          270,454.86            323,415.00
  9           0                0         11/5/2006  10/5/2013     3,390,748.56          282,562.38                   NAP
  10          0                0         11/1/2006  10/1/2016     2,519,032.32          209,919.36                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  11         360              357        10/5/2006  9/5/2016      2,512,444.44          209,370.37                   NAP
  12         360              360        1/1/2007   12/1/2016     2,095,909.08          174,659.09            207,437.05
 12-a
 12-b
 12-c
-----------------------------------------------------------------------------------------------------------------------------
  13         360              360        11/1/2006  10/1/2016     1,275,370.80          106,280.90            125,770.64
  14         360              360        11/1/2006  10/1/2016       789,515.28           65,792.94             77,858.01
  15         360              359        12/1/2006  11/1/2016     2,253,131.52          187,760.96                   NAP
  16          0                0         1/3/2007   12/3/2016     1,823,825.16          151,985.43                   NAP
  17         360              358        11/1/2006  10/1/2016     2,052,374.76          171,031.23                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  18         360              360        10/1/2006  9/1/2016      1,768,627.80          147,385.65            172,036.79
  19          0                0         11/1/2006  10/1/2016     1,621,208.28          135,100.69                   NAP
  20          0                0         12/3/2006  11/3/2016     1,508,636.28          125,719.69                   NAP
  21         300              300        10/1/2006  9/1/2016      1,228,934.76          102,411.23            138,098.49
  22          0                0         12/1/2006  11/1/2016     1,259,148.60          104,929.05                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  23         360              360        12/1/2006  11/1/2016     1,394,097.24          116,174.77            135,457.78
  24         360              360        1/5/2007   12/5/2016     1,496,502.96          124,708.58                   NAP
  25         360              360        1/1/2007   12/1/2016     1,121,158.32           93,429.86            112,597.68
  26          0                0         12/1/2006  11/1/2016     1,130,323.92           94,193.66                   NAP
  27          0                0         11/1/2006  10/1/2016     1,151,840.04           95,986.67                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  28         312              312        11/1/2006  10/1/2016     1,131,500.04           94,291.67            116,296.22
  29          0                0         11/5/2006  10/5/2011       979,492.68           81,624.39                   NAP
  30         360              360        12/1/2006  11/1/2016     1,005,878.64           83,823.22             98,954.16
  31         360              360        11/1/2006  10/1/2016     1,002,976.44           83,581.37             98,274.18
  32         360              360        11/1/2006  10/1/2016     1,015,328.64           84,610.72             98,816.55
-----------------------------------------------------------------------------------------------------------------------------
  33         360              360        12/1/2006  11/1/2016       940,888.92           78,407.41             93,880.48
  34          0                0         12/1/2006  11/1/2016       887,127.48           73,927.29                   NAP
  35         360              358        11/1/2006  10/1/2016     1,013,352.00           84,446.00                   NAP
  36         300              298        11/5/2006  10/5/2016     1,028,320.56           85,693.38                   NAP
  37         360              360        1/1/2007   12/1/2016       931,290.84           77,607.57                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  38         360              360        10/1/2006  9/1/2016        786,483.72           65,540.31             77,665.97
  39         360              358        11/3/2006  10/3/2016       924,294.96           77,024.58                   NAP
  40         360              360        12/5/2006  11/5/2016       773,891.28           64,490.94             76,547.25
 40-a
 40-b
-----------------------------------------------------------------------------------------------------------------------------
  41         360              360        8/1/2006   7/1/2016        727,059.72           60,588.31             73,115.62
  42         360              360        12/1/2006  11/1/2016       655,479.12           54,623.26             68,422.81
  43         360              360        11/5/2006  10/5/2016       717,873.84           59,822.82             72,048.25
  44          0                0         12/1/2006  11/1/2016       760,647.84           63,387.32                   NAP
  45         360              360        11/5/2006  10/5/2016       664,796.76           55,399.73             67,641.57
-----------------------------------------------------------------------------------------------------------------------------
  46         360              360        12/1/2006  11/1/2016       739,505.16           61,625.43             71,854.20
  47         360              360        11/1/2006  10/1/2016       706,725.12           58,893.76             69,615.00
  48          0                0         12/1/2006  11/1/2016       658,191.36           54,849.28                   NAP
  49         360              360        12/1/2006  11/1/2016       676,263.84           56,355.32             67,476.60
  50         360              360        12/1/2006  11/1/2016       670,281.96           55,856.83             66,021.30
-----------------------------------------------------------------------------------------------------------------------------
  51          0                0         12/1/2006  11/1/2016       629,574.24           52,464.52                   NAP
  52         360              360        11/1/2006  10/1/2016       684,412.56           57,034.38             66,709.61
  53         360              360        12/1/2006  11/1/2016       659,557.44           54,963.12             64,964.96
 53-a
 53-b
-----------------------------------------------------------------------------------------------------------------------------
  54         360              360        7/5/2006   6/5/2016        668,127.48           55,677.29             65,352.90
  55         360              360        12/1/2006  11/1/2016       634,643.76           52,886.98             63,123.68
  56         360              360        1/5/2007   12/5/2016       656,847.96           54,737.33             64,104.98
  57         360              360        10/1/2006  9/1/2016        645,669.84           53,805.82             63,392.27
  58         360              357        10/5/2006  9/5/2016        774,165.48           64,513.79                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  59         360              360        12/5/2006  11/5/2016       632,666.64           52,722.22             62,353.25
  60         360              360        12/1/2006  11/1/2016       627,627.60           52,302.30             61,819.94
  61         360              360        8/1/2005   7/1/2020        554,929.80           46,244.15             57,149.69
  62         360              359        12/1/2006  11/1/2016       741,737.64           61,811.47                   NAP
  63         360              359        12/1/2006  11/1/2016       728,453.88           60,704.49                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  64         360              358        11/1/2006  10/1/2016       725,385.60           60,448.80                   NAP
  65          0                0         12/1/2006  11/1/2016       631,199.04           52,599.92                   NAP
  66          0                0         12/1/2006  11/1/2016       572,340.24           47,695.02                   NAP
  67         360              360        10/1/2006  9/1/2011        646,861.08           53,905.09             62,419.70
  68         360              356        9/1/2006   8/1/2016        765,202.08           63,766.84                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  69         360              360        12/1/2006  11/1/2016       586,240.44           48,853.37             58,430.90
  70         360              360        11/5/2006  10/5/2016       615,861.48           51,321.79             59,905.66
  71         300              298        11/1/2006  10/1/2016       771,070.80           64,255.90                   NAP
 71-a
 71-b
-----------------------------------------------------------------------------------------------------------------------------
  72          0                0         11/5/2006  10/5/2011       594,791.52           49,565.96                   NAP
  73         360              360        11/1/2006  10/1/2021       608,138.64           50,678.22             59,096.36
  74         360              359        12/1/2006  11/1/2016       492,820.32           41,068.36             56,466.60
  75         360              359        12/1/2006  11/1/2016       685,733.88           57,144.49                   NAP
  76         360              360        8/1/2005   7/1/2020        515,501.64           42,958.47             52,212.32
-----------------------------------------------------------------------------------------------------------------------------
  77         360              357        10/1/2006  9/1/2016        686,174.88           57,181.24                   NAP
  78          0                0         12/1/2006  11/1/2016       529,706.28           44,142.19                   NAP
  79         360              359        12/1/2006  11/1/2016       641,970.24           53,497.52                   NAP
  80         360              350        3/5/2006   2/5/2016        623,414.64           51,951.22                   NAP
  81         360              360        11/1/2006  10/1/2016       558,561.48           46,546.79             54,452.00
-----------------------------------------------------------------------------------------------------------------------------
  82         360              360        11/1/2006  10/1/2016       522,533.04           43,544.42             51,843.47
  83         360              360        8/1/2006   7/1/2016        535,840.32           44,653.36             52,685.90
  84         360              360        1/1/2007   12/1/2016       614,033.28           51,169.44                   NAP
  85          0                0         12/1/2006  11/1/2016       486,489.24           40,540.77                   NAP
  86         360              356        9/1/2006   8/1/2016        617,796.00           51,483.00                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  87         360              360        8/5/2006   1/5/2017        508,186.44           42,348.87             49,652.09
  88         300              297        10/1/2006  9/1/2016        633,621.96           52,801.83                   NAP
  89         360              356        9/1/2006   8/1/2016        587,458.20           48,954.85                   NAP
  90         360              360        11/1/2006  10/1/2016       506,133.36           42,177.78             49,205.36
  91         360              360        1/1/2007   12/1/2016       567,569.52           47,297.46                   NAP
-----------------------------------------------------------------------------------------------------------------------------
  92         360              360        12/1/2006  11/1/2016       478,555.56           39,879.63             47,450.92
  93         360              360        10/1/2006  9/1/2016        487,493.28           40,624.44             48,273.08
  94         360              360        11/1/2006  10/1/2016       468,786.72           39,065.56             46,511.00
  95         360              358        11/1/2006  10/1/2016       555,884.04           46,323.67                   NAP
  96         360              360        11/1/2006  10/1/2016       467,529.48           38,960.79             46,216.33
-----------------------------------------------------------------------------------------------------------------------------
  97         312              311        12/1/2006  11/1/2016       601,443.72           50,120.31                   NAP
  98         360              360        11/1/2006  10/1/2016       496,521.72           41,376.81             47,962.47
  99          0                0         12/1/2006  11/1/2016       429,255.24           35,771.27                   NAP
 100         360              360        11/1/2006  10/1/2016       435,986.40           36,332.20             43,471.57
 101         360              359        12/5/2006  11/5/2016       529,549.68           44,129.14                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 102         360              360        1/5/2007   12/5/2016       444,159.36           37,013.28             43,932.76
 103         360              357        10/5/2006  9/5/2016        534,487.44           44,540.62                   NAP
 104         360              357        10/1/2006  9/1/2016        554,474.76           46,206.23                   NAP
 105         360              360        12/1/2006  11/1/2016       433,690.92           36,140.91             43,002.40
 106         240              238        11/1/2006  10/1/2011       631,521.96           52,626.83                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 107         300              297        10/1/2006  9/1/2016        562,872.00           46,906.00                   NAP
 108         360              360        12/1/2006  11/1/2016       449,963.88           37,496.99             43,510.78
 109         300              299        12/1/2006  11/1/2013       539,161.20           44,930.10                   NAP
 110          0                0         12/1/2006  11/1/2016       397,776.48           33,148.04                   NAP
 111         360              360        11/1/2006  10/1/2016       440,737.56           36,728.13             42,709.12
-----------------------------------------------------------------------------------------------------------------------------
 112          0                0         12/1/2006  11/1/2016       418,700.64           34,891.72                   NAP
 113         360              360        11/1/2006  10/1/2016       420,049.08           35,004.09             40,858.73
 114         360              360        10/5/2006  9/5/2016        421,510.08           35,125.84             40,889.73
 115         360              360        12/5/2006  11/5/2016       380,844.00           31,737.00             38,073.34
 116         360              359        12/1/2006  11/1/2016       479,245.32           39,937.11                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 117         360              359        12/1/2006  11/1/2016       475,197.96           39,599.83                   NAP
 118         180              179        12/1/2006  11/1/2021       656,944.80           54,745.40                   NAP
 119         360              360        8/1/2005   7/1/2020        346,831.08           28,902.59             35,718.56
 120         300              300        8/3/2006   7/3/2016        415,263.60           34,605.30             42,677.47
 121         360              359        12/1/2006  11/1/2016       461,768.04           38,480.67                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 122         300              300        1/1/2007   12/1/2016       471,748.92           39,312.41                   NAP
 123         360              360        10/1/2006  9/1/2016        376,154.76           31,346.23             36,894.79
 124         360              360        1/1/2007   12/1/2016       435,113.16           36,259.43                   NAP
 125         360              360        12/1/2006  11/1/2011       361,907.64           30,158.97             35,884.76
 126         360              360        12/1/2006  11/1/2016       356,909.16           29,742.43             35,461.59
-----------------------------------------------------------------------------------------------------------------------------
 127         360              360        11/5/2006  10/5/2016       371,083.32           30,923.61             36,359.69
 128         360              359        12/1/2006  11/1/2016       420,172.44           35,014.37                   NAP
 129         360              345        10/1/2005  9/1/2015        391,809.12           32,650.76                   NAP
 130         360              360        10/1/2006  9/1/2016        361,806.24           30,150.52             35,450.69
 131         360              359        12/1/2006  11/1/2011       426,730.08           35,560.84                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 132         360              360        12/1/2006  11/1/2016       344,788.08           28,732.34             34,103.74
 133         360              357        10/1/2006  9/1/2016        411,579.12           34,298.26                   NAP
 134         360              359        12/5/2006  11/5/2016       402,518.04           33,543.17                   NAP
 135         360              360        12/1/2006  11/1/2016       323,070.60           26,922.55             32,194.49
 136         360              358        11/1/2006  10/1/2016       384,629.88           32,052.49                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 137         360              360        11/5/2006  10/5/2016       328,449.36           27,370.78             32,001.50
137-a
137-b
137-c
 138         360              360        10/1/2006  9/1/2016        311,851.92           25,987.66             30,893.03
-----------------------------------------------------------------------------------------------------------------------------
 139         360              360        11/5/2006  10/5/2016       333,518.76           27,793.23             32,067.95
 140         360              360        12/1/2006  11/1/2011       302,088.24           25,174.02             29,953.39
 141         360              360        1/1/2007   12/1/2016       356,457.96           29,704.83                   NAP
 142         360              360        1/1/2006   12/1/2012       301,632.00           25,136.00             29,816.99
 143         360              359        12/1/2006  11/1/2016       358,959.12           29,913.26                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 144         300              299        12/1/2006  11/1/2016       386,580.84           32,215.07                   NAP
 145         360              357        10/1/2006  9/1/2016        358,468.32           29,872.36                   NAP
 146         360              360        12/5/2006  11/5/2016       306,032.28           25,502.69             29,883.91
 147         240              239        12/1/2006  11/1/2016       432,188.16           36,015.68                   NAP
 148         300              299        12/1/2006  11/1/2013       387,352.32           32,279.36                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 149         360              360        11/5/2006  10/5/2016       292,588.08           24,382.34             28,603.30
 150         300              296        9/5/2006   8/5/2016        384,348.60           32,029.05                   NAP
 151         360              359        12/1/2006  11/1/2016       341,779.08           28,481.59                   NAP
 152         360              360        11/1/2006  10/1/2016       289,152.96           24,096.08             28,299.59
 153         360              360        12/1/2006  11/1/2016       290,518.68           24,209.89             28,197.75
-----------------------------------------------------------------------------------------------------------------------------
 154         360              360        9/1/2006   8/1/2016        289,708.56           24,142.38             28,103.97
 155         360              358        11/5/2006  10/5/2011       318,942.84           26,578.57                   NAP
 156         300              294        7/1/2006   6/1/2016        358,987.80           29,915.65                   NAP
 157         360              358        11/5/2006  10/5/2016       312,502.68           26,041.89                   NAP
 158         360              359        12/1/2006  11/1/2016       308,373.48           25,697.79                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 159         360              360        11/1/2006  10/1/2016       273,752.52           22,812.71             26,453.35
 160         360              359        12/1/2006  11/1/2016       315,915.24           26,326.27                   NAP
 161         360              360        12/1/2006  11/1/2016       261,715.08           21,809.59             25,471.35
 162         360              360        10/1/2006  9/1/2016        255,652.08           21,304.34             24,978.36
 163         360              360        12/1/2006  11/1/2016       237,249.96           19,770.83             23,597.64
-----------------------------------------------------------------------------------------------------------------------------
 164         240              239        12/1/2006  11/1/2016       348,332.16           29,027.68                   NAP
 165         360              357        10/1/2006  9/1/2016        286,455.84           23,871.32                   NAP
 166         360              360        11/1/2006  10/1/2016       237,061.44           19,755.12             23,158.05
 167         360              355        8/1/2006   7/1/2016        281,479.20           23,456.60                   NAP
 168         240              237        10/1/2006  9/1/2021        322,913.40           26,909.45                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 169         360              360        12/1/2006  11/1/2016       225,742.32           18,811.86             22,118.81
 170         360              360        12/1/2006  11/1/2016       234,347.28           19,528.94             22,607.77
 171         360              359        12/5/2006  11/5/2016       266,728.68           22,227.39                   NAP
171-a
171-b
-----------------------------------------------------------------------------------------------------------------------------
 172         360              360        10/1/2006  9/1/2016        236,154.96           19,679.58             22,683.47
 173         360              357        10/1/2006  9/1/2016        258,328.20           21,527.35                   NAP
 174         240              238        11/1/2006  10/1/2016       308,460.48           25,705.04                   NAP
 175         360              360        12/1/2006  11/1/2016       214,772.04           17,897.67             20,996.04
 176         360              359        12/1/2006  11/1/2016       247,150.20           20,595.85                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 177         360              360        12/5/2006  11/5/2016       211,170.72           17,597.56             20,702.94
 178         360              360        12/5/2006  11/5/2016       206,143.92           17,178.66             20,341.02
 179         360              360        9/1/2006   8/1/2016        197,568.96           16,464.08             19,530.13
 180         300              294        7/1/2006   6/1/2016        265,161.48           22,096.79                   NAP
 181         360              358        11/1/2006  10/1/2016       235,931.40           19,660.95                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 182         360              359        12/1/2006  11/1/2016       235,936.08           19,661.34                   NAP
 183         360              357        10/1/2006  9/1/2016        230,474.40           19,206.20                   NAP
 184         360              359        12/1/2006  11/1/2016       234,085.68           19,507.14                   NAP
 185         360              359        12/1/2006  11/1/2016       234,085.68           19,507.14                   NAP
 186         300              300        1/1/2007   12/1/2011       245,400.72           20,450.06                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 187          0                0         12/1/2006  11/1/2016       196,757.76           16,396.48                   NAP
 188         240              239        12/1/2006  11/1/2016       271,038.72           22,586.56                   NAP
 189         360              358        11/1/2006  10/1/2016       227,499.24           18,958.27                   NAP
 190         360              360        12/1/2006  11/1/2016       185,541.72           15,461.81             18,179.84
 191         360              360        1/1/2007   12/1/2011       179,123.76           14,926.98             17,772.98
-----------------------------------------------------------------------------------------------------------------------------
 192         240              239        12/1/2006  11/1/2026       261,458.28           21,788.19                   NAP
 193         360              358        11/1/2006  10/1/2016       216,744.72           18,062.06                   NAP
 194         360              360        11/1/2006  10/1/2016       177,886.80           14,823.90             17,480.30
 195         360              357        10/1/2006  9/1/2016        213,817.20           17,818.10                   NAP
 196         360              360        11/1/2006  10/1/2016       184,066.44           15,338.87             17,770.97
-----------------------------------------------------------------------------------------------------------------------------
 197         360              358        11/1/2006  10/1/2016       209,464.44           17,455.37                   NAP
 198         360              357        10/1/2006  9/1/2016        205,706.40           17,142.20                   NAP
198-a
198-b
 199         360              360        10/1/2006  9/1/2016        171,835.92           14,319.66             16,925.46
-----------------------------------------------------------------------------------------------------------------------------
 200         360              360        11/1/2006  10/1/2016       164,655.60           13,721.30             16,429.09
 201         360              359        12/1/2006  11/1/2016       208,450.44           17,370.87                   NAP
 202         360              358        11/1/2006  10/1/2016       194,583.84           16,215.32                   NAP
 203         300              298        11/1/2006  10/1/2013       215,740.08           17,978.34                   NAP
 204         360              328        5/1/2004   4/1/2014        194,822.04           16,235.17                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 205         360              359        12/1/2006  11/1/2016       207,312.24           17,276.02                   NAP
 206         360              357        10/1/2006  9/1/2016        191,270.88           15,939.24                   NAP
206-a
206-b
 207         360              358        11/1/2006  10/1/2016       198,575.28           16,547.94                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 208         360              359        12/1/2006  11/1/2016       191,900.88           15,991.74                   NAP
 209         360              358        11/1/2006  10/1/2016       194,749.44           16,229.12                   NAP
 210         360              358        11/1/2006  10/1/2016       185,558.04           15,463.17                   NAP
 211         360              357        10/1/2006  9/1/2016        195,771.12           16,314.26                   NAP
 212         300              299        12/1/2006  11/1/2016       195,865.92           16,322.16                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 213         360              358        11/1/2006  10/1/2016       184,669.44           15,389.12                   NAP
 214         360              359        12/1/2006  11/1/2016       177,869.76           14,822.48                   NAP
 215         360              360        11/1/2006  10/1/2016       147,581.64           12,298.47             14,489.66
 216         360              358        11/1/2006  10/1/2016       173,079.84           14,423.32                   NAP
 217         360              355        8/1/2006   7/1/2016        172,386.96           14,365.58                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 218         360              360        11/1/2006  10/1/2016       139,217.04           11,601.42             13,745.33
 219          0                0         1/1/2007   12/1/2016       143,521.68           11,960.14                   NAP
 220         360              360        1/5/2007   12/5/2016       162,643.44           13,553.62                   NAP
 221         360              360        11/1/2006  10/1/2016       138,994.32           11,582.86             13,466.91
 222         360              360        10/5/2006  9/5/2016        137,350.32           11,445.86             13,345.67
-----------------------------------------------------------------------------------------------------------------------------
 223         300              298        11/1/2006  10/1/2013       164,601.60           13,716.80                   NAP
 224         300              299        12/1/2006  11/1/2016       160,761.36           13,396.78                   NAP
 225         360              360        1/1/2007   12/1/2016       118,118.04            9,843.17             11,766.92
 226         360              360        12/1/2006  11/1/2016       122,781.96           10,231.83             12,061.82
 227         360              359        12/1/2006  11/1/2016       148,084.44           12,340.37                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 228         360              359        12/3/2006  11/3/2016       141,432.60           11,786.05                   NAP
 229         360              357        10/1/2006  9/1/2016        145,603.20           12,133.60                   NAP
 230         360              358        11/1/2006  10/1/2016       133,896.72           11,158.06                   NAP
 231          0                0         12/1/2006  11/1/2016       100,159.56            8,346.63                   NAP
 232         360              359        12/1/2006  11/1/2016       131,975.64           10,997.97                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 233         360              358        11/1/2006  10/1/2016       127,588.08           10,632.34                   NAP
 234         300              298        11/1/2006  10/1/2013       132,640.20           11,053.35                   NAP
 235         360              359        12/1/2006  11/1/2016       117,694.56            9,807.88                   NAP
 236         300              299        12/1/2006  11/1/2016       126,537.84           10,544.82                   NAP
 237         240              239        12/1/2006  11/1/2016       141,122.64           11,760.22                   NAP
-----------------------------------------------------------------------------------------------------------------------------
 238         360              360        12/1/2006  11/1/2016        98,063.28            8,171.94              9,533.54
 239         360              358        11/1/2006  10/1/2016       113,436.84            9,453.07                   NAP
 240         240              239        12/1/2006  11/1/2016       127,508.04           10,625.67                   NAP
 241         360              360        11/1/2006  10/1/2016        91,128.36            7,594.03              8,775.42
 242         360              360        11/1/2006  10/1/2016        85,658.40            7,138.20              8,393.03
-----------------------------------------------------------------------------------------------------------------------------
 243         360              359        12/1/2006  11/1/2016        99,325.08            8,277.09                   NAP
 244         360              359        12/1/2006  11/1/2016       100,265.64            8,355.47                   NAP
 245         360              359        12/1/2006  11/1/2016        95,747.76            7,978.98                   NAP
 246         360              357        10/1/2006  9/1/2016         99,948.48            8,329.04                   NAP
 247         360              360        12/1/2006  11/1/2016        67,601.04            5,633.42              6,533.47
-----------------------------------------------------------------------------------------------------------------------------
 248         360              359        12/1/2006  11/1/2016        76,666.20            6,388.85                   NAP
 249         360              359        12/1/2006  11/1/2016        73,418.40            6,118.20                   NAP
 250         360              358        11/1/2006  10/1/2016        74,668.32            6,222.36                   NAP

           REMAINING                                      ARD     CROSSED                                      DSCR
         INTEREST ONLY                                   LOAN      WITH        OWNERSHIP                  AFTER INITIAL
  ID   PERIOD (MOS.) (4)  LOCKBOX  LOCKBOX TYPE          (Y/N)  OTHER LOANS    INTEREST     DSCR (X) (5)  IO PERIOD (X)
-----------------------------------------------------------------------------------------------------------------------

  1                         Yes    Hard                   No                      Fee           1.82           NAP
  2            60           Yes    Hard                   No                      Fee           1.49           NAP
  3                         Yes    Springing Hard         No                 Fee/Leasehold      1.41           NAP
 3-a                                                                              Fee
 3-b                                                                              Fee
-----------------------------------------------------------------------------------------------------------------------
 3-c                                                                              Fee
 3-d                                                                              Fee
 3-e                                                                         Fee/Leasehold
 3-f                                                                              Fee
  4            24           Yes    Hard                   No                 Fee/Leasehold      2.28          1.86
-----------------------------------------------------------------------------------------------------------------------
  5            59           Yes    Hard                   No                      Fee           1.34           NAP
 5-a                                                                              Fee
 5-b                                                                              Fee
 5-c                                                                              Fee
 5-d                                                                              Fee
-----------------------------------------------------------------------------------------------------------------------
  6            60           Yes    Springing Hard         No                      Fee           1.38          1.16
  7           120           Yes    Springing Hard         No                      Fee           1.27           NAP
  8            22           Yes    Hard                   No                      Fee           1.95          1.63
  9            82           Yes    Hard                   Yes                  Leasehold        1.28           NAP
  10          118           Yes    Hard                   Yes                     Fee           1.20           NAP
-----------------------------------------------------------------------------------------------------------------------
  11                        Yes    Hard                   No                      Fee           1.25           NAP
  12           36           Yes    Hard                   No                      Fee           2.01          1.69
 12-a                                                                             Fee
 12-b                                                                             Fee
 12-c                                                                             Fee
-----------------------------------------------------------------------------------------------------------------------
  13           34            No    NAP                    No     Crossed A        Fee           1.48          1.25
  14           34           Yes    Springing Hard         Yes    Crossed A        Fee           1.48          1.25
  15                         No    NAP                    No                      Fee           1.39           NAP
  16          120            No    NAP                    No                 Fee/Leasehold      2.21           NAP
  17                        Yes    Hard                   No                      Fee           1.26           NAP
-----------------------------------------------------------------------------------------------------------------------
  18           57           Yes    Springing Hard         No                      Fee           1.38          1.18
  19          118            No    NAP                    No                      Fee           1.41           NAP
  20          119            No    NAP                    No                      Fee           1.09           NAP
  21           21            No    NAP                    No                      Fee           2.02          1.50
  22          119            No    NAP                    No                      Fee           1.97           NAP
-----------------------------------------------------------------------------------------------------------------------
  23           59           Yes    Springing Hard         Yes                     Fee           1.74          1.49
  24                         No    NAP                    No                      Fee           1.53           NAP
  25           36           Yes    Hard                   No                      Fee           1.64          1.36
  26          119            No    NAP                    No                   Leasehold        1.38           NAP
  27          118            No    NAP                    Yes                     Fee           1.23           NAP
-----------------------------------------------------------------------------------------------------------------------
  28           22           Yes    Hard                   Yes                     Fee           1.53          1.24
  29           58           Yes    Hard                   No                      Fee           1.37           NAP
  30           59           Yes    Springing Hard         No                      Fee           1.40          1.19
  31           58            No    NAP                    No                      Fee           1.35          1.15
  32           34           Yes    Hard                   No                      Fee           1.81          1.55
-----------------------------------------------------------------------------------------------------------------------
  33           35           Yes    Hard                   Yes                     Fee           1.70          1.42
  34          119            No    NAP                    No                      Fee           1.54           NAP
  35                        Yes    Springing Hard         Yes                     Fee           1.20           NAP
  36                         No    NAP                    No                      Fee           1.58           NAP
  37                        Yes    Springing Hard         No                   Leasehold        1.67           NAP
-----------------------------------------------------------------------------------------------------------------------
  38           21            No    NAP                    No                      Fee           1.45          1.22
  39                         No    NAP                    No                      Fee           1.50           NAP
  40           35            No    NAP                    No                      Fee           1.42          1.20
 40-a                                                                             Fee
 40-b                                                                             Fee
-----------------------------------------------------------------------------------------------------------------------
  41           31           Yes    Hard                   No                      Fee           1.50          1.25
  42           59            No    NAP                    No                      Fee           1.69          1.35
  43           58            No    NAP                    No                      Fee           1.42          1.18
  44          119            No    NAP                    No                      Fee           1.29           NAP
  45           22            No    NAP                    No                      Fee           1.86          1.52
-----------------------------------------------------------------------------------------------------------------------
  46           23            No    NAP                    No                      Fee           1.39          1.19
  47           34           Yes    Hard                   No                      Fee           1.50          1.27
  48          119            No    NAP                    No                      Fee           2.06           NAP
  49           59            No    NAP                    No                      Fee           1.48          1.24
  50           59            No    NAP                    No                      Fee           1.28          1.08
-----------------------------------------------------------------------------------------------------------------------
  51          119            No    NAP                    No                      Fee           1.91           NAP
  52           34            No    NAP                    No                      Fee           1.35          1.16
  53           35            No    NAP                    No                      Fee           1.40          1.18
 53-a                                                                             Fee
 53-b                                                                             Fee
-----------------------------------------------------------------------------------------------------------------------
  54           18            No    NAP                    No                      Fee           1.36          1.16
  55           59            No    NAP                    No                      Fee           1.54          1.29
  56           60            No    NAP                    No                      Fee           1.31          1.12
  57           21           Yes    Springing Hard         No                      Fee           1.45          1.23
  58                         No    NAP                    No                      Fee           1.28           NAP
-----------------------------------------------------------------------------------------------------------------------
  59           35           Yes    Soft, Springing Hard   No                      Fee           2.03          1.72
  60           59            No    NAP                    No                      Fee           1.23          1.04
  61           43           Yes    Hard                   Yes                     Fee           1.36          1.10
  62                        Yes    Springing Hard         No                      Fee           1.51           NAP
  63                        Yes    Springing Hard         No                      Fee           1.58           NAP
-----------------------------------------------------------------------------------------------------------------------
  64                        Yes    Springing Hard         Yes                     Fee           1.46           NAP
  65          119            No    NAP                    No                      Fee           1.94           NAP
  66          119            No    NAP                    No                      Fee           1.87           NAP
  67           22            No    NAP                    No                      Fee           1.29          1.11
  68                        Yes    Springing Hard         No                      Fee           1.69           NAP
-----------------------------------------------------------------------------------------------------------------------
  69           59           Yes    Hard                   No                      Fee           1.48          1.24
  70           34           Yes    Springing Hard         Yes                     Fee           1.39          1.19
  71                         No    NAP                    No                      Fee           1.19           NAP
 71-a                                                                             Fee
 71-b                                                                             Fee
-----------------------------------------------------------------------------------------------------------------------
  72           58            No    NAP                    No                      Fee           1.37           NAP
  73           34           Yes    Hard                   Yes                     Fee           1.33          1.14
  74           12            No    NAP                    No                      Fee           1.82           NAP
  75                         No    NAP                    No                      Fee           1.25           NAP
  76           43           Yes    Hard                   Yes                     Fee           1.35          1.11
-----------------------------------------------------------------------------------------------------------------------
  77                         No    NAP                    No                      Fee           1.21           NAP
  78          119            No    NAP                    No                      Fee           1.45           NAP
  79                         No    NAP                    No                      Fee           1.92           NAP
  80                         No    NAP                    No                      Fee           1.66           NAP
  81           10            No    NAP                    No                      Fee           1.47          1.26
-----------------------------------------------------------------------------------------------------------------------
  82           46            No    NAP                    No                      Fee           1.42          1.19
  83           55            No    NAP                    No                      Fee           1.42          1.20
  84                         No    NAP                    No                      Fee           1.71           NAP
  85          119            No    NAP                    No                      Fee           2.29           NAP
  86                        Yes    Springing Hard         No                      Fee           1.68           NAP
-----------------------------------------------------------------------------------------------------------------------
  87           13            No    NAP                    No                      Fee           1.41          1.21
  88                         No    NAP                    No                   Leasehold        1.58           NAP
  89                         No    NAP                    No                      Fee           1.17           NAP
  90           22            No    NAP                    No                      Fee           1.48          1.27
  91                         No    NAP                    No                   Leasehold        1.45           NAP
-----------------------------------------------------------------------------------------------------------------------
  92           23            No    NAP                    No                      Fee           1.44          1.21
  93           3             No    NAP                    No                      Fee           1.42          1.20
  94           22            No    NAP                    No                      Fee           1.52          1.28
  95                         No    NAP                    No                      Fee           1.23           NAP
  96           34            No    NAP                    No                      Fee           1.40          1.18
-----------------------------------------------------------------------------------------------------------------------
  97                         No    NAP                    No                      Fee           1.32           NAP
  98           22            No    NAP                    No                      Fee           1.61          1.39
  99          119            No    NAP                    No                      Fee           2.05           NAP
 100           34           Yes    Hard                   No                      Fee           1.44          1.20
 101                         No    NAP                    No                      Fee           1.28           NAP
-----------------------------------------------------------------------------------------------------------------------
 102           24            No    NAP                    No                      Fee           1.58          1.33
 103                         No    NAP                    No                      Fee           1.20           NAP
 104                        Yes    Springing Hard         No                      Fee           1.41           NAP
 105           23            No    NAP                    No                      Fee           1.57          1.32
 106                         No    NAP                    No                      Fee           1.67           NAP
-----------------------------------------------------------------------------------------------------------------------
 107                         No    NAP                    No                   Leasehold        1.52           NAP
 108           23            No    NAP                    No                      Fee           1.47          1.27
 109                         No    NAP                    No                      Fee           1.27           NAP
 110          119            No    NAP                    No                      Fee           2.05           NAP
 111           34           Yes    Hard                   No                      Fee           1.39          1.20
-----------------------------------------------------------------------------------------------------------------------
 112          119            No    NAP                    No                      Fee           2.19           NAP
 113           22            No    NAP                    No                      Fee           1.42          1.21
 114           9            Yes    Springing Hard         Yes                     Fee           1.43          1.23
 115           59            No    NAP                    No                      Fee           1.60          1.33
 116                         No    NAP                    No                      Fee           1.16           NAP
-----------------------------------------------------------------------------------------------------------------------
 117                         No    NAP                    No                      Fee           1.45           NAP
 118                        Yes    Hard                   No                      Fee           1.82           NAP
 119           43           Yes    Hard                   Yes                     Fee           1.34          1.08
 120           19            No    NAP                    No                      Fee           1.37          1.11
 121                        Yes    Springing Hard         No                      Fee           1.62           NAP
-----------------------------------------------------------------------------------------------------------------------
 122                         No    NAP                    No                      Fee           1.32           NAP
 123           21            No    NAP                    No                      Fee           1.47          1.25
 124                         No    NAP                    No                      Fee           1.09           NAP
 125           11            No    NAP                    No                      Fee           1.53          1.28
 126           35           Yes    Hard                   No                      Fee           1.59          1.34
-----------------------------------------------------------------------------------------------------------------------
 127           34            No    NAP                    No                      Fee           1.41          1.20
 128                         No    NAP                    No                      Fee           1.59           NAP
 129                         No    NAP                    No                      Fee           1.29           NAP
 130           21            No    NAP                    No                      Fee           1.43          1.22
 131                         No    NAP                    No                      Fee           1.17           NAP
-----------------------------------------------------------------------------------------------------------------------
 132           35            No    NAP                    No                      Fee           1.49          1.26
 133                         No    NAP                    No                      Fee           1.35           NAP
 134                         No    NAP                    No                      Fee           1.69           NAP
 135           59            No    NAP                    No                      Fee           1.46          1.22
 136                         No    NAP                    No                      Fee           1.27           NAP
-----------------------------------------------------------------------------------------------------------------------
 137           22            No    NAP                    No                      Fee           1.44          1.23
137-a                                                                             Fee
137-b                                                                             Fee
137-c                                                                             Fee
 138           33            No    NAP                    No                 Fee/Leasehold      1.65          1.39
-----------------------------------------------------------------------------------------------------------------------
 139           22            No    NAP                    No                      Fee           1.25          1.09
 140           11            No    NAP                    No                      Fee           1.42          1.20
 141                         No    NAP                    No                      Fee           1.48           NAP
 142           12            No    NAP                    No                      Fee           1.52          1.28
 143                         No    NAP                    Yes                     Fee           1.21           NAP
-----------------------------------------------------------------------------------------------------------------------
 144                        Yes    Springing Hard         No                      Fee           1.68           NAP
 145                         No    NAP                    No                      Fee           1.20           NAP
 146           35            No    NAP                    No                      Fee           1.34          1.15
 147                        Yes    Springing Hard         No                      Fee           1.59           NAP
 148                         No    NAP                    No                      Fee           1.25           NAP
-----------------------------------------------------------------------------------------------------------------------
 149           22            No    NAP                    No                      Fee           1.44          1.23
 150                        Yes    Hard                   No                      Fee           1.41           NAP
 151                         No    NAP                    No                      Fee           1.23           NAP
 152           22            No    NAP                    No                      Fee           1.41          1.20
 153           23            No    NAP                    No                      Fee           1.43          1.22
-----------------------------------------------------------------------------------------------------------------------
 154           20            No    NAP                    No                      Fee           1.38          1.19
 155                         No    NAP                    No                      Fee           1.21           NAP
 156                        Yes    Springing Hard         Yes                     Fee           1.50           NAP
 157                        Yes    Hard                   Yes                     Fee           1.20           NAP
 158                         No    NAP                    No                      Fee           1.22           NAP
-----------------------------------------------------------------------------------------------------------------------
 159           22            No    NAP                    No                      Fee           1.38          1.19
 160                         No    NAP                    No                      Fee           1.18           NAP
 161           23           Yes    Springing Hard         Yes                     Fee           1.46          1.25
 162           21            No    NAP                    No                      Fee           1.30          1.11
 163           35            No    NAP                    No                      Fee           1.76          1.48
-----------------------------------------------------------------------------------------------------------------------
 164                         No    NAP                    No                      Fee           1.44           NAP
 165                         No    NAP                    No                      Fee           1.29           NAP
 166           22            No    NAP                    No                      Fee           1.50          1.28
 167                         No    NAP                    No                      Fee           1.58           NAP
 168                         No    NAP                    No                      Fee           1.41           NAP
-----------------------------------------------------------------------------------------------------------------------
 169           23            No    NAP                    No                      Fee           1.61          1.37
 170           23            No    NAP                    No                      Fee           1.39          1.20
 171                         No    NAP                    No                      Fee           1.20           NAP
171-a                                                                             Fee
171-b                                                                             Fee
-----------------------------------------------------------------------------------------------------------------------
 172           21           Yes    Springing Hard         No                      Fee           1.46          1.27
 173                         No    NAP                    No                      Fee           1.36           NAP
 174                        Yes    Springing Hard         Yes                     Fee           1.23           NAP
 175           11            No    NAP                    No                      Fee           1.58          1.35
 176                         No    NAP                    No                      Fee           1.25           NAP
-----------------------------------------------------------------------------------------------------------------------
 177           35            No    NAP                    No                      Fee           1.41          1.20
 178           35            No    NAP                    No                      Fee           1.51          1.27
 179           32           Yes    Springing Hard         No                      Fee           1.46          1.23
 180                        Yes    Springing Hard         Yes                     Fee           1.43           NAP
 181                         No    NAP                    No                      Fee           1.12           NAP
-----------------------------------------------------------------------------------------------------------------------
 182                         No    NAP                    No                      Fee           1.30           NAP
 183                         No    NAP                    No                      Fee           1.23           NAP
 184                         No    NAP                    No                      Fee           1.41           NAP
 185                         No    NAP                    No                      Fee           1.42           NAP
 186                         No    NAP                    No                      Fee           1.16           NAP
-----------------------------------------------------------------------------------------------------------------------
 187          119            No    NAP                    No                      Fee           2.99           NAP
 188                         No    NAP                    No                      Fee           1.20           NAP
 189                         No    NAP                    No                      Fee           1.31           NAP
 190           23            No    NAP                    No                      Fee           1.69          1.44
 191           24            No    NAP                    No                      Fee           1.38          1.16
-----------------------------------------------------------------------------------------------------------------------
 192                         No    NAP                    No                      Fee           1.33           NAP
 193                         No    NAP                    No                      Fee           1.20           NAP
 194           34            No    NAP                    No                      Fee           1.67          1.41
 195                         No    NAP                    No                      Fee           1.28           NAP
 196           34           Yes    Springing Hard         No                      Fee           1.40          1.21
-----------------------------------------------------------------------------------------------------------------------
 197                         No    NAP                    No                      Fee           1.65           NAP
 198                        Yes    Springing Hard         No                      Fee           1.67           NAP
198-a                                                                             Fee
198-b                                                                             Fee
 199           21            No    NAP                    No                      Fee           1.47          1.24
-----------------------------------------------------------------------------------------------------------------------
 200           22           Yes    Hard                   No                      Fee           1.61          1.35
 201                         No    NAP                    No                      Fee           1.42           NAP
 202                         No    NAP                    No                      Fee           2.25           NAP
 203                         No    NAP                    No                      Fee           1.26           NAP
 204                         No    NAP                    No                      Fee           1.31           NAP
-----------------------------------------------------------------------------------------------------------------------
 205                         No    NAP                    No                      Fee           1.35           NAP
 206                        Yes    Springing Hard         No                      Fee           1.76           NAP
206-a                                                                             Fee
206-b                                                                             Fee
 207                         No    NAP                    No                      Fee           1.26           NAP
-----------------------------------------------------------------------------------------------------------------------
 208                         No    NAP                    No                      Fee           1.22           NAP
 209                         No    NAP                    No                      Fee           1.30           NAP
 210                         No    NAP                    No                      Fee           2.28           NAP
 211                        Yes    Hard                   No                      Fee           1.20           NAP
 212                         No    NAP                    No                      Fee           1.28           NAP
-----------------------------------------------------------------------------------------------------------------------
 213                         No    NAP                    No                      Fee           1.27           NAP
 214                         No    NAP                    No                      Fee           1.25           NAP
 215           34            No    NAP                    No                      Fee           1.29          1.09
 216                         No    NAP                    No                      Fee           2.42           NAP
 217                         No    NAP                    No                      Fee           1.22           NAP
-----------------------------------------------------------------------------------------------------------------------
 218           34            No    NAP                    No                      Fee           2.40          2.03
 219          120           Yes    Springing Hard         Yes                     Fee           1.67           NAP
 220                         No    NAP                    No                      Fee           1.20           NAP
 221           22            No    NAP                    No                      Fee           1.45          1.24
 222           33           Yes    Springing Hard         Yes                     Fee           1.41          1.21
-----------------------------------------------------------------------------------------------------------------------
 223                         No    NAP                    No                      Fee           1.25           NAP
 224                         No    NAP                    No                      Fee           1.56           NAP
 225           60            No    NAP                    No                      Fee           1.56          1.31
 226           35           Yes    Springing Hard         No                   Leasehold        1.47          1.25
 227                         No    NAP                    No                      Fee           1.22           NAP
-----------------------------------------------------------------------------------------------------------------------
 228                         No    NAP                    No                      Fee           1.57           NAP
 229                         No    NAP                    No                      Fee           1.33           NAP
 230                         No    NAP                    No                      Fee           1.96           NAP
 231          119            No    NAP                    No                      Fee           2.25           NAP
 232                         No    NAP                    No                      Fee           1.37           NAP
-----------------------------------------------------------------------------------------------------------------------
 233                         No    NAP                    No                      Fee           1.23           NAP
 234                         No    NAP                    No                      Fee           1.25           NAP
 235                         No    NAP                    No                      Fee           1.43           NAP
 236                         No    NAP                    No                      Fee           1.32           NAP
 237                         No    NAP                    No                      Fee           1.22           NAP
-----------------------------------------------------------------------------------------------------------------------
 238           35            No    NAP                    No                      Fee           1.41          1.21
 239                         No    NAP                    No                      Fee           1.48           NAP
 240                        Yes    Springing Hard         No                      Fee           1.43           NAP
 241           34            No    NAP                    No                      Fee           1.41          1.22
 242           22            No    NAP                    No                      Fee           1.42          1.21
-----------------------------------------------------------------------------------------------------------------------
 243                         No    NAP                    No                      Fee           1.26           NAP
 244                         No    NAP                    No                      Fee           1.25           NAP
 245                         No    NAP                    No                      Fee           1.23           NAP
 246                         No    NAP                    No                      Fee           1.25           NAP
 247           23            No    NAP                    No                      Fee           1.46          1.26
-----------------------------------------------------------------------------------------------------------------------
 248                         No    NAP                    No                      Fee           1.40           NAP
 249                         No    NAP                    No                      Fee           3.18           NAP
 250                         No    NAP                    No                      Fee           1.31           NAP

                                                                                         CUT-OFF            LTV
                PAYMENT GRACE PERIOD           PAYMENT     APPRAISED      APPRAISAL      DATE LTV         RATIO AT
  ID          EVENT OF LATE FEE (DAYS)          DATE     VALUE ($) (6)  AS-OF DATE (6)  RATIO (6)   MATURITY OR ARD (6)
-----------------------------------------------------------------------------------------------------------------------

  1                       0                      5th      221,000,000        9/25/2006    45.2%            38.2%
  2                       5                      1st      122,000,000        11/1/2006    79.3%            79.3%
  3                       5                      1st      118,800,000         Various     67.3%            51.9%
 3-a                      0                                31,400,000        9/12/2006
 3-b                      0                                25,500,000        9/12/2006
-----------------------------------------------------------------------------------------------------------------------
 3-c                      0                                22,900,000        9/12/2006
 3-d                      0                                17,000,000        9/12/2006
 3-e                      0                                17,000,000        9/11/2006
 3-f                      0                                 5,000,000        9/12/2006
  4                       0                      5th      230,000,000        10/1/2006    32.6%            28.6%
-----------------------------------------------------------------------------------------------------------------------
  5                       0                      5th      112,900,000        10/3/2006    59.3%            59.3%
 5-a                      0                                58,300,000        10/3/2006
 5-b                      0                                27,000,000        10/3/2006
 5-c                      0                                16,700,000        10/3/2006
 5-d                      0                                10,900,000        10/3/2006
-----------------------------------------------------------------------------------------------------------------------
  6                       5                      1st       82,500,000        10/3/2006    80.0%            74.8%
  7                       4                      1st       82,000,000        8/24/2006    79.3%            79.3%
  8                       0                      1st       83,000,000        9/1/2006     66.3%            58.6%
  9                       0                      5th       70,600,000        8/17/2006    75.1%            75.1%
  10                      0                      1st       49,440,000        10/1/2006    79.4%            79.4%
-----------------------------------------------------------------------------------------------------------------------
  11                      0                      5th       46,000,000        8/2/2006     75.9%            64.6%
  12                      0                      1st       49,800,000         Various     70.0%            63.3%
 12-a                     0                                25,200,000        9/6/2006
 12-b                     0                                19,500,000        8/24/2006
 12-c                     0                                 5,100,000        9/6/2006
-----------------------------------------------------------------------------------------------------------------------
  13                      5                      1st       30,300,000        8/3/2006     67.6%            61.2%
  14                      5                      1st       20,000,000        8/2/2006     67.6%            61.2%
  15                      5                      1st       48,000,000        9/1/2006     66.6%            56.3%
  16                      0                      3rd       52,800,000        10/5/2006    60.5%            60.5%
  17                      5                      1st       46,200,000        8/4/2006     63.7%            53.8%
-----------------------------------------------------------------------------------------------------------------------
  18                      5                      1st       36,600,000        6/9/2006     76.5%            71.9%
  19                      0                      1st       36,500,000        8/8/2006     71.2%            71.2%
  20                      0                      3rd       31,300,000        10/6/2006    80.0%            80.0%
  21                      0                      1st       43,700,000        11/1/2006    52.6%            43.0%
  22                      5                      1st       37,400,000        9/20/2006    58.8%            58.8%
-----------------------------------------------------------------------------------------------------------------------
  23                      5                      1st       33,000,000        9/1/2006     66.7%            62.7%
  24                      0                      5th       37,650,000       10/13/2006    53.1%            45.6%
  25                      0                      1st       24,600,000        9/1/2006     78.9%            71.0%
  26                      4                      1st       26,900,000        8/10/2006    69.9%            69.9%
  27                      0                      1st       25,150,000        3/30/2006    73.2%            73.2%
-----------------------------------------------------------------------------------------------------------------------
  28                      5                      1st       26,200,000        7/26/2006    68.7%            58.4%
  29                      0                      5th       23,500,000        9/12/2006    70.2%            70.2%
  30                      5                      1st       21,300,000        8/10/2006    77.2%            72.4%
  31                      5                      1st       20,700,000        6/24/2006    78.3%            73.5%
  32                      5                      1st       21,500,000        7/17/2006    74.9%            68.1%
-----------------------------------------------------------------------------------------------------------------------
  33                      5                      1st       22,400,000        9/5/2006     71.4%            64.4%
  34                      5                      1st       24,650,000        9/20/2006    62.9%            62.9%
  35                      8                      1st       18,000,000        9/1/2006     78.2%            66.6%
  36                      0                      5th       17,700,000        5/1/2006     74.8%            58.3%
  37                      0                      1st       22,400,000        10/1/2006    58.0%            49.3%
-----------------------------------------------------------------------------------------------------------------------
  38                      5                      1st       16,300,000        1/1/2006     79.8%            70.7%
  39                      0                      3rd       21,500,000        8/12/2006    60.4%            51.2%
  40                      0                      5th       16,160,000        8/22/2006    79.5%            71.9%
 40-a                     0                                10,470,000        8/22/2006
 40-b                     0                                 5,690,000        8/22/2006
-----------------------------------------------------------------------------------------------------------------------
  41                      0                      1st       17,000,000        5/12/2006    74.3%            66.8%
  42                      5                      1st       16,700,000        9/1/2006     74.9%            69.3%
  43                      0                      5th       16,600,000        8/15/2006    74.7%            69.7%
  44                      0                      1st       15,500,000        9/1/2006     78.2%            78.2%
  45                      0                      5th       18,800,000        8/30/2006    63.3%            55.6%
-----------------------------------------------------------------------------------------------------------------------
  46                      0                      1st       15,600,000        7/31/2006    74.8%            66.8%
  47                      5                      1st       16,700,000        7/9/2006     69.5%            62.9%
  48                      5                      1st       21,400,000        9/20/2006    53.7%            53.7%
  49                      5                      1st       14,450,000        10/1/2006    79.6%            74.4%
  50                      5                      1st       20,100,000        8/29/2006    54.7%            51.3%
-----------------------------------------------------------------------------------------------------------------------
  51                      5                      1st       17,500,000        9/14/2006    62.9%            62.9%
  52                      5                      1st       14,400,000        6/26/2006    75.7%            68.8%
  53                      5                      1st       14,910,000        7/24/2006    72.6%            65.7%
 53-a                     0                                10,730,000        7/24/2006
 53-b                     0                                 4,180,000        7/24/2006
-----------------------------------------------------------------------------------------------------------------------
  54                      0                      5th       16,000,000        4/13/2006    67.2%            59.8%
  55                      5                      1st       13,850,000        8/1/2006     77.3%            72.2%
  56                     15                      5th       16,100,000        8/10/2006    65.2%            61.2%
  57                      5                      1st       13,900,000        6/14/2006    75.5%            67.1%
  58                      0                      5th       13,100,000        7/10/2006    79.9%            68.6%
-----------------------------------------------------------------------------------------------------------------------
  59                      0                      5th       16,500,000        8/29/2006    63.0%            57.0%
  60                      5                      1st       16,600,000        8/29/2006    62.0%            58.1%
  61                      5                      1st       12,800,000        5/26/2005    80.0%            66.7%
  62                      5                      1st       14,100,000        8/14/2006    72.3%            61.6%
  63                      5                      1st       13,500,000        8/14/2006    74.9%            63.7%
-----------------------------------------------------------------------------------------------------------------------
  64                      5                      1st       14,200,000        9/1/2006     70.6%            60.2%
  65                      0                      1st       14,700,000        8/28/2006    68.2%            68.2%
  66                      5                      1st       16,750,000        9/20/2006    59.7%            59.7%
  67                      5                      1st       13,520,000        7/12/2006    74.0%            71.6%
  68                      5                      1st       14,600,000        5/1/2006     68.3%            59.2%
-----------------------------------------------------------------------------------------------------------------------
  69                      5                      1st       14,765,000        8/17/2006    67.3%            62.9%
  70                      0                      5th       12,200,000        8/17/2006    79.9%            72.7%
  71                      0                      1st       12,950,000        7/25/2006    74.3%            58.6%
 71-a                     0                                 9,750,000        7/25/2006
 71-b                     0                                 3,200,000        7/25/2006
-----------------------------------------------------------------------------------------------------------------------
  72                      0                      5th       13,800,000        9/5/2006     69.7%            69.7%
  73                      5                      1st       14,100,000        8/29/2006    68.1%            55.4%
  74                      0                      1st       21,500,000        8/28/2006    44.2%            38.3%
  75                      5                      1st       12,000,000        8/31/2006    78.7%            67.1%
  76                      5                      1st       11,400,000        6/1/2005     80.0%            67.1%
-----------------------------------------------------------------------------------------------------------------------
  77                      0                      1st       12,600,000        8/1/2006     71.8%            62.0%
  78                      5                      1st       17,900,000        9/20/2006    50.3%            50.3%
  79                      5                      1st       19,400,000        8/3/2006     46.3%            39.3%
  80                      0                      5th       16,700,000        2/15/2006    53.3%            45.3%
  81                      0                      1st       12,600,000        1/1/2007     70.6%            61.7%
-----------------------------------------------------------------------------------------------------------------------
  82                      0                      1st       12,560,000        8/29/2006    69.7%            64.1%
  83                      5                      1st       11,060,000        5/16/2006    79.1%            74.2%
  84                      5                      1st       12,000,000        10/1/2006    71.7%            60.8%
  85                      5                      1st       14,750,000        9/20/2006    57.6%            57.6%
  86                      5                      1st       11,800,000        6/14/2006    70.1%            60.3%
-----------------------------------------------------------------------------------------------------------------------
  87                      0                      5th       13,000,000        5/5/2006     62.7%            54.7%
  88                      5                      1st       13,700,000        5/17/2006    58.9%            46.1%
  89                      5                      1st       10,990,000        6/14/2006    73.4%            62.8%
  90                      0                      1st       13,000,000        9/20/2006    61.5%            54.9%
  91                      0                      1st       13,000,000        9/25/2006    61.5%            52.1%
-----------------------------------------------------------------------------------------------------------------------
  92                      5                      1st       12,230,000        7/26/2006    65.4%            57.9%
  93                      5                      1st       11,500,000        6/29/2006    69.6%            59.9%
  94                      5                      1st       11,700,000        4/1/2006     67.1%            59.4%
  95                      5                      1st        9,710,000        5/5/2006     79.9%            67.9%
  96                      5                      1st       10,500,000        8/16/2006    73.8%            66.7%
-----------------------------------------------------------------------------------------------------------------------
  97                      0                      1st       10,800,000        6/17/2006    71.7%            57.4%
  98                      5                      1st       12,000,000        7/25/2006    64.2%            57.4%
  99                      5                      1st       13,400,000        9/20/2006    56.0%            56.0%
 100                      5                      1st       10,000,000        6/29/2006    74.0%            66.7%
 101                      0                      5th       10,100,000        9/7/2006     73.2%            62.2%
-----------------------------------------------------------------------------------------------------------------------
 102                      0                      5th       14,200,000        9/7/2006     51.9%            46.0%
 103                      0                      5th        9,500,000        6/2/2006     77.2%            65.9%
 104                      5                      1st        9,100,000        6/9/2006     79.8%            69.0%
 105                      5                      1st       11,350,000        7/26/2006    63.9%            56.6%
 106                      5                      1st       13,500,000        5/24/2006    53.1%            45.9%
-----------------------------------------------------------------------------------------------------------------------
 107                      5                      1st       10,300,000        5/22/2006    69.6%            54.5%
 108                      0                      1st        9,600,000        7/1/2006     72.9%            65.2%
 109                      5                      1st       10,350,000        9/5/2006     67.5%            58.0%
 110                      5                      1st       13,200,000        9/20/2006    52.7%            52.7%
 111                      5                      1st        8,650,000        8/8/2006     79.8%            72.6%
-----------------------------------------------------------------------------------------------------------------------
 112                      0                      1st       11,670,000        8/28/2006    57.0%            57.0%
 113                      5                      1st        8,430,000        6/7/2006     78.9%            70.4%
 114                      0                      5th        8,000,000        6/12/2006    82.8%            72.5%
 115                      0                      5th        9,400,000        9/5/2006     69.3%            64.7%
 116                      0                      1st       10,300,000        5/31/2006    63.0%            54.0%
-----------------------------------------------------------------------------------------------------------------------
 117                      5                      1st        9,450,000        12/1/2006    68.7%            58.7%
 118                      0                      1st       14,500,000        9/6/2006     44.7%            1.0%
 119                      5                      1st        8,000,000        5/26/2005    80.0%            66.7%
 120                      0                      3rd        8,900,000        11/1/2006    71.3%            60.1%
 121                      5                      1st        8,700,000        8/14/2006    72.9%            62.2%
-----------------------------------------------------------------------------------------------------------------------
 122                      5                      1st        9,200,000        9/1/2006     67.4%            52.1%
 123                      5                      1st        9,100,000        5/31/2006    67.0%            59.6%
 124                      0                      1st        7,650,000        8/15/2006    79.7%            67.6%
 125                      5                      1st        9,800,000        6/1/2006     61.7%            58.7%
 126                      5                      1st        8,625,000        8/9/2006     69.6%            62.8%
-----------------------------------------------------------------------------------------------------------------------
 127                      0                      5th        8,000,000        8/18/2006    75.0%            68.0%
 128                      5                      1st       10,200,000        8/2/2006     58.8%            49.6%
 129                      5                      1st        7,800,000        11/3/2006    75.6%            63.6%
 130                      0                      1st        8,600,000        11/1/2006    68.0%            60.5%
 131                      5                      1st        9,100,000        7/6/2006     63.7%            59.9%
-----------------------------------------------------------------------------------------------------------------------
 132                      0                      1st        7,975,000        8/4/2006     71.8%            64.9%
 133                      5                      1st        7,500,000        6/15/2006    74.5%            63.8%
 134                      0                      5th       10,750,000        8/2/2006     51.1%            43.7%
 135                      5                      1st        9,000,000        9/8/2006     60.8%            56.8%
 136                      5                      1st        7,500,000        8/5/2006     69.9%            59.8%
-----------------------------------------------------------------------------------------------------------------------
 137                      0                      5th        6,550,000         Various     79.8%            71.1%
137-a                     0                                 3,100,000        12/1/2006
137-b                     0                                 1,900,000        7/23/2006
137-c                     0                                 1,550,000        1/1/2007
 138                      5                      1st        6,600,000        8/14/2006    78.8%            71.2%
-----------------------------------------------------------------------------------------------------------------------
 139                      0                      5th        8,050,000        7/26/2006    63.4%            56.8%
 140                      5                      1st        8,500,000        6/1/2006     59.4%            56.4%
 141                      5                      1st        7,100,000        10/1/2006    70.4%            59.7%
 142                      5                      1st        6,900,000        10/5/2005    72.5%            67.8%
 143                      0                      1st        6,900,000        9/23/2006    72.4%            61.5%
-----------------------------------------------------------------------------------------------------------------------
 144                      5                      1st        7,850,000        9/26/2006    63.6%            49.5%
 145                      5                      1st        6,600,000        6/28/2006    74.6%            63.7%
 146                      0                      5th        6,900,000        9/13/2006    71.0%            64.5%
 147                      0                      1st        9,100,000        9/6/2006     53.7%            35.9%
 148                      5                      1st        7,410,000        7/11/2006    65.4%            56.6%
-----------------------------------------------------------------------------------------------------------------------
 149                      0                      5th        6,100,000        8/10/2006    77.0%            68.6%
 150                      0                      5th        7,500,000        6/1/2006     62.4%            49.7%
 151                      0                      1st        5,850,000        5/2/2006     79.9%            68.3%
 152                      0                      1st        5,850,000        8/16/2006    79.7%            70.9%
 153                      0                      1st        6,000,000        8/31/2006    76.2%            68.0%
-----------------------------------------------------------------------------------------------------------------------
 154                      5                      1st        6,000,000        6/14/2006    75.8%            67.7%
 155                      0                      5th        5,200,000        8/4/2006     84.5%            79.3%
 156                      5                      1st        6,400,000        1/11/2006    68.2%            54.4%
 157                      0                      5th        5,600,000        7/18/2006    77.1%            65.7%
 158                      0                      1st        6,000,000        10/4/2006    71.6%            60.8%
-----------------------------------------------------------------------------------------------------------------------
 159                      5                      1st        5,325,000        8/3/2006     79.8%            71.4%
 160                      5                      1st        5,300,000        9/15/2006    79.2%            68.1%
 161                      5                      1st        7,000,000        8/14/2006    59.3%            52.9%
 162                      5                      1st        5,500,000        7/2/2006     74.5%            66.4%
 163   0, 1st one each 12 month period waived    1st        6,820,000        9/15/2006    58.7%            52.9%
-----------------------------------------------------------------------------------------------------------------------
 164                      0                      1st        9,500,000        8/22/2006    42.0%            27.9%
 165                      5                      1st        4,920,000        7/9/2006     79.8%            68.2%
 166                      5                      1st        4,750,000        8/3/2006     80.0%            71.3%
 167                      5                      1st        5,500,000        5/2/2006     68.8%            59.2%
 168                      0                      1st        8,000,000        6/19/2006    46.6%            18.4%
-----------------------------------------------------------------------------------------------------------------------
 169                      5                      1st        4,935,000        8/23/2006    74.0%            65.8%
 170                      5                      1st        5,300,000        10/1/2006    68.3%            61.1%
 171                      0                      5th        5,360,000         Various     67.3%            57.6%
171-a                     0                                 3,510,000        9/4/2006
171-b                     0                                 1,850,000        8/29/2006
-----------------------------------------------------------------------------------------------------------------------
 172                      5                      1st        5,000,000        7/19/2006    72.0%            64.6%
 173                      5                      1st        6,250,000        6/12/2006    55.8%            47.9%
 174                      5                      1st        4,700,000        8/1/2006     74.2%            49.7%
 175                      0                      1st        4,855,000        3/10/2006    71.1%            62.0%
 176                      5                      1st        4,425,000        9/6/2006     77.9%            66.2%
-----------------------------------------------------------------------------------------------------------------------
 177                      0                      5th        4,700,000        9/1/2006     72.8%            66.0%
 178                      0                      5th        4,370,000        8/10/2006    77.8%            70.4%
 179                      5                      1st        4,350,000        1/1/2007     75.3%            68.1%
 180                      5                      1st        4,300,000        1/12/2006    75.0%            59.8%
 181                      5                      1st        4,075,000        3/14/2006    78.9%            67.5%
-----------------------------------------------------------------------------------------------------------------------
 182                      0                      1st        4,400,000        2/8/2007     72.7%            62.2%
 183                      5                      1st        4,000,000        7/18/2006    79.8%            68.0%
 184                      0                      1st        5,410,000        8/4/2006     58.8%            50.3%
 185                      0                      1st        5,410,000        8/4/2006     58.8%            50.3%
 186                      5                      1st        4,540,000        7/5/2006     69.5%            63.0%
-----------------------------------------------------------------------------------------------------------------------
 187                      0                      1st        8,410,000        8/28/2006    37.2%            37.2%
 188                      5                      1st        4,400,000        8/8/2006     70.3%            46.8%
 189                      5                      1st        4,365,000        8/15/2006    69.8%            60.0%
 190                      5                      1st        6,000,000        8/14/2006    50.0%            44.5%
 191                      5                      1st        4,000,000        9/14/2006    75.0%            72.3%
-----------------------------------------------------------------------------------------------------------------------
 192                      0                      1st        5,000,000        9/14/2006    59.9%            1.9%
 193                      5                      1st        4,540,000        8/1/2006     64.1%            55.1%
 194                      5                      1st        4,250,000        9/5/2006     68.2%            61.8%
 195                      5                      1st        4,200,000        8/1/2006     68.9%            59.1%
 196                      5                      1st        3,600,000        6/1/2006     79.2%            72.2%
-----------------------------------------------------------------------------------------------------------------------
 197                      5                      1st        6,220,000        8/15/2006    45.7%            39.2%
 198                      5                      1st        5,100,000        6/10/2006    55.7%            47.5%
198-a                     0                                 2,600,000        6/10/2006
198-b                     0                                 2,500,000        6/10/2006
 199                      5                      1st        4,000,000        7/18/2006    70.5%            62.6%
-----------------------------------------------------------------------------------------------------------------------
 200                      5                      1st        4,000,000        8/7/2006     70.0%            61.9%
 201                      5                      1st        4,700,000        8/2/2006     59.1%            50.8%
 202                      5                      1st        7,700,000        8/11/2006    35.3%            30.0%
 203                      5                      1st        3,600,000        7/18/2006    74.8%            64.9%
 204                      5                      1st        4,300,000        9/18/2006    61.9%            54.1%
-----------------------------------------------------------------------------------------------------------------------
 205                      5                      1st        4,400,000        7/25/2006    60.2%            52.3%
 206                      5                      1st        4,900,000        6/10/2006    53.9%            46.0%
206-a                     0                                 2,900,000        6/10/2006
206-b                     0                                 2,000,000        6/10/2006
 207                      5                      1st        3,800,000        4/14/2006    69.4%            59.8%
-----------------------------------------------------------------------------------------------------------------------
 208                      5                      1st        3,250,000        8/11/2006    79.9%            68.4%
 209                      0                      1st        3,700,000        8/23/2006    70.2%            60.4%
 210                      5                      1st        6,000,000        8/4/2006     43.3%            36.7%
 211                      5                      1st        3,250,000        6/2/2006     79.8%            68.8%
 212                      0                      1st        3,800,000        6/20/2006    65.7%            51.3%
-----------------------------------------------------------------------------------------------------------------------
 213                      5                      1st        4,025,000        7/18/2006    60.8%            52.4%
 214                      5                      1st        3,655,000        8/25/2006    66.0%            56.5%
 215                      5                      1st        3,175,000        8/4/2006     75.6%            68.5%
 216                      0                      1st       10,000,000        8/3/2006     23.4%            20.1%
 217                      5                      1st        3,000,000        5/8/2006     78.0%            66.9%
-----------------------------------------------------------------------------------------------------------------------
 218                      5                      1st        6,100,000        8/7/2006     37.7%            34.1%
 219                      0                      1st        3,535,000        10/1/2006    64.9%            64.9%
 220                      0                      5th        3,500,000        10/5/2006    63.4%            54.2%
 221                      5                      1st        3,160,000        8/3/2006     68.8%            61.5%
 222                      0                      5th        2,860,000        7/7/2006     75.8%            68.9%
-----------------------------------------------------------------------------------------------------------------------
 223                      5                      1st        3,000,000        7/18/2006    68.5%            59.4%
 224                      0                      1st        3,800,000        9/12/2006    53.9%            42.1%
 225                      5                      1st        2,800,000        9/27/2006    71.4%            66.8%
 226                      5                      1st        2,540,000        9/4/2006     78.7%            71.3%
 227                      0                      1st        3,300,000        8/24/2006    60.5%            51.9%
-----------------------------------------------------------------------------------------------------------------------
 228                      0                      3rd        3,550,000        9/22/2006    56.3%            47.6%
 229                      5                      1st        2,600,000        7/19/2006    74.8%            64.4%
 230                      0                      1st        3,650,000        8/25/2006    49.3%            42.3%
 231                      5                      1st        3,750,000        9/14/2006    46.7%            46.7%
 232                      5                      1st        2,720,000       10/30/2006    64.3%            55.4%
-----------------------------------------------------------------------------------------------------------------------
 233                      0                      1st        2,660,000        8/15/2006    64.7%            55.5%
 234                      5                      1st        2,400,000        7/19/2006    69.0%            59.9%
 235                      0                      1st        2,300,000        9/20/2006    71.7%            60.8%
 236                      0                      1st        2,100,000        9/13/2006    76.1%            59.7%
 237                      0                      1st        2,850,000        9/25/2006    56.0%            37.5%
-----------------------------------------------------------------------------------------------------------------------
 238                      0                      1st        2,125,000        9/15/2006    72.9%            66.3%
 239                      5                      1st        2,760,000        8/3/2006     56.1%            48.0%
 240                      5                      1st        3,075,000       10/15/2006    48.7%            32.0%
 241                      5                      1st        2,650,000        8/16/2006    52.8%            48.2%
 242                      5                      1st        2,150,000        8/21/2006    64.4%            57.3%
-----------------------------------------------------------------------------------------------------------------------
 243                      0                      1st        1,800,000        9/14/2006    74.9%            64.1%
 244                      5                      1st        2,525,000        8/17/2006    53.0%            45.6%
 245                      5                      1st        1,750,000        8/15/2006    74.2%            63.5%
 246                      0                      1st        2,020,000        7/20/2006    63.0%            54.9%
 247                      5                      1st        1,325,000        8/15/2006    79.2%            70.9%
-----------------------------------------------------------------------------------------------------------------------
 248                      5                      1st        1,610,000        8/15/2006    63.9%            54.9%
 249                      5                      1st        4,600,000        8/28/2006    21.7%            18.6%
 250                      5                      1st        1,315,000        8/14/2006    75.9%            65.3%

                                                                                                            YEAR
  ID   ADDRESS                                                 CITY                   STATE   ZIP CODE      BUILT
--------------------------------------------------------------------------------------------------------------------

  1    1801 to 1835 and 1515 to 1603 Hawthorne Boulevard       Redondo Beach            CA      90278   1985/1997
  2    1085 Raymond Boulevard                                  Newark                   NJ      07102      1992
  3    Various                                                 Various               Various   Various   Various
 3-a   755 Prairie Center Drive                                Eden Prairie             MN      55344      1985
 3-b   5525 Cedar Lake Road                                    St. Louis Park           MN      55416      1972
--------------------------------------------------------------------------------------------------------------------
 3-c   6233 Baker Road                                         Eden Prairie             MN      55346      1987
 3-d   1200 NE Moore Lake Drive                                Fridley                  MN      55432      1990
 3-e   1499 Yamato Road                                        Boca Raton               FL      33431      1991
 3-f   1001 West 98th Street                                   Bloomington              MN      55431      1978
  4    750 Lexington Avenue                                    New York                 NY      10022      1989
--------------------------------------------------------------------------------------------------------------------
  5    Various                                                 McLean                   VA      22102    Various
 5-a   1764 Old Meadow Lane                                    McLean                   VA      22102      1977
 5-b   1755 Old Meadow Road                                    McLean                   VA      22102      1966
 5-c   1768 Old Meadow Lane                                    McLean                   VA      22102      1968
 5-d   1761 Old Meadow Road                                    McLean                   VA      22102      1966
--------------------------------------------------------------------------------------------------------------------
  6    7800 Montgomery Road                                    Cincinnati               OH      45236   1966/2006
  7    5500 Sunrise Highway                                    Massapequa               NY      11758      1971
  8    325 South Orange Avenue                                 Orlando                  FL      32801      2001
  9    1657 Broadway                                           New York                 NY      10019      1929
  10   16020 West Bluemound Road                               Brookfield               WI      53005      2006
--------------------------------------------------------------------------------------------------------------------
  11   325 Piedmont Drive                                      Danville                 VA      24540      1984
  12   Various                                                 Various               Various   Various   Various
 12-a  9806 I H-10 West                                        San Antonio              TX      78230      2002
 12-b  4310 The 25 Way NE                                      Albuquerque              NM      87109      2003
 12-c  9411 Wurzbach Road                                      San Antonio              TX      78240      1994
--------------------------------------------------------------------------------------------------------------------
  13   7251 West Lake Mead Blvd                                Las Vegas                NV      89128      1998
  14   8801 Horizon Boulevard NE                               Albuquerque              NM      87113      1997
  15   5701-5791 Santa Ana Canyon Road                         Anaheim Hills            CA      92807      1972
  16   4166 Buford Highway                                     Atlanta                  GA      30345      1967
  17   1351-1371 North McDowell Boulevard                      Petaluma                 CA      94952   2004/2006
--------------------------------------------------------------------------------------------------------------------
  18   1 Pheasant Circle                                       Beecher                  IL      60401   1975-2001
  19   255 Primera Boulevard                                   Lake Mary                FL      32746      2000
  20   2085 Roswell Road                                       Marietta                 GA      30062      1991
  21   3755 Carmia Drive SW                                    Atlanta                  GA      30331   2005/2006
  22   2400 83rd Street                                        North Bergen             NJ      07047      1979
--------------------------------------------------------------------------------------------------------------------
  23   37-10 114th Street                                      Flushing                 NY      11368      1963
  24   401 West Lake Street                                    Northlake                IL      60164      1974
  25   1345 Wenlon Drive                                       Murfreesboro             TN      37130      2006
  26   50 East Ontario Street                                  Chicago                  IL      60611      1947
  27   9950 Buffalo Speedway                                   Houston                  TX      77054      2001
--------------------------------------------------------------------------------------------------------------------
  28   17100 N Laurel Park Drive                               Livonia                  MI      48152      1989
  29   4101 West 24th Place                                    Lawrence                 KS      66047      2003
  30   251-21 Jamaica Avenue                                   Bellerose                NY      11426      1960
  31   5151 Frederica Street                                   Owensboro                KY      42301      1996
  32   1617 Interstate Highway 35 North                        Austin                   TX      78702      1997
--------------------------------------------------------------------------------------------------------------------
  33   101 Yorkshire Blvd.                                     Lexington                KY      40509      1978
  34   210 & 40 Meadowlands Parkway                            Secaucus                 NJ      07094   1973/1977
  35   1015 Richmond Avenue                                    Staunton                 VA      24401      2006
  36   9175 W. Stockton Boulevard                              Elk Grove                CA      95758      2002
  37   88 East Nationwide Boulevard                            Columbus                 OH      43215      2002
--------------------------------------------------------------------------------------------------------------------
  38   26 Journal Square                                       Jersey City              NJ      07306      1927
  39   44100-44250 Town Center Way                             Palm Desert              CA      92260      1993
  40   Various                                                 Amarillo                 TX     Various   Various
 40-a  3510 E. Interstate 40                                   Amarillo                 TX      79103      1985
 40-b  3415 Bell Street                                        Amarillo                 TX      79109      1977
--------------------------------------------------------------------------------------------------------------------
  41   300 McIntire Drive                                      Newark                   DE      19711   1999/2003
  42   8050-8145 International Drive                           Orlando                  FL      32819      1995
  43   720 Buffalo Run Drive                                   Indianapolis             IN      46227      1995
  44   2070-2112 North Clybourn Avenue                         Chicago                  IL      60614      1986
  45   1030 South Main Street                                  Kernersville             NC      27284      1988
--------------------------------------------------------------------------------------------------------------------
  46   6464-6540 West 51st Street & 5000 South Nagle Avenue    Forest View              IL      60638   1974/1975
  47   7077 East Bell Road                                     Scottsdale               AZ      85254      1999
  48   114-120 Seaview Drive                                   Secaucus                 NJ      07094      1975
  49   3586 Sangani Boulevard                                  D'Iberville              MS      39540      2006
  50   114, 130 and 140 Sharene Lane                           Walnut Creek             CA      94596      1961
--------------------------------------------------------------------------------------------------------------------
  51   15 Melanie Lane                                         Whippany                 NJ      07981      1980
  52   8234 World Center Drive                                 Orlando                  FL      32821      1992
  53   Various                                                 Various                  MI     Various   Various
 53-a  215 North Canal Road                                    Lansing                  MI      48917      1984
 53-b  25151 Dequindre Road                                    Madison Heights          MI      48071      1965
--------------------------------------------------------------------------------------------------------------------
  54   6800 North Broadway                                     Denver                   CO      80221      1984
  55   119-121 & 120-124 Kings Highway                         Maple Shade              NJ      08052      1986
  56   2805 Par Drive                                          Raleigh                  NC      27603      2000
  57   350 Scarlett Road                                       Kennett Square           PA      19348      1995
  58   4831 Old Seward Highway                                 Anchorage                AK      99503      1983
--------------------------------------------------------------------------------------------------------------------
  59   2401 Locust Street                                      Philadelphia             PA      19103      1928
  60   218 Valley Creek Lane                                   Danville                 CA      94526      1963
  61   25 Bradford Drive                                       Leola                    PA      17540      1968
  62   4453 Bonney Road                                        Virginia Beach           VA      23462      1985
  63   8031 Old Oregon Inlet Road                              Nags Head                NC      27959      1974
--------------------------------------------------------------------------------------------------------------------
  64   1800 Paper Mill Rd                                      Wyomissing               PA      19610      1987
  65   11030 Fifth Avenue NE                                   Seattle                  WA      98125      1993
  66   621 Route 46                                            Hasbrouck Heights        NJ      07604      1981
  67   6601 Annapolis Road                                     Landover Hills           MD      20784      1971
  68   3169 Linden Drive                                       Bristol                  VA      24202      2003
--------------------------------------------------------------------------------------------------------------------
  69   7814 North Central Expressway                           Dallas                   TX      75206      1967
  70   2715 Eastern Boulevard                                  Montgomery               AL      36117      1983
  71   Various                                                 Various                  VA     Various   Various
 71-a  1416 and 1417 Kelland Drive                             Chesapeake               VA      23320      2002
 71-b  5789 Arrowhead Drive                                    Virginia Beach           VA      23462   1985/1987
--------------------------------------------------------------------------------------------------------------------
  72   625 S. Gay St., 500 W. Clinch Avenue                    Knoxville                TN      37902   1982/1988
  73   622 Washington Street, Rt. 53                           Weymouth                 MA      02188      1987
  74   3025 32nd Ave SW                                        Tumwater                 WA      98512   1992-2000
  75   901 Deming Way                                          Madison                  WI      53717      1998
  76   828 Blackwood Clementon Road                            Pine Hill                NJ      08021      1967
--------------------------------------------------------------------------------------------------------------------
  77   4993, 5003, 5007 & 5009 Westone Plaza Drive             Chantilly                VA      20151   2005/2006
  78   51-53 Hook Road                                         Bayonne                  NJ      07029      1968
  79   175-275 W. Calaveras Blvd.                              Milpitas                 CA      95035      1978
  80   402 E. Yakima Ave                                       Yakima                   WA      98901      1949
  81   6800 Deerpath Road                                      Elkridge                 MD      21075      2006
--------------------------------------------------------------------------------------------------------------------
  82   3901 Montgomery Boulevard NE                            Albuquerque              NM      87109      1984
  83   10925 Park Avenue South                                 Tacoma                   WA      98444   1996-1997
  84   1650 Commonwealth Avenue                                Boston                   MA      02135   1953/1963
  85   700-760 1st Street                                      Harrison                 NJ      07029   1913/1963
  86   815 East Baltimore Pike                                 Kennett Square           PA      19348      2001
--------------------------------------------------------------------------------------------------------------------
  87   2301 Third Avenue                                       Seattle                  WA      98121      1990
  88   1355 West 20th Avenue                                   Oshkosh                  WI      54902      2001
  89   2121 N. Center Street                                   Mesa                     AZ      85201      1970
  90   5959 S. Valley View Boulevard                           Las Vegas                NV      89118      1963
  91   500 Alexander Park                                      Princeton                NJ      08540      1985
--------------------------------------------------------------------------------------------------------------------
  92   2539,2541,2545,2550,2560,2570 West 237th Street         Torrance                 CA      90505      1979
  93   11141 U.S Highway 19 North and 5251 110th Avenue North  Clearwater               FL      33764      1987
  94   220 Salina Meadows Parkway & 301 Plainfield Road        Syracuse                 NY      13212      1986
  95   1521 & 1541 Oxbow Drive                                 Montrose                 CO      81401      2006
  96   4896-5034 South Virginia Street                         Reno                     NV      89502      1979
--------------------------------------------------------------------------------------------------------------------
  97   1020 - 1142 S. Koeller Street                           Oshkosh                  WI      54902      1962
  98   6120 Little Ox Road                                     Fairfax Station          VA      22039      2003
  99   111-115 Castle Road                                     Secaucus                 NJ      07094      1973
 100   31-46 & 31-48 Steinway Street                           Astoria                  NY      11103   1921/1927
 101   520-522 E. Lake Mead                                    Henderson                NV      89015      1999
--------------------------------------------------------------------------------------------------------------------
 102   2360,2362,2370,2372,2380 Qume Drive                     San Jose                 CA      95131      1985
 103   15345 Venlo Place                                       Big Rapids               MI      49307      2006
 104   80 Prosperity Avenue                                    Leesburg                 VA      20175      2000
 105   2531 and 2535 West 237th Street                         Torrance                 CA      90505      1987
 106   420 Inwood Avenue                                       Oakdale                  MN      55128      2005
--------------------------------------------------------------------------------------------------------------------
 107   4301 James Ray Drive                                    Grand Forks              ND      58203      2002
 108   4669 West Ann Road                                      North Las Vegas          NV      89031      2006
 109   4174 West Pico Boulevard                                Los Angeles              CA      90019      1928
 110   50 Enterprise Ave                                       Secaucus                 NJ      07094      1972
 111   2350 Spring Road                                        Smyrna                   GA      30080      1988
--------------------------------------------------------------------------------------------------------------------
 112   7810 SE 30th Street                                     Mercer Island            WA      98040   1990/1996
 113   1185, 1107 - 1147 California Street, 625 - 665 Booth    Reno                     NV      89509      1958
       Street, 1226 - 1230 Westfield Avenue
 114   1525 Pointer Ridge Place                                Bowie                    MD      20716      2006
 115   4280 South Hualapai Way                                 Las Vegas                NV      89147      2004
 116   7300-7360 SW Hunziker Street                            Tigard                   OR      97223   1985/1987
--------------------------------------------------------------------------------------------------------------------
 117   5555 Zuni Road SE                                       Albuquerque              NM      87108      1980
 118   700 Phillips Lane                                       Louisville               KY      40209      1999
 119   207 Mederia Circle                                      Newark                   DE      19702      1972
 120   1801 Lawrence Drive                                     De Pere                  WI      54115      1985
 121   4437 Bonney Road                                        Virgina Beach            VA      23462      2006
--------------------------------------------------------------------------------------------------------------------
 122   5580 LBJ Freeway                                        Dallas                   TX      75240      1978
 123   1081 Westwood Boulevard                                 Los Angeles              CA      90024      1929
 124   714, 716, and 768 Bethlehem Pike                        Lower Gwynedd            PA      19002      1980
 125   2585-93 Grand Concourse and 105 East 192 Street         Bronx                    NY      10468      1916
 126   1025-1085 East Herndon Avenue                           Fresno                   CA      93720      1980
--------------------------------------------------------------------------------------------------------------------
 127   7575 Bellaire Boulevard                                 Houston                  TX      77036      1964
 128   1414-1490 N. Kraemer Blvd.                              Placentia                CA      92870      1978
 129   425 Route 9 South                                       Little Egg Harbor        NJ      08087   1974/2006
 130   4364 Route 130 North                                    Willingboro Township     NJ      08046      2006
 131   1025 Runway Drive                                       Stockton                 CA      95206      2006
--------------------------------------------------------------------------------------------------------------------
 132   100 Old Cherokee Road                                   Lexington                SC      29072      1994
 133   13330 California Street                                 Omaha                    NE      68154      2004
 134   1380 - 1400 South Arlington                             Akron                    OH      44306      1958
 135   1415 East Colorado Street                               Glendale                 CA      91205      1991
 136   6421 N. Thorydale Road                                  Tucson                   AZ      85741   2005-2006
--------------------------------------------------------------------------------------------------------------------
 137   Various                                                 Baltimore                MD     Various   Various
137-a  1121-23, 1125, 1127, 1203, 1205, 1209, 1230
       St. Paul Street                                         Baltimore                MD      21202      1910
137-b  311 Cathedral Street                                    Baltimore                MD      21201      1900
137-c  103 West Monument Street                                Baltimore                MD      21201      1900
 138   92 Blandin Avenue                                       Framingham               MA      01702      1904
--------------------------------------------------------------------------------------------------------------------
 139   2205 Glendale Avenue                                    Sparks                   NV      89431      2005
 140   215 Mount Hope Place                                    Bronx                    NY      10457      1937
 141   291 Jones Road                                          Falmouth                 MA      02540      1971
 142   4401 Wilshire Boulevard                                 Los Angeles              CA      90010      1963
 143   8010 Frankford Avenue                                   Lubbock                  TX      76112      2000
--------------------------------------------------------------------------------------------------------------------
 144   898 Wiggins Road                                        Emporia                  VA      23847      2005
 145   3185, 3187, 3189 Pullman Street                         Costa Mesa               CA      92626   1977/1978
 146   5555 Manchester Avenue                                  Los Angeles              CA      90045      1986
 147   707 Interstate 30                                       Little Rock              AR      72202      1972
 148   141 W. Avenue L                                         Lancaster                CA      93534      1975
--------------------------------------------------------------------------------------------------------------------
 149   930 West Interstate 30                                  Garland                  TX      75043      1983
 150   903 Knox Road                                           McLeansville             NC      27301      2000
 151   1485 & 1495 Pine Ridge Road                             Naples                   FL      34109      2006
 152   6785 Oakton Lane                                        Columbus                 OH      43229      1996
 153   1012-1016 Lockwood Boulevard                            Oviedo                   FL      32765   2004-2005
--------------------------------------------------------------------------------------------------------------------
 154   3705 Kennett Pike                                       Greenville               DE      19807      1925
 155   113 Coronado Drive                                      Denton                   TX      76209      1972
 156   7074 Engle Road                                         Middleburg Heights       OH      44130      1998
 157   6800 Collier Boulevard                                  Naples                   FL      34114      2004
 158   510 Idlewild Avenue                                     Easton                   MD      21601   1990/1996
--------------------------------------------------------------------------------------------------------------------
 159   4450 & 4504 Boat Club Road                              Fort Worth               TX      76135      1985
 160   4679 and 4693 West College Avenue                       Grand Chute              WI      54914      1996
 161   1390 S. Valley Forge Road                               Landsdale                PA      19446      2006
 162   5702 South Staples Drive                                Corpus Christi           TX      78413      1984
 163   1 Park Terrace Lane                                     Fairview Heights         IL      62208      1984
--------------------------------------------------------------------------------------------------------------------
 164   11016 Mulberry Avenue                                   Fontana                  CA      92337      1996
 165   3100 Andrews Highway                                    Odessa                   TX      79762   1954/1966
 166   112 & 141 Industrial Boulevard                          Azle                     TX      76020   1963/1985
 167   13845 Poway Road                                        Poway                    CA      92064      1973
 168   28410-28460 Haskell Canyon Road                         Santa Clarita            CA      91390      2006
--------------------------------------------------------------------------------------------------------------------
 169   12300 Dundee Road                                       Cypress                  TX      77429      2005
 170   17608 & 17808 E. 24th Drive                             Aurora                   CO      80011      2006
 171   Various                                                 Various               Various   Various   Various
171-a  29250 Union City Boulevard                              Union City               CA      94587      1980
171-b  4108 B Place NW                                         Auburn                   WA      98001      1992
--------------------------------------------------------------------------------------------------------------------
 172   645 & 655 Parfet Street                                 Lakewood                 CO      80215      1974
 173   15100-15140 Paramount Blvd.                             Paramount                CA      90723      1986
 174   1705 Anne Street                                        Bemidji                  MN      56601      2002
 175   7421 East Independence Boulevard                        Charlotte                NC      28227      1987
 176   5401 W. 57th Street                                     Sioux Falls              SD      57106      2004
--------------------------------------------------------------------------------------------------------------------
 177   500 Allied Drive                                        Nashville                TN      37211      1967
 178   5432 N.W. Waukomis Drive                                Kansas City              MO      64151      1972
 179   921-927 Thompson Place                                  Sunnyvale                CA      94085      1969
 180   4406 State Route 43                                     Kent                     OH      44240      1998
 181   805 West Madison Avenue                                 Athens                   TN      37303      2005
--------------------------------------------------------------------------------------------------------------------
 182   606-616 Ring Road                                       Harrison                 OH      45030      2005
 183   1101 Sandusky Place                                     Perrysburg               OH      43551      1989
 184   1318 North Cooper Road                                  Gilbert                  AZ      85233      2005
 185   420 North Dysart Road                                   Goodyear                 AZ      85338      2005
 186   20741 Bruce B. Downs Blvd                               Tampa                    FL      33647      2005
--------------------------------------------------------------------------------------------------------------------
 187   23303 58th Avenue West                                  Mountlake Terrace        WA      98043      1989
 188   1243 E. Business Highway 83                             Mission                  TX      78572 1994/2004-2005
 189   3130 - 3150 E. Union Hills Drive                        Phoenix                  AZ      85050      1989
 190   4425 & 4441 West Ashlan Ave.                            Fresno                   CA      93722      2006
 191   6440 West Commercial Boulevard                          Lauderhill               FL      33319      1986
--------------------------------------------------------------------------------------------------------------------
 192   1035 Starwood Ave                                       Valrico                  FL      33594      2000
 193   7505-7555 Jurupa Avenue                                 Riverside                CA      92504      1987
 194   199 Flynn Avenue                                        Burlington               VT      05401      2004
 195   14631 & 14651 Laurel Bowie Road                         Laurel                   MD      20708   2003/2006
 196   724 Enterprise Drive                                    Oak Brook                IL      60523      1974
--------------------------------------------------------------------------------------------------------------------
 197   4010-4030 East Greenway Road                            Phoenix                  AZ      85032   1986/2004
 198   Various                                                 Various                  AL     Various     1999
198-a  1313 N. Wood Ave.                                       Florence                 AL      35630      1999
198-b  220 Forest Road                                         Hueytown                 AL      35023      1999
 199   2200 Tall Pines Drive                                   Largo                    FL      33771      1989
--------------------------------------------------------------------------------------------------------------------
 200   328 FM 306                                              New Braunfels            TX      78130      1998
 201   740 West Knox Road                                      Tempe                    AZ      85284      1997
 202   4875 Market Street                                      Ventura                  CA      93003      1983
 203   9219 North Industrial Road                              Peoria                   IL      61615      1990
 204   18540 SW Boones Ferry Road                              Tualatin                 OR      97062      1972
--------------------------------------------------------------------------------------------------------------------
 205   24275 US Highway 19 N                                   Clearwater               FL      33763   1984-1985
 206   Various                                                 Various               Various   Various     1999
206-a  1337 Montclair Road                                     Birmingham               AL      35210      1999
206-b  3100 Goodman Road                                       Horn Lake                MS      38637      1999
 207   18635 North 35th Avenue                                 Phoenix                  AZ      85027      2002
--------------------------------------------------------------------------------------------------------------------
 208   2019 4th Avenue North                                   Sauk Rapids              MN      56379      1999
 209   7051 Stuart Avenue                                      Jacksonville             FL      32254      1969
 210   4501 South 70th Street                                  Lincoln                  NE      68516      1996
 211   321 Independence Blvd.                                  Dover                    DE      19904      1992
 212   200 West Oak Street                                     Kissimmee                FL      34741      1998
--------------------------------------------------------------------------------------------------------------------
 213   20562 Crescent Bay                                      Lake Forest              CA      92630      1998
 214   1152 N. Power Road                                      Mesa                     AZ      85205      2005
 215   4010 Northside Drive                                    Macon                    GA      31210      2005
 216   28251-28317 Kelly Johnson Parkway                       Valencia                 CA      91355      2005
 217   2 Lakes Road                                            Monroe                   NY      10950      1995
--------------------------------------------------------------------------------------------------------------------
 218   15410-40 New Hampshire Avenue                           Silver Spring            MD      20905      1986
 219   2535 West Jackson Avenue                                Oxford                   MS      38655      2006
 220   9930 West Cheyenne Avenue                               Las Vegas                NV      89129      2006
 221   508 South Adams                                         Fort Worth               TX      76104      1969
 222   2445 N. Main St                                         Paris                    TX      75460      1979
--------------------------------------------------------------------------------------------------------------------
 223   1591 North Main Street                                  East Peoria              IL      61611      1986
 224   4100 Charlotte Highway                                  Lake Wylie               SC      29710      1980
 225   2173 Upton Drive                                        Virginia Beach           VA      23454      2006
 226   108 Cottage Grove Road                                  Madison                  WI      53716      1994
 227   18-12 25th Road                                         Astoria                  NY      11102      2003
--------------------------------------------------------------------------------------------------------------------
 228   1250 South Orchard Street                               Boise                    ID      83705      1995
 229   23625 Commerce Park Road                                Beachwood                OH      44122      1989
 230   8420 Market Street                                      Middleton                WI      53562      2004
 231   50 Route 10                                             Hanover Township         NJ      07981      1977
 232   14733 Inwood Road                                       Addison                  TX      75001      1977
--------------------------------------------------------------------------------------------------------------------
 233   811 Business Highway 121                                Lewisville               TX      75057      2006
 234   6210 Forest Hills Road                                  Loves Park               IL      61111      1978
 235   11243 Veterans Memorial Parkway                         Houston                  TX      77067      2003
 236   5931 East 12th Street                                   Indianapolis             IN      46219      1963
 237   2670 Salt Springs Road                                  Youngstown               OH      44509      1991
--------------------------------------------------------------------------------------------------------------------
 238   1640 J.P. Hennessy Drive                                LaVergne                 TN      37086      1996
 239   2400 Florin Road                                        Sacramento               CA      95822      2006
 240   5698 W. 155 North                                       Hurricane                UT      84737      2006
 241   1461 N. Daly Street                                     Anaheim                  CA      92806      1980
 242   515- 521 1/2 South Verdugo Road                         Glendale                 CA      91205      1969
--------------------------------------------------------------------------------------------------------------------
 243   454 North Broadway                                      Pennsville               NJ      08070      1972
 244   7020 Hayvenhurst Avenue                                 Van Nuys                 CA      91406      1977
 245   327 7th Ave S                                           St. Cloud                MN      56301      1988
 246   380 W. Martin Luther King Jr. Boulevard                 Los Angeles              CA      90037      1985
 247   872-882 Grove Road                                      Ypsilanti                MI      48198      1970
--------------------------------------------------------------------------------------------------------------------
 248   302 & 310 8th Ave S                                     St. Cloud                MN      56301   1950/1989
 249   15402 - 15432 Electronic Lane                           Huntington Beach         CA      92649      1979
 250   715 Avenue H East                                       Arlington                TX      76011      1961

                                                          CUT-OFF DATE
                                   NET          UNITS   BALANCE PER NET                          PREPAYMENT
              YEAR              RENTABLE          OF     RENTABLE AREA                           PROVISIONS
  ID        RENOVATED       AREA OR UNITS (7)  MEASURE  OR UNITS ($)(7)                      (# OF PAYMENTS) (8)
------------------------------------------------------------------------------------------------------------------------------------

  1           2003              388,400         Sq Ft         257.47     LO(25)/GRTR1% or YM(35)/GRTR1% or YM at T+0.50%(55)/Open(3)
  2            NAP              418,026         Sq Ft         231.33     LO(24)/Defeasance(34)/Open(2)
  3            NAP              974,431         Sq Ft          82.10     LO(35)/Defeasance(81)/Open(4)
 3-a           NAP              186,000         Sq Ft
 3-b           NAP              225,222         Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 3-c           NAP              169,719         Sq Ft
 3-d           NAP              216,454         Sq Ft
 3-e           NAP               79,636         Sq Ft
 3-f           NAP               97,400         Sq Ft
  4            NAP              355,227         Sq Ft         211.13     GRTR1% or YM(24)/Defeasance(92)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  5          Various            308,813         Sq Ft         216.96     LO(26)/Defeasance(30)/Open(4)
 5-a          1999              139,577         Sq Ft
 5-b          1998               69,594         Sq Ft
 5-c          1997               50,000         Sq Ft
 5-d          1999               49,642         Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  6           1994              384,239         Sq Ft         171.77     LO(24)/Defeasance(94)/Open(2)
  7           1997              414,082         Sq Ft         156.97     LO(24)/Defeasance(89)/Open(7)
  8         2004-2005               250         Rooms     220,000.00     LO(26)/Defeasance(93)/Open(1)
  9          Various             95,086         Sq Ft         557.39     LO(27)/Defeasance(54)/Open(3)
  10           NAP              165,872         Sq Ft         236.63     LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  11          2005              474,280         Sq Ft          73.59     LO(28)/Defeasance(85)/Open(7)
  12           NAP                  453         Rooms      76,953.64     LO(24)/Defeasance(94)/Open(2)
 12-a          NAP                  210         Rooms
 12-b          NAP                  164         Rooms
 12-c         2002                   79         Rooms
------------------------------------------------------------------------------------------------------------------------------------
  13           NAP              106,176         Sq Ft         145.43     LO(26)/Defeasance(90)/Open(4)
  14           NAP              127,614         Sq Ft         145.43     LO(26)/Defeasance(90)/Open(4)
  15          2005              160,822         Sq Ft         198.77     LO(35)/Defeasance(81)/Open(4)
  16        1999-2000           324,057         Sq Ft          98.60     GRTR1% or YM(116)/Open(4)
  17           NAP              158,489         Sq Ft         185.77     LO(26)/GRTR1% or YM(93)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
  18           NAP                  613         Pads       45,677.00     LO(27)/Flex(89)/Open(4)
  19           NAP              190,034         Sq Ft         136.82     LO(26)/Defeasance(92)/Open(2)
  20          2005                  323         Units      77,554.18     GRTR1% or YM(117)/Open(3)
  21           NAP              196,283         Sq Ft         117.18     LO(27)/Defeasance(89)/Open(4)
  22           NAP              562,320         Sq Ft          39.12     LO(25)/Defeasance(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  23          2001                  214         Rooms     102,803.74     LO(25)/Defeasance(91)/Open(4)
  24          2003                  397         Units      50,377.83     LO(25)/Defeasance(88)/Open(7)
  25           NAP                  216         Units      89,814.81     LO(24)/Defeasance(95)/Open(1)
  26          2005              320,778         Sq Ft          58.61     LO(26)/Defeasance(92)/Open(2)
  27           NAP                  320         Units      57,500.00     LO(24)/GRTR1% or YM(92)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  28           NAP                  224         Rooms      80,357.14     LO(26)/Defeasance(90)/Open(4)
  29           NAP                  200         Units      82,500.00     LO(23)/GRTR1% or YM(35)/Open(2)
  30          2006               36,667         Sq Ft         448.63     LO(25)/Defeasance(91)/Open(4)
  31           NAP              156,675         Sq Ft         103.51     LO(35)/Defeasance(81)/Open(4)
  32          2006                  152         Rooms     105,921.05     LO(26)/Defeasance(93)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
  33           NAP              165,790         Sq Ft          96.51     LO(35)/Flex(81)/Open(4)
  34          1987              256,736         Sq Ft          60.37     LO(25)/Defeasance(93)/Open(2)
  35           NAP               79,804         Sq Ft         176.36     LO(35)/Defeasance(83)/Open(2)
  36           NAP                  116         Rooms     114,128.80     LO(27)/GRTR1% or YM(91)/Open(2)
  37           NAP                  180         Rooms      72,222.22     LO(24)/Defeasance(92)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  38          2002              104,202         Sq Ft         124.76     LO(27)/Defeasance(91)/Open(2)
  39           NAP               82,860         Sq Ft         156.60     LO(26)/Defeasance(87)/GRTR1% or YM(5)/Open(2)
  40           NAP              230,770         Sq Ft          55.68     LO(26)/Defeasance(92)/Open(2)
 40-a          NAP              156,889         Sq Ft
 40-b          NAP               73,881         Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  41           NAP              208,656         Sq Ft          60.51     LO(29)/Defeasance(89)/Open(2)
  42           NAP               56,666         Sq Ft         220.59     LO(25)/Defeasance(93)/Open(2)
  43           NAP                  308         Units      40,259.74     LO(27)/Defeasance(89)/Open(4)
  44           NAP               35,469         Sq Ft         341.71     GRTR1% or YM(118)/Open(2)
  45          2006               80,240         Sq Ft         148.31     LO(27)/Defeasance(89)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  46           NAP              394,008         Sq Ft          29.62     LO(25)/GRTR1% or YM(93)/Open(2)
  47           NAP               45,808         Sq Ft         253.23     LO(26)/Defeasance(93)/Open(1)
  48           NAP              282,376         Sq Ft          40.73     LO(25)/Defeasance(93)/Open(2)
  49           NAP               65,900         Sq Ft         174.51     LO(25)/GRTR1% or YM(94)/Open(1)
  50          1998                  120        Units       91,666.67     LO(47)/GRTR1% or YM(71)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  51           NAP              242,147         Sq Ft          45.43     LO(25)/Defeasance(93)/Open(2)
  52           NAP               34,318         Sq Ft         317.62     LO(26)/Defeasance(92)/Open(2)
  53           NAP                  346         Pads       31,283.24     LO(35)/Defeasance(81)/Open(4)
 53-a          NAP                  230         Pads
 53-b          NAP                  116         Pads
------------------------------------------------------------------------------------------------------------------------------------
  54           NAP              186,686         Sq Ft          57.58     LO(47)/GRTR1% or YM(69)/Open(4)
  55           NAP              153,664         Sq Ft          69.63     LO(25)/Defeasance(94)/Open(1)
  56           NAP                  192         Units      54,687.50     LO(25)/Defeasance(91)/Open(4)
  57           NAP              115,619         Sq Ft          90.82     LO(35)/Defeasance(83)/Open(2)
  58           NAP              111,250         Sq Ft          94.13     LO(28)/Defeasance(90)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  59          1999               42,679         Sq Ft         243.68     LO(26)/Defeasance(92)/Open(2)
  60          1999                   96         Units     107,291.67     LO(47)/GRTR1% or YM(71)/Open(2)
  61           NAP                  238         Units      43,025.21     LO(41)/Defeasance(138)/Open(1)
  62        1995/2004               149         Rooms      68,389.52     LO(25)/Defeasance(91)/Open(4)
  63           NAP                  105         Rooms      96,332.58     LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  64           NAP                  125         Rooms      80,253.97     LO(26)/Defeasance(92)/Open(2)
  65          2005                  124         Units      80,846.77     LO(25)/Defeasance(91)/Open(4)
  66           NAP              220,305         Sq Ft          45.39     LO(25)/Defeasance(93)/Open(2)
  67           NAP               84,156         Sq Ft         118.83     LO(27)/Flex(31)/Open(2)
  68           NAP                  175         Rooms      56,959.05     LO(36)/Defeasance(80)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  69          1990               46,037         Sq Ft         215.91     LO(25)/Defeasance(93)/Open(2)
  70          2004               97,039         Sq Ft         100.48     LO(27)/Defeasance(91)/Open(2)
  71           NAP              154,650         Sq Ft          62.24     LO(48)/GRTR1% or YM(68)/Open(4)
 71-a          NAP               96,650         Sq Ft
 71-b          NAP               58,000         Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  72           NAP               91,426         Sq Ft         105.28     LO(27)/GRTR1% or YM(31)/Open(2)
  73           NAP              104,232         Sq Ft          92.10     LO(23)/GRTR1% or YM(155)/Open(2)
  74           NAP              249,425         Sq Ft          38.13     LO(25)/Defeasance(93)/Open(2)
  75           NAP               70,034         Sq Ft         134.80     LO(35)/Defeasance(81)/Open(4)
  76           NAP                  255         Units      35,764.71     LO(41)/Defeasance(138)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
  77           NAP               21,348         Sq Ft         424.01     GRTR1% or YM(116)/Open(4)
  78           NAP              296,106         Sq Ft          30.39     LO(25)/Defeasance(93)/Open(2)
  79          2004               74,385         Sq Ft         120.87     LO(35)/Defeasance(83)/Open(2)
  80          1980              129,872         Sq Ft          68.58     LO(35)/Defeasance(81)/Open(4)
  81           NAP               56,722         Sq Ft         156.91     LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  82           NAP                  240         Units      36,458.33     LO(26)/GRTR1% or YM(90)/Open(4)
  83           NAP                  139         Units      62,949.64     LO(35)/Defeasance(81)/Open(4)
  84          2004                   74         Rooms     116,216.22     LO(24)/Defeasance(95)/Open(1)
  85           NAP              242,690         Sq Ft          35.02     LO(25)/Defeasance(93)/Open(2)
  86           NAP                   92         Rooms      89,908.89     LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  87          2006                  175         Units      46,571.43     LO(30)/Defeasance(89)/Open(7)
  88           NAP                  126         Rooms      64,061.48     LO(27)/Defeasance(92)/Open(1)
  89        1997-2001               217         Pads       37,192.27     LO(35)/Defeasance(81)/Open(4)
  90           NAP              161,886         Sq Ft          49.42     LO(50)/GRTR1% or YM(66)/Open(4)
  91           NAP               48,000         Sq Ft         166.67     LO(24)/Defeasance(94)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  92           NAP               86,141         Sq Ft          92.87     LO(47)/GRTR1% or YM(70)/Open(3)
  93          1995              125,189         Sq Ft          63.90     LO(27)/Defeasance(91)/Open(2)
  94          2000              143,455         Sq Ft          54.72     LO(26)/Defeasance(92)/Open(2)
  95           NAP               48,359         Sq Ft         160.33     LO(35)/Flex(81)/Open(4)
  96           NAP               46,520         Sq Ft         166.60     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  97          1997              128,102         Sq Ft          60.42     LO(25)/GRTR1% or YM(93)/Open(2)
  98           NAP               91,102         Sq Ft          84.52     LO(35)/Defeasance(81)/Open(4)
  99           NAP              176,234         Sq Ft          42.56     LO(25)/Defeasance(93)/Open(2)
 100        1992/2006            16,450         Sq Ft         449.85     LO(26)/Defeasance(93)/Open(1)
 101          2005               38,200         Sq Ft         193.52     LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 102           NAP              112,329         Sq Ft          65.66     LO(25)/Defeasance(93)/Open(2)
 103           NAP                   66         Units     111,054.64     LO(28)/Defeasance(88)/Open(4)
 104           NAP                   80         Rooms      90,770.39     LO(27)/Defeasance(91)/Open(2)
 105          2000               74,993         Sq Ft          96.68     LO(47)/GRTR1% or YM(70)/Open(3)
 106           NAP                  116         Rooms      61,818.31     LO(35)/GRTR1% or YM(21)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 107           NAP                  100         Rooms      71,704.60     LO(27)/Defeasance(92)/Open(1)
 108           NAP               27,685         Sq Ft         252.84     LO(25)/Flex(93)/Open(2)
 109          1987               50,753         Sq Ft         137.72     LO(25)/Flex(55)/Open(4)
 110           NAP              165,072         Sq Ft          42.10     LO(25)/Defeasance(93)/Open(2)
 111           NAP               63,200         Sq Ft         109.18     LO(26)/Defeasance(93)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 112           NAP                   79         Units      84,177.22     LO(25)/Defeasance(91)/Open(4)
 113           NAP               45,057         Sq Ft         147.59     LO(35)/Flex(81)/Open(4)
 114           NAP               38,002         Sq Ft         174.20     LO(28)/Defeasance(90)/Open(2)
 115           NAP               26,218         Sq Ft         248.30     LO(26)/Defeasance(92)/Open(2)
 116          2006               80,114         Sq Ft          81.06     GRTR1% or YM(118)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 117           NAP              160,019         Sq Ft          40.58     LO(35)/Defeasance(81)/Open(4)
 118          2006                  120         Rooms      53,979.93     LO(25)/Defeasance(153)/Open(2)
 119           NAP                  136         Units      47,058.82     LO(41)/Defeasance(138)/Open(1)
 120   1988/1994/1996/2006      122,753         Sq Ft          51.73     LO(29)/Defeasance(87)/Open(4)
 121           NAP                   83         Rooms      76,431.31     LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 122           NAP               89,066         Sq Ft          69.61     LO(24)/Defeasance(95)/Open(1)
 123           NAP               23,424         Sq Ft         260.42     LO(27)/Defeasance(91)/Open(2)
 124          1993               49,242         Sq Ft         123.88     LO(24)/Defeasance(92)/Open(4)
 125           NAP                   75         Units      80,666.67     GRTR2% or YM(59)/Open(1)
 126           NAP               32,237         Sq Ft         186.12     LO(25)/Defeasance(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 127          2006                  134         Units      44,776.12     LO(27)/Defeasance(91)/Open(2)
 128           NAP               36,850         Sq Ft         162.65     LO(35)/Flex(81)/Open(4)
 129        1995/2005            67,090         Sq Ft          87.89     LO(39)/Defeasance(79)/Open(2)
 130           NAP               23,961         Sq Ft         244.15     LO(27)/Defeasance(91)/Open(2)
 131           NAP              162,500         Sq Ft          35.66     LO(35)/Defeasance(21)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 132           NAP               60,933         Sq Ft          93.96     LO(25)/Defeasance(91)/Open(4)
 133           NAP               35,653         Sq Ft         156.64     LO(27)/Defeasance(91)/Open(2)
 134          2000              202,505         Sq Ft          27.13     LO(26)/Defeasance(92)/Open(2)
 135           NAP               20,435         Sq Ft         267.92     LO(25)/Defeasance(91)/Open(4)
 136           NAP               44,684         Sq Ft         117.28     LO(35)/Defeasance(79)/Open(6)
------------------------------------------------------------------------------------------------------------------------------------
 137         Various                105         Units      49,761.90     LO(27)/Flex(91)/Open(2)
137-a         2001                   55         Units
137-b         2006                   31         Units
137-c         2006                   19         Units
 138          1985              147,285         Sq Ft          35.31     LO(27)/Defeasance(92)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 139           NAP               47,212         Sq Ft         108.02     LO(27)/Defeasance(91)/Open(2)
 140           NAP                   72         Units      70,138.89     GRTR2% or YM(59)/Open(1)
 141     2000/2005-2006              98         Rooms      51,020.41     LO(24)/Defeasance(95)/Open(1)
 142          2001               41,730         Sq Ft         119.82     LO(35)/GRTR1% or YM(1)/Flex(44)/Open(4)
 143           NAP               55,558         Sq Ft          89.91     LO(25)/GRTR1% or YM(92)/Open(3)
------------------------------------------------------------------------------------------------------------------------------------
 144           NAP                   85         Rooms      58,738.65     LO(35)/Defeasance(81)/Open(4)
 145          2006               25,900         Sq Ft         190.20     LO(35)/Flex(81)/Open(4)
 146           NAP               29,018         Sq Ft         168.86     LO(26)/Defeasance(92)/Open(2)
 147          2003                  150         Rooms      32,598.61     LO(25)/Defeasance(91)/Open(4)
 148           NAP               82,060         Sq Ft          59.02     LO(35)/Flex(45)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 149           NAP                  154         Units      30,519.48     LO(27)/Defeasance(91)/Open(2)
 150           NAP                   78         Rooms      59,959.22     LO(29)/Defeasance(89)/Open(2)
 151           NAP               17,862         Sq Ft         261.75     LO(25)/Defeasance(91)/Open(4)
 152           NAP                  112         Units      41,607.14     LO(26)/Defeasance(90)/Open(4)
 153           NAP               20,349         Sq Ft         224.58     LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 154        2004-2006            15,982         Sq Ft         284.70     LO(35)/Defeasance(83)/Open(2)
 155          1997                  128         Units      34,313.12     LO(23)/GRTR1% or YM(35)/Open(2)
 156           NAP                   97         Rooms      45,021.80     LO(30)/Defeasance(86)/Open(4)
 157           NAP               13,824         Sq Ft         312.29     LO(47)/GRTR1% or YM(71)/Open(2)
 158           NAP               18,670         Sq Ft         230.09     LO(25)/GRTR1% or YM(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 159          2002               29,809         Sq Ft         142.57     LO(26)/Defeasance(93)/Open(1)
 160          2006               42,639         Sq Ft          98.41     LO(25)/Defeasance(91)/Open(4)
 161           NAP               11,157         Sq Ft         371.96     LO(25)/Defeasance(91)/Open(4)
 162           NAP               62,682         Sq Ft          65.41     LO(35)/Defeasance(81)/Open(4)
 163           NAP                   96         Units      41,666.67     LO(23)/GRTR1% or YM(93)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 164           NAP              140,800         Sq Ft          28.35     LO(25)/GRTR1% or YM(93)/Open(2)
 165          1977              127,799         Sq Ft          30.71     LO(35)/Flex(81)/Open(4)
 166          2002               38,142         Sq Ft          99.63     LO(26)/Defeasance(93)/Open(1)
 167        2003/2005                43         Rooms      87,997.19     LO(29)/Defeasance(90)/Open(1)
 168           NAP               18,345         Sq Ft         203.12     LO(27)/Defeasance(149)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 169           NAP               24,691         Sq Ft         147.83     LO(35)/Flex(81)/Open(4)
 170           NAP               48,000         Sq Ft          75.42     LO(35)/Flex(81)/Open(4)
 171           NAP               57,326         Sq Ft          62.91     LO(26)/GRTR1% or YM(92)/Open(2)
171-a          NAP               41,326         Sq Ft
171-b          NAP               16,000         Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 172        1990/2005            51,281         Sq Ft          70.20     LO(35)/Flex(81)/Open(4)
 173           NAP               23,800         Sq Ft         146.66     LO(35)/Flex(81)/Open(4)
 174           NAP               28,654         Sq Ft         121.66     LO(35)/Defeasance(81)/Open(4)
 175           NAP               58,551         Sq Ft          58.92     LO(25)/Defeasance(91)/Open(4)
 176           NAP                   58         Units      59,423.09     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 177          1997              170,750         Sq Ft          20.03     LO(26)/Defeasance(92)/Open(2)
 178          2005                  151         Units      22,516.56     LO(26)/Defeasance(92)/Open(2)
 179        2005-2006            29,741         Sq Ft         110.12     LO(35)/Flex(81)/Open(4)
 180           NAP                   80         Rooms      40,321.37     LO(30)/Defeasance(86)/Open(4)
 181           NAP               14,550         Sq Ft         220.92     LO(26)/Defeasance(93)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 182           NAP               16,320         Sq Ft         195.89     LO(25)/Defeasance(91)/Open(4)
 183           NAP                   74         Units      43,120.94     LO(35)/Defeasance(81)/Open(4)
 184           NAP               10,897         Sq Ft         292.00     LO(25)/GRTR1% or YM(93)/Open(2)
 185           NAP               11,947         Sq Ft         266.34     LO(25)/GRTR1% or YM(93)/Open(2)
 186           NAP               14,820         Sq Ft         212.96     LO(24)/Defeasance(35)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 187           NAP                   80         Units      39,062.50     LO(25)/Defeasance(91)/Open(4)
 188           NAP               66,000         Sq Ft          46.87     LO(25)/Defeasance(88)/Open(7)
 189           NAP               30,153         Sq Ft         100.98     LO(35)/Defeasance(81)/Open(4)
 190           NAP               15,600         Sq Ft         192.31     LO(35)/Defeasance(81)/Open(4)
 191           NAP               19,493         Sq Ft         153.90     LO(24)/Defeasance(33)/Open(3)
------------------------------------------------------------------------------------------------------------------------------------
 192           NAP               60,015         Sq Ft          49.88     LO(25)/GRTR1% or YM(213)/Open(2)
 193           NAP               59,180         Sq Ft          49.17     LO(35)/Defeasance(81)/Open(4)
 194           NAP               68,175         Sq Ft          42.54     LO(35)/Defeasance(81)/Open(4)
 195           NAP               12,250         Sq Ft         236.10     LO(27)/Defeasance(89)/Open(4)
 196          2006               17,380         Sq Ft         163.98     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 197           NAP               29,994         Sq Ft          94.85     LO(35)/Defeasance(81)/Open(4)
 198           NAP               22,120         Sq Ft         128.48     LO(35)/Defeasance(81)/Open(4)
198-a          NAP               11,060         Sq Ft
198-b          NAP               11,060         Sq Ft
 199           NAP               40,251         Sq Ft          70.06     LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 200           NAP               80,000         Sq Ft          35.00     GRTR1% or YM(119)/Open(1)
 201           NAP               41,663         Sq Ft          66.66     LO(35)/Flex(81)/Open(4)
 202          1996               82,614         Sq Ft          32.92     LO(26)/Defeasance(90)/Open(4)
 203           NAP               91,900         Sq Ft          29.30     LO(35)/Flex(45)/Open(4)
 204          2002                   74         Units      35,963.37     LO(56)/Defeasance(60)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 205           NAP               69,644         Sq Ft          38.02     LO(35)/Flex(83)/Open(2)
 206           NAP               22,120         Sq Ft         119.46     LO(35)/Defeasance(81)/Open(4)
206-a          NAP               11,060         Sq Ft
206-b          NAP               11,060         Sq Ft
 207           NAP               19,170         Sq Ft         137.49     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 208           NAP                   55         Units      47,227.79     LO(35)/Defeasance(83)/Open(2)
 209          2005               80,000         Sq Ft          32.45     LO(26)/GRTR1% or YM(92)/Open(2)
 210           NAP               40,000         Sq Ft          64.88     LO(35)/Defeasance(81)/Open(4)
 211           NAP               27,200         Sq Ft          95.34     LO(35)/Flex(81)/Open(4)
 212           NAP               18,082         Sq Ft         138.06     LO(25)/GRTR1% or YM(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 213           NAP               25,490         Sq Ft          95.96     LO(35)/Defeasance(81)/Open(4)
 214           NAP               11,257         Sq Ft         214.33     LO(35)/Flex(81)/Open(4)
 215           NAP               22,603         Sq Ft         106.18     LO(26)/GRTR1% or YM(93)/Open(1)
 216           NAP               57,537         Sq Ft          40.69     LO(26)/GRTR1% or YM(92)/Open(2)
 217           NAP               11,840         Sq Ft         197.62     LO(29)/Defeasance(89)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 218           NAP               24,092         Sq Ft          95.47     LO(26)/Defeasance(92)/Open(2)
 219           NAP               20,000         Sq Ft         114.75     LO(24)/Defeasance(92)/Open(4)
 220           NAP               11,839         Sq Ft         187.52     LO(25)/Defeasance(93)/Open(2)
 221        2002/2003            21,125         Sq Ft         102.96     LO(26)/Defeasance(93)/Open(1)
 222          1992               87,675         Sq Ft          24.72     LO(28)/Defeasance(90)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 223           NAP               71,972         Sq Ft          28.55     LO(35)/Flex(45)/Open(4)
 224           NAP               55,830         Sq Ft          36.67     LO(25)/GRTR1% or YM(91)/Open(4)
 225           NAP                8,866         Sq Ft         225.58     LO(24)/Flex(91)/Open(5)
 226           NAP               13,500         Sq Ft         148.15     LO(35)/Defeasance(81)/Open(4)
 227           NAP                   10         Units     199,810.96     LO(25)/GRTR1% or YM(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 228           NAP               57,150         Sq Ft          34.96     LO(25)/Flex(93)/Open(2)
 229           NAP               24,350         Sq Ft          79.87     LO(35)/Defeasance(81)/Open(4)
 230           NAP                6,925         Sq Ft         259.87     LO(26)/GRTR1% or YM(92)/Open(2)
 231          1994               24,429         Sq Ft          71.64     LO(25)/Defeasance(93)/Open(2)
 232          2006               11,937         Sq Ft         146.47     LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 233           NAP               11,925         Sq Ft         144.40     LO(26)/GRTR1% or YM(92)/Open(2)
 234          1995               57,483         Sq Ft          28.80     LO(35)/Flex(45)/Open(4)
 235           NAP               14,600         Sq Ft         112.90     LO(25)/GRTR1% or YM(93)/Open(2)
 236        2002-2006                82         Units      19,485.06     LO(25)/GRTR1% or YM(35)/5%(12)/4%(12)/3%(12)/2%(12)/1%
                                                                         (10)Open(2)
 237          2006               38,744         Sq Ft          41.21     LO(25)/GRTR1% or YM(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 238           NAP               49,500         Sq Ft          31.31     LO(25)/GRTR1% or YM(93)/Open(2)
 239           NAP                7,360         Sq Ft         210.23     LO(35)/Defeasance(83)/Open(2)
 240           NAP               24,708         Sq Ft          60.58     LO(35)/Flex(81)/Open(4)
 241           NAP               22,739         Sq Ft          61.57     LO(35)/Defeasance(81)/Open(4)
 242           NAP                7,785         Sq Ft         177.91     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 243          2006               17,600         Sq Ft          76.63     LO(25)/Flex(93)/Open(2)
 244           NAP               16,200         Sq Ft          82.64     LO(35)/Flex(81)/Open(4)
 245           NAP                   21         Units      61,845.68     LO(35)/Defeasance(81)/Open(4)
 246           NAP               19,085         Sq Ft          66.65     LO(27)/GRTR1% or YM(91)/Open(2)
 247           NAP               10,800         Sq Ft          97.22     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 248           NAP                   31         Units      33,194.70     LO(35)/Defeasance(81)/Open(4)
 249           NAP               44,450         Sq Ft          22.48     LO(35)/Flex(81)/Open(4)
 250          2006               32,000         Sq Ft          31.20     LO(26)/Defeasance(90)/Open(4)

           THIRD     THIRD MOST     SECOND    SECOND MOST               MOST RECENT
        MOST RECENT  RECENT NOI  MOST RECENT   RECENT NOI  MOST RECENT      NOI      UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN
  ID      NOI ($)      DATE          NOI ($)      DATE       NOI ($)        DATE        NOI ($)       EGI ($)    EXPENSES ($)
-----------------------------------------------------------------------------------------------------------------------------

  1     12,651,892   12/31/2004  13,381,923   12/31/2005   13,759,651    8/31/2006   13,480,431      24,199,347    10,718,916
  2                               6,333,611   12/31/2004    7,022,442   12/31/2005    8,173,251      13,838,259     5,665,008
  3                              10,439,938   12/31/2004   10,439,940   12/31/2005    8,825,281      11,948,141     3,122,860
 3-a
 3-b
-----------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4     13,075,770   12/31/2003   9,406,095   12/31/2004    8,603,762   12/31/2005    9,791,992      23,157,094    13,365,102
-----------------------------------------------------------------------------------------------------------------------------
  5                               4,931,287   12/31/2005    5,301,600    9/22/2006    5,792,190       7,635,264     1,843,074
 5-a
 5-b
 5-c
 5-d
-----------------------------------------------------------------------------------------------------------------------------
  6      2,069,415   12/31/2004   4,423,372   12/31/2005    4,565,997    6/30/2006    5,600,206       8,531,722     2,931,516
  7      4,081,190   12/31/2003   4,417,225   12/31/2004    4,793,197   12/31/2005    4,918,857       9,758,946     4,840,089
  8      5,679,715   12/31/2004   6,506,175   12/31/2005    6,717,817    7/31/2006    7,206,704      22,125,626    14,918,922
  9      3,107,701   12/31/2004   3,048,068   12/31/2005    3,098,870    7/31/2006    4,419,157       5,370,431       951,274
  10                                                                                  3,071,202       3,613,782       542,580
-----------------------------------------------------------------------------------------------------------------------------
  11     2,982,621   12/31/2004   3,114,988   12/31/2005    3,235,926    4/30/2006    3,360,589       5,850,753     2,490,164
  12     3,611,703   12/31/2004   4,366,092   12/31/2005    4,649,477    9/30/2006    4,633,610      10,637,036     6,003,426
 12-a
 12-b
 12-c
-----------------------------------------------------------------------------------------------------------------------------
  13     2,156,402   12/31/2003   2,050,311   12/31/2004    1,878,118   12/31/2005    2,008,729       2,904,900       896,171
  14                              1,646,221   12/31/2004    1,646,221   12/31/2005    1,454,023       2,385,712       931,689
  15     2,735,561   12/31/2004   2,834,562   12/31/2005    3,003,045    9/30/2006    3,301,089       4,245,451       944,362
  16     2,346,184   12/31/2003   2,983,215   12/31/2004    3,243,526   12/31/2005    4,267,607       6,721,301     2,453,694
  17                                893,115    6/30/2005    1,953,995    6/30/2006    2,652,432       3,575,869       923,437
-----------------------------------------------------------------------------------------------------------------------------
  18     2,417,636   12/31/2004   2,552,069   12/31/2005    2,573,113    5/30/2006    2,469,148       3,043,912       574,763
  19                                                        1,586,097   12/31/2005    2,567,049       3,830,652     1,263,603
  20                              1,244,340   12/31/2004    1,528,519   12/31/2005    1,750,836       3,072,603     1,321,767
  21                                                                                  2,576,197       3,440,714       864,517
  22     2,467,718   12/31/2003   2,610,437   12/31/2004    2,764,632   12/31/2005    2,655,254       3,697,836     1,042,582
-----------------------------------------------------------------------------------------------------------------------------
  23     1,815,476   12/31/2004   2,361,124   12/31/2005    2,714,528    8/31/2006    2,763,564       8,545,952     5,782,388
  24     1,775,446   12/31/2004   2,366,281   12/31/2005    2,564,898    8/31/2006    2,505,466       8,776,682     6,271,216
  25                                                                                  1,893,517       3,395,279     1,501,762
  26                                                                                  1,582,722       5,150,167     3,567,445
  27                                                        1,381,469   12/31/2005    1,492,261       2,952,668     1,460,406
-----------------------------------------------------------------------------------------------------------------------------
  28     2,546,722   12/31/2004   2,649,745   12/31/2005    2,907,027    7/14/2006    2,265,676      10,800,346     8,534,670
  29                                690,681   12/31/2004      894,459   12/31/2005    1,409,431       2,965,599     1,556,168
  30                                                                                  1,414,120       1,882,665       468,545
  31     1,466,142   12/31/2003   1,534,381   12/31/2004    1,444,855   12/31/2005    1,448,849       1,883,159       434,311
  32     1,140,408   12/31/2004   1,588,733   12/31/2005    1,763,988    6/30/2006    2,013,964       4,417,827     2,403,863
-----------------------------------------------------------------------------------------------------------------------------
  33                                                                                  1,816,900       2,487,171       670,271
  34     2,188,956   12/31/2003   2,160,943   12/31/2004      906,550   12/31/2005    1,452,422       2,727,177     1,274,755
  35                                                                                  1,235,721       1,509,904       274,183
  36     1,616,490   12/31/2004   1,948,426   12/31/2005    1,896,745    5/31/2006    1,806,509       4,421,759     2,615,251
  37     1,341,573   12/31/2004   1,729,503   12/31/2005    1,720,241    8/31/2006    1,749,436       4,857,565     3,108,129
-----------------------------------------------------------------------------------------------------------------------------
  38     1,037,986   12/31/2003   1,065,620   12/31/2004    1,116,353    9/30/2005    1,231,168       2,421,533     1,190,365
  39     1,287,418   12/31/2003   1,403,050   12/31/2004    1,508,569   12/31/2005    1,469,003       1,896,522       427,519
  40     1,033,332   12/31/2004   1,202,920   12/31/2005    1,001,846    5/31/2006    1,123,004       1,660,621       537,617
 40-a
 40-b
-----------------------------------------------------------------------------------------------------------------------------
  41     1,217,361   12/31/2004   1,241,155   12/31/2005    1,253,680    3/31/2006    1,163,428       1,217,388        53,960
  42     1,045,522   12/31/2003   1,141,119   12/31/2004    1,075,478    5/31/2006    1,155,551       1,652,513       496,962
  43       901,806   12/31/2004     990,255   12/31/2005      983,689    7/30/2006    1,097,978       2,174,977     1,076,999
  44       910,431   12/31/2003     896,672   12/31/2004      844,125   12/31/2005    1,016,799       1,382,021       365,222
  45        18,161   12/31/2003      88,500   12/31/2004                 9/1/2005     1,316,429       1,648,793       332,364
-----------------------------------------------------------------------------------------------------------------------------
  46     1,224,564   12/31/2003   1,126,051   12/31/2004    1,215,496   12/31/2005    1,145,733       2,075,398       929,665
  47       893,168   12/31/2004     752,935   12/31/2005      866,302    6/30/2006    1,093,492       1,393,043       299,552
  48       800,958   12/31/2003   1,330,101   12/31/2004    1,598,241   12/31/2005    1,442,557       2,092,522       649,965
  49                                                                                  1,023,209       1,479,997       456,788
  50       803,697   12/31/2004     865,415   12/31/2005      962,708    8/31/2006      895,583       1,617,250       721,667
-----------------------------------------------------------------------------------------------------------------------------
  51     1,197,733   12/31/2003   1,220,493   12/31/2004    1,282,537   12/31/2005    1,307,734       1,749,262       441,528
  52                                967,752   12/31/2003      962,820   12/31/2004      966,082       1,210,876       244,794
  53       857,381   12/31/2004     802,218   12/31/2005      819,209    7/31/2006      938,366       1,440,763       502,398
 53-a
 53-b
-----------------------------------------------------------------------------------------------------------------------------
  54       950,433   12/31/2004     883,962   12/31/2005      947,506    3/31/2006    1,037,043       1,711,742       674,699
  55       646,050   12/31/2003     898,179   12/31/2004      846,951   12/31/2005    1,079,785       1,566,243       486,458
  56       958,751   12/31/2004     848,472   12/31/2005    1,004,521    6/30/2006      903,529       1,671,674       768,145
  57     1,054,727   12/31/2004   1,012,858   12/31/2005    1,078,628    6/30/2006    1,022,943       1,508,170       485,227
  58       936,319   12/31/2004     945,172   12/31/2005    1,006,310    5/31/2006    1,085,925       1,407,693       321,768
-----------------------------------------------------------------------------------------------------------------------------
  59     1,579,679   12/31/2003   1,727,936   12/31/2004    1,734,150   12/31/2005    1,335,342       2,375,639     1,040,297
  60       787,568   12/31/2004     811,274   12/31/2005      890,681    6/30/2006      802,587       1,333,898       531,311
  61       514,322   12/31/2004     538,995   12/31/2005      634,947    5/31/2006      826,130       1,943,030     1,116,900
  62       666,717   12/31/2004   1,164,896   12/31/2005    1,241,449    7/31/2006    1,338,792       4,312,170     2,973,379
  63     1,315,509   12/31/2004   1,208,173   12/31/2005    1,305,725    7/31/2006    1,292,730       2,776,554     1,483,824
-----------------------------------------------------------------------------------------------------------------------------
  64     1,035,326   12/31/2004   1,149,014   12/31/2005    1,133,119    7/31/2006    1,190,774       3,366,924     2,176,150
  65                              1,246,415   12/31/2004    1,248,941   12/31/2005    1,270,469       2,758,656     1,488,187
  66     1,312,107   12/31/2003   1,336,996   12/31/2004    1,348,206   12/31/2005    1,175,790       1,670,254       494,464
  67       608,980   12/31/2004     825,623   12/31/2005      846,856    6/30/2006      861,114       1,143,118       282,004
  68     1,088,940   12/31/2004   1,364,620   12/31/2005    1,470,760    8/31/2006    1,453,772       3,967,673     2,513,902
-----------------------------------------------------------------------------------------------------------------------------
  69                                                          858,648   12/31/2005      883,972       1,196,788       312,816
  70                                830,025   12/31/2005      872,439    7/31/2006      914,655       1,093,839       179,184
  71                                780,916   12/31/2004    1,068,876   12/31/2005    1,032,002       1,238,883       206,881
 71-a
 71-b
-----------------------------------------------------------------------------------------------------------------------------
  72       810,769   12/31/2004   1,115,885   12/31/2005      912,262    7/31/2006      976,966       1,900,783       923,817
  73                                                                                    868,412         895,271        26,858
  74                                                                                  1,330,831       1,703,684       372,853
  75       886,264   12/31/2004     749,129   12/31/2005      546,761    7/31/2006      926,067       1,388,289       462,222
  76       426,499   12/31/2004     235,478   12/31/2005      569,300    5/31/2006      761,448       2,009,056     1,247,608
-----------------------------------------------------------------------------------------------------------------------------
  77                                                                                    848,490       1,046,760       198,270
  78                 12/31/2003     178,634   12/31/2004      433,295   12/31/2005      890,518       1,618,280       727,762
  79     1,319,188   12/31/2003   1,386,892   12/31/2004    1,419,662   12/31/2005    1,310,423       1,595,097       284,674
  80       821,212   9/30/2003      749,087    9/30/2004      705,601    9/30/2005    1,215,219       1,935,886       720,667
  81                                                                                    876,191       1,133,346       257,155
-----------------------------------------------------------------------------------------------------------------------------
  82       581,625   12/31/2003     679,379   12/31/2004      801,073   12/31/2005      828,482       1,626,516       798,034
  83       614,583   12/31/2004     751,446   12/31/2005      829,727    5/31/2006      801,810       1,349,128       547,318
  84       738,386   12/31/2004     975,055   12/31/2005    1,182,778    8/31/2006    1,172,407       2,459,330     1,286,923
  85       714,964   12/31/2003     823,654   12/31/2004    1,101,300   12/31/2005    1,219,082       1,789,203       570,121
  86       818,548   12/31/2004     924,324   12/31/2005    1,038,539    8/31/2006    1,182,259       3,555,054     2,372,795
-----------------------------------------------------------------------------------------------------------------------------
  87       576,645   12/31/2004     666,778   12/31/2005      696,023    3/31/2006      753,182       1,497,296       744,113
  88     1,018,525   12/31/2004   1,214,057   12/31/2005    1,141,618    4/30/2006    1,208,680       4,109,362     2,900,682
  89       597,573   12/31/2004     651,153   12/31/2005      657,673    4/30/2006      701,130         995,168       294,038
  90                                                                                    840,107       1,008,459       168,352
  91                              1,065,780   12/31/2004    1,065,780   12/31/2005      892,906       1,419,425       526,519
-----------------------------------------------------------------------------------------------------------------------------
  92       725,709   12/31/2003     691,068   12/31/2004      770,262   12/31/2005      771,695         970,194       198,499
  93                                                          860,954    5/31/2006      742,339       1,109,493       367,154
  94       746,898   12/31/2004     767,542   12/31/2005      832,860    5/31/2006      848,303       2,114,652     1,266,349
  95                                                                                    736,476         947,261       210,785
  96                                663,385   12/31/2004      743,073   12/31/2005      699,580         992,205       292,625
-----------------------------------------------------------------------------------------------------------------------------
  97       968,320   12/31/2003     936,965   12/31/2004      797,348   12/31/2005      854,773       1,257,898       403,125
  98       229,971   12/31/2004     437,337   12/31/2005      524,747    6/30/2006      810,649       1,274,095       463,446
  99       617,068   12/31/2003     830,498   12/31/2004      963,274   12/31/2005      933,507       1,473,474       539,967
 100                                                                                    656,552         910,422       253,869
 101                                181,847   12/31/2005      257,312    8/31/2006      712,074         883,486       171,412
-----------------------------------------------------------------------------------------------------------------------------
 102       891,450   12/31/2004     829,817   12/31/2005      852,189    7/31/2006      816,598       1,175,971       359,373
 103                                                                                    659,427       1,022,277       362,850
 104       802,860   12/31/2004     882,377   12/31/2005      848,346    8/31/2006      873,890       2,334,025     1,460,135
 105       632,419   12/31/2003     633,055   12/31/2004      729,543   12/31/2005      761,085         974,096       213,011
 106                                698,236   12/31/2005    1,276,089    7/28/2006    1,193,808       3,501,144     2,307,335
-----------------------------------------------------------------------------------------------------------------------------
 107       718,252   12/31/2004     881,108   12/31/2005      916,076    4/30/2006      994,590       2,816,949     1,822,359
 108                                                                                    681,293         849,143       167,850
 109       701,293   12/31/2004     713,263   12/31/2005      738,738    6/30/2006      694,452       1,039,740       345,287
 110       733,995   12/31/2003     996,165   12/31/2004      997,859   12/31/2005      890,201       1,268,959       378,758
 111       547,707   12/31/2003     559,401   12/31/2004      444,828   12/31/2005      636,761         863,056       226,295
-----------------------------------------------------------------------------------------------------------------------------
 112                                776,649   12/31/2004      915,815   12/31/2005      955,042       2,113,513     1,158,471
 113                                571,530   12/31/2004      541,019   12/31/2005      638,324         874,656       236,331
 114                                                                                    639,814         920,939       281,125
 115                                145,809   12/31/2005      490,018    7/31/2006      636,989         771,785       134,795
 116       684,290   12/31/2003     747,276   12/31/2004      690,630   12/31/2005      660,807       1,162,171       501,364
-----------------------------------------------------------------------------------------------------------------------------
 117                                684,184   12/31/2005      719,128    6/30/2006      799,976       1,163,241       363,265
 118       943,580   12/31/2003     950,555   12/31/2004      967,030   12/31/2005    1,334,336       3,445,534     2,111,198
 119       183,904   12/31/2004     311,473   12/31/2005      361,762    5/31/2006      497,438       1,108,504       611,066
 120       432,914   12/31/2003     444,542   12/31/2004      455,493   12/31/2005      636,714         817,124       180,410
 121                                356,568    7/31/2006    1,069,704    7/31/2006      819,556       1,789,624       970,069
-----------------------------------------------------------------------------------------------------------------------------
 122       597,573   12/31/2003     562,774   12/31/2004      813,713    7/31/2006      705,015       1,389,795       684,780
 123       590,755   12/31/2003     549,686   12/31/2004      549,863   12/31/2005      579,646         847,418       267,773
 124       567,102   12/31/2003     504,004   12/31/2004      552,176   12/31/2005      567,362         881,627       314,265
 125       383,223   12/31/2004     460,145   12/31/2005      507,067    9/30/2006      570,908         958,793       387,885
 126       459,566   12/31/2004     564,475   12/31/2005      669,230    6/30/2006      599,698         826,255       226,557
-----------------------------------------------------------------------------------------------------------------------------
 127                                376,738   12/31/2005      557,717    8/31/2006      563,207         962,941       399,735
 128       683,855   12/31/2004     754,851   12/31/2005      736,592    6/30/2006      706,735         963,079       256,344
 129        95,209   12/31/2003     154,798   12/31/2004      290,574   12/31/2005      542,128         920,761       378,633
 130                                                                                    533,073         699,959       166,886
 131                                                                                    534,658         693,115       158,457
-----------------------------------------------------------------------------------------------------------------------------
 132                                553,943   12/31/2004      537,882   12/31/2005      534,953         736,118       201,165
 133                                                                                    574,478         951,231       376,754
 134       732,593   12/31/2004     745,575   12/31/2005      819,579    9/20/2006      832,395       1,426,214       593,820
 135       423,962   12/31/2004     485,914   12/31/2005      500,528    8/31/2006      496,593         695,750       199,157
 136                                                                                    517,217         742,229       225,012
-----------------------------------------------------------------------------------------------------------------------------
 137       161,354   12/31/2004     217,499   12/31/2005      195,333    7/31/2006      511,405         855,937       344,533
137-a
137-b
137-c
 138                                                                                    576,495         861,981       285,486
-----------------------------------------------------------------------------------------------------------------------------
 139                                                                                    455,869         563,913       108,045
 140       286,542   12/31/2004     412,472   12/31/2005      407,773    9/30/2006      448,323         802,655       354,332
 141       661,723   12/31/2004     702,018   12/31/2005      691,023    8/31/2006      694,344       3,311,263     2,616,919
 142       581,110   12/31/2003     575,600   12/31/2004      537,776   12/31/2005      517,334         778,246       260,912
 143       515,445   12/31/2003     514,899   12/31/2004      512,997   12/31/2005      457,270         719,253       261,983
-----------------------------------------------------------------------------------------------------------------------------
 144       463,138   8/31/2006      844,985    8/31/2006      782,519    9/30/2006      723,086       1,839,024     1,115,938
 145                                                                                    444,076         631,212       187,136
 146       397,270   12/31/2004     415,976   12/31/2005      448,163    3/30/2006      445,088         593,338       148,250
 147       533,334   12/31/2004   1,014,157   12/31/2005      957,122    8/31/2006      795,050       2,707,997     1,912,947
 148       245,676   12/31/2004     419,600   12/31/2005      521,776    6/30/2006      495,714         760,586       264,872
-----------------------------------------------------------------------------------------------------------------------------
 149                                585,855   12/31/2005      570,753    7/31/2006      464,522       1,043,363       578,841
 150       527,325   12/31/2004     568,438   12/31/2005      617,133    4/30/2006      607,731       1,420,171       812,440
 151                                                                                    442,552         520,807        78,255
 152       536,543   12/31/2003     514,428   12/31/2004      479,091   12/31/2005      436,856         816,516       379,660
 153                                                          262,657   12/31/2005      436,442         550,981       114,539
-----------------------------------------------------------------------------------------------------------------------------
 154                                                                                    404,033         455,487        51,454
 155       388,790   12/31/2004     345,039   12/31/2005      424,713    7/31/2006      429,256         956,495       527,239
 156       620,815   12/31/2004     566,762   12/31/2005      589,848    9/30/2006      625,715       2,169,948     1,544,233
 157                                                                                    379,804         445,777        65,972
 158                                                                                    393,807         475,795        81,988
-----------------------------------------------------------------------------------------------------------------------------
 159       347,184   12/31/2003     339,618   12/31/2004      360,664   12/31/2005      393,542         566,238       172,696
 160                                                          319,189   12/31/2005      392,592         404,734        12,142
 161                                                                                    390,685         402,768        12,083
 162                                                          186,237   12/31/2005      367,608         608,454       240,845
 163       419,445   12/31/2003     440,514   12/31/2004      460,546   12/31/2005      442,387         782,724       340,337
-----------------------------------------------------------------------------------------------------------------------------
 164       409,202   12/31/2003     539,679   12/31/2004      565,986   12/31/2005      564,626         702,180       137,554
 165       445,489   12/31/2004     469,490   12/31/2005      466,946    4/30/2006      445,065         647,668       202,603
 166       338,297   12/31/2003     376,927   12/31/2004      402,610   12/31/2005      377,714         467,930        90,216
 167       444,592   12/31/2004     419,034   12/31/2005      486,853    7/31/2006      486,525       1,062,556       576,031
 168                                                                                    461,833         629,410       167,577
-----------------------------------------------------------------------------------------------------------------------------
 169                                                                                    389,025         599,069       210,044
 170                                                                                    343,293         499,374       156,081
 171                                                                                    341,870         436,413        94,543
171-a
171-b
-----------------------------------------------------------------------------------------------------------------------------
 172       413,811   12/31/2003     484,318   12/31/2004      473,451   12/31/2005      404,213         798,601       394,389
 173       317,105   12/31/2004     318,589   12/31/2005      329,965    6/30/2006      378,733         510,895       132,162
 174       350,919   12/31/2004     325,337   12/31/2005      317,838    6/30/2006      411,447         543,001       131,555
 175                                                                                    360,255         367,607         7,352
 176       197,053   12/31/2004     210,132   12/31/2005      288,816    6/30/2006      319,509         486,482       166,973
-----------------------------------------------------------------------------------------------------------------------------
 177       513,064   12/31/2004     331,470   12/31/2005      381,453    6/30/2006      390,645         542,439       151,795
 178        80,228   12/31/2004     285,271   12/31/2005      334,159    8/31/2006      378,230         978,038       599,809
 179                                                                                    309,212         382,104        72,893
 180       396,337   12/31/2004     426,631   12/31/2005      424,380    8/31/2006      432,165       1,324,734       892,570
 181                                                                                    265,000         265,000
-----------------------------------------------------------------------------------------------------------------------------
 182                                                                                    325,446         463,651       138,205
 183       378,104   12/31/2003     376,897   12/31/2004      357,867   12/31/2005      308,221         502,679       194,458
 184                                                                                    336,916         401,259        64,343
 185                                                                                    338,561         405,680        67,119
 186                                                                                    284,000         284,000
-----------------------------------------------------------------------------------------------------------------------------
 187                                700,488   12/31/2004      700,823   12/31/2005      618,645       1,686,620     1,067,975
 188                                164,375   12/31/2004      349,048   12/31/2005      347,573         448,286       100,714
 189       282,183   12/31/2004     223,845   12/31/2005      270,452    6/30/2006      324,695         444,407       119,712
 190                                                                                    329,280         439,392       110,113
 191                                                          207,569    6/30/2006      259,642         420,284       160,643
-----------------------------------------------------------------------------------------------------------------------------
 192                                232,399   12/31/2004      358,696   12/31/2005      357,546         627,318       269,772
 193       280,374   12/31/2004     266,117   12/31/2005      274,579    8/31/2006      287,671         394,080       106,408
 194       248,947   7/31/2006      275,520    7/31/2006      365,972    7/31/2006      307,026         542,766       235,739
 195                                                                                    284,469         341,179        56,710
 196                                                                                    276,679         360,688        84,010
-----------------------------------------------------------------------------------------------------------------------------
 197       320,424   12/31/2004     356,951   12/31/2005      390,508    7/31/2006      374,319         574,799       200,481
 198                                                                                    362,417         369,814         7,396
198-a
198-b
 199                                281,490   12/31/2004      339,221   12/31/2005      286,954         452,130       165,176
-----------------------------------------------------------------------------------------------------------------------------
 200                                                                                    296,820         306,000         9,180
 201                                308,675   12/31/2004      309,483   12/31/2005      314,757         438,195       123,438
 202       433,591   12/31/2004     449,329   12/31/2005      458,095    6/30/2006      450,561         815,656       365,095
 203       252,348   12/31/2004     260,979   12/31/2005      285,159    6/30/2006      284,677         523,549       238,872
 204       331,805   12/31/2004     267,351   12/31/2005      243,041    6/30/2006      274,365         521,778       247,413
-----------------------------------------------------------------------------------------------------------------------------
 205       243,811   12/31/2004     279,459   12/31/2005      266,928    4/30/2006      289,925         537,621       247,696
 206                                                                                    354,435         361,668         7,233
206-a
206-b
 207                                                          298,603    6/30/2006      265,041         363,224        98,184
-----------------------------------------------------------------------------------------------------------------------------
 208       257,449   12/31/2004     255,822   12/31/2005      275,175    5/31/2006      247,014         411,904       164,890
 209                                                                                    287,952         380,922        92,970
 210                                495,257   12/31/2004      499,851   12/31/2005      473,158         715,477       242,319
 211       162,184   12/31/2004     270,355   12/31/2005      252,183    6/30/2006      253,123         308,044        54,921
 212       318,036   12/31/2003     312,629   12/31/2004      342,431   12/31/2005      277,710         395,248       117,538
-----------------------------------------------------------------------------------------------------------------------------
 213                                                                                    250,367         321,064        70,697
 214                                                          243,225    6/30/2006      233,140         305,301        72,161
 215                                                                                    203,759         261,661        57,902
 216                                                                                    436,439         593,882       157,443
 217                                                                                    219,475         226,262         6,788
-----------------------------------------------------------------------------------------------------------------------------
 218       329,027   12/31/2003     410,933   12/31/2004      371,940   12/31/2005      363,245         563,812       200,567
 219                                                                                    243,276         250,800         7,524
 220                                                                                    213,413         271,066        57,653
 221       133,067   12/31/2003     231,552   12/31/2004      240,744   12/31/2005      218,773         366,812       148,038
 222                                139,511   12/31/2005      238,597    3/30/2006      229,045         308,331        79,286
-----------------------------------------------------------------------------------------------------------------------------
 223       232,469   12/31/2004     217,651   12/31/2005      226,673    6/30/2006      216,494         405,393       188,899
 224       164,164   12/31/2003     127,937   12/31/2004      242,189   12/31/2005      285,675         451,842       166,167
 225                                                                                    193,500         235,475        41,975
 226                                                                                    185,294         217,800        32,506
 227                                193,977   12/31/2004      198,158   12/31/2005      182,721         202,733        20,012
-----------------------------------------------------------------------------------------------------------------------------
 228       171,755   12/31/2003     170,680   12/31/2004      188,163   12/31/2005      230,907         417,858       186,951
 229                                                                                    220,613         396,542       175,929
 230                                                                                    270,838         336,408        65,570
 231       248,806   12/31/2003     247,530   12/31/2004      261,471   12/31/2005      237,116         340,424       103,308
 232                                                                                    191,508         296,414       104,906
-----------------------------------------------------------------------------------------------------------------------------
 233                                                                                    164,290         248,483        84,193
 234       183,697   12/31/2004     170,839   12/31/2005      171,910    6/30/2006      174,555         348,818       174,263
 235                                                                                    178,882         280,859       101,977
 236       148,201   12/31/2003     178,771   12/31/2004      199,361   12/31/2005      191,325         424,209       232,883
 237       219,658   12/31/2003     219,729   12/31/2004      219,206   12/31/2005      185,327         267,628        82,301
-----------------------------------------------------------------------------------------------------------------------------
 238       162,006   12/31/2003     133,188   12/31/2004      159,262   12/31/2005      153,037         208,432        55,395
 239                                                                                    177,717         230,849        53,132
 240                                                                                    191,292         214,549        23,257
 241                                                                                    144,142         210,561        66,419
 242                                                                                    128,678         172,977        44,299
-----------------------------------------------------------------------------------------------------------------------------
 243                                                                                    132,502         232,474        99,972
 244       138,743   12/31/2004     138,688   12/31/2005      141,212    7/31/2006      131,719         194,008        62,290
 245       134,040   12/31/2004     138,567   12/31/2005      158,195    5/31/2006      124,263         215,789        91,525
 246       102,004   12/31/2003      91,721   12/31/2004      141,457   12/31/2005      133,597         181,773        48,176
 247                                                                                    109,425         151,470        42,045
-----------------------------------------------------------------------------------------------------------------------------
 248       126,255   12/31/2004     127,537   12/31/2005      141,433    5/31/2006      116,963         218,820       101,856
 249       277,331   12/31/2004     301,422   12/31/2005      303,255    7/31/2006      271,570         352,829        81,259
 250                                                                                    110,403         145,480        35,077

          UNDERWRITTEN    UNDERWRITTEN                                                            LEASE
  ID   NET CASH FLOW ($)  RESERVES ($)                  LARGEST TENANT                    SF    EXPIRATION
----------------------------------------------------------------------------------------------------------

  1       12,540,821         163,128    AMC Theatre                                     64,010  10/31/2017
  2        8,173,251                    Latham & Watkins                                52,148   2/28/2014
  3        8,509,620         315,661
 3-a                                    LTF Real Estate Company, Inc.                  186,000   9/30/2026
 3-b                                    LTF Real Estate Company, Inc.                  225,222   9/30/2026
----------------------------------------------------------------------------------------------------------
 3-c                                    LTF Real Estate Company, Inc.                  169,719   9/30/2026
 3-d                                    LTF Real Estate Company, Inc.                  216,454   9/30/2026
 3-e                                    LTF Real Estate Company, Inc.                   79,636   9/30/2026
 3-f                                    LTF Real Estate Company, Inc.                   97,400   9/30/2026
  4        9,436,766         355,226    Edwards & Angell, LLP                           97,750   6/30/2016
----------------------------------------------------------------------------------------------------------
  5        5,339,727          92,644
 5-a                                    Visa USA, Inc.                                 139,577  10/31/2011
 5-b                                    Level 3 Communications                          62,094   4/30/2008
 5-c                                    Nextel Communications, Inc.                     50,000  12/31/2007
 5-d
----------------------------------------------------------------------------------------------------------
  6        5,375,422         224,784    Lazarus Furniture Gallery                       69,491   1/31/2010
  7        4,813,497         105,360    APG Supermarkets Inc                            64,737  10/31/2018
  8        6,321,679         885,025
  9        4,339,164          25,673    Times Square Church                             64,050   9/29/2080
  10       3,029,760          41,442    Bed Bath & Beyond                               37,975   1/31/2021
----------------------------------------------------------------------------------------------------------
  11       3,135,635          94,856    Boscov's                                       172,000   1/31/2024
  12       4,208,128         425,482
 12-a
 12-b
 12-c
----------------------------------------------------------------------------------------------------------
  13       1,848,914         159,814    Marsh USA, Inc.                                 26,808  10/31/2009
  14       1,203,497         250,525    John Hancock Signature                         127,614  6/30/2009
  15       3,129,246         171,843    LA Fitness                                      39,896   4/30/2014
  16       4,034,231         233,376    Burlington                                      95,753  12/31/2011
  17       2,591,623          60,808    Kohl's                                          88,408   1/31/2030
----------------------------------------------------------------------------------------------------------
  18       2,438,498          30,650
  19       2,291,501         275,548    Liberty Mutual Insurance Company                52,869   5/31/2011
  20       1,642,631         108,205
  21       2,483,754          92,443    American Signature, Inc                         50,134   1/31/2022
  22       2,486,558         168,696    By Design, LLC                                 284,935   7/31/2009
----------------------------------------------------------------------------------------------------------
  23       2,421,726         341,838
  24       2,295,876         138,950
  25       1,839,517          54,000
  26       1,561,113           6,558    Rush Ontario (Four Points by Sheraton Hotel)   277,061   2/28/2025
  27       1,412,261          80,000
----------------------------------------------------------------------------------------------------------
  28       1,725,659         540,017
  29       1,346,231          63,200
  30       1,408,620           5,500    Staples The Office Superstore East, Inc.        20,600   7/31/2021
  31       1,356,080          92,768    Toys R  Us (Subleased to Best Buy)              32,425   1/31/2021
  32       1,837,251         176,713
----------------------------------------------------------------------------------------------------------
  33       1,598,510         218,390    Yorkshire Global Restaurants/YUM Brands        165,790   3/31/2015
  34       1,365,133          87,289    The Worth Collection, Ltd.                      59,565   4/30/2015
  35       1,216,429          19,292    Martin's Food Store                             68,254    6/8/2025
  36       1,629,639         176,870
  37       1,555,133         194,303
----------------------------------------------------------------------------------------------------------
  38       1,138,281          92,886    Standard Data Corp.                             11,926   7/31/2010
  39       1,385,316          83,687    Michaels                                        23,390   2/28/2009
  40       1,099,715          44,892
 40-a                                   Big Lots                                        35,720   1/31/2010
 40-b                                   Big Lots                                        26,000   1/31/2010
----------------------------------------------------------------------------------------------------------
  41       1,093,320          70,108    Advo, Inc.                                     208,656   9/30/2013
  42       1,110,387          45,164    Bargain World                                   27,491   7/31/2010
  43       1,020,978          77,000
  44         980,976          35,823    Pier 1 Imports (U.S.), Inc.                      9,014   5/31/2008
  45       1,234,647          12,036    Petco                                           15,000   1/31/2017
----------------------------------------------------------------------------------------------------------
  46       1,028,869         116,864    Leggett & Platt, Inc.                          255,448   8/31/2011
  47       1,062,745          30,747    Cactus Flower Florists                          20,545  12/31/2019
  48       1,357,845          84,712    S.D.S. Management & Consulting Services, Inc.  146,976   6/30/2011
  49       1,001,893          21,316    Outback Steakhouse                               6,385   8/20/2015
  50         857,423          38,160
----------------------------------------------------------------------------------------------------------
  51       1,201,191         106,543    P.C. Richard & Son Long Island Corporation     158,010   1/31/2009
  52         925,073          41,009    CVS                                             12,000   7/30/2012
  53         921,066          17,300
 53-a
 53-b
----------------------------------------------------------------------------------------------------------
  54         906,016          37,353    INB: Hauser Pharmaceutical                      22,805  12/31/2012
  55         974,835         104,950    Condon & Skelly                                 15,900  11/14/2007
  56         858,279          45,250
  57         937,656          85,287    Giant                                           62,035  11/30/2015
  58         994,643          25,031    Corporate Express                               68,002   2/28/2008
----------------------------------------------------------------------------------------------------------
  59       1,286,781          10,748    Verizon (formerly WorldCom) FL 3/4              25,456   9/30/2009
  60         770,427          32,160
  61         754,730          71,400
  62       1,123,183         215,609
  63       1,153,903         138,828
----------------------------------------------------------------------------------------------------------
  64       1,056,097         134,677
  65       1,226,573          43,896
  66       1,070,045         105,745    Fashion Logistics, Inc.                        119,318  10/31/2011
  67         834,188          26,927    Value Village                                   23,400    9/1/2012
  68       1,295,065         158,707
----------------------------------------------------------------------------------------------------------
  69         867,952          16,019    Guitar Center, Inc. (GL PAD)                    18,650    5/4/2013
  70         856,954          14,556    TJ Maxx                                         36,793   5/31/2012
  71         920,072         111,930
 71-a                                   Ferguson Enterprises                            26,200  10/31/2009
 71-b                                   Greenwich Supply Corporation                    58,000   7/31/2018
----------------------------------------------------------------------------------------------------------
  72         812,006          67,819    Community South Bank                            22,784  12/31/2015
  73         810,413          57,999    BJ's Wholesale Club, Inc.                      104,232   8/31/2017
  74       1,235,953          94,878    Amcor Pet Packing USA, Inc.                    249,425  10/31/2016
  75         859,838          66,229    Planning Design Build                           43,941  10/31/2019
  76         696,678          64,770
----------------------------------------------------------------------------------------------------------
  77         828,081          20,409    Eggspectation of Westfields, LLC                 6,078   5/31/2011
  78         766,155         124,363    Hartz Mountain Industries                      106,043  10/12/2011
  79       1,233,147          77,276    Save Mart                                       27,887   1/31/2009
  80       1,037,162          60,257    Moss Adams                                      15,997  11/30/2015
  81         822,307          53,884    Castle Point Mortgage, Inc.                     47,834  11/30/2011
----------------------------------------------------------------------------------------------------------
  82         743,042          85,440
  83         760,110          41,700
  84       1,049,441         122,966
  85       1,114,726         104,356    Horizon Blue Cross Blue Shield of New Jersey    88,851   1/31/2013
  86       1,040,057         142,202
----------------------------------------------------------------------------------------------------------
  87         718,182          35,000
  88       1,003,212         205,468
  89         689,857          11,273
  90         748,936          91,171    MDU Construction                                40,000   8/14/2009
  91         820,166          72,740    The Hillier Group, Inc.                         48,000  12/31/2013
----------------------------------------------------------------------------------------------------------
  92         687,010          17,228    Oriental Motor                                  12,541   2/28/2007
  93         694,529          47,810    Sears Outlet                                    43,200   9/30/2007
  94         712,109         136,194    National Grange Mutual Insurance Company        32,311   4/30/2010
  95         686,054          50,422    Lacota Living                                    5,047   5/31/2011
  96         653,734          45,845    Big 5 Sporting Goods                            10,000   1/31/2009
----------------------------------------------------------------------------------------------------------
  97         791,634          63,139    Hobby Lobby                                     70,016  12/31/2014
  98         800,167          10,482
  99         880,638          52,869    Gotham City Online                              45,770   4/30/2009
 100         628,568          27,984    Gap                                             13,050   3/15/2013
 101         675,667           9,550    Clark County Health District                    23,200   6/30/2016
----------------------------------------------------------------------------------------------------------
 102         702,063          22,466    Foreal Spectrum                                 17,582   6/30/2011
 103         639,627          19,800
 104         780,529          93,361
 105         680,693          14,999    Integrity Christian Center                      12,096   9/30/2008
 106       1,053,763         140,046
----------------------------------------------------------------------------------------------------------
 107         853,743         140,847
 108         663,298          17,995    Sweet Pea Learning Center                        7,500   8/27/2016
 109         686,839           7,613
 110         814,269          75,932    Andrew and Suzanne Co., Inc.                   108,778   7/31/2011
 111         614,133          22,629    Grand Mart                                      44,000   7/31/2016
----------------------------------------------------------------------------------------------------------
 112         916,885          38,157
 113         594,962          43,362    Fitness Millenium                                6,065   9/30/2008
 114         601,617           7,600    Old Line Bank                                   19,148   5/31/2019
 115         609,703           3,936    Destination Academy                             13,515   8/31/2015
 116         556,514         104,293    Eagle Home Mortgage                             14,447   6/30/2007
----------------------------------------------------------------------------------------------------------
 117         691,315         108,661    John Brooks                                     41,975   6/14/2016
 118       1,196,515         137,821
 119         463,166          34,272
 120         569,206          67,508    Independent Printing Company                   122,753   8/31/2013
 121         747,971          71,585
----------------------------------------------------------------------------------------------------------
 122         622,163          82,853    Travis Wolff                                    31,357  12/31/2010
 123         552,297          27,348    Wildman Group dba Eurochow Restaurant            4,555   1/14/2018
 124         474,932          92,430    AMI Semiconductor                                6,546   6/30/2010
 125         552,158          18,750
 126         569,255          30,443    TGI Fridays                                      7,200   4/30/2009
----------------------------------------------------------------------------------------------------------
 127         523,007          40,200
 128         666,548          40,187    El Torito #32                                    7,997   5/31/2009
 129         506,942          35,186    Acme Markets, Inc.                              43,374   2/15/2022
 130         517,582          15,491    Hollywood Entertainment Corporation              6,319    3/3/2016
 131         497,823          36,835    Niagara Bottling, LLC                          162,500   9/30/2016
----------------------------------------------------------------------------------------------------------
 132         513,972          20,981    Publix Supermarkets, Inc.                       47,955   3/15/2015
 133         553,738          20,740    Home Instead, Inc                               20,580  12/31/2016
 134         678,307          50,626    Consolidated Stores (Big Lots)                  26,010   1/31/2013
 135         472,239          24,354    Zankou Chicken                                   2,300    2/9/2016
 136         489,646          27,571    Bassett Furniture Gallery                       19,500   4/30/2016
----------------------------------------------------------------------------------------------------------
 137         473,955          37,450
137-a
137-b
137-c
 138         514,407          62,087    West Springfield Auto Parts                     23,991   8/31/2009
----------------------------------------------------------------------------------------------------------
 139         417,589           7,082    Bill Pearce Motors                               7,434   2/20/2008
 140         430,323          18,000
 141         528,781         165,563
 142         457,184          60,150    Associated Television                           26,687  10/31/2012
 143         435,048          22,222    United Supermarkets                             55,558   12/1/2021
----------------------------------------------------------------------------------------------------------
 144         649,525          73,561
 145         428,896          15,180    Clean Fun Promotional Marketing, LLC            11,100   5/31/2011
 146         410,848           5,804    Bitterman Comedy & Jazz Club                     3,979   8/31/2008
 147         686,730         108,320
 148         483,410          12,304
----------------------------------------------------------------------------------------------------------
 149         420,478          44,044
 150         543,823          63,908
 151         419,345          23,207    Sylvan Learning Center                           2,586   2/28/2011
 152         408,856          28,000
 153         414,116          22,326    Quang D. Nguyen (Spa)                            5,504   5/24/2010
----------------------------------------------------------------------------------------------------------
 154         400,837           3,196    Patterson Schwartz & Associates, Inc            15,982   7/31/2016
 155         387,400          41,856
 156         538,917          86,798
 157         374,155           1,654    CVS Pharmacy                                    13,824   11/6/2024
 158         374,952          18,855    The Orthopedic Center                           13,723   6/30/2019
----------------------------------------------------------------------------------------------------------
 159         376,791          16,751    Healthfirst Medical Group                       14,591   6/30/2015
 160         373,084          19,508    OfficeMax, Inc.                                 30,600  12/31/2010
 161         382,389           8,296    Rite Aid of Pennsylvania, Inc                   11,157   7/19/2026
 162         333,625          33,983    Willoughbys Appliance Co.                        7,831   2/28/2008
 163         418,387          24,000
----------------------------------------------------------------------------------------------------------
 164         500,914          63,712    Maxzone Lighting Company                       140,800   9/30/2009
 165         370,051          75,014    Big Lots                                        32,200   1/31/2013
 166         356,269          21,445    Dollar General                                  10,800  10/31/2009
 167         444,023          42,502
 168         454,342           7,491    Walgreens                                       13,650   4/30/2081
----------------------------------------------------------------------------------------------------------
 169         364,037          24,988    RTG / Rodriguez Transportation                   3,257   8/30/2008
 170         325,817          17,476    Bison Building Supplies                         27,000   9/19/2016
 171         320,563          12,360
171-a                                   Selway Machine Tool Co., Inc.                   41,326  10/31/2021
171-b                                   American Power Tool                              8,000   5/31/2010
----------------------------------------------------------------------------------------------------------
 172         345,540          58,672    US - General Services Admin                     51,281    8/7/2009
 173         350,385          28,348    D & H Liquor                                     2,925   6/30/2010
 174         380,932          30,515    MeritCare Medical Group                         28,654  10/31/2017
 175         339,386          20,869    Best Buy                                        58,551   9/30/2012
 176         307,909          11,600
----------------------------------------------------------------------------------------------------------
 177         298,378          42,688    Land O'Lakes Purina Feed                        71,500  12/31/2009
 178         311,186          67,044
 179         287,625          21,587    Teledyne Cougar                                 14,880   1/31/2011
 180         379,175          52,989
 181         265,000                    Walgreen Co.                                    14,550   8/31/2080
----------------------------------------------------------------------------------------------------------
 182         305,847          19,599    O'Charley's Inc.                                 5,100   6/30/2015
 183         282,543          25,678
 184         330,052           6,864    Golden Corral                                   10,897  12/31/2025
 185         331,394           7,167    Golden Corral                                   11,947  12/31/2025
 186         284,000                    Walgreen Co.                                    14,820   6/30/2080
----------------------------------------------------------------------------------------------------------
 187         588,645          30,000
 188         324,939          22,634    Stock Building Supply                           66,000   1/31/2015
 189         297,869          26,826    Arizona Department of Economic Security         13,527  11/30/2010
 190         313,291          15,989    Kragen                                           5,800    2/1/2016
 191         246,718          12,924    Tire Kingdom                                     8,475   7/31/2014
----------------------------------------------------------------------------------------------------------
 192         348,544           9,002
 193         260,276          27,396    AC Fabrication                                   3,840   3/31/2007
 194         296,808          10,219
 195         274,748           9,721    Total Renal Care Inc.                            7,484   8/31/2016
 196         258,234          18,445    United Automobile Insurance Company             17,380   5/31/2021
----------------------------------------------------------------------------------------------------------
 197         345,717          28,602    All Creatures Animal Hospital                    4,702  12/31/2013
 198         343,962          18,455
198-a                                   Rite Aid                                        11,060  12/31/2019
198-b                                   Rite Aid                                        11,060   2/28/2019
 199         251,968          34,986    Pharmerica Drug Systems                         12,023   3/31/2007
----------------------------------------------------------------------------------------------------------
 200         265,568          31,253    Simpson Performance                             80,000   9/30/2021
 201         296,689          18,069    Southwest Mold, Inc.                            41,663   8/31/2013
 202         437,926          12,636
 203         270,892          13,785
 204         255,865          18,500
----------------------------------------------------------------------------------------------------------
 205         279,428          10,498
 206         336,135          18,300
206-a                                   Rite Aid                                        11,060   6/30/2019
206-b                                   Rite Aid                                        11,060   2/28/2019
 207         249,430          15,610    CSK Auto, Inc.                                   6,300   6/30/2007
----------------------------------------------------------------------------------------------------------
 208         233,264          13,750
 209         252,753          35,199    American Tire Distributors                      80,000   7/31/2015
 210         422,380          50,778    St. Elizabeth Physician                         13,910   7/31/2013
 211         235,186          17,938    Ace Hardware                                    12,000  12/31/2014
 212         251,674          26,036    Drew Medical                                     4,735   4/30/2009
----------------------------------------------------------------------------------------------------------
 213         235,338          15,029    Soaptronic, LLC                                 25,490   6/30/2011
 214         222,142          10,998    Tasty Joe's Chinese Restaurant                   3,075  12/31/2012
 215         190,284          13,475    Macon Pets                                       4,563  12/16/2009
 216         419,178          17,261    United Rentals, Inc                             31,219  10/31/2015
 217         210,855           8,620    Eckerd Corporation                              11,840   1/31/2016
----------------------------------------------------------------------------------------------------------
 218         334,495          28,750    Chung's Martial Arts Studio                      3,741   10/31/200
 219         240,276           3,000    Office Depot, Inc.                              20,000   9/30/2021
 220         194,566           2,368    Sedgwick Claims Management                       8,777   7/31/2011
 221         200,954          17,819    Healthfirst Medical Group                       10,170   6/30/2015
 222         194,318          17,535    Atwood's                                        60,843   1/31/2020
----------------------------------------------------------------------------------------------------------
 223         205,698          10,796
 224         250,504          35,171    Fred's Stores of TN                             21,500   3/31/2009
 225         184,372           9,128    Alltel                                           2,800    5/3/2016
 226         180,493           4,801    Walgreens                                       13,500   8/31/2040
 227         180,221           2,500
----------------------------------------------------------------------------------------------------------
 228         222,334           8,573
 229         194,136          26,478    Homestar                                         9,385  10/31/2016
 230         262,391           8,447    Boston's Pizza                                   6,925   8/31/2026
 231         224,904          12,212    Pysiques Unlimited II, Inc.                     24,429   8/31/2014
 232         181,364          10,144    Majestic Liquor                                 11,937   5/31/2026
----------------------------------------------------------------------------------------------------------
 233         156,898           7,392    Pappas Management, LP                            4,827   7/31/2016
 234         165,933           8,622
 235         167,976          10,906    E&C Learning Academy                             5,000   9/30/2008
 236         167,343          23,982
 237         172,155          13,172    Fed Ex                                          38,744   5/31/2016
----------------------------------------------------------------------------------------------------------
 238         138,188          14,849    Composites One, LLC                             31,500   5/31/2008
 239         168,016           9,701    Taqueria Altenia                                 1,560  12/31/2016
 240         181,948           9,344    FedEx Ground Package System                     24,708  10/31/2016
 241         128,539          15,603    North American Title                            17,496   1/31/2010
 242         121,587           7,091    CK Mini- Market                                  2,100   3/31/2011
----------------------------------------------------------------------------------------------------------
 243         124,759           7,743    Hunter Erie Truck Sales                         17,600   8/31/2011
 244         125,559           6,160    Rotocraft                                        4,750   4/30/2007
 245         117,648           6,615
 246         125,200           8,397    Good Trim                                        3,853   8/31/2007
 247          98,414          11,011    SIA Protective Services                          1,800   5/31/2011
----------------------------------------------------------------------------------------------------------
 248         107,198           9,765
 249         233,405          38,165    PCS Payroll Solutions, Inc                      12,500   9/30/2007
 250          97,846          12,556    End Zone Atletics                               32,000   7/31/2011

                                                                     LEASE
  ID   2ND LARGEST TENANT                                   SF    EXPIRATION  3RD LARGEST TENANT
-------------------------------------------------------------------------------------------------------------

  1    Express                                             9,762   1/31/2008  Victoria's Secret
  2    Kirkpatrick & Lockhart                             52,148   3/31/2014  HUD
  3
 3-a
 3-b
-------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4    Lufthansa German Airlines                          26,880   2/28/2009  Scientific Games
-------------------------------------------------------------------------------------------------------------
  5
 5-a
 5-b   Maintenance Shop                                    1,000    4/1/2008
 5-c
 5-d
-------------------------------------------------------------------------------------------------------------
  6    Toys R Us                                          46,000   1/31/2010  Dicks Clothing & Sporting
  7    Burlington Coat Factory                            64,588    3/7/2012  Circuit City Stores Inc
  8
  9    NY Sports Club                                     15,000   3/14/2007  McDonald's
  10   Circuit City                                       32,363   1/31/2021  La-Z-Boy
-------------------------------------------------------------------------------------------------------------
  11   J.C. Penney                                        91,788   7/31/2009  Belk Men's
  12
 12-a
 12-b
 12-c
-------------------------------------------------------------------------------------------------------------
  13   HQ Global Workplace, Inc.                          15,463   3/31/2010  USA Global Holdings Business
  14
  15   Foxfire Restaurant                                 16,044   7/31/2013  Crown Hardware
  16   ATL Farmers Market                                 45,613   7/31/2016  Marshalls
  17   Michaels                                           24,247   2/23/2016  Shoe Pavillion
-------------------------------------------------------------------------------------------------------------
  18
  19   Sedgwick Claims Management Services, Inc.          22,744   2/28/2010  Paychex Time & Attendance, Inc.
  20
  21   LA Fitness International, LLC                      45,000   5/31/2021  Circuit City Stores, Inc
  22   Garment Distribution, Inc.                        264,915   5/31/2007  F&G Mechanical Corp.
-------------------------------------------------------------------------------------------------------------
  23
  24
  25
  26   Trader Joe's Parking-2nd Floor                     23,500   1/31/2022  Trader Joe's Grocer
  27
-------------------------------------------------------------------------------------------------------------
  28
  29
  30   CVS Albany L.L.C.                                  16,067   6/30/2036
  31   TJ Maxx                                            29,409   9/30/2008  Goody's Family Clothing
  32
-------------------------------------------------------------------------------------------------------------
  33
  34   Hartz Mountain Industries                          49,249  10/13/2011  United Parcel Service, Inc.
  35   Fashion Bug                                         5,850   1/31/2017  CVK Subs, Inc.
  36
  37
-------------------------------------------------------------------------------------------------------------
  38   Morgan Funding Corp.                                6,773   3/31/2008  Peri Software
  39   Trader Joe's Company                               12,000  12/31/2017  Jo-Ann Fabrics and Crafts
  40
 40-a  United Supermarket                                 34,864   3/1/2011   Bealls
 40-b  Plaza Restaurant                                    8,271   2/28/2011  Dollar General
-------------------------------------------------------------------------------------------------------------
  41
  42   TGIF - Front Row Sport Grill                       21,648   7/31/2009  Florida Joe F & B, Inc.
  43
  44   The Men's Wearhouse, INC.                           6,650   5/31/2010  Panera, Bread LLC
  45   Rack Room Shoes                                     5,500   7/31/2011  Mattress Firm
-------------------------------------------------------------------------------------------------------------
  46   North American Distribution Centers, Inc.         111,639   9/30/2008  Transnational Parts, LLC
  47   All American Pool & Patio                           7,097   4/30/2012  Tilted Kilt Bar & Grill
  48   UTC Overseas, Inc.                                 69,982   7/31/2007  Apex Xpress, Inc
  49   One Eyed Willy's                                    5,500  10/14/2011  Sherwin Williams
  50
-------------------------------------------------------------------------------------------------------------
  51   Bottling Group, LLC                                77,937   1/31/2009
  52   Ponderosa Restaurant                                6,300   7/31/2007  Gourmet Asia Restaurant
  53
 53-a
 53-b
-------------------------------------------------------------------------------------------------------------
  54   Schryver Medical                                   15,650   4/30/2009  LM Squared Distribution, LLC
  55   Albo Appliance                                     15,250   7/31/2009  Data Store
  56
  57   Peebles                                            25,000    5/1/2016  Med Partners
  58   Alaska Native Tribal Health                        11,916   9/30/2007  Pro Comm
-------------------------------------------------------------------------------------------------------------
  59   Level 3                                             3,943   5/31/2007  AT&T
  60
  61
  62
  63
-------------------------------------------------------------------------------------------------------------
  64
  65
  66   H Betti Industries, Inc.                           65,997   9/30/2016  AGSCO Corporation
  67   Family Dollar                                       8,500   12/1/2007  Lee's Beauty Salon
  68
-------------------------------------------------------------------------------------------------------------
  69   Chipotle Mexican Grill, Inc. (GL PAD)               6,155   3/31/2014  Chik Fil-A, Inc. (GL PAD)
  70   Fresh Market                                       19,117   1/31/2014  Dollar General
  71
 71-a  Trader Publishing                                  14,950   6/30/2011  Corporate Express
 71-b
-------------------------------------------------------------------------------------------------------------
  72   21st Mortgage Corporation                          19,325   4/30/2008  Pryor Flynn Priest & Harber
  73
  74
  75   Tomotherapy, Inc.                                  16,758   4/30/2008  Renaissance Learning
  76
-------------------------------------------------------------------------------------------------------------
  77   Allure Day Spa and Nail                             3,009   6/30/2016  Moe's Southwestern Gril
  78   Imperial Bag & Paper Co. Inc.                      54,000   4/30/2007  Cejon, Inc.
  79   Fedex Kinko's                                       6,700    8/5/2008  King Crab Restaurant
  80   Federal Bankruptcy Court                           11,257   3/31/2007  Wilkinson Corporation
  81   H&H Rock, LLC                                       8,888   4/30/2021
-------------------------------------------------------------------------------------------------------------
  82
  83
  84
  85   Dune, Inc.                                         53,571   9/30/2016  BMW of Manhattan, Inc.
  86
-------------------------------------------------------------------------------------------------------------
  87
  88
  89
  90   Silver State Marketing                             21,000  10/31/2008  Earthly Mineral Solutions
  91
-------------------------------------------------------------------------------------------------------------
  92   Optimal Energy Systems                             10,857   3/31/2008  Broadata Communications
  93   Save-A-Lot                                         18,500  12/31/2009  Lazer Xtreme
  94   Syracuse Research                                  17,923   2/28/2007  Xerox Corporation
  95   Rent A Center                                       4,554   7/31/2011  Natural Market and Caf
  96   La Michocana                                        4,200  11/30/2008  Dollar Town Store
-------------------------------------------------------------------------------------------------------------
  97   Staples the Office Superstore East, Inc.           25,560   9/30/2012  Hollywood Entertainment
                                                                              Corporation
  98
  99   First American Brands, Inc.                        30,451   4/30/2010  Sixty USA, Inc.
 100   Fedex Kinko's                                       3,400   7/31/2013
 101   Clark County Family Services                       10,500   6/30/2011  Clark County (expansion)
-------------------------------------------------------------------------------------------------------------
 102   United Medical Instruments                          8,663   3/23/2008  Transistor Devices
 103
 104
 105   State of the Art Seminars                           4,032  10/31/2013  Innosense, LLC
 106
-------------------------------------------------------------------------------------------------------------
 107
 108   Auto Zone Development Corporation                   7,000   8/31/2016  Furniture Mart
 109
 110   Hartz Mountain Associates                          50,718   9/30/2009  S.D.S Management and Con
 111   Blockbuster Video                                   3,700   8/31/2008  Smyrna Liquors
-------------------------------------------------------------------------------------------------------------
 112
 113   Dynasty China Restaurant                            3,530   8/31/2010  Krazy Kroppers
 114   NRT Mid Atlantic, Inc. (Coldwell Banker)            7,255   5/31/2011  Chesapeake Land, LLC
 115   Buffalo Wild Wings                                  6,219   7/31/2013  Hualapai Dental
 116   MD's LLC                                            5,000   4/30/2011  Angelvision Technologies, Inc.
-------------------------------------------------------------------------------------------------------------
 117   Big Lots                                           34,895   1/31/2014  Dollar Tree
 118
 119
 120
 121
-------------------------------------------------------------------------------------------------------------
 122   First Horizon Bank                                  6,029   7/31/2013  Xpedite Systems, LLC
 123   Tandy dbs Radio Shack                               2,260   5/31/2009  Silent Bob's
 124   Brookwood Media Arts                                3,936   1/31/2010  Blumberg Financial Services
 125
 126   Roxanne's Birkenstock                               4,113  12/31/2009  Pacific Seafood Restaurant
-------------------------------------------------------------------------------------------------------------
 127
 128   Family 1 Federal Credit Union                       4,250  10/31/2011  Darios Deli and Pizza
 129   Dollar General                                      8,076  11/30/2009  Sleepy's, Inc.
 130   TLE 3 Leashold Inc.                                 3,003   4/30/2016  Credit Union of New Jersey
 131
-------------------------------------------------------------------------------------------------------------
 132   Parthenon Restaurant                                3,378   6/30/2010  Marble Slab Creamery
 133   AG Edwards & Sons, Inc                             11,897   7/31/2015  Marcia Beck, DDS
 134   A.J. Wright                                        24,467   9/30/2014  Save-A-Lot
 135   Cheng Woo BBQ                                       1,470   2/28/2010  Pro-Am Insurance
 136   Tres Amigos de Mexico                              15,000   3/31/2016  Canyon Cabinets
-------------------------------------------------------------------------------------------------------------
 137
137-a
137-b
137-c
 138   Lifeline Systems                                   22,454   7/31/2010  Handmade Bow
-------------------------------------------------------------------------------------------------------------
 139   Paradigm Electrical, Inc.                           5,023  10/31/2008  Custom Aire
 140
 141
 142   Secure Call Management                              5,086   3/15/2006  Center for Study of Popular
                                                                              Culture
 143
-------------------------------------------------------------------------------------------------------------
 144
 145   Duckworth & Mehner, LLP                            10,500   3/31/2016  bkm Development, LLC
 146   Classic Burger #4                                   2,480   4/30/2011  Yoshinoya
 147
 148
-------------------------------------------------------------------------------------------------------------
 149
 150
 151   It's A Grind                                        2,525  11/14/2015  Ideal Image of Naples, Inc.
 152
 153   Washington Mutual                                   4,000   2/20/2015  The Barry Group (Cleaners)
-------------------------------------------------------------------------------------------------------------
 154
 155
 156
 157
 158   Health South Surgery Center                         4,947   2/19/2012
-------------------------------------------------------------------------------------------------------------
 159   Healthfirst Administration                          4,408  10/31/2011  Benchmark Research
 160   Party America                                      12,039   4/30/2016
 161
 162   Whiskey River                                       6,800   6/30/2007  Coastal Bend Child Care
 163
-------------------------------------------------------------------------------------------------------------
 164
 165   ADA Wholesale                                      22,000  12/31/2012  Harbor Freight
 166   Healthfirst Medical Group                           7,700   6/30/2015  Sportherapy
 167
 168   West Coast Dental                                   1,511   4/1/2016   Ocean Nails
-------------------------------------------------------------------------------------------------------------
 169   BMF Solutions                                       3,103   7/31/2010  Wavefront Energy
 170   L&W Supply                                         21,000   9/15/2021
 171
171-a
171-b  Selway Machine Tool Co., Inc.                       6,000  10/31/2021  Sound Oxygen Service
-------------------------------------------------------------------------------------------------------------
 172
 173   Doublz                                              2,500   6/30/2016  Guadalajara Restaurant
 174
 175
 176
-------------------------------------------------------------------------------------------------------------
 177   RD Plastics                                        49,500  12/31/2009  Special Distributions
 178
 179   Mirage Systems                                      5,612   5/31/2010  Reliant Labs
 180
 181
-------------------------------------------------------------------------------------------------------------
 182   New Haven Books, Inc.                               3,120   1/31/2011  Nextel Retail Stores, LLC
 183
 184
 185
 186
-------------------------------------------------------------------------------------------------------------
 187
 188
 189   Dance Studio (Melissa Velez & Mario Velez)          6,085   8/31/2012  Karate Studio (Mr. Chun Chung &
                                                                              Ms. Ly Huong Ngo)
 190   Jara & Associates                                   2,000  11/30/2011  Starbucks
 191   Fender Mender of Broward                            3,710   8/31/2018  Fred's Auto Super Service
-------------------------------------------------------------------------------------------------------------
 192
 193   Mad Studio Custom Fine Furniture / Rafael Olquin    3,080   1/31/2007  Eduardo Flores
 194
 195   7-11 Inc.                                           3,000  12/31/2023  Laurel Paradise Nail & Spa LLC
 196
-------------------------------------------------------------------------------------------------------------
 197   Barro's Pizza                                       4,200   5/31/2010  Big O Tires
 198
198-a
198-b
 199   ICON Identity Solutions                             5,027  12/31/2008  Vacation Register
-------------------------------------------------------------------------------------------------------------
 200
 201
 202
 203
 204
-------------------------------------------------------------------------------------------------------------
 205
 206
206-a
206-b
 207   Quality Entrepreneurial Services                    2,600   3/31/2009  Quizno's Subs
-------------------------------------------------------------------------------------------------------------
 208
 209
 210   Lincoln Pediatric Group, LLC                       13,075  11/30/2008  East Lincoln Internal Medicine
 211   Mr. B's                                             7,600   5/31/2014  Hair Salon
 212   First American Title                                4,684   4/30/2009  Oral & Facial Surgery
-------------------------------------------------------------------------------------------------------------
 213
 214   Super Suppers                                       1,353   2/14/2011  Cingular Wireless
 215   Pharmacy                                            1,680   5/31/2009  American General
 216   White Cap                                          26,318   10/7/2012
 217
-------------------------------------------------------------------------------------------------------------
 218   Greek Islands Grill, Inc.                           2,953   4/30/2011  Buffalo Wings & Beer
 219
 220   Primerica Financial Services                        3,062   9/17/2011
 221   Easter Seals                                        8,149   1/31/2008  Sante Rehabilitation
 222   Fred's                                             18,955   9/30/2012
-------------------------------------------------------------------------------------------------------------
 223
 224   Design Depot                                        8,450  12/31/2007  JacLyn's Hallmark
 225   Lee's Taekwondo                                     2,400    3/3/2011  Quiznos
 226
 227
-------------------------------------------------------------------------------------------------------------
 228
 229   Franklin and Seidelmann                             8,050   3/31/2011  The King Group
 230
 231
 232
-------------------------------------------------------------------------------------------------------------
 233   121/ Lewisville Storage                             3,713   3/31/2018  Country Style Donuts
 234
 235   Urban Divas                                         1,800  12/31/2008  Advance America
 236
 237
-------------------------------------------------------------------------------------------------------------
 238   Cold Chain Technologies                            18,000  11/30/2009
 239   Wireless Toyz                                       1,383  12/31/2011  Allied Cash Advance
 240
 241   Val Trefz Printing                                  5,243   1/31/2010
 242   Coin- Op Laundry                                    1,750   4/30/2009  Indra Restaurant
-------------------------------------------------------------------------------------------------------------
 243
 244   European Flooring                                   2,700   6/30/2007  Ron Air
 245
 246   European Flavors                                    3,344   7/31/2007  Praful Chitania
 247   Gotcher Management                                  1,800   3/31/2009  The View Salon
-------------------------------------------------------------------------------------------------------------
 248
 249   Sensonetics Inc.                                    8,000      MTM     Science Enrichment Services
                                                                              Inc.
 250

                                                     UPFRONT                                    MONTHLY
                  LEASE    PERCENT      LEASED   REPLACEMENT                                REPLACEMENT
  ID       SF  EXPIRATION   LEASED  AS-OF DATE  RESERVES ($)                               RESERVES ($)
-------------------------------------------------------------------------------------------------------

  1     7,952   1/31/2015    99.6%   10/1/2006
  2    49,698  10/31/2008    97.9%   11/1/2006       758,000
  3                         100.0%   12/1/2006
 3-a                        100.0%   12/1/2006
 3-b                        100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------
 3-c                        100.0%   12/1/2006
 3-d                        100.0%   12/1/2006
 3-e                        100.0%   12/1/2006
 3-f                        100.0%   12/1/2006
  4    21,700   1/31/2008    90.8%   11/9/2006
-------------------------------------------------------------------------------------------------------
  5                          81.8%   5/11/2006                                                   5,147
 5-a                        100.0%   5/11/2006
 5-b                         90.7%   5/11/2006
 5-c                        100.0%   5/11/2006
 5-d                          0.0%   5/11/2006
-------------------------------------------------------------------------------------------------------
  6    41,684  12/31/2012   100.0%   7/31/2006         4,803                                     4,803
  7    45,068   1/31/2018    99.9%   11/2/2006                                                   5,176
  8                          73.6%   7/31/2006        53,893                                    53,893
  9     8,650   5/23/2017    99.6%    9/7/2006
  10   24,538   2/28/2021   100.0%   8/30/2006
-------------------------------------------------------------------------------------------------------
  11   34,170   1/31/2009    93.1%    6/7/2006
  12                         78.7%   9/22/2006
 12-a                        81.6%   9/22/2006
 12-b                        79.3%   9/22/2006
 12-c                        69.7%   9/22/2006
-------------------------------------------------------------------------------------------------------
  13   12,165  12/31/2011    90.3%    9/6/2006
  14                        100.0%    9/6/2006
  15    9,900  10/15/2010    97.6%   10/3/2006                                                   2,011
  16   40,025   1/31/2010   100.0%  11/14/2006
  17   16,798  12/31/2015    98.3%   5/22/2006           876                                       876
-------------------------------------------------------------------------------------------------------
  18                         99.3%   5/23/2006
  19   17,294   6/30/2010    97.6%   9/13/2006
  20                         96.3%  11/15/2006
  21   33,968   1/31/2022    94.7%   8/23/2006       791,682
  22   12,470   2/29/2008   100.0%   10/5/2006
-------------------------------------------------------------------------------------------------------
  23                         86.9%   8/31/2006                            4% of Monthly Gross Revenues
  24                         77.3%   9/22/2006                                                  17,466
  25                         96.8%   8/14/2006         4,500                                     4,500
  26   10,827   1/31/2022   100.0%   9/30/2006                                                     546
  27                         92.5%   9/29/2006
-------------------------------------------------------------------------------------------------------
  28                         65.7%   7/14/2006     3,197,186              5% of Monthly Gross Revenues
  29                         67.9%   9/22/2006                                                   5,235
  30                        100.0%   12/1/2006           458                                       458
  31   27,000  10/31/2009   100.0%    7/1/2006                                                   1,958
  32                         67.9%   6/30/2006        18,405                                    18,405
-------------------------------------------------------------------------------------------------------
  33                        100.0%   12/1/2006
  34   41,060   7/31/2009   100.0%  10/13/2006
  35    2,500   8/15/2014   100.0%    6/1/2006                                                     975
  36                         81.0%   5/31/2006                                                  14,739
  37                         68.8%   9/13/2006
-------------------------------------------------------------------------------------------------------
  38    6,773   1/31/2008    98.7%  10/30/2006         1,303                                     1,303
  39   11,400   6/30/2008    92.0%   9/27/2006
  40                         94.9%  10/11/2006                                                   3,291
 40-a  29,708  11/30/2011   100.0%  10/11/2006
 40-b   8,000   6/30/2007    84.2%  10/11/2006
-------------------------------------------------------------------------------------------------------
  41                        100.0%   5/31/2006         1,739                                     1,739
  42    7,527   1/31/2013   100.0%    9/1/2006           850                                       850
  43                         88.6%    9/6/2006                                                   5,445
  44    5,165  12/31/2011   100.0%  10/11/2006
  45    5,000   7/27/2011    81.2%    9/8/2006                                                   1,029
-------------------------------------------------------------------------------------------------------
  46   26,921   7/31/2008   100.0%  10/11/2006  400,000 (LOC)
  47    6,240   4/30/2015   100.0%  11/15/2006           763                                       763
  48   61,231   5/31/2010   100.0%  10/18/2006
  49    5,000    4/2/2011   100.0%  10/21/2006           824                                       824
  50                         96.7%   9/13/2006
-------------------------------------------------------------------------------------------------------
  51                         97.4%  10/18/2006
  52    4,656   1/14/2012   100.0%   6/30/2006           429                                       429
  53                         96.0%   7/11/2006                                                   1,442
 53-a                        95.7%   7/11/2006
 53-b                        96.6%   7/11/2006
-------------------------------------------------------------------------------------------------------
  54   11,850   3/31/2010    89.5%   8/31/2006                                                   3,114
  55   12,173  12/31/2006   100.0%   10/1/2006         1,921                                     1,921
  56                         94.3%   7/20/2006       148,303
  57    8,274  12/31/2010   100.0%   9/11/2006                                                   1,445
  58   10,205  10/31/2007   100.0%   9/27/2006
-------------------------------------------------------------------------------------------------------
  59    2,860  12/31/2008    91.4%  10/10/2006                                                     896
  60                         96.9%   9/13/2006
  61                         94.1%   6/30/2006         5,950                                     5,950
  62                         62.9%   7/31/2006       215,000
  63                         65.4%   7/31/2006       358,750
-------------------------------------------------------------------------------------------------------
  64                         75.1%   6/30/2006     1,300,000              4% of Monthly Gross Revenues
  65                         87.1%   9/19/2006
  66   21,490   2/29/2012   100.0%  10/20/2006
  67    6,191   12/1/2013    81.3%   8/29/2006                                                   1,052
  68                         62.7%   8/31/2006                            4% of Monthly Gross Revenues
-------------------------------------------------------------------------------------------------------
  69    4,427   3/31/2012   100.0%   10/1/2006           169                                       169
  70    8,640   7/31/2011    94.4%   8/10/2006                                                   1,213
  71                        100.0%    7/1/2006
 71-a   9,750   6/30/2010   100.0%    7/1/2006
 71-b                       100.0%    7/1/2006
-------------------------------------------------------------------------------------------------------
  72    9,674   4/30/2009    99.5%    9/8/2006
  73                        100.0%   12/1/2006
  74                        100.0%   9/15/2006
  75    9,335  10/31/2010   100.0%   10/9/2006
  76                         98.8%   6/30/2006         5,398                                     5,398
-------------------------------------------------------------------------------------------------------
  77    2,679   3/31/2016    88.5%   8/17/2006
  78   50,000   8/31/2010    96.7%  10/16/2006
  79    6,094   1/31/2016   100.0%   7/19/2006
  80    7,494   6/30/2011    89.1%   10/1/2006                                                   5,021
  81                        100.0%   9/27/2006
-------------------------------------------------------------------------------------------------------
  82                         96.3%   9/29/2006       200,000
  83                         98.5%   5/31/2006
  84                         73.4%   8/31/2006         6,148                                     6,148
  85   51,266   1/31/2010   100.0%  10/23/2006
  86                         83.5%   8/31/2006                            4% of Monthly Gross Revenues
-------------------------------------------------------------------------------------------------------
  87                         93.7%   9/29/2006                Greater of $2,917 / month and the amount
                                                                         determined on a monthly basis
  88                         70.7%   4/30/2006
  89                         95.9%   6/21/2006                                                     939
  90   20,000   3/31/2009    87.7%   9/25/2006                                                   2,667
  91                        100.0%  10/25/2006
-------------------------------------------------------------------------------------------------------
  92   10,800   9/30/2009   100.0%    9/1/2006
  93    8,500   6/30/2010    97.8%   8/25/2006                                                   2,609
  94   12,441  12/31/2007    86.3%    8/1/2006                                                   2,391
  95    4,097   6/30/2011    92.9%   9/30/2006
  96    3,300   6/30/2011   100.0%    6/1/2006        26,250                                     1,165
-------------------------------------------------------------------------------------------------------
  97    7,512   1/31/2011    95.2%  10/11/2006
  98                         71.3%   8/27/2006                                                     874
  99   29,523  12/31/2007   100.0%  10/19/2006
 100                        100.0%   12/1/2006           289                                       289
 101    3,000   6/30/2011   100.0%    9/1/2006                                                     796
-------------------------------------------------------------------------------------------------------
 102    8,353   3/23/2008   100.0%  10/20/2006
 103                         93.9%   8/29/2006                                                   1,650
 104                         78.5%   8/31/2006                            4% of Monthly Gross Revenues
 105    2,688   1/31/2008    98.6%    9/1/2006
 106                         73.3%   7/28/2006                            4% of Monthly Gross Revenues
-------------------------------------------------------------------------------------------------------
 107                         70.2%   4/30/2006
 108    6,300   8/22/2016   100.0%   10/2/2006
 109                         94.9%    9/1/2006
 110    5,576   6/30/2013   100.0%  10/17/2006
 111    3,680   8/31/2007    93.0%    9/1/2006           790                                       790
-------------------------------------------------------------------------------------------------------
 112                         84.8%   9/19/2006
 113    3,206   1/31/2011    93.1%   9/26/2006        78,475
 114    3,239   5/31/2019    84.0%    7/7/2006
 115    1,974   8/1/2015     94.3%  10/25/2006
 116    4,174   4/30/2008    87.9%   10/3/2006       205,000
-------------------------------------------------------------------------------------------------------
 117   29,926   8/31/2013   100.0%    8/1/2006
 118                         70.4%   9/22/2006
 119                         94.9%   6/30/2006         2,856                                     2,856
 120                        100.0%    9/1/2006                                                   2,046
 121                         83.6%   7/31/2006        72,000
-------------------------------------------------------------------------------------------------------
 122    2,795  12/30/2008    75.0%    6/1/2006                                                   1,498
 123    2,210   6/30/2009    80.4%    7/1/2006           605                                       605
 124    2,991   7/31/2012   100.0%  10/25/2006
 125                         97.3%   10/6/2006         1,563                                     1,563
 126    3,658   7/31/2011   100.0%   10/4/2006           400                                       400
-------------------------------------------------------------------------------------------------------
 127                         96.0%   9/30/2006                                                   3,350
 128    3,000   1/31/2008   100.0%   8/31/2006
 129    6,000  11/30/2010    97.6%   11/1/2006       750,000
 130    2,920   8/31/2011    94.3%   8/10/2006
 131                        100.0%   6/13/2006
-------------------------------------------------------------------------------------------------------
 132    1,200   4/30/2009    98.0%  10/12/2006        24,397
 133    3,176   2/28/2013   100.0%   6/16/2006           446                                       446
 134   19,512  11/30/2008    99.9%   10/1/2006                                                   4,219
 135    1,328   1/31/2009   100.0%    9/1/2006                                                     256
 136    7,000   4/30/2014   100.0%    4/1/2006
-------------------------------------------------------------------------------------------------------
 137                         92.4%    9/1/2006                                                   2,675
137-a                        94.6%    9/1/2006
137-b                        96.8%    9/1/2006
137-c                        79.0%    9/1/2006
 138   15,000   5/31/2011   100.0%   9/12/2006         1,833                                     1,833
-------------------------------------------------------------------------------------------------------
 139    4,956  10/31/2010    84.3%    9/5/2006
 140                         94.4%   10/6/2006         1,500                                     1,500
 141                         79.2%   8/31/2006         8,119                                     8,119
 142    2,080   2/28/2007    96.7%    8/1/2006
 143                        100.0%   10/4/2006
-------------------------------------------------------------------------------------------------------
 144                         61.3%   8/31/2006        75,000
 145    4,300   2/28/2021   100.0%    7/7/2006                                                     324
 146    1,861   4/30/2008   100.0%  10/12/2006        32,204                                       484
 147                         74.7%  12/31/2005       100,000                             4% of Revenue
 148                         91.4%   5/12/2006
-------------------------------------------------------------------------------------------------------
 149                         90.3%   8/14/2006                                                   3,670
 150                         58.2%   4/30/2006                    1/12 of 4.5% of annual gross revenue
 151    1,759   2/28/2011    92.0%   9/30/2006                                                     297
 152                         91.1%   9/28/2006
 153    2,717   7/31/2015   100.0%   10/2/2006
-------------------------------------------------------------------------------------------------------
 154                        100.0%   7/20/2006                                                     266
 155                         95.3%   7/31/2006       240,000
 156                         67.7%   9/30/2006        85,000
 157                        100.0%   8/22/2006
 158                        100.0%  10/20/2006
-------------------------------------------------------------------------------------------------------
 159    3,634  11/30/2009   100.0%   7/31/2006           373                                       373
 160                        100.0%   9/22/2006                                                     711
 161                        100.0%   10/6/2006                                                     140
 162    6,501  11/30/2007    94.1%   8/10/2006       200,000                                     1,045
 163                         93.8%  10/16/2006
-------------------------------------------------------------------------------------------------------
 164                        100.0%  10/16/2006
 165   15,035   3/31/2009    94.6%   7/20/2006                                                   2,450
 166    4,050  10/31/2010    96.7%   7/31/2006           636                                       636
 167                         75.1%   7/31/2006         3,537                                     3,537
 168    1,208   6/30/2011   100.0%   7/28/2006
-------------------------------------------------------------------------------------------------------
 169    2,057   7/31/2009    89.6%   9/25/2006
 170                        100.0%   10/5/2006
 171                        100.0%   11/1/2006
171-a                       100.0%   11/1/2006
171-b   2,000   4/30/2011   100.0%   11/1/2006
-------------------------------------------------------------------------------------------------------
 172                        100.0%    7/1/2006        35,000                                     1,800
 173    1,950   3/31/2010    87.9%   7/28/2006
 174                        100.0%   11/1/2006
 175                        100.0%   9/27/2006                                                     732
 176                         98.3%   10/3/2006                                                     967
-------------------------------------------------------------------------------------------------------
 177   46,000   8/31/2008   100.0%   8/24/2006                                                   3,557
 178                         94.0%   8/31/2006                                                   5,587
 179    5,549   3/31/2010   100.0%   7/24/2006                                                     372
 180                         57.0%   8/31/2006        55,000
 181                        100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------
 182    1,950   9/6/2011     80.9%  10/13/2006                                                     204
 183                         94.6%   7/25/2006                                                   2,140
 184                        100.0%   9/29/2006
 185                        100.0%   9/29/2006
 186                        100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------
 187                         85.0%   9/19/2006
 188                        100.0%   12/1/2006                                                     550
 189    2,611  12/31/2010   100.0%   8/29/2006
 190    1,800  11/30/2016    92.3%    8/1/2006
 191    2,730   9/30/2018   100.0%   9/26/2006           244                                       244
-------------------------------------------------------------------------------------------------------
 192                         93.1%   9/15/2006
 193    3,080   1/31/2007   100.0%    9/6/2006
 194                         95.8%   8/21/2006                                                     852
 195    1,766   8/31/2011   100.0%    7/1/2006
 196                        100.0%    3/1/2006
-------------------------------------------------------------------------------------------------------
 197    3,964   4/30/2011   100.0%   9/27/2006                                                     375
 198                        100.0%   12/1/2006
198-a                       100.0%   12/1/2006
198-b                       100.0%   12/1/2006
 199    4,293   6/30/2008    89.3%   8/11/2006                                                     939
-------------------------------------------------------------------------------------------------------
 200                        100.0%   12/1/2006
 201                        100.0%   7/21/2006
 202                         95.4%   9/19/2006
 203                         94.0%   5/12/2006
 204                         94.6%   6/30/2006
-------------------------------------------------------------------------------------------------------
 205                         91.1%   6/30/2006                                                     875
 206                        100.0%   12/1/2006
206-a                       100.0%   12/1/2006
206-b                       100.0%   12/1/2006
 207    1,300   1/31/2013   100.0%    8/1/2006
-------------------------------------------------------------------------------------------------------
 208                        100.0%   8/25/2006                                                   1,146
 209                        100.0%   9/13/2006
 210   10,724   7/31/2012   100.0%   9/19/2006
 211    1,200   5/31/2008    89.0%   6/14/2006                                                     657
 212    2,959   3/31/2009   100.0%   10/4/2006
-------------------------------------------------------------------------------------------------------
 213                        100.0%   5/23/2006
 214    1,351   2/28/2011   100.0%   9/22/2006
 215    1,540   9/14/2010    73.0%  10/18/2006           282                                       282
 216                        100.0%   9/14/2006
 217                        100.0%   12/1/2006           148                                       148
-------------------------------------------------------------------------------------------------------
 218    2,919  11/30/2013   100.0%    9/7/2006
 219                        100.0%   12/1/2006
 220                        100.0%    9/7/2006
 221    2,806   1/31/2008   100.0%   7/31/2006           299                                       299
 222                         91.0%   5/30/2006                                                   1,096
-------------------------------------------------------------------------------------------------------
 223                         86.7%   5/12/2006
 224    3,720  12/31/2006    89.9%   9/28/2006
 225    1,500   2/14/2011   100.0%   9/13/2006
 226                        100.0%   12/1/2006
 227                        100.0%   10/6/2006
-------------------------------------------------------------------------------------------------------
 228                         91.4%   9/14/2006
 229    3,456  12/31/2010   100.0%   8/15/2006                                                     400
 230                        100.0%   9/22/2006
 231                        100.0%  10/12/2006
 232                        100.0%   9/26/2006
-------------------------------------------------------------------------------------------------------
 233    1,775   9/30/2011    86.5%   9/21/2006
 234                         98.3%   7/19/2006        60,000
 235    1,400  10/31/2009    87.7%  10/13/2006
 236                         90.2%   9/21/2006
 237                        100.0%   10/6/2006
-------------------------------------------------------------------------------------------------------
 238                        100.0%  10/13/2006
 239    1,155  12/31/2011   100.0%   9/19/2006
 240                        100.0%   12/1/2006
 241                        100.0%   9/19/2006
 242    1,610   2/28/2009   100.0%    8/1/2006
-------------------------------------------------------------------------------------------------------
 243                        100.0%  10/11/2006
 244    1,500   7/31/2008    90.7%  10/11/2006                                                     202
 245                        100.0%   9/14/2006                                                     613
 246    2,000   1/31/2008   100.0%  10/11/2006
 247    1,350   2/13/2011   100.0%   8/10/2006                                                     326
-------------------------------------------------------------------------------------------------------
 248                        100.0%   9/14/2006                                                     814
 249    6,000   9/30/2007   100.0%    8/8/2006
 250                        100.0%   12/1/2006                                                     400

                     Upfront   Monthly   Monthly Tax  Monthly Insurance               Upfront
  ID               TI/LC ($)  TI/LC ($)   Escrow ($)         Escrow ($)  Other Escrow ($) (9)
---------------------------------------------------------------------------------------------

  1
  2                3,500,000               117,120                              4,700,000
  3                7,677,585                                                   10,000,000
 3-a
 3-b
---------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4
---------------------------------------------------------------------------------------------
  5                                         65,429           6,366
 5-a
 5-b
 5-c
 5-d
---------------------------------------------------------------------------------------------
  6                   12,500    12,500     104,233                              3,000,000
  7                                                                               200,000
  8                                         31,555
  9                                         23,596           4,461                220,000
  10                                                         1,621                852,040
---------------------------------------------------------------------------------------------
  11
  12                                        31,406           5,808              1,180,787
 12-a
 12-b
 12-c
---------------------------------------------------------------------------------------------
  13
  14
  15                             8,899      28,434           3,906
  16
  17                   1,667     1,667      15,974           6,743                945,997
---------------------------------------------------------------------------------------------
  18                                        13,306           2,206
  19   78,486 & 151,514 (LOC)               26,624           7,761
  20                                        22,195
  21                 274,473
  22                                        62,433
---------------------------------------------------------------------------------------------
  23                                        27,761          12,051
  24                                        19,027          31,287
  25                                        22,313           3,895
  26                             1,250      43,077           8,367                277,168
  27
---------------------------------------------------------------------------------------------
  28                                        17,364           5,350                750,000
  29                                        26,073           3,642
  30                 919,163                 7,281           3,783              2,200,000
  31                 238,525     4,250      12,952           2,588
  32                                        15,651           3,333              2,095,470
---------------------------------------------------------------------------------------------
  33                                                                               41,534
  34                                        39,325
  35                  12,500                 3,719             998
  36                                         6,907           4,088
  37
---------------------------------------------------------------------------------------------
  38                   4,342     4,342      21,824                                 28,750
  39                                        10,141           2,173
  40               1,025,000                16,003           3,835                 87,489
 40-a
 40-b
---------------------------------------------------------------------------------------------
  41                                         7,356           1,053
  42                   2,917     2,917      24,464
  43                                        21,362           4,418
  44                                        22,084           1,096
  45                 150,215                                                    2,369,151
---------------------------------------------------------------------------------------------
  46                                        61,555
  47                   1,833     1,833      11,853             749
  48                                        30,361
  49                 313,340     2,416       6,977           9,031                 46,770
  50
---------------------------------------------------------------------------------------------
  51                                        22,733
  52                   2,917     2,917      10,122
  53                                        13,740             832
 53-a
 53-b
---------------------------------------------------------------------------------------------
  54                             5,000      18,275
  55                   6,667     6,667      19,736           3,863
  56                                        10,812             682
  57                             9,400      20,031           1,643
  58                             5,800      12,114           2,161
---------------------------------------------------------------------------------------------
  59                            12,500       7,752           4,576
  60
  61                                         8,910
  62                                         6,070           3,423
  63                                         2,372                                182,113
---------------------------------------------------------------------------------------------
  64                                        10,329           1,952
  65
  66                                        22,538
  67               1,200,000                 4,277           1,789
  68                                         6,083           2,951
---------------------------------------------------------------------------------------------
  69                   1,250     1,250       5,930             265
  70                             2,500       5,763           1,239                260,000
  71                 100,000                 4,834           1,823
 71-a
 71-b
---------------------------------------------------------------------------------------------
  72
  73
  74
  75            225,000 (LOC)               12,460
  76                                        18,495
---------------------------------------------------------------------------------------------
  77                                         6,054             677
  78                                        35,824
  79
  80                            16,500       6,153           2,448                 47,775
  81                 460,838                   651                                502,257
---------------------------------------------------------------------------------------------
  82
  83
  84                                         9,098           2,511
  85                                        27,167
  86                                         9,061           5,806
---------------------------------------------------------------------------------------------
  87                                         4,459           1,758
  88                                        15,480           1,667
  89                                         2,140             758
  90                 100,000                 4,393           2,125
  91                                        15,454           1,972
---------------------------------------------------------------------------------------------
  92                 125,000
  93                 300,000                 9,230           5,401
  94                 250,000                27,092           1,941
  95                             3,785       3,095             447                433,000
  96                             2,652       4,954             434
---------------------------------------------------------------------------------------------
  97                             5,335      15,842
  98                                         7,753           1,303
  99                                        18,199
 100                                        16,154                                100,000
 101                             3,500       3,379             932
---------------------------------------------------------------------------------------------
 102                             9,000      10,672
 103                                                                              730,000
 104                                         4,354           1,322
 105                  75,000
 106
---------------------------------------------------------------------------------------------
 107                                        11,286           1,792
 108                             3,000       1,989                                100,000
 109                                         2,650             702
 110                                        18,089
 111                   1,250     1,250       7,224           2,174
---------------------------------------------------------------------------------------------
 112
 113                                         4,345             868                450,000
 114                                         7,611                                212,975
 115                  80,000                 3,992             989                 37,500
 116                                                                              250,000
---------------------------------------------------------------------------------------------
 117                                         5,064             803                450,000
 118                                         6,090
 119                                         4,311
 120
 121                                         3,222           1,368
---------------------------------------------------------------------------------------------
 122                  75,000     4,167
 123                  40,000                 8,186             833                124,504
 124                                         4,084           1,061
 125                                         6,201           3,162                 50,105
 126                   2,000     2,000       4,454             437
---------------------------------------------------------------------------------------------
 127                                         1,707           4,836
 128                                         6,734
 129                                         4,085                                 19,500
 130                             1,250       4,362                                219,808
 131
---------------------------------------------------------------------------------------------
 132                  35,000                 9,801           1,149
 133                   2,083     2,083       8,618             583
 134                                        11,975           5,222                181,250
 135                             1,278       4,191             443
 136                                         2,293           1,173
---------------------------------------------------------------------------------------------
 137                                         6,190           3,153                 11,700
137-a
137-b
137-c
 138                   4,167     4,167      10,456
---------------------------------------------------------------------------------------------
 139                             2,250       3,343           1,030
 140                                         7,624           3,027                 37,575
 141                                         2,167           3,717                 74,262
 142
 143
---------------------------------------------------------------------------------------------
 144                                         4,873
 145                  60,000                   981             513
 146                                         3,585             872                532,204
 147
 148                                         4,475             200
---------------------------------------------------------------------------------------------
 149                                        10,399           3,235
 150                                         2,317           1,765
 151                             1,484       1,588           3,195
 152                                        10,115           2,475
 153                                         4,624             687
---------------------------------------------------------------------------------------------
 154                                         1,572             467                564,000
 155                                         7,432           2,400
 156
 157                                         1,686           1,444
 158                                         1,178             495
---------------------------------------------------------------------------------------------
 159                   1,250     1,250       7,807             854
 160                                         5,417
 161
 162                             1,173       3,395             686                100,000
 163
---------------------------------------------------------------------------------------------
 164                                         5,241
 165                             2,728       8,628           2,333
 166                   1,592     1,592       2,968             936
 167                                         2,084             508                273,525
 168                                                                               14,931
---------------------------------------------------------------------------------------------
 169                 100,000                 6,690           1,578
 170                                         1,624           1,469
 171                                         2,842             927
171-a
171-b
---------------------------------------------------------------------------------------------
 172                             2,917       9,368             738
 173
 174
 175                             1,705
 176                                         5,227           1,052
---------------------------------------------------------------------------------------------
 177                             5,000       7,013           1,173                195,000
 178                                         2,741           2,903
 179                             1,416       2,786                                159,000
 180
 181
---------------------------------------------------------------------------------------------
 182                               816       2,161             220                100,000
 183                                         5,661           1,375
 184
 185
 186
---------------------------------------------------------------------------------------------
 187
 188
 189                                         4,496             592
 190
 191                     833       833       5,836           5,256                125,000
---------------------------------------------------------------------------------------------
 192                                         5,626           3,235
 193                                         2,983             625
 194                                         5,178             494
 195                                         2,194             149
 196
---------------------------------------------------------------------------------------------
 197                                         6,789             737
 198
198-a
198-b
 199                 125,000                 3,725           5,348                220,000
---------------------------------------------------------------------------------------------
 200
 201                                         4,839
 202                                         6,478             843
 203                                         5,964             512
 204
---------------------------------------------------------------------------------------------
 205                                         6,262           1,663
 206
206-a
206-b
 207                                         4,257             642
---------------------------------------------------------------------------------------------
 208                                         4,269             839
 209                                         2,771           1,445
 210
 211                               834       1,750             327                 25,000
 212                   1,950     1,950       3,833
---------------------------------------------------------------------------------------------
 213                                         3,829             520
 214                               750         550             384
 215                  60,000                 2,721             579                250,000
 216
 217                                                                              150,000
---------------------------------------------------------------------------------------------
 218
 219
 220                                                                               12,983
 221                   1,760     1,760       2,960             498
 222                             2,083       2,947             923
---------------------------------------------------------------------------------------------
 223                                         3,585             362
 224                  50,000                 3,872           1,097           160,000 (LOC)
 225                     667       667
 226
 227                                           186             178
---------------------------------------------------------------------------------------------
 228                                         3,032             488
 229                             1,623       5,466             287
 230
 231                                         5,913
 232
---------------------------------------------------------------------------------------------
 233                  26,000                   808                                 75,000
 234                                         3,595             406
 235                   1,750     1,750       4,172           1,328
 236
 237
---------------------------------------------------------------------------------------------
 238                  45,000     1,700
 239                                           356             270
 240
 241
 242                                                                               86,000
---------------------------------------------------------------------------------------------
 243                                         3,416             566
 244                  30,000                 2,079             344                 50,000
 245                                         1,381             985
 246                  50,000                   992             101
 247                  50,000                   366             367
---------------------------------------------------------------------------------------------
 248                                         1,416           1,189
 249
 250                                         1,673             755

       Other Escrow                                                                 Environmental  Engineering
  ID   Description (9)                                                               Report Date   Report Date
--------------------------------------------------------------------------------------------------------------

  1                                                                                   10/26/2006    10/16/2006
  2    Additional Capital Expenditure and TILC Impound                                 4/21/2006     8/1/2006
  3    Tenant's Security Deposit LOC                                                    Various       Various
 3-a                                                                                   9/22/2006     9/22/2006
 3-b                                                                                   9/22/2006     9/21/2006
--------------------------------------------------------------------------------------------------------------
 3-c                                                                                   9/25/2006     9/22/2006
 3-d                                                                                   9/22/2006     9/22/2006
 3-e                                                                                   9/25/2006     9/22/2006
 3-f                                                                                   9/22/2006     9/21/2006
  4                                                                                    9/21/2006    10/16/2006
--------------------------------------------------------------------------------------------------------------
  5                                                                                    10/6/2006      Various
 5-a                                                                                   10/6/2006     10/5/2006
 5-b                                                                                   10/6/2006     10/4/2006
 5-c                                                                                   10/6/2006     10/5/2006
 5-d                                                                                   10/6/2006     10/4/2006
--------------------------------------------------------------------------------------------------------------
  6    Fresh Market Reserve                                                            9/28/2006     9/27/2006
  7    Rent abatement                                                                  8/31/2006     9/27/2006
  8                                                                                    9/22/2006     9/25/2006
  9    Master Rent Reserve (170,000), Time Square Church Reserve (50,000), Tax
       Deficiency Reserve (16,667 Monthly)                                            10/14/2005    10/17/2005
  10   Tenant Allowance, Construction Costs                                            9/8/2006      10/4/2006
--------------------------------------------------------------------------------------------------------------
  11                                                                                   8/7/2006      8/7/2006
  12   Construction Completion                                                          Various       Various
 12-a                                                                                 10/31/2006    10/10/2006
 12-b                                                                                 10/27/2006    10/10/2006
 12-c                                                                                 10/27/2006    10/20/2006
--------------------------------------------------------------------------------------------------------------
  13                                                                                   3/28/2006     3/27/2006
  14   Springing Monthly TIs                                                           3/27/2006     3/28/2006
  15                                                                                   9/21/2006     9/25/2006
  16                                                                                   11/6/2006    10/17/2006
  17   Shoe Pavilion Occupancy Escrow                                                  8/8/2006      8/7/2006
--------------------------------------------------------------------------------------------------------------
  18                                                                                   6/15/2006     6/14/2006
  19                                                                                   8/31/2006     8/31/2006
  20                                                                                  10/18/2006    10/30/2006
  21                                                                                   8/2/2006      8/22/2006
  22                                                                                   9/22/2006     10/6/2006
--------------------------------------------------------------------------------------------------------------
  23                                                                                   8/25/2006     8/25/2006
  24                                                                                  10/16/2006     8/30/2006
  25                                                                                   9/6/2006      9/8/2006
  26   Trader Joe Reserve (160,568), TI Reserve (116,600)                              8/25/2006     8/25/2006
  27                                                                                   5/31/2006     2/17/2006
--------------------------------------------------------------------------------------------------------------
  28   Letter of Credit Collateral                                                     8/30/2006     6/20/2006
  29                                                                                   9/18/2006     9/15/2006
  30   CVS Holdback                                                                    8/23/2006     8/24/2006
  31                                                                                   8/18/2006     8/22/2006
  32   PIP Reserve                                                                     7/24/2006     7/26/2006
--------------------------------------------------------------------------------------------------------------
  33   Rental Impound                                                                  9/13/2006     9/13/2006
  34                                                                                   9/22/2006     10/6/2006
  35                                                                                   9/1/2006      8/31/2006
  36                                                                                   7/25/2006     7/24/2006
  37                                                                                   10/6/2006     10/9/2006
--------------------------------------------------------------------------------------------------------------
  38   NFA Escrow                                                                      9/18/2006     9/18/2006
  39                                                                                   9/11/2006     9/13/2006
  40   Master Lease Reserve                                                            9/20/2006      Various
 40-a                                                                                  9/20/2006     8/23/2006
 40-b                                                                                  9/20/2006     8/24/2006
--------------------------------------------------------------------------------------------------------------
  41                                                                                   5/22/2006     5/22/2006
  42   Springing TGIF Reserve                                                          9/18/2006     9/21/2006
  43                                                                                   8/18/2006     8/18/2006
  44                                                                                   7/31/2006     7/24/2006
  45   Occupancy Reserve (1,725,000 LOC), Rent Reserve (266,151 LOC), Leasing
       Reserve (378,000 LOC)                                                           11/9/2005     7/3/2006
--------------------------------------------------------------------------------------------------------------
  46                                                                                   8/31/2006     10/9/2006
  47                                                                                   7/28/2006     7/31/2006
  48                                                                                   9/21/2006     10/6/2006
  49   Tenant Holdbacks                                                                8/30/2006     8/31/2006
  50                                                                                   9/14/2006     9/15/2006
--------------------------------------------------------------------------------------------------------------
  51                                                                                   9/22/2006     10/6/2006
  52                                                                                   6/23/2006     6/23/2006
  53                                                                                    Various       Various
 53-a                                                                                  8/10/2006     8/10/2006
 53-b                                                                                  8/7/2006      8/7/2006
--------------------------------------------------------------------------------------------------------------
  54                                                                                   4/20/2006     4/20/2006
  55                                                                                   8/4/2006      9/1/2006
  56                                                                                   8/11/2006     8/11/2006
  57                                                                                   8/10/2006     8/10/2006
  58                                                                                   7/18/2006     7/17/2006
--------------------------------------------------------------------------------------------------------------
  59                                                                                   9/18/2006     9/14/2006
  60                                                                                   9/14/2006     9/15/2006
  61                                                                                   11/8/2005    10/11/2005
  62                                                                                   8/30/2006     8/31/2006
  63   Seasonality Reserve                                                             8/31/2006     8/30/2006
--------------------------------------------------------------------------------------------------------------
  64                                                                                   8/3/2006      8/4/2006
  65                                                                                   8/25/2006    10/10/2006
  66                                                                                   9/22/2006     10/6/2006
  67                                                                                   8/30/2006     8/1/2006
  68                                                                                   7/11/2006     7/10/2006
--------------------------------------------------------------------------------------------------------------
  69                                                                                   7/18/2006     9/22/2006
  70   Lease Up Reserve LOC                                                            6/26/2006     8/21/2006
  71                                                                                    Various       Various
 71-a                                                                                  8/2/2006      8/2/2006
 71-b                                                                                  8/3/2006      8/3/2006
--------------------------------------------------------------------------------------------------------------
  72                                                                                   7/7/2006      8/31/2006
  73                                                                                   8/29/2006     8/28/2006
  74                                                                                   9/13/2006     9/18/2006
  75                                                                                   10/3/2006     10/3/2006
  76                                                                                   11/4/2005    10/11/2005
--------------------------------------------------------------------------------------------------------------
  77                                                                                   8/10/2006     8/23/2006
  78                                                                                   9/21/2006     10/6/2006
  79                                                                                   8/9/2006      8/9/2006
  80   Occupancy Holdback                                                             10/21/2005     1/6/2006
  81   Additional security                                                             8/28/2006     10/6/2006
--------------------------------------------------------------------------------------------------------------
  82                                                                                   9/14/2006     9/29/2006
  83                                                                                   5/24/2006     5/25/2006
  84                                                                                   9/12/2006     9/12/2006
  85                                                                                   9/22/2006     10/6/2006
  86                                                                                   7/27/2006     7/27/2006
--------------------------------------------------------------------------------------------------------------
  87                                                                                   7/7/2006      7/7/2006
  88   Springing Ground Rent Reserve                                                   6/6/2006      6/7/2006
  89                                                                                   6/20/2006     6/20/2006
  90                                                                                   9/5/2006      9/5/2006
  91                                                                                   10/2/2006     9/25/2006
--------------------------------------------------------------------------------------------------------------
  92                                                                                   8/10/2006     8/11/2006
  93                                                                                   7/11/2006     7/11/2006
  94                                                                                   8/23/2006     8/22/2006
  95   Economic Holdback Impound                                                       5/8/2006      5/9/2006
  96                                                                                   8/28/2006     8/17/2006
--------------------------------------------------------------------------------------------------------------
  97                                                                                   6/22/2006     6/20/2006
  98                                                                                   9/27/2006     9/27/2006
  99                                                                                   9/21/2006     10/6/2006
 100   Residential Unit Holdback                                                       6/8/2006      6/9/2006
 101                                                                                   9/8/2006      9/7/2006
--------------------------------------------------------------------------------------------------------------
 102                                                                                   9/15/2006     9/18/2006
 103   Rent Reserve (405,000 LOC), Occupancy Reserve (325,000 LOC)                     7/12/2006     7/10/2006
 104                                                                                   6/21/2006     6/21/2006
 105                                                                                   8/10/2006     8/11/2006
 106                                                                                   5/31/2006     5/31/2006
--------------------------------------------------------------------------------------------------------------
 107   Springing Ground Rent Reserve                                                   6/8/2006      6/9/2006
 108   Tenant occupancy                                                                6/14/2006     10/6/2006
 109                                                                                   9/7/2006      8/10/2006
 110                                                                                   9/21/2006     10/6/2006
 111                                                                                   8/17/2006     8/18/2006
--------------------------------------------------------------------------------------------------------------
 112                                                                                  10/10/2006    10/10/2006
 113   Lease up Impound                                                                7/5/2006      6/6/2006
 114   Holdback Reserve (200,000), Additional Rent Reserve (12,975)                    6/16/2006     6/16/2006
 115   Holdback Reserve                                                                9/8/2006      9/5/2006
 116   Net cash flow requirement                                                       8/22/2006     8/18/2006
--------------------------------------------------------------------------------------------------------------
 117   Occupancy Holdback                                                              8/15/2006     8/16/2006
 118                                                                                   9/25/2006     9/22/2006
 119                                                                                   6/17/2005    10/11/2005
 120                                                                                   5/8/2006      5/9/2006
 121                                                                                   8/30/2006     8/30/2006
--------------------------------------------------------------------------------------------------------------
 122                                                                                   9/20/2006     9/18/2006
 123   Eurochow Rent Holdback                                                          5/22/2006     5/22/2006
 124                                                                                  10/12/2006     9/26/2006
 125   Violations Holdback                                                             8/11/2006     7/31/2006
 126                                                                                   8/8/2006      8/8/2006
--------------------------------------------------------------------------------------------------------------
 127                                                                                   8/14/2006     8/16/2006
 128                                                                                   8/17/2006     8/17/2006
 129   Rent abatement                                                                  11/3/2006     7/27/2005
 130   Rent abatement                                                                  6/1/2006      7/27/2006
 131                                                                                   7/3/2006      7/5/2006
--------------------------------------------------------------------------------------------------------------
 132                                                                                   9/1/2006      9/6/2006
 133                                                                                   6/22/2006     6/20/2006
 134   Roof  Reserve                                                                   8/14/2006     8/1/2006
 135                                                                                   9/18/2006     9/12/2006
 136                                                                                   8/11/2006     8/11/2006
--------------------------------------------------------------------------------------------------------------
 137   Environmental Reserve                                                           9/15/2006     8/9/2006
137-a                                                                                  9/15/2006     8/9/2006
137-b                                                                                  9/15/2006     8/9/2006
137-c                                                                                  9/15/2006     8/9/2006
 138                                                                                   7/14/2006     7/12/2006
--------------------------------------------------------------------------------------------------------------
 139                                                                                   7/26/2006     7/24/2006
 140   Violations Holdback                                                             8/11/2006     7/31/2006
 141   Springing Seasonality Reserve                                                   9/12/2006     9/12/2006
 142                                                                                   10/3/2005     10/5/2005
 143                                                                                   9/21/2006     9/21/2006
--------------------------------------------------------------------------------------------------------------
 144                                                                                   9/27/2006     9/27/2006
 145                                                                                   6/19/2006     6/20/2006
 146   Tenant Holdback Reserve (500,000), First Year Roof Work Reserve (32,203.75)     9/22/2006     9/21/2006
 147                                                                                   9/19/2006     9/6/2006
 148                                                                                   7/24/2006     7/25/2006
--------------------------------------------------------------------------------------------------------------
 149                                                                                   8/17/2006     8/17/2006
 150                                                                                   6/28/2006     6/27/2006
 151                                                                                   5/25/2006     5/26/2006
 152                                                                                   9/1/2006      9/6/2006
 153                                                                                   9/20/2006     9/20/2006
--------------------------------------------------------------------------------------------------------------
 154   Tenant LOC                                                                      6/23/2006     6/26/2006
 155                                                                                   8/18/2006     8/18/2006
 156   Springing Flag Reserve                                                         12/28/2005     1/4/2006
 157                                                                                   8/4/2006      7/31/2006
 158                                                                                   9/18/2006     9/25/2006
--------------------------------------------------------------------------------------------------------------
 159                                                                                   8/9/2006      8/8/2006
 160                                                                                   7/21/2006     7/21/2006
 161                                                                                   9/7/2006      9/6/2006
 162   Transition Impound-Loan Resizing                                                7/12/2006     7/7/2006
 163                                                                                   9/25/2006     10/3/2006
--------------------------------------------------------------------------------------------------------------
 164                                                                                   9/14/2006     9/14/2006
 165                                                                                   7/14/2006     7/6/2006
 166                                                                                   8/8/2006      8/10/2006
 167   Renovation Holdback                                                             5/8/2006      5/9/2006
 168   Tenant build-out                                                                3/7/2006      8/2/2006
--------------------------------------------------------------------------------------------------------------
 169                                                                                      NAP        8/22/2006
 170                                                                                      NAP        8/17/2006
 171                                                                                   9/6/2006       Various
171-a                                                                                  9/6/2006      9/3/2006
171-b                                                                                  9/6/2006      9/5/2006
--------------------------------------------------------------------------------------------------------------
 172                                                                                      NAP        7/27/2006
 173                                                                                      NAP        6/26/2006
 174                                                                                      NAP        8/15/2006
 175   Year 10 Springing Cash Flow Sweep Escrow                                        3/17/2006     3/16/2006
 176                                                                                      NAP        9/18/2006
--------------------------------------------------------------------------------------------------------------
 177   Credit Enhancement LOC                                                          9/8/2006      9/8/2006
 178                                                                                   8/22/2006     8/23/2006
 179   Potential Rental Income LOC                                                     6/14/2006     6/13/2006
 180   Springing Flag Reserve                                                         12/21/2005    12/30/2005
 181                                                                                   4/27/2006     5/1/2006
--------------------------------------------------------------------------------------------------------------
 182   Escrow Deposit                                                                  10/2/2006     9/28/2006
 183                                                                                      NAP        8/11/2006
 184                                                                                   8/8/2006      8/4/2006
 185                                                                                   8/8/2006      8/4/2006
 186                                                                                   7/2/2006      7/3/2006
--------------------------------------------------------------------------------------------------------------
 187                                                                                  10/10/2006    10/11/2006
 188                                                                                      NAP        8/4/2006
 189                                                                                      NAP        8/28/2006
 190                                                                                      NAP        9/1/2006
 191   Insurance Holdback                                                              10/2/2006     10/2/2006
--------------------------------------------------------------------------------------------------------------
 192                                                                                   9/18/2006     9/18/2006
 193                                                                                   7/31/2006     8/1/2006
 194                                                                                   9/11/2006     9/6/2006
 195                                                                                      NAP        5/26/2006
 196                                                                                      NAP        6/7/2006
--------------------------------------------------------------------------------------------------------------
 197                                                                                      NAP        8/15/2006
 198                                                                                   6/30/2006     6/13/2006
198-a                                                                                  6/30/2006     6/12/2006
198-b                                                                                  6/30/2006     6/13/2006
 199   Holdback Impound-Loan Resizing                                                     NAP        7/18/2006
--------------------------------------------------------------------------------------------------------------
 200                                                                                   8/14/2006     8/14/2006
 201                                                                                   8/7/2006      8/4/2006
 202                                                                                      NAP        8/29/2006
 203                                                                                      NAP        7/24/2006
 204                                                                                      NAP       10/27/2005
--------------------------------------------------------------------------------------------------------------
 205                                                                                      NAP        7/27/2006
 206                                                                                   6/26/2006     6/13/2006
206-a                                                                                  6/26/2006     6/13/2006
206-b                                                                                  6/26/2006     6/19/2006
 207                                                                                      NAP        7/13/2006
--------------------------------------------------------------------------------------------------------------
 208                                                                                      NAP        8/11/2006
 209                                                                                   8/18/2006     8/16/2006
 210                                                                                      NAP        9/12/2006
 211   Zoning Compliance Holdback.                                                        NAP        6/16/2006
 212                                                                                   6/23/2006     5/1/2006
--------------------------------------------------------------------------------------------------------------
 213                                                                                   7/19/2006     7/18/2006
 214                                                                                      NAP        8/21/2006
 215   Corner Cafe Occupancy Escrow                                                    8/11/2006     8/23/2006
 216                                                                                   8/17/2006     8/25/2006
 217   Eckerd Rent Step Holdback                                                       5/22/2006     5/21/2006
--------------------------------------------------------------------------------------------------------------
 218                                                                                   5/11/2006     8/11/2006
 219   Springing Office Depot Debt Service Reserve                                     7/19/2006     9/11/2006
 220   Holdback Reserve                                                                9/8/2006      9/8/2006
 221                                                                                   8/7/2006      8/7/2006
 222                                                                                   7/25/2006     7/19/2006
--------------------------------------------------------------------------------------------------------------
 223                                                                                      NAP        7/24/2006
 224   Environmental Escrow                                                            9/15/2006     9/14/2006
 225                                                                                   9/29/2006     10/2/2006
 226                                                                                      NAP        9/14/2006
 227                                                                                   8/31/2006     8/30/2006
--------------------------------------------------------------------------------------------------------------
 228                                                                                   9/17/2006     9/25/2006
 229                                                                                      NAP        7/17/2006
 230                                                                                   9/6/2006      9/6/2006
 231                                                                                   9/22/2006     10/6/2006
 232                                                                                      NAP        9/28/2006
--------------------------------------------------------------------------------------------------------------
 233   Additional security                                                             6/26/2006     9/22/2006
 234                                                                                      NAP        7/21/2006
 235                                                                                   9/25/2006     9/26/2006
 236                                                                                   9/20/2006     9/25/2006
 237                                                                                   10/4/2006     9/27/2006
--------------------------------------------------------------------------------------------------------------
 238                                                                                   9/19/2006     9/20/2006
 239                                                                                      NAP        8/11/2006
 240                                                                                      NAP       10/10/2006
 241                                                                                      NAP        8/24/2006
 242   Occupancy Impound                                                                  NAP        8/29/2006
--------------------------------------------------------------------------------------------------------------
 243                                                                                   9/19/2006    10/16/2006
 244   Holdback for Roof Replacement                                                      NAP        8/29/2006
 245                                                                                      NAP        8/23/2006
 246                                                                                   8/2/2006      8/2/2006
 247                                                                                      NAP        8/18/2006
--------------------------------------------------------------------------------------------------------------
 248                                                                                      NAP        8/23/2006
 249                                                                                   9/7/2006      8/31/2006
 250                                                                                   8/30/2006     8/17/2006

  ID   LOAN SPONSOR (10)
--------------------------------------------------------------------------------------------------------------------------

  1    Forest City Enterprises, Inc.
  2    The Praedium Group LLC
  3    WP Carey
 3-a
 3-b
--------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4    Cohen, Charles S.
--------------------------------------------------------------------------------------------------------------------------
  5    Ralph Dweck
 5-a
 5-b
 5-c
 5-d
--------------------------------------------------------------------------------------------------------------------------
  6    Richard Pachulski, Isaac Pachulski, A. Stuart Rubin, and Nathan Rubin
  7    Pilevsky, Philip
  8    Richard Kessler
  9    Philippe Weisberg, Richard Wagman
  10   Continental Properties Company, Inc
--------------------------------------------------------------------------------------------------------------------------
  11   General Growth Properties, Inc.
  12   Drury Southwest, Inc.
 12-a
 12-b
 12-c
--------------------------------------------------------------------------------------------------------------------------
  13   Westlake Development Group, LLC, Chang Income Property Partnership II, L.P., and the TM & YF Chang Revocable Trust
  14   Westlake Development Group, LLC, Chang Income Property Partnership II, L.P., and the TM & YF Chang Revocable Trust
  15   Jack Jakosky, Terry C. Hackett
  16   Sarofim Realty Advisors Co.
  17   Michael Forman and California Drive-In Theatres, Inc.
--------------------------------------------------------------------------------------------------------------------------
  18   Helix MHC Investments LLC
  19   de Olazarra, Allen; Rodolfo Prio Touzet; DLF Immobilienportfolio
  20   JPI Lifestyle Apartment Communities, L.P.
  21   WRI North American Properties, L.P.
  22   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
--------------------------------------------------------------------------------------------------------------------------
  23   Michael Pomeranc, Jason Pomeranc
  24   David Friedman
  25   Harold Rosenblum
  26   Derrick E. McGavin
  27   Gregory A. Fowler Living Trust
--------------------------------------------------------------------------------------------------------------------------
  28   Crescent Hotels & Resorts, LLC
  29   Place Properties, LP
  30   Phillip Pilevsky and Alfred Friedman
  31   Jonathan D. Gould
  32   Bharat Lall and Suresh Patel
--------------------------------------------------------------------------------------------------------------------------
  33   Gilbert Amoroso, John L. deBeneditti, David J. Amoroso
  34   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  35   Stephen B Swartz, Roland Guyot
  36   Daryl Geweke
  37   Drury Inns, Inc
--------------------------------------------------------------------------------------------------------------------------
  38   Jourdan Krauss and Eugene Krauss
  39   Whitney, Robert E.; Mark Whitney
  40   William L. Hutchinson
 40-a
 40-b
--------------------------------------------------------------------------------------------------------------------------
  41   Keith Stoltz and Jack Stoltz
  42   Richard Pachulski and Nathan Rubin
  43   Gary S. Richman
  44   Ruttenberg, David W.
  45   Robert P. Langley
--------------------------------------------------------------------------------------------------------------------------
  46   Goldberg, Robert
  47   Fred Luoma and Sharron Luoma
  48   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  49   Jeno Guttman and Moses Mizrahi
  50   Joseph E. Raphel, Jeffrey S. Lawrence, Thomas W. Thompson
--------------------------------------------------------------------------------------------------------------------------
  51   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  52   Richard Pachulski and Nathan Rubin
  53   James W. Soboleski, Benjamin L. Kadish
 53-a
 53-b
--------------------------------------------------------------------------------------------------------------------------
  54   Bruce H. Etkin, David L. Johnson, The Johnson Family Limited Partnership, L.L.L.P.
  55   Jeff Hipple
  56   Carlos A.G. Vigon
  57   Don S. Ginsburg
  58   Richard B. Shapiro, Richard A. Lawrence
--------------------------------------------------------------------------------------------------------------------------
  59   Thomas A. Stegeman, Burton G. Malkiel, Jonathan P. Malkiel, Edward J. Welsh III
  60   Joseph E. Raphel, Jeffrey S. Lawrence, Thomas W. Thompson
  61   George Gellert and Seryl Kushner
  62   Raj Rahil, RKJ Trust
  63   Raj Jain
--------------------------------------------------------------------------------------------------------------------------
  64   Jay N. Sonecha
  65   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer
  66   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  67   Lacey I. Rice III., Esko I. Korhonen
  68   Mark B. Trammell
--------------------------------------------------------------------------------------------------------------------------
  69   Howard Banchik and Steven Fogel
  70   Michael McMillen, Michael Klump
  71   Harry B. Newman, Sr.
 71-a
 71-b
--------------------------------------------------------------------------------------------------------------------------
  72   Westminster Fund VI L.P.
  73   James Hanson and Jeffrey Hanson
  74   Berschauer, Patrick A.; James A. Phillips; Steven K. Boone
  75   Thomas R. Pientka, James M. Pientka, Dezcon, LLC
  76   George Gellert and Seryl Kushner
--------------------------------------------------------------------------------------------------------------------------
  77   Lenkin, Melvin; William Walde; Henry Long
  78   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  79   Lisa Fong Lo
  80   Joseph R. Morrier
  81   Levy, Mark.; R. Wayne Newsome; Doug Legum
--------------------------------------------------------------------------------------------------------------------------
  82   Sparks, Fred G.; Richard M. Tucker; Charles D John; Darius Irani; Bart Tucker
  83   Linda C. Carpenter, Mark J. Carpenter
  84   Lawrence Kasser, Michael Sullivan and Christopher Gistis
  85   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
  86   Stephen S. Silver, Ronald E Schafer
--------------------------------------------------------------------------------------------------------------------------
  87   Kenneth C. Winslow, J. Thomas Wells, Sandra Lynne Wells
  88   Thomas Arnot, Darrell Hanson
  89   Kathleen M. LaCanne, Albert S. LaCanne
  90   Robert A. Dewey, J.R. Wetzel
  91   Hillier, J. Robert
--------------------------------------------------------------------------------------------------------------------------
  92   Don Wilson Builders
  93   Morris & Judith Lowinger
  94   Resources Capital Management Corporation
  95   Matthew Miles
  96   William C. White, Matthew T. White
--------------------------------------------------------------------------------------------------------------------------
  97   Livesey, John P.
  98   Alan N. Jacobs, Dennis E. Mastie
  99   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
 100   Michael Pintchik, Matthew Pintchik and Leslie Pintchik
 101   Ali Moradshahi, Michael Hamid Mahban
--------------------------------------------------------------------------------------------------------------------------
 102   Parley Joe Livingston, Marc Barkdull
 103   William J. Bont, Michael J. Houseman, Brian Winkelman, Marcel D.P. Burgler
 104   Sanjay J. Bajaj, Jayapal Reddy Pullangari
 105   Don Wilson Builders
 106   Stephen L. Schwartz
--------------------------------------------------------------------------------------------------------------------------
 107   Thomas Arnot, Darrell Hanson
 108   Asif, Abdus; Riffat Asif
 109   Edmund C. Olson, Craig D. Olson
 110   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
 111   Min Sak Kang and Man Sun Kang
--------------------------------------------------------------------------------------------------------------------------
 112   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer
 113   Michael J. Horwitz et al
 114   Old Line Bancshares, Inc., J. Webb, Inc., Lucente Enterprises Incorporated
 115   Jeff Pori, David Stubbs
 116   Robinson, Randy
--------------------------------------------------------------------------------------------------------------------------
 117   Ray Stone, Jr., J. Todd Stone
 118   Holloway, Robert L.
 119   George Gellert and Seryl Kushner
 120   Robert Weyers, Jeffrey Weyers, Paul Klister, David Sturm
 121   Rajnish K. Jain
--------------------------------------------------------------------------------------------------------------------------
 122   Mehdi Balour
 123   Ira Smedra and Jacob Wintner
 124   Anthony N. Brady
 125   Ilene Morgan and Marilyn Finkelstein
 126   Tim Siegel, Aric Lasky and Howard Banchik
--------------------------------------------------------------------------------------------------------------------------
 127   Shyam H. Hingorani, Kiran S. Hingorani
 128   May S. Hasso
 129   Ringel, Benjamin
 130   Juliano, William T.; Thomas E. Juliano
 131   Andrew D. Peykoff, II, Daniel A. Peykoff
--------------------------------------------------------------------------------------------------------------------------
 132   Marvin Feinstein
 133   Paul Hogan
 134   Lawrence B. Levey, James H. Nobil, Ivan Novick
 135   Seda G. Aghaian, Hovik Aghaian
 136   Donald Baker and George Larsen
--------------------------------------------------------------------------------------------------------------------------
 137   Nickolas W. Jekogian III
137-a
137-b
137-c
 138   Bruce Gurall and Travis J. Snell
--------------------------------------------------------------------------------------------------------------------------
 139   Frank C. Parcell, III
 140   Ilene Morgan and Marilyn Finkelstein
 141   Lawrence Kasser, Michael Sullivan and Christopher Gistis
 142   Laura Stanton, David Stanton
 143   D'Alise M.D., Mark D.
--------------------------------------------------------------------------------------------------------------------------
 144   Mr. Robert Beck
 145   Brian K Malliet
 146   Peter K. Kim, Helena-Yon Kim
 147   Christopher M. Whitt
 148   Edmund C. Olson, Craig D. Olson
--------------------------------------------------------------------------------------------------------------------------
 149   Michael D. Hibbert, R. Laurence Keene, Genevieve Keene
 150   Raman C. Patel, Nayan C. Patel
 151   William S. Reiling, Steven Hovland
 152   Crawford, Brent
 153   Alan C. Charron, Robert A. Kaplus
--------------------------------------------------------------------------------------------------------------------------
 154   Dennis Preston Snavely, David H.C. Carpenter, Drake M Cattermole
 155   Rick Graf
 156   Nitin K. Patel, Bhavana N. Patel
 157   James M. Grant
 158   Szczukowski, Myron J.; Thomas E. Stauch; James W. Palumbo; Richard J. Mason; Benjamin D. Knox
--------------------------------------------------------------------------------------------------------------------------
 159   Paul Cardarelli and Doris Cardarelli
 160   Robert Weyers, Jeffrey Weyers, Paul Klister
 161   David Goldstein
 162   Ray Win, Peter Kavoian
 163   David J. Thiemann
--------------------------------------------------------------------------------------------------------------------------
 164   Logistixs, Inc.
 165   John Thobe, Hai Nguyen
 166   Kriss Myers and Steven Hardee
 167   Bharat Lall and Suresh Patel
 168   Alfieri, Peter; Dolores Alfieri
--------------------------------------------------------------------------------------------------------------------------
 169   Jeffrey L. Schmid
 170   Joseph Hohm, Robert L. Riley, Steven F. Spierer, John A. Woodward
 171   William R. Selway, Daniel F. Selway
171-a
171-b
--------------------------------------------------------------------------------------------------------------------------
 172   Theodore J. Slaught
 173   Lori Kim
 174   Jill E Hill, Steven Hill, Steven W. Hill Living Trust U/A/D March 21, 1997, H & H Anne Street Properties, LLC
 175   Steven F. White, Paul Nusbaum
 176   Dennis E Jones, Michael S Bender
--------------------------------------------------------------------------------------------------------------------------
 177   James G. Williams, Gary R. Belz
 178   Scott McWhorter, Michael Green
 179   Dave Dollinger
 180   Hariohm Patel, Sachin Patel
 181   Janan Dakak
--------------------------------------------------------------------------------------------------------------------------
 182   Michael T. Brandy
 183   Jeffrey A. Huskisson, James Edward Koch
 184   Leon, Kenneth; Eskandar Bolour; Omid Bolour; Vitali Leon; Elaine Leon
 185   Leon, Kenneth; Eskandar Bolour; Omid Bolour; Vitali Leon; Elaine Leon
 186   Nathan Kalichman and Ester Bendoim
--------------------------------------------------------------------------------------------------------------------------
 187   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer
 188   Joseph M. Averill, Jr., Mark Allen Gray
 189   Stanley Forwand, Edward Rudnitsky
 190   Daljit Singh Dhillon et al
 191   Antonio Raimondo
--------------------------------------------------------------------------------------------------------------------------
 192   Patel, Prativ; Rekha Bakarania
 193   Alois Krickl, Hans Imhof
 194   Thaddeus R. Lorentz, David H. Nelson
 195   R.K. Hendel, MRC Associates, LLC
 196   PAR Family Limited Partnership, PAR Oakbrook, LLC
--------------------------------------------------------------------------------------------------------------------------
 197   Jack E. Shemer, W. Barry Shemer
 198   James I Harrison, III
198-a
198-b
 199   Susan Diane Schmidt-Weiner, Susan Dianne Schmidt-Weiner Revocable Trust UAD 11/17/99
--------------------------------------------------------------------------------------------------------------------------
 200   AG Funds, LP
 201   Sophie Mizrahi, Maurice Mizrahi
 202   William E McEuen; Alice Mceuen
 203   Craig Olson, Edmund Olson
 204   Roscoe C. Nelson Jr.
--------------------------------------------------------------------------------------------------------------------------
 205   Lillian M Mercer, Joseph B. Grammatico, Master Key Norther, Inc., T/U/W of John W. Mercer
 206   James I Harrison, III
206-a
206-b
 207   Yousef Farahnik, Parviz Kamjoo, John F Rastegar, Homa Falah Rastegar
--------------------------------------------------------------------------------------------------------------------------
 208   Lisa J. Torborg, Joseph G. Torborg, Camden Apartments, LLC
 209   Easton, Sam
 210   Joanne Weigel, Kimberly Weigel-Marsh, Michael J. Marsh, Robert Weigel
 211   Cindy Pettinaro Wilkinson, Steve Wilkinson
 212   Sant, Dean; Jason Sant
--------------------------------------------------------------------------------------------------------------------------
 213   Craig Fitterer, Paul Roy, Craig Meyers, Mark Jerue
 214   Robert E. Casselman
 215   Nicholas Chimienti
 216   Larson, Margaret
 217   Phillip Pilevsky and Stanley Sanders
--------------------------------------------------------------------------------------------------------------------------
 218   Amnon Gershoni, Paul Greenberg, William L Walde
 219   Cole Operating Partnership II, LP
 220   Mark A. Schnippel, Jacqueline Schnippel
 221   Ladi Haroona, Adesubomo Agoro, Oyeyemi Fabuyi, Noble Ezukanm
 222   Michael McMillen, Michael Klump
--------------------------------------------------------------------------------------------------------------------------
 223   Craig D. Olson, Edmund C. Olson
 224   Erwin, Mark
 225   Joseph Prestifilippo and Stephen Malley
 226   Timothy O. Carey, Matthew E. Lund, Michael Ross, Michael J. Lee, Cottage Grove Investors LLC
 227   Hernandez, Kevin
--------------------------------------------------------------------------------------------------------------------------
 228   Jones, Alan; Franklin McCullough
 229   Peter J. Moran, II; James A. Rhea
 230   Gardner, Guy; Joan Gardner
 231   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC
 232   Jerry M. Wise, Joshua L. Levy, Martin B. Cohan
--------------------------------------------------------------------------------------------------------------------------
 233   Sackley, Charles W.; Stephen F. Perkins
 234   Edmund C. Olson, Craig D. Olson
 235   Nguyen, Thu Huong; Van Cao Tran
 236   Rubek, Connie; Vladimir Rubek
 237   Cocca, Anthony
--------------------------------------------------------------------------------------------------------------------------
 238   McDowell, W. Douglass; Randy Wolcott; Ernest Taylor; Winston Hickman
 239   Lisa Fong Lo
 240   Joan Paddor, James Paddor, Jane H. Jernigan, Jon A. Jernigan
 241   David Seidner
 242   Helly M. Khatchaturian, Zaven Khatchaturian, Roben M. Khatchaturian, Sosik M. Khatchaturian, Rafik M. Khatchaturian
--------------------------------------------------------------------------------------------------------------------------
 243   Juliano, Thomas; William Juliano
 244   Kiran J. Kamat
 245   William Arndt, Donovan Lundgren, Richard R Heim, Lawrence N Heim
 246   Silton, Fred
 247   Walter Maurer, Eric V. Maurer, Karen B. Maurer
--------------------------------------------------------------------------------------------------------------------------
 248   William Arndt, Donovan Lundgren, Richard R Heim, Lawrence N. Heim
 249   Edward Mayers et al
 250   Adam Sparks

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                                 % OF
          CMSA         CMSA           MORTGAGE                                               INITIAL POOL    LOAN GROUP
 ID     LOAN NO.   PROPERTY NO.   LOAN SELLER (2)              PROPERTY NAME (1)                BALANCE     (ONE OR TWO)
-----   --------   ------------   ---------------   --------------------------------------   ------------   ------------

 18         18         18-001           WFB         Pheasant Lake Estates                        1.1%             2
 20         20         20-001          PCF II       Village At East Cobb                         1.0%             2
 24         24         24-001           PMCF        Concord Place                                0.8%             2
 25         25         25-001          BSCMI        Raiders Ridge Apartments                     0.8%             2
 27         27         27-001          PCF II       Park Lakes Apartments                        0.7%             2
 29         29         29-001           PMCF        Legends at KU                                0.7%             2
 43         43         43-001           PMCF        Buffalo Creek Apartments                     0.5%             2
 50         50         50-001           PMCF        Sharene Lane Apartments                      0.4%             2
 53         53                          WFB         Michigan MHC Portfolio                       0.4%             1
53-a                   53-001           WFB         Century Mobile Home Park - Lansing, MI       0.3%
53-b                   53-002           WFB         Ackels MHP - Madison Heights, MI             0.1%
 56         56         56-001           PMCF        The Links                                    0.4%             2
 60         60         60-001           PMCF        Danville Park Apartments                     0.4%             2
 61         61         61-001          BSCMI        Chelsea Village Apartments                   0.4%             2
 65         65         65-001           NLIC        Northgate Plaza Retirement Apartments        0.4%             2
 76         76         76-001          BSCMI        Chateau Ridge                                0.4%             2
 82         82         82-001          PCF II       Sunchase Apartments                          0.4%             2
 83         83         83-001           WFB         Westminster Towers                           0.4%             2
 87         87         87-001           PMCF        Marvin Gardens                               0.3%             2
 89         89         89-001           WFB         Sundial MHP                                  0.3%             1
 103       103        103-001           PMCF        Venlo Place Apartments                       0.3%             1
 112       112        112-001           NLIC        Island House Retirement Apartments           0.3%             1
 119       119        119-001          BSCMI        University Village Apartments                0.3%             2
 125       125        125-001          BSCMI        2585-93 Grand Concourse                      0.2%             2
 127       127        127-001           PMCF        Conquistador                                 0.2%             2
 137       137                          PMCF        Baltimore Portfolio                          0.2%             2
137-a                 137-001           PMCF        Saint Paul Commons                           0.1%
137-b                 137-002           PMCF        The Wentworth                                0.1%
137-c                 137-003           PMCF        West Monument                                0.1%
 140       140        140-001          BSCMI        215 Mt. Hope Place                           0.2%             2
 149       149        149-001           PMCF        Hills of Palos Verdes                        0.2%             2
 152       152        152-001          PCF II       Sharon Glen Apartment Homes                  0.2%             2
 155       155        155-001           PMCF        Coronado Villas Apartments                   0.2%             2
 163       163        163-001           NLIC        Park Terrace Apartments                      0.2%             2
 176       176        176-001           WFB         Saddle Creek Apartments                      0.1%             2
 178       178        178-001           PMCF        Englewood Apartments                         0.1%             2
 183       183        183-001           WFB         The Meadows Apartments                       0.1%             2
 187       187        187-001           NLIC        Mountlake Terrace Plaza                      0.1%             2
 204       204        204-001           WFB         Herons  Landing                              0.1%             2
 208       208        208-001           WFB         Camden Apartments                            0.1%             2
 227       227        227-001          PCF II       18-12 25th Road                              0.1%             2
 236       236        236-001          PCF II       Arlington Terrace Apartments                 0.1%             2
 245       245        245-001           WFB         University North Apartments                  0.1%             2
 248       248        248-001           WFB         Metro View I & II Apartments                 0.0%             2

        % OF APPLICABLE                            GENERAL                           DETAILED
           LOAN GROUP        # OF                 PROPERTY                           PROPERTY
 ID         BALANCE       PROPERTIES                TYPE                               TYPE
-----   ---------------   ----------   ------------------------------   ----------------------------------

 18           9.4%             1       Manufactured Housing Community   Manufactured Housing Community
 20           8.4%             1       Multifamily                      Garden
 24           6.7%             1       Mixed Use                        Senior Housing/Conference Facility
 25           6.5%             1       Multifamily                      Student Housing
 27           6.2%             1       Multifamily                      Garden
 29           5.5%             1       Multifamily                      Student Housing
 43           4.2%             1       Multifamily                      Garden
 50           3.7%             1       Multifamily                      Garden
 53           0.5%             2       Manufactured Housing Community   Manufactured Housing Community
53-a          0.4%             1       Manufactured Housing Community   Manufactured Housing Community
53-b          0.1%             1       Manufactured Housing Community   Manufactured Housing Community
 56           3.5%             1       Multifamily                      Garden
 60           3.5%             1       Multifamily                      Garden
 61           3.4%             1       Multifamily                      Garden
 65           3.4%             1       Multifamily                      Mid Rise
 76           3.1%             1       Multifamily                      Garden
 82           2.9%             1       Multifamily                      Garden
 83           2.9%             1       Multifamily                      Garden
 87           2.7%             1       Multifamily                      Garden
 89           0.4%             1       Manufactured Housing Community   Manufactured Housing Community
 103          0.3%             1       Multifamily                      Student Housing
 112          0.3%             1       Multifamily                      Mid Rise
 119          2.2%             1       Multifamily                      Garden
 125          2.0%             1       Multifamily                      Mid Rise
 127          2.0%             1       Multifamily                      Garden
 137          1.8%             3       Multifamily                      Garden
137-a         0.8%             1       Multifamily                      Garden
137-b         0.5%             1       Multifamily                      Garden
137-c         0.4%             1       Multifamily                      Garden
 140          1.7%             1       Multifamily                      Mid Rise
 149          1.6%             1       Multifamily                      Garden
 152          1.6%             1       Multifamily                      Garden
 155          1.5%             1       Multifamily                      Garden
 163          1.3%             1       Multifamily                      Garden
 176          1.2%             1       Multifamily                      Garden
 178          1.1%             1       Multifamily                      Garden
 183          1.1%             1       Multifamily                      Garden
 187          1.1%             1       Multifamily                      Mid Rise
 204          0.9%             1       Multifamily                      Low Rise
 208          0.9%             1       Multifamily                      Low Rise
 227          0.7%             1       Multifamily                      Mid Rise
 236          0.5%             1       Multifamily                      Garden
 245          0.4%             1       Multifamily                      Low Rise
 248          0.3%             1       Multifamily                      Mid Rise

                                                                                                                   CUT-OFF DATE
 ID                      STREET ADDRESS                          CITY             COUNTY       STATE   ZIP CODE   BALANCE ($) (3)
-----   -----------------------------------------------   -----------------   --------------   -----   --------   ---------------

 18     1 Pheasant Circle                                 Beecher             Will               IL      60401       28,000,000
 20     2085 Roswell Road                                 Marietta            Cobb               GA      30062       25,050,000
 24     401 West Lake Street                              Northlake           Cook               IL      60164       20,000,000
 25     1345 Wenlon Drive                                 Murfreesboro        Rutherford         TN      37130       19,400,000
 27     9950 Buffalo Speedway                             Houston             Harris             TX      77054       18,400,000
 29     4101 West 24th Place                              Lawrence            Douglas            KS      66047       16,500,000
 43     720 Buffalo Run Drive                             Indianapolis        Marion             IN      46227       12,400,000
 50     114, 130 and 140 Sharene Lane                     Walnut Creek        Contra Costa       CA      94596       11,000,000
 53     Various                                           Various             Various            MI     Various      10,824,000
53-a    215 North Canal Road                              Lansing             Eaton              MI      48917        7,601,000
53-b    25151 Dequindre Road                              Madison Heights     Oakland            MI      48071        3,223,000
 56     2805 Par Drive                                    Raleigh             Wake               NC      27603       10,500,000
 60     218 Valley Creek Lane                             Danville            Contra Costa       CA      94526       10,300,000
 61     25 Bradford Drive                                 Leola               Lancaster          PA      17540       10,240,000
 65     11030 Fifth Avenue NE                             Seattle             King               WA      98125       10,025,000
 76     828 Blackwood Clementon Road                      Pine Hill           Camden             NJ      08021        9,120,000
 82     3901 Montgomery Boulevard NE                      Albuquerque         Bernalillo         NM      87109        8,750,000
 83     10925 Park Avenue South                           Tacoma              Pierce             WA      98444        8,750,000
 87     2301 Third Avenue                                 Seattle             King               WA      98121        8,150,000
 89     2121 N. Center Street                             Mesa                Maricopa           AZ      85201        8,070,722
 103    15345 Venlo Place                                 Big Rapids          Mecosta            MI      49307        7,329,607
 112    7810 SE 30th Street                               Mercer Island       King               WA      98040        6,650,000
 119    207 Mederia Circle                                Newark              New Castle         DE      19702        6,400,000
 125    2585-93 Grand Concourse and 105 East 192 Street   Bronx               Bronx              NY      10468        6,050,000
 127    7575 Bellaire Boulevard                           Houston             Harris             TX      77036        6,000,000
 137    Various                                           Baltimore           Baltimore City     MD     Various       5,225,000
137-a   1121-23, 1125, 1127, 1203, 1205, 1209, 1230 St.
        Paul Street                                       Baltimoreeet        Baltimore City     MD      21202        2,465,000
137-b   311 Cathedral Street                              Baltimore           Baltimore City     MD      21201        1,520,000
137-c   103 West Monument Street                          Baltimore           Baltimore City     MD      21201        1,240,000
 140    215 Mount Hope Place                              Bronx               Bronx              NY      10457        5,050,000
 149    930 West Interstate 30                            Garland             Dallas             TX      75043        4,700,000
 152    6785 Oakton Lane                                  Columbus            Franklin           OH      43229        4,660,000
 155    113 Coronado Drive                                Denton              Denton             TX      76209        4,392,080
 163    1 Park Terrace Lane                               Fairview Heights    St. Clair          IL      62208        4,000,000
 176    5401 W. 57th Street                               Sioux Falls         Minnehaha          SD      57106        3,446,539
 178    5432 N.W. Waukomis Drive                          Kansas City         Platte             MO      64151        3,400,000
 183    1101 Sandusky Place                               Perrysburg          Wood               OH      43551        3,190,950
 187    23303 58th Avenue West                            Mountlake Terrace   Snohomish          WA      98043        3,125,000
 204    18540 SW Boones Ferry Road                        Tualatin            Washington         OR      97062        2,661,289
 208    2019 4th Avenue North                             Sauk Rapids         Benton             MN      56379        2,597,528
 227    18-12 25th Road                                   Astoria             Queens             NY      11102        1,998,110
 236    5931 East 12th Street                             Indianapolis        Marion             IN      46219        1,597,775
 245    327 7th Ave S                                     St. Cloud           Stearns            MN      56301        1,298,759
 248    302 & 310 8th Ave S                               St. Cloud           Stearns            MN      56301        1,029,036

        CUT-OFF DATE        ORIGINAL        STATED REMAINING       ORIGINAL         REMAINING          REMAINING
         BALANCE PER    TERM TO MATURITY    TERM TO MATURITY     AMORTIZATION     AMORTIZATION       INTEREST ONLY
 ID       UNIT ($)     OR ARD (MOS.) (4)   OR ARD (MOS.) (4)   TERM (MOS.) (4)   TERM (MOS.) (4)   PERIOD (MOS.) (4)   DSCR (X) (5)
-----   ------------   -----------------   -----------------   ---------------   ---------------   -----------------   ------------

 18       45,677.00           120                 117                360               360                 57              1.38
 20       77,554.18           120                 119                  0                 0                119              1.09
 24       50,377.83           120                 120                360               360                                 1.53
 25       89,814.81           120                 120                360               360                 36              1.64
 27       57,500.00           120                 118                  0                 0                118              1.23
 29       82,500.00            60                  58                  0                 0                 58              1.37
 43       40,259.74           120                 118                360               360                 58              1.42
 50       91,666.67           120                 119                360               360                 59              1.28
 53       31,283.24           120                 119                360               360                 35              1.40
53-a
53-b
 56       54,687.50           120                 120                360               360                 60              1.31
 60      107,291.67           120                 119                360               360                 59              1.23
 61       43,025.21           180                 163                360               360                 43              1.36
 65       80,846.77           120                 119                  0                 0                119              1.94
 76       35,764.71           180                 163                360               360                 43              1.35
 82       36,458.33           120                 118                360               360                 46              1.42
 83       62,949.64           120                 115                360               360                 55              1.42
 87       46,571.43           126                 121                360               360                 13              1.41
 89       37,192.27           120                 116                360               356                                 1.17
 103     111,054.64           120                 117                360               357                                 1.20
 112      84,177.22           120                 119                 0                 0                 119              2.19
 119      47,058.82           180                 163                360               360                 43              1.34
 125      80,666.67            60                  59                360               360                 11              1.53
 127      44,776.12           120                 118                360               360                 34              1.41
 137      49,761.90           120                 118                360               360                 22              1.44
137-a
137-b
137-c
 140      70,138.89            60                  59                360               360                 11              1.42
 149      30,519.48           120                 118                360               360                 22              1.44
 152      41,607.14           120                 118                360               360                 22              1.41
 155      34,313.12            60                  58                360               358                                 1.21
 163      41,666.67           120                 119                360               360                 35              1.76
 176      59,423.09           120                 119                360               359                                 1.25
 178      22,516.56           120                 119                360               360                 35              1.51
 183      43,120.94           120                 117                360               357                                 1.23
 187      39,062.50           120                 119                  0                 0                119              2.99
 204      35,963.37           120                  88                360               328                                 1.31
 208      47,227.79           120                 119                360               359                                 1.22
 227     199,810.96           120                 119                360               359                                 1.22
 236      19,485.06           120                 119                300               299                                 1.32
 245      61,845.68           120                 119                360               359                                 1.23
 248      33,194.70           120                 119                360               359                                 1.40

             DSCR        CUT-OFF            LTV                                           STUDIOS                    1 BEDROOM
        AFTER INITIAL    DATE LTV         RATIO AT                 UTILITIES               NO. OF       AVG RENT       NO. OF
 ID       IO PERIOD     RATIO (6)   MATURITY OR ARD (6)          PAID BY TENANT         UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS
-----   -------------   --------    -------------------   ---------------------------   -----------   -----------   -----------

 18          1.18         76.5%            71.9%          Electric, Gas, Water, Sewer
 20           NAP         80.0%            80.0%          Electric, Gas, Water, Sewer                                   111
 24           NAP         53.1%            45.6%          None                              346          1,853           51
 25          1.36         78.9%            71.0%          Electric, Water, Sewer
 27           NAP         73.2%            73.2%          Electric, Water, Sewer                                        192
 29           NAP         70.2%            70.2%          None
 43          1.18         74.7%            69.7%          Electric                                                      112
 50          1.08         54.7%            51.3%          Electric                            1            825           39
 53          1.18         72.6%            65.7%          Electric, Gas, Water, Sewer
53-a                                                      Electric, Gas, Water, Sewer
53-b                                                      Electric, Gas, Water, Sewer
 56          1.12         65.2%            61.2%          Electric                                                      108
 60          1.04         62.0%            58.1%          Electric                                                       28
 61          1.10         80.0%            66.7%          Electric, Gas, Water                                           72
 65           NAP         68.2%            68.2%          None                               52          1,650           57
 76          1.11         80.0%            67.1%          Electric                                                      191
 82          1.19         69.7%            64.1%          Electric, Gas                                                 104
 83          1.20         79.1%            74.2%          Electric, Water, Sewer             12            595           28
 87          1.21         62.7%            54.7%          None                              175            794
 89          NAP          73.4%            62.8%          Electric, Gas, Water, Sewer
 103         NAP          77.2%            65.9%          Electric, Gas, Water, Sewer
 112         NAP          57.0%            57.0%          None                               15          1,850           48
 119         1.08         80.0%            66.7%          Electric                                                       64
 125         1.28         61.7%            58.7%          Electric                            1            646            3
 127         1.20         75.0%            68.0%          Electric                            1            290           54
 137         1.23         79.8%            71.1%          Electric                            6            583           85
137-a                                                     Electric                                                       48
137-b                                                     Electric                            2            450           27
137-c                                                     Electric                            4            650           10
 140         1.20         59.4%            56.4%          Electric                            2            646           29
 149         1.23         77.0%            68.6%          Electric, Water, Sewer                                         84
 152         1.20         79.7%            70.9%          Electric, Gas, Water, Sewer                                    56
 155         NAP          84.5%            79.3%          Electric, Water, Sewer                                         48
 163         1.48         58.7%            52.9%          Electric                                                       22
 176         NAP          77.9%            66.2%          Electric, Gas
 178         1.27         77.8%            70.4%          None                                                           24
 183         NAP          79.8%            68.0%          Electric, Gas, Water, Sewer
 187         NAP          37.2%            37.2%          None                               14          1,300           40
 204         NAP          61.9%            54.1%          None                                1            295           16
 208         NAP          79.9%            68.4%          Electric                            2            400           20
 227         NAP          60.5%            51.9%          Electric, Gas, Water, Sewer                                     9
 236         NAP          76.1%            59.7%          Electric, Gas, Water                                           22
 245         NAP          74.2%            63.5%          Electric
 248         NAP          63.9%            54.9%          Electric                                                       16

                       2 BEDROOM                   3 BEDROOM                   4 BEDROOM                  OTHER UNITS
          AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT
 ID     PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)
-----   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------

 18                                                                                                           613           405
 20          664          156            790           56            892
 24        1,735
 25                        48            978           72          1,287           96          1,596
 27          753          112            983           16          1,125
 29                        44            802           80            954           76          1,504
 43          562          196            687
 50        1,058           78          1,344            2          1,650
 53                                                                                                           346           353
53-a                                                                                                          230           362
53-b                                                                                                          116           335
 56          827           60            975           24          1,055
 60         1175           68           1366
 61          615           88            712           78            858
 65        2,050           15          2,500
 76          650           64            800
 82          490          136            620
 83          719           81            800           18            960
 87
 89                                                                                                           217           340
 103                                                                               66          1,580
 112       2,350           16          3,100
 119         675           68            790                                                                    4           590
 125         829           36            958           17          1,009           18          1,108
 127         680           73            789            5          1,305            1          1,325
 137         738           14            986
137-a        750            7            900
137-b        675            2            750
137-c        850            5          1,200
 140         744           41          1,019
 149         543           70            694
 152         580           56            714
 155         528           80            739
 163         681           74            698
 176                       58            760
 178         491           50            585           69            629            8            677
 183                       74            645
 187       1,975           26          2,219
 204         520           43            640           14            734
 208         535           31            684            2            875
 227       1,779            1          4,425
 236         450           60            487
 245                                                   17            818            4          1,040
 248         417            7            692            8            860

          NO. OF
 ID     ELEVATORS
-----   ---------

 18
 20
 24         4
 25
 27
 29
 43
 50
 53
53-a
53-b
 56         2
 60
 61
 65         2
 76
 82
 83
 87         1
 89
 103
 112        2
 119
 125
 127        2
 137        2
137-a
137-b       1
137-c       1
 140        1
 149
 152
 155
 163
 176
 178
 183
 187        1
 204
 208
 227
 236
 245
 248

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

FOOTNOTES TO APPENDIX B & APPENDIX C

1    Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#1 (South Bay Galleria) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A+" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#4 (750 Lexington Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "A", respectively. Fitch, Inc.
     and Standard and Poor's Ratings Services have confirmed that Loan ID#16
     (Plaza Fiesta) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB-", respectively. Fitch, Inc. and Standard and Poor's Ratings Services
     have confirmed that Loan ID#65 (Northgate Plaza Retirement Apartments) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+"/ "AA ", respectively. Fitch, Inc.
     and Standard and Poor's Ratings Services have confirmed that Loan ID#74
     (Tumwater Industrial Facility) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A-" / "AA-", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#79 (Calaveras Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA-" / "AAA", respectively.
     Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#85 (700-760 First Street) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB-" / "BBB+", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#112 (Island House Retirement
     Apartments) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that Loan ID#118 (Residence Inn Louisville Airport) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively.

2    WFB - Wells Fargo Bank, National Association; PCF II - Principal Commercial
     Funding II, LLC; PMCF - Prudential Mortgage Capital Funding, LLC; BSCMI -
     Bear Stearns Commercial Mortgage, Inc.; NLIC - Nationwide Life Insurance
     Company; PCF - Principal Commercial Funding, LLC

3    For Loan ID#1 (South Bay Galleria), the $100,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $130,000,000 first mortgage split into an A-Note and a B-Note. The $30,000,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area SF/Unit numbers presented are based on the
     $100,000,000 A-Note financing. The aggregate LTV and DSCR including such
     A-Note and B-Note are 58.8% and 1.37x, respectively.

     For Loan ID#80 (The Tower), the $9,000,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $12,250,000 first mortgage split into an
     A-Note and a B-Note. The $3,250,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $9,000,000 A-Note financing. The aggregate LTV and DSCR including such A-Note and B-Note are
     72.6% and 1.22x, respectively. The Tower non-pooled mortgage loan initially will be subordinate in right of payment but may become pari passu in right of payment under certain circumstances as described in "Description of the
     Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
     and/or Other Financing--Split Loan Structures--The Tower Loan Group" of the
     Free Writing Prospectus.

     For Loan ID#13 & 14 (City Center West and Molina Building), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
     numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area. Loans can be released from lien of cross-collateralization at lender's option subject to certain conditions, including (i) 93% occupancy of Molina Building property, and (ii) DSCR for Molina Building property of 1.25x or greater.

4    For Loan ID#74 (Tumwater Industrial Facility), the mortgage loan requires principal and interest payments based on 30-year amortization from December
     1, 2006 through November 1, 2015. Beginning December 1, 2015 until the loan is paid in full at the maturity date of November 1, 2016 the loan payments will be interest only.

     For Loan ID#132 (Lexington Place Phase I), an initial amount of $3,900,000 was funded on October 20, 2006. Subsequent to this initial funding, an additional $1,825,000 was funded on October 30, 2006. For the purposes of the Appendix B, the loan has been disclosed with an original balance of
     $5,725,000, an original term of 120 months, 36 months interest-only, a debt service payment of $409,244.88 (based on principal and interest payments beginning on December 1, 2009), and a seasoning of 1 month.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#10 (Fountain Square), the Appraised value and LTV is based on the "Stabilized" value of $49,440,000 as of October 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of August 30, 2006 was 100.0%. The "As-Is" Value as of July 18, 2006 is
     $49,340,000.

     For Loan ID#17 (Redwood Gateway), the Appraised Value and LTV is based on the total "Stabilized" value of $46,200,000 as of August 4, 2006. The
     "Stabilized" value assumes the 16,798 square foot Shoe Pavilion building under construction has been completed, the Redwood Way has been completed and the vacant space need to be leased to achieve a stabilized occupancy of
     99% has been leased. At loan origination, $945,997 was escrowed for Shoe
     Pavilion. The property was 98.3% leased as of May 22, 2006. The "As-Is"
     Value as of August 4, 2006 is $45,100,000.

     For Loan ID#21 (Camp Creek Marketplace II), the Appraised value and LTV is based on the "Stabilized" value of $43,700,000 as of November 1, 2006. The
     "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of August 23, 2006 was
     94.7%. The "As-Is" Value as of July 19, 2006 is $42,400,000.

     For Loan ID#28 (Marriott Detroit Livonia), the Appraised Value and LTV is
     based on the "As Renovated" value of $26,200,000 as of July 26, 2006. The
     "As Renovated" value assumes the completion of renovations according to the property improvement plan. The cost of these renovations has been deposited into an upfront reserve held by the lender. The "As-Is" value was
     $23,400,000 as of July 26, 2006.

     For Loan ID#35 (Staunton Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $18,000,000 as of September 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 16, 2006 was 100.0%. The "As-Is" value was $10,900,000 as of
     February 21, 2006.

     For Loan ID#81 (Dorsey Business Center), the Appraised value and LTV is based on the "Stabilized" value of $12,600,000 as of January 1, 2007. The
     "Stabilized" value assumes that additional parking spaces will be added to the property. The borrower is currently adding spaces to an adjacent parcel of land. The occupancy as of September 27, 2006 was 100.0%. The "As-Is"
     Value as of August 25, 2006 is $12,200,000.

     For Loan ID#95 (Montrose Retail Center), the Appraised Value and LTV is
     based on the "Stabilized" value of $9,710,000 as of May 5, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 30, 2006 was 92.9%. The "As-Is" value was $9,300,000 as of May
     5, 2006.

     For Loan ID#108 (Ann & Decatur Marketplace), the Appraised value and LTV is based on the "Stabilized" value of $9,600,000 as of July 1, 2006. The
     "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of October 2, 2006 was
     100.0%. The "As-Is" Value as of June 1, 2006 is $7,265,000.

     For Loan ID#117 (Zuni Center), the Appraised Value and LTV is based on the
     "Stabilized" value of $9,450,000 as of December 1, 2006. The "Stabilized"
     value assumes the occupancy has stabilized. The occupancy as of August 1,
     2006 was 100.0%. The "As-Is" value was $8,950,000 as of August 4, 2006.

     For loan ID#120 (Independent Printing Building), the Appraised Value and
     LTV are based on the "As Complete" value of $8,900,000 as of November 1,
     2006. The "As Complete" value assumes the completion of 25,391 square foot addition. The construction has been completed and the occupancy as of
     September 1, 2006 was 100.0%. The "As-Is" value is $6,700,000 as of May 8,
     2006.

     For Loan ID#130 (Willingboro Town Center, South Phase), the Appraised value and LTV is based on the "Stabilized" value of $8,600,000 as of November 1,
     2006. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of August 10, 2006 was 94.3%. The "As-Is" Value as of August
     1, 2006 is $8,300,000.

     For Loan ID#131 (Niagara Water Industrial), the Appraised Value and LTV is
     based on the "Stabilized" value of $9,100,000 as of July 6, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of June 13, 2006 was 100%. The "As-Is" value was $8,645,000 as of June 20,
     2006.

     For Loan ID#137 (Baltimore Portfolio), the Appraised Value and LTV is based on the total "Stabilized" value of $6,550,000. The Saint Paul Commons property has a "Stabilized" value of $3,100,000 as of 12/01/2006 and the
     West Monument property has a "Stabilized" value of $1,550,000 as of
     01/01/2007. All "Stabilized" values assume the completion of the aggregate deferred maintenance items. A deposit in the amount of $166,074, which represents 125% of the estimated deferred

     maintenance costs, was collected at closing. The total "As-Is" value was
     $6,400,000. The Saint Paul Commons "As-Is" value was $3,000,000 as of
     07/23/2006 and the West Monument "As-Is" value was $1,500,000 as of the same date.

     For loan ID#151 (Mission Square West), the Appraised Value and LTV are
     based on the "Stabilized" value of $5,850,000 as of June 2, 2006. The
     "Stabilized" value assumes the completion of construction and property is operating on a stabilized basis. The subject property has been completed and the occupancy as of September 30, 2006 was 92.0%.

     For loan ID#160 (OfficeMax/Party America), the Appraised Value and LTV are
     based on the "As Complete" value of $5,300,000 as of September 15, 2006.
     The "As Complete" value assumes the completion of 4,504 square foot addition of Party America and rent commences on expansion space. The construction has been completed and rent has commenced on the expansion space. The occupancy as of September 22, 2006 was 100.0%. The "As-Is" value is $5,150,000 as of July 17, 2006.

     For Loan ID#170 (Bison and L&W Supply Buildings), the Appraised Value and
     LTV is based on the "Stabilized" value of $5,300,000 as of October 1, 2006.
     The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of October 5, 2006 was 100.0%. The "As-Is" value was $5,110,000 as of
     August 8, 2006.

     For Loan ID#179 (925 Thompson Place), the Appraised Value and LTV is based on the "Stabilized" value of $4,350,000 as of January 1, 2007. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 24, 2006 was 100.0%. The "As-Is" value was $4,180,000 as of June
     16, 2006.

     For loan ID#182 (Harrison Town Center), the Appraised Value and LTV are
     based on the "Stabilized" value of $4,400,000 as of February 8, 2007. The
     "Stabilized" value assumes lease-up at the property to a stabilized level of 94%. The property was 80.9% leased as of October 13, 2006. Additionally, there is a $100,000 performance holdback which shall be released, if among other things, upon producing an annualized net operating income level of
     $283,123.29 and achieving a 95% occupancy level over a period of three consecutive months. The "As-Is" value was $4,250,000 as of August 8, 2006.

     For Loan ID#195 (Laurel Convenience Center), the Appraised Value and LTV is
     based on the "Stabilized" value of $4,200,000 as of August 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2006 was 100.0%. The "As-Is" value was $4,100,000 as of May 20,
     2006.

     For Loan ID#220 (Cheyenne Office), the Appraised Value and LTV is based on the "Stabilized" value of $3,500,000 as of 10/05/2006. The "Stabilized"
     value assumes the completion of construction. The construction has since been completed. The "As-Is" value is $3,180,000 as of 08/24/2006.

     For Loan ID#232 (Majestic Liquor Store), the Appraised Value and LTV is
     based on the "Stabilized" value of $2,720,000 as of October 30, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 26, 2006 was 100.0%. The "As-Is" value was $2,240,000 as of
     August 30, 2006.

     For Loan ID#240 (FedEx - Hurricane), the Appraised Value and LTV is based on the "Stabilized" value of $3,075,000 as of October 15, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 1, 2006 was 100.0%. The "As-Is" value was $2,975,000 as of
     September 18, 2006.

7    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     For Loan ID#24 (Concord Place), the collateral consists of 253 independent living units, 144 supportive living units and four commercial units. Units are represented at 397 excluding the four, 100% occupied, commercial units.
     Balance Per Unit also excludes these four units.

     For Loan ID#72 (Two Centre Square), the collateral consists of a 91,426 SF office building and a 144,640 SF (390 space) parking garage. Units, Net
     Rentable Area and Balance Per Unit excludes the 144,640 SF parking garage.

     For Loan ID#137 (Baltimore Portfolio), the collateral consists of 55 units at the Saint Paul Commons property, 31 units at The Wentworth property and
     19 units at the West Monument property for a total of 105 units. In addition to the 105 units there is a fully occupied office unit located at the Saint Paul Commons property and a fully occupied ground floor retail unit located at The Wentworth property for a total of 107 units. Units are represented at 105 excluding the two, 100% occupied, commercial units.
     Balance Per Unit also excludes these two units.

8    For Loan ID#1 (South Bay Galleria), the mortgage loan has the following prepayment provision: 25-payment lockout from the first payment date, with the greater of 1% or yield maintenance for the following 90 payments, and open to prepayment without premium thereafter through the maturity date.
     Prior to January 5, 2012 the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury
     Yield. For the period from January 5, 2012 through and including July 5,
     2016, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%.

9    For Loan ID#19 (255 Primera Boulevard), the pooled mortgage loan is structured with a performance holdback of $151,515in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#21 (Camp Creek Marketplace II), the pooled mortgage loan is structured with a performance holdback of $791,682, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#21 (Camp Creek Marketplace II), the pooled mortgage loan is structured with a performance holdback of $274,473, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#27 (Park Lakes Apartments), the pooled mortgage loan is structured with a performance holdback of $13,125, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#28 (Marriott Detroit Livonia), the pooled mortgage loan is structured with a $750,000 Letter of Credit Collateral, which is subject to achievement of certain release conditions, including but not limited to, the DSCR shall be equal or greater than 1.30x. At the lender's option, the proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by September 8, 2008.

     For Loan ID#46 (6464-6540 West 51st Street & 5000 South Nagle Avenue), the
     pooled mortgage loan is structured with a performance holdback of $400,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if capital improvements have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#67 (Cherry Hill Shopping Center), the pooled mortgage loan is structured with performance holdbacks of (i) $800,000 in the form of a letter of credit, and (ii) $300,000 cash, each of which is subject to achievement of certain release conditions. If the release conditions have not been satisfied by February 1, 2009 with respect to the $300,000 holdback, and December 1, 2009 with respect the $800,000 LOC, lender shall apply any unreleased proceeds to pay down the principal balance. The borrower can elect to apply the proceeds of the holdbacks/letter of credit to the balance of the mortgage loan, along with a yield maintenance premium, or replace the balance of the reserve with an acceptable letter of credit, in which the cash balance of the initial letter of credit will be returned to the borrower, provided no default exists.

     For Loan ID#97 (Koeller Center), the pooled mortgage loan is structured with a performance holdback of $502,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by August 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#113 (Shops at the Village), the pooled mortgage loan is structured with a performance holdback of $450,000, which is subject to achievement of certain release conditions, including but not limited to,
     (i) (A) 1.20x DSCR based on actual loan constant and amortizing payment, and (B) 0.89x DSCR on a 10% loan constant; and (ii) 80% LTV. If the release conditions are not satisfied by August 1, 2007, Lender shall pay-down principal by amount sufficient to reach related DSCR requirements, and in the event of default, with a prepayment premium.

     For Loan ID#116 (Hilltop Business Center), the pooled mortgage loan is structured with a performance holdback of $250,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     November 30, 2008, if the items identified in the loan documents as Net
     Cash Flow Requirement have not been met in accordance with the terms of the respective reserve agreement.

     For Loan ID#116 (Hilltop Business Center), the pooled mortgage loan is structured with a performance holdback of $205,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 31, 2011, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#129 (Tuckerton Plaza), the pooled mortgage loan is structured with a performance holdback of $750,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by December 1,
     2006, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#162 (Copperfield Shopping Center), the pooled mortgage loan is structured with a performance holdback of $100,000, which is subject to achievement of certain release conditions, including but not limited to, the DSCR shall be equal or greater than 1.25x. If the release conditions are not satisfied by September 1, 2008, lender shall pay down the principal balance by an amount sufficient to attain the 1.25x DSCR but not less than
     $4,000,000 adjusted loan balance, with a yield maintenance premium.

     For Loan ID #182 (Harrison Town Center), the pooled mortgage loan is structured with a performance holdback of $100,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) producing an annualized net operating income level of $283,123.29, (ii) property at 95% occupied over a period of three consecutive months on or before November 1, 2007. If the requirement to release the reserve is not satisfied by November 1, 2007, Lender may apply the Escrow Deposit at par (without any prepayment premium) against the outstanding principal balance of the Loan.

     For Loan ID#209 (7051 Stuart Avenue), the pooled mortgage loan is structured with a performance holdback of $25,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     March 12, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#224 (Lake Wylie Plaza), the pooled mortgage loan is structured with a performance holdback of $160,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
     (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if the environmental issues have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#224 (Lake Wylie Plaza), the pooled mortgage loan is structured with a performance holdback of $25,240, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by April 2, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

10   For Loan ID#113 (Shops at the Village), the sponsors of the loan are:
     Michael J. Horwitz, Barry P. Raber, Brandy N. Horwitz, Grant Hammersley,
     Linda L. Hammersley, William H.L. Roll, Heidi Hammersley, William L.
     Hammersley, Barry P. Raber, Jennifer Raber, and Susan M. Roll.

     For Loan ID#190 (Red Rock Plaza), the sponsors of the loan are: Daljit
     Singh Dhillon, Harbhajan S. Dhillon, Kuldip Kaur Dhillon, Bir Singh
     Dhillon, Jatinder Kaur Dhillon, Kalwant S. Dhillon, Jagdish Kaur Dhillon,
     and Harishwar Kaur Dhillon.

     For Loan ID#249 (Larbrook Properties Huntington Beach CA), the sponsors of the loan are: Edward Mayers, Authur Greenberg, Ronald Livingston, Hedley
     Beesley, Sue Beesley, Barbara Mayer, Sandra Livingston, Stephen Claman, and
     Renee Claman.

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                    [4 PHOTOS OF SOUTH BAY GALLERIA OMITTED]

                                       D-1

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                       [MAP OF SOUTH BAY GALLERIA OMITTED]

                                       D-2

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE: (1)                 $100,000,000
CUT-OFF DATE BALANCE: (1)             $100,000,000
FIRST PAYMENT DATE:                   01/05/2007
INTEREST RATE:                        5.62500%
AMORTIZATION TERM:                    360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        10/05/2016
EXPECTED MATURITY BALANCE:            $84,394,230
SPONSOR:                              Forest City Enterprises, Inc.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION: (2)                  25-payment lockout from the first payment
                                      date, with the greater of 1% or yield
                                      maintenance for the following 90 payments,
                                      and open to prepayment without premium
                                      thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF: (1)(7)   $257.47
UP-FRONT RESERVES: (3)                None
ONGOING RESERVES:                     RE Taxes: (4)    Springing
                                      Insurance: (4)   Springing
                                      Other: (5)       Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (6)        A+ / AAA
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Redondo Beach, CA
YEAR BUILT/RENOVATED:                 1985, 1997 / 2003
PERCENT LEASED (AS OF): (7)           99.6% (10/01/2006)
NET RENTABLE AREA: (7)                388,400
THE COLLATERAL:                       A regional shopping center located in
                                      Redondo Beach, California.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Forest City Commercial Management, Inc.
3RD RECENT NOI (AS OF): (7)           $12,651,892  (TTM 12/31/2004)
2ND RECENT NOI (AS OF): (7)           $13,381,923  (TTM 12/31/2005)
MOST RECENT NOI (AS OF): (7)          $13,759,651  (TTM 08/31/2006)
U/W NET OP. INCOME: (7)               $13,480,431
U/W NET CASH FLOW: (7)                $12,540,821
U/W OCCUPANCY: (7)                    95.0%
APPRAISED VALUE (AS OF): (7)          $221,000,000 (09/25/2006)
CUT-OFF DATE LTV RATIO: (1)(7)(8)     45.2%
LTV RATIO AT MATURITY: (1)(7)(8)      38.2%
U/W DSCR: (1)(7)(9)                   1.82x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $100,000,000 loan represents the A-Note portion of a
     $130,000,000 total first mortgage debt. All Loan per SF, LTV, and DSCR numbers in the table are based on the A-Note.

(2)  Prior to January 5, 2012, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury
     Yield. For the period from January 5, 2012 through and including July 5,
     2016, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%.

(3)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the repairs set forth in the engineering report in the ordinary course of the borrower's maintenance of the property.

(4)  RE Taxes and Insurance reserves will spring in the event the debt service coverage ratio falls below 1.20x; provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(5)  In the event that the debt service coverage ratio falls below 1.20x, the borrower must deposit on each monthly payment date (i) an amount equal to the license fees that will be payable under the License Agreement dated
     June 20, 2005 between Southern California Edison Company, as Licensor, and
     South Bay Center, LLC (as predecessor-in-interest to the borrower), as
     Licensee (the "License Fee Reserve"), and (ii) an amount equal to the ground subrent that will be payable under the Sublease of Parking
     Facilities dated November 21, 1984 between Redondo Beach Redevelopment
     Agency and South Bay Associates (as predecessor-in-interest to the borrower) (the "Ground Subrent Reserve"); provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(6)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the South Bay Galleria Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A+" / "AAA", respectively.

(7)  Additional collateral consisting of 9.52 acres of land improved with a retail strip center of 60,424 square feet was not relied upon economically in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions, because the borrower may redevelop this portion of the property (see "The Property" below).

(8)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $130,000,000
     total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) are 58.8% and 49.9%, respectively.

(9)  The DSCR is based solely on the A-Note portion. The DSCR based on the
     $130,000,000 total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) is 1.37x.

THE SOUTH BAY GALLERIA LOAN.

     THE LOAN. The largest loan (the "South Bay Galleria Loan") is a
$100,000,000 A-Note portion of a $130,000,000 first mortgage loan secured by the borrower's fee interest in a super regional shopping center known as South Bay
Galleria located in Redondo Beach, California (the "South Bay Galleria
Property"). The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-Note in the original principal amount of
$30,000,000 (the "B-Note").

     THE BORROWER. The borrowers, South Bay Center SPE, LLC and South Bay
Associates SPE, LLC (collectively, the "South Bay Galleria Borrower"), are each single purpose entities that own no material assets other than the South Bay
Galleria Property

                                       D-3

and related interests. Each borrower is a single-member Delaware limited liability company whose sole member is a single member California limited liability company and California limited partnership, respectively, that is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsor of the South Bay Galleria Loan is Forest
City Enterprises, Inc., a publicly traded real estate operating company, which engages in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Forest City
Enterprises, Inc. owned interests in 83 completed projects, including 42 retail properties, 34 office properties and seven hotels as of January 31, 2006. As of
July 31, 2006, Forest City Enterprises, Inc. and its subsidiaries reported total assets of approximately $8 billion and a net worth of approximately $946 million.

     THE PROPERTY. The South Bay Galleria Property consists of (a) 388,400 square feet of in-line retail space within a three-story enclosed mall and theater space within a one-story building (the theater space has a mezzanine level), plus a parking structure and the land ground leased by two retail anchors, located on 24.68 acres (the "Primary Collateral"), and (b) a
60,424-square foot strip center and a ground lease to Bank of America on 9.52 acres located to the south of the Primary Collateral (the "Additional
Collateral").

     The Primary Collateral is part of a larger South Bay Galleria shopping center of approximately 960,000 square feet (the "Center") anchored by
Robinsons-May (renamed Macy's), Nordstrom, Mervyn's, and a 16-screen AMC
Theatre. Both Macy's and Nordstrom, which lease the ground from the South Bay
Galleria Borrower, own their own improvements until ground lease expiration. The
South Bay Galleria Borrower's fee interest in the ground is part of the Primary
Collateral for the South Bay Galleria Loan. Mervyn's owns its own site and improvements. There is also a 23,068-square foot Galleria Transit Terminal that is owned by the City of Redondo Beach and a 2,150-space six-level parking structure that is owned by South Bay Center SPE, LLC. Additional surface parking is provided at the South Bay Galleria Property. The improvements occupied by the three retail anchors and the Galleria Transit Terminal are not included in the
Primary Collateral, but the owners of those improvements contribute to CAM reimbursements.

     As of October 1, 2006, the Primary Collateral was 99.6% leased by 140 tenants, while the Center, including non-collateral space, was 99.8% leased. The national and regional tenants at the Primary Collateral include Ann Taylor,
Abercrombie & Fitch, Banana Republic, Pacific Sunwear, The Gap, Hot Topic and
Zales Jewelers. Historical in-line mall space sales (excluding AMC) at the
Primary Collateral have been as follows: $395/SF in 2002, $399/SF in 2003,
$437/SF in 2004, $477/SF in 2005, and $489/SF for the trailing-12 month period ended July 31, 2006. AMC sales were reported at approximately $708,000 per screen for the trailing-12 month period ended July 31, 2006. The Additional
Collateral was 78.9% occupied, generating an average contract rent of $17.18/SF as of October 1, 2006. The Additional Collateral is not being retenanted as
South Bay Associates SPE, LLC may redevelop the site. No economic consideration was given to the Additional Collateral in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions.

     More specific information about the anchor tenants at the Center is set forth in the tables below:

                                                             CREDIT RATING OF
                                                            PARENT COMPANY (1)
ANCHOR                 PARENT COMPANY                      (FITCH/MOODY'S/S&P)     GLA     COLLATERAL INTEREST (2)
------------------------------------------------------------------------------------------------------------------

Robinsons-May/Macy's   Federated Department Stores, Inc.      BBB+/Baa1/BBB      334,896           Yes (3)
Nordstrom              Nordstrom, Inc.                          A-/Baa1/A        148,778           Yes (3)
Mervyn's               Mervyn's, LLC                             --/--/--         84,000              No
AMC Theatre            AMC Entertainment, Inc.                    B/--/B          64,010             Yes
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                            631,684
==================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contributes towards the operating and maintenance of the common area maintenance.

(3)  Both Macy's and Nordstrom own their own improvements but lease the ground from the South Bay Galleria Borrower.

                                       D-4

     The following table presents certain information relating to the major tenants at the South Bay Galleria Property:

                                                                                      % OF TOTAL     ANNUALIZED
                              CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/         TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                  MOODY'S/S&P) (1)      NRA    % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

AMC Theatre                       B/--/B         64,010      16%      $ 1,481,832         12%          $23.15      10/31/2017
Express                         --/Baa2/BBB       9,762       3%      $   234,288          2%          $24.00      01/31/2008
Victoria's Secret               --/Baa2/BBB       7,952       2%      $   270,368          2%          $34.00      01/31/2015
The Limited                     --/Baa2/BBB       7,587       2%      $   197,262          2%          $26.00      01/31/2009
Anchor Blue                      --/--/--         7,407       2%      $   125,919          1%          $17.00      01/31/2011
California Pizza Kitchen         --/--/--         7,215       2%      $   238,095          2%          $33.00      05/31/2010
Tilly's                          --/--/--         7,165       2%      $   139,360          1%          $19.45      01/31/2013
Abercrombie & Fitch              --/--/--         7,000       2%      $   154,000          1%          $22.00      01/31/2013
Red Robin Burger & Spirits       --/--/--         6,778       2%      $   233,841          2%          $34.50      08/31/2015
The Gap                       BBB-/Baa3/BBB-      6,774       2%      $   176,124          1%          $26.00      01/31/2007
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          131,650      34%      $ 3,251,089         26%          $24.69
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                     Various       255,044      66%      $ 9,109,129         74%          $35.72        Various
Vacant Space                        NAP           1,706       0%      $         0          0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          388,400     100%      $12,360,218        100%          $31.82
=============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
    YEAR          EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------------

   Vacant            --              1,706               0%              1,706               0%                 --
   MTM(2)             7             13,874               4%             15,580               4%             $30.77
    2006              1              1,238               0%             16,818               4%             $33.00
    2007             17             29,404               8%             46,222              12%             $40.28
    2008             16             47,570              12%             93,792              24%             $25.06
    2009             17             36,186               9%            129,978              33%             $30.64
   2010(3)           16             47,671              12%            177,649              46%             $30.71
    2011             14             32,599               8%            210,248              54%             $33.67
    2012              8             13,740               4%            223,988              58%             $36.70
    2013              9             26,219               7%            250,207              64%             $29.31
    2014              4              6,403               2%            256,610              66%             $37.45
   2015(3)           12             28,855               7%            285,465              73%             $44.26
    2016             12             19,794               5%            305,259              79%             $44.45
Thereafter(3)         7             83,141              21%            388,400             100%             $26.17

(1)  The information in the table is based on the actual rent roll dated October
     1, 2006 and leases in place.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2006, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date.

(3)  Includes one or more ground lease tenants and an antenna tower tenant for which a square footage of zero was assigned. Avg. Base Rent per SF Expiring includes the rental revenue generated by the ground lease and antenna tenants, but excludes the square footage of those tenants. The ground leased space totals 483,674 square feet.

     PROPERTY MANAGEMENT. The South Bay Galleria Property is managed by Forest
City Commercial Management, Inc., an affiliate of the South Bay Galleria
Borrower.

     ADDITIONAL INDEBTEDNESS. The South Bay Galleria Property also secures a subordinate B-Note, with an original principal balance of $30,000,000. Only the
A-Note is included in the trust. The combined aggregate original principal balance of the A-Note and B-Note was $130,000,000. The B-Note has a 10-year term with a 30 year amortization schedule and 6.3941325% interest rate. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Subordinate and/or Other Financing-Split Loan Structures-The South Bay
Galleria Loan Group" in the Prospectus Supplement. The B-Note is currently held by The Prudential Insurance Company of America.

     Provided that no event of default under the South Bay Galleria Loan has occurred and is continuing, the South Bay Galleria Borrower has the right, at any time prior to the third anniversary of origination, to request the B-Note holder to increase the B-Note loan portion to provide an additional loan (the
"Construction Loan") of up to $125,000,000 (such that the total B-Note does not exceed $155,000,000) in connection with the construction of the proposed additional improvements on the Primary Collateral and/or the Additional
Collateral. If the B-Note holder elects to make the Construction Loan, the
Construction Loan will be secured by the South Bay Galleria Property, and subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt and the Construction Loan) minimum debt

                                       D-5

service coverage ratio of 1.30x based on the sum of the net operating income from the Primary Collateral and the pro forma net operating income from the
Additional Collateral after completion of the proposed additional improvements;
(b) a combined (meaning the $130,000,000 total first mortgage debt and the
Construction Loan) maximum LTV of 75% based on the combined value of the Primary
Collateral and the as-completed value (assuming completion of the additional improvements) of the Additional Collateral; (c) a maximum LTV on the A-Note of
40% based on the combined value of the Primary Collateral and the as-completed value of the Additional Collateral; and (d) confirmation from each of the Rating
Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt and the proposed additional improvements will not result in the qualification, downgrade or withdrawal of any of the ratings on the series
2006-PWR14 certificates. In no event will the improvements to be constructed with the proceeds of the Construction Loan be completed more than six years following origination. In addition, the sponsor will be required to enter into an unconditional completion guaranty in favor of the lender.

     Provided that (i) no event of default under the South Bay Galleria Loan has occurred and is continuing, (ii) the B-Note holder has made the Construction
Loan, the proceeds thereof are fully disbursed and the additional improvements to be constructed with the proceeds thereof have been completed, and (iii) the
South Bay Galleria Borrower has entered into leases in accordance with the mortgage loan documents covering 95% of the gross leasable area of the additional improvements constructed on the South Bay Galleria Property, then, during the two year period commencing upon the lien-free completion of the additional improvements, the South Bay Galleria Borrower will have the right to request in writing that the B-Note holder provide supplemental financing under the B-Note and thereby increase the B-Note loan portion (the "Supplemental
Loan"), secured by the South Bay Galleria Property. If the B-Note holder elects to make the Supplemental Loan, the Supplemental Loan will be subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) minimum DSCR of 1.30x based on the net operating income from the Primary Collateral and the Additional Collateral;
(b) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) maximum loan-to-value ratio of 75%
based on the combined value of the Primary Collateral and the completed value of the Additional Collateral; (c) a maximum loan-to-value ratio on the A-Note of
40% based on the combined value of the Primary Collateral and the Additional
Collateral; and (d) confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     With respect to the Construction Loan and the Supplemental Loan, the
special servicer in consultation with the controlling class representative will be entitled to independently confirm satisfaction of certain conditions specified in the preceding paragraphs, including satisfaction of the debt service coverage ratio and loan-to-value tests, as more fully described in
"Description of the Mortgage Pool-Subordinate and/or Other Financing-Split Loan
Structures-The South Bay Galleria Loan Group".

     GROUND LEASE. None.

     RELEASE OF PARCELS. In the event that the South Bay Galleria Borrower has requested the Construction Loan and the B-Note holder has elected not to make the Construction Loan after such request, the South Bay Galleria Borrower has the right to obtain the release of the Additional Collateral without payment of any release price, all as further set forth in the mortgage loan documents.

                                       D-6

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                    [3 PHOTOS OF ONE NEWARK CENTER OMITTED]

                                       D-7

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                       [MAP OF ONE NEWARK CENTER OMITTED]

                                       D-8

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 WFB
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $96,700,000
CUT-OFF DATE BALANCE:                 $96,700,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.60000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2011
EXPECTED MATURITY BALANCE:            $96,700,000
SPONSOR:                              The Praedium Group LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 34 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $231.33
UP-FRONT RESERVES:                    Replacement:    $758,000
                                      TI/LC:          $3,500,000
                                      Other: (1)      $4,700,000
ONGOING RESERVES:                     RE Taxes:       $117,120 / month
                                      Insurance: (2)  Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             Newark, NJ
YEAR BUILT/RENOVATED:                 1992 / NAP
PERCENT LEASED (AS OF):               97.9% (11/01/2006)
NET RENTABLE AREA:                    418,026
THE COLLATERAL:                       Floors 6 through 22 of a Class A office
                                      tower including a six-story (945-space)
                                      parking garage located in Newark, New
                                      Jersey.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  The Gale Management Company LLC
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $6,333,611 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $7,022,442 (TTM 12/31/2005)
U/W NET OP. INCOME:                   $8,173,251
U/W NET CASH FLOW:                    $8,173,251
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $122,00,000 (11/01/2006)
CUT-OFF DATE LTV RATIO:               79.3%
LTV RATIO AT MATURITY:                79.3%
U/W DSCR:                             1.49x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the borrower reserved $4,700,000 for the payment or reimbursement of either capital expenditures or the costs associated with tenant improvements and leasing commissions. The borrower is entitled to a release of amounts in the reserve so long as no event of default exists.

(2)  Monthly insurance reserves shall be waived so long as (i) The Gale
     Management Company LLC, or any other property manager approved by lender pursuant to the terms of the mortgage loan documents, is maintaining insurance for the mortgaged property and for the borrower and Seton Hall
     University, as the owner of floors one through five, jointly in accordance with an Operation and Cross-Easement Agreement and is impounding for the cost of the insurance premiums for such insurance on a monthly basis, (ii)
     such insurance satisfies the requirements under the agreement regarding required insurance and (iii) borrower provides lender with proof of payment of the insurance premiums at least ten (10) days prior to the applicable insurance policy's insurance expiration date.

THE ONE NEWARK CENTER LOAN.

     THE LOAN. The second largest loan (the "One Newark Center Loan") is a
$96,700,000 first mortgage loan secured by the borrower's fee interest in the property known as One Newark Center (floors 6 through 22 of the office tower and the adjacent parking garage) located in Newark, New Jersey.

     THE BORROWER. The borrower, ONC Tower Urban Renewal LLC, and ONC Parking
Urban Renewal LLC are each single purpose entities that own no material assets other than the mortgaged property and related interests. ONC Tower Urban Renewal
LLC owns the fee interest in the office tower, and ONC Parking Urban Renewal LLC owns the fee interest in the adjacent parking garage. The managing member of the borrower, ONC MM LLC, is structured with at least one independent director. A non-consolidation opinion was delivered at origination. The sponsor, The
Praedium Group LLC, was formed in 1991 and is a real estate investment fund manager focusing on assets throughout North America. The Praedium Group LLC reports over $5 billion of investments to date.

     THE PROPERTY. One Newark Center is a 418,026 square foot, Class A, office tower located in Newark, New Jersey. The property is approximately 97.9% leased to 21 tenants. The collateral consists of floors six through 22 and an adjacent
6-story parking garage containing 945-spaces. Seton Hall Law School occupies floors one through five. One Newark Center is located at the northwest corner of
Raymond Avenue and McCarter Highway (Route 21), and is two blocks from Newark
Penn Station and in proximity to Interstate 280, which provides access to the
New Jersey Turnpike and major roadways and communities in the vicinity. Access to floors six through 22 is available via a separate entry lobby at grade fronting the corner of McCarter Highway and Raymond Avenue, while the adjacent parking garage can be directly accessed on the sixth floor. Access to the second through 5th floors is available via a separate entryway fronting Raymond Avenue.

                                       D-9

     More specific information about the One Newark Center property is set forth in the tables below:

                                                                              % OF TOTAL     ANNUALIZED
                          CREDIT RATING                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/         TENANT   % OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P)(1)     NRA      NRA    BASE RENT ($)    BASE RENT      ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Kirkpatrick & Lockhart      --/--/--        52,148     12%   $ 1,691,160           14%         $32.43      03/31/2014
Latham & Watkins            --/--/--        52,148     12%   $ 1,611,373           13%         $30.90      02/28/2014
HUD                        AAA/Aaa/AAA      49,698     12%   $ 1,394,029           11%         $28.05      10/31/2008
IRS                        AAA/Aaa/AAA      42,687     10%   $ 1,234,508           10%         $28.92      12/31/2007
Proskauer Rose LLP          --/--/--        37,065      9%   $ 1,130,483            9%         $30.50      08/31/2015
Global Crossing             --/--/--        33,485      8%   $   954,323            8%         $28.50      06/30/2010
Littler Mendelson           --/--/--        24,368      6%   $   767,592            6%         $31.50      12/31/2016
International Fidelity      --/--/--        23,709      6%   $   746,834            6%         $31.50      08/31/2012
Newark Club                 --/--/--        18,438      4%   $   525,483            4%         $28.50      11/30/2016
Justice Department         AAA/Aaa/AAA      16,189      4%   $   471,909            4%         $29.15      06/30/2009
North Jersey Transport      --/--/--        15,001      4%   $   427,529            3%         $28.50      06/30/2010
Mendes & Mount              --/--/--        12,641      3%   $   360,269            3%         $28.50      02/28/2014
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     377,577     90%   $11,315,490           91%         $29.97
=====================================================================================================================
Other Tenants                Various        31,613      8%   $ 1,059,547            9%         $33.52        Various
Vacant Space                   NAP           8,836      2%   $         0            0%         $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     418,026    100%   $12,375,037          100%         $29.60
=====================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                    AVERAGE U/W
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
YEAR           EXPIRING    TOTAL SF EXPIRING     EXPIRING         SF EXPIRING     OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------------------------

Vacant           --               8,836               2%              8,836              2%            $35.00
2006             --                  --              --               8,836              2%                --
2007              4              52,281              13%             61,117             15%            $29.50
2008              1              49,698              12%            110,815             27%            $28.05
2009              3              17,382               4%            128,197             31%            $29.23
2010              3              48,486              12%            176,683             42%            $28.50
2011              2               2,746               1%            179,429             43%            $28.20
2012              3              33,156               8%            212,585             51%            $32.44
2013             --                  --              --             212,585             51%                --
2014              4             116,937              28%            329,522             79%            $31.32
2015              2              37,065               9%            366,587             88%            $30.50
2016              3              42,806              10%            409,393             98%            $30.21
Thereafter        2               8,633               2%            418,026            100%            $ 0.00
----------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The One Newark Center property is managed by The Gale
Management Company LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-10

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

                [3 PHOTOS OF LIFE TIME FITNESS PORTFOLIO OMITTED]

                                      D-11

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

                 [2 MAPS OF LIFE TIME FITNESS PORTFOLIO OMITTED]

                                      D-12

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 WFB
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $80,000,000
CUT-OFF DATE BALANCE:                 $80,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.75000%
AMORTIZATION TERM:                    300 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $61,638,960
SPONSOR:                              WP Carey
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      35-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 81-payments and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $82.10

UP-FRONT RESERVES:                    TI/LC: (1)       $7,677,585
                                      Other: (2)       $10,000,000

ONGOING RESERVES:                     RE Taxes: (3)    Springing
                                      Insurance: (4)   Springing
                                      Other: (5)       Springing

LOCKBOX:                              Springing Hard (6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Free Standing
LOCATION:                             Various - See Table
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               100.0% (12/01/2006)
NET RENTABLE AREA:                    974,431
THE COLLATERAL:                       6 Life Time Fitness Centers located in
                                      Minnesota and Florida

OWNERSHIP INTEREST:                   5 Fee; 1 Fee / Leasehold

PROPERTY MANAGEMENT:                  Self Managed

3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $10,439,938 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $10,439,940 (TTM 12/31/2005)
U/W NET OP. INCOME:                   $8,825,281
U/W NET CASH FLOW:                    $8,509,620
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $118,800,000  (09/2006)
CUT-OFF DATE LTV RATIO:               67.3%
LTV RATIO AT MATURITY:                51.9%
U/W DSCR:                             1.41x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  If no default exists, lender is required to release the funds in no more than two installments to reimburse the Life Time Fitness Portfolio Borrower for the costs of the construction of tenant improvements required under the
     Life Time Fitness Portfolio lease.

(2)  The tenant posted with the lender two letters of credit, each in the amount of $5,000,000. So long as no default exists and is continuing, one of the two $5,000,000 letters of credit shall be returned to the tenant upon that tenant providing evidence to lender that it has paid for $7,322,416 of tenant improvements. The remaining $5,000,000 letter of credit shall be returned to the tenant upon tenant providing evidence to lender that it has paid for another $5,000,000 of tenant improvements, for a total of
     $12,322,416.

(3)  Following the occurrence and continuance of a default under the loan, if taxes are not paid directly by the tenant or in the event the lease is terminated, if at any time there is not an acceptable replacement tenant, monthly tax impounds will begin.

(4)  Following the occurrence and continuance of a default under the loan, if the insurance premiums are not paid directly by the tenant, or in the event the Life Time Fitness Portfolio lease is terminated, if at any time there is not an acceptable replacement tenant, monthly insurance impounds will begin.

(5)  If the lockbox is activated (defined below) and after the payment of the quarterly installment of rent due under the Life Time Fitness Portfolio
     Lease, lender is required to deposit an amount equal to three months of principal and interest regularly due under the Note (the "Debt Service
     Reserve") from the lockbox account. On the first day of the month immediately following such deposit, and on the first day of each succeeding month thereafter, lender is required to apply an amount equal to one third of the Debt Service Reserve towards the payment of principal and interest due and payable for each such month.

(6)  Lockbox springs to hard upon either (i) a default beyond any applicable cure period; (ii) the tenant going bankrupt; (iii) material default under the Life Time Fitness Portfolio Lease; (iv) if two (2) or more of the facilities go dark for more than 12 months or (iv) anytime after 2 years after the disbursement date, if the Life Time Fitness EBITDA (earnings before interest, taxes, depreciation and amortization) falls below $6 million for 2 consecutive quarters.

THE LIFE TIME FITNESS PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Life Time Fitness Portfolio Loan")
as evidenced by the Promissory Note Secured By Mortgage (the "Life Time Fitness
Portfolio Note") is secured pursuant to five (5) Fee and one (1) Fee and
Leasehold Mortgage and Assignment of Rents and Leases and Security Agreement
(the "Life Time Fitness Portfolio Mortgage") by the Borrower's first priority fee and leasehold interest in six fitness center properties located in Florida and Minnesota (the "Life Time Fitness Portfolio Properties").

     THE BORROWER. The borrower, LT Landlord (MN-FL) LLC (the "Life Time Fitness
Portfolio Borrower"), is a single purpose entity that owns no material assets other than the Life Time Fitness Portfolio Properties and related interests. The
Life Time Fitness Portfolio Borrower is a single member Delaware limited liability company with an independent manager. A non-consolidation opinion was delivered at origination. The Life Time Fitness Portfolio Borrower is owned by a single member, CPA 14 LT Member (MN-FL) LLC, which is beneficially owned by three WP Carey funds: CPA 12 (15%), CPA 14 (35%) and CPA 15 (50%). The sponsor of the loan, collectively, is WP Carey ("the "Life Time Fitness Portfolio
Sponsor"). WP Carey provides asset

                                      D-13

management services to its CPA series of income generating real estate funds. WP
Carey owns more than 700 commercial and industrial properties in 13 countries, representing approximately 93 million square feet, valued at approximately $8 billion. The Life Time Fitness Portfolio Sponsor has total combined assets of
$998 million and total shareholder equity of $602 million, as of June 30, 2006.

     THE PROPERTIES. The Life Time Fitness Portfolio Properties consist of six fitness centers consisting of 974,431 square feet, with five located in
Minnesota and one located in Florida. All of the properties are one building, single story fitness centers that are leased under a master lease to Life Time
Fitness, Inc, a national operator of fitness centers that is not an affiliate of the Life Time Fitness Portfolio Borrower. On a combined basis, therefore, the portfolio is 100.0% occupied. The buildings range from 79,636 square feet to
225,222 square feet and were built between 1972 and 1991. The Life Time Fitness
Properties feature amenities such as: indoor and outdoor swimming pools, basketball, tennis and racquetball courts, personal training, group fitness centers, child care centers, cafes and spas.

     More specific information about each property is set forth in the tables below:

                                                    YEAR      ALLOCATED
                                                   BUILT/      CUT-OFF      OWNERSHIP             PERCENT                APPRAISED
PROPERTY                     LOCATION            RENOVATED  LOAN BALANCE     INTEREST      NRA     LEASED    U/W NCF       VALUE
-----------------------------------------------------------------------------------------------------------------------------------

755 Prairie Center Drive     Eden Prairie, MN     1985/NAP   $21,223,768       Fee       186,000   100.0%  $2,257,578  $ 31,400,000
5525 Cedar Lake Road         St. Louis Park, MN   1972/NAP   $17,262,377       Fee       225,222   100.0%  $1,836,203  $ 25,500,000
6233 Baker Road              Eden Prairie, MN     1987/NAP   $15,540,033       Fee       169,719   100.0%   1,652,997  $ 22,900,000
1200 NE Moore Lake Drive     Fridley, MN          1990/NAP   $11,578,642       Fee       216,454   100.0%  $1,231,623  $ 17,000,000
1499 Yamato Road             Boca Raton, FL       1991/NAP   $11,145,180  Fee/Leasehold   79,636   100.0%  $1,185,516  $ 17,000,000
1001 West  98th Street       Bloomington, MN      1978/NAP   $ 3,250,000       Fee        97,400   100.0%  $  345,703  $  5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                  $80,000,000                 974,431   100.0%  $8,509,620  $118,800,000
===================================================================================================================================

                                                                                                           % OF
                                 CREDIT RATING                    % OF                     U/W BASE      PORTFOLIO
                                (FITCH/MOODY'S/                PORTFOLIO                   RENT ($ PER   U/W  BASE     LEASE
LARGEST TENANT                       S&P)         TENANT NRA      NRA      U/W BASE RENT      NRA)         RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

LTF Real Estate Company, Inc.      --/--/--         974,431      100.0%      $9,289,666       $9.53        100.0%    09/30/2026
-------------------------------------------------------------------------------------------------------------------------------

                                    LEASE ROLLOVER SCHEDULE (1)
---------------------------------------------------------------------------------------------------
               # OF                                CUMULATIVE
              LEASES    TOTAL SF   % OF TOTAL SF    TOTAL SF    CUMULATIVE % OF   AVERAGE BASE RENT
   YEAR      EXPIRING   EXPIRING     EXPIRING       EXPIRING      SF EXPIRING      PER SF EXPIRING
---------------------------------------------------------------------------------------------------

  Vacant        --            --        --               --            --                --
   2006         --            --        --               --            --                --
   2007         --            --        --               --            --                --
   2008         --            --        --               --            --                --
   2009         --            --        --               --            --                --
   2010         --            --        --               --            --                --
   2011         --            --        --               --            --                --
   2012         --            --        --               --            --                --
   2013         --            --        --               --            --                --
   2014         --            --        --               --            --                --
   2015         --            --        --               --            --                --
   2016         --            --        --               --            --                --
Thereafter      1        974,931       100%         974,931           100%              $9.53
---------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio.

     PROPERTY MANAGEMENT. The properties are self managed by the Life Time
Fitness Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Life Time Fitness Portfolio Borrower owns a fee interest in a portion of the 1499 Yamato Road property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires November 30, 2088 with no renewal options. The current annual ground rent being paid by the Borrower is $64,207. Base rent increases at the beginning of each Lease Year (December 1st) by 2% over the prior Lease Year's base rent. The ground lease is not subordinate to the mortgage.

     RELEASE OF PROPERTIES. At any time after the lockout period of the Life
Time Fitness Portfolio Loan, the Life Time Fitness Portfolio Borrower is
permitted to release any individual properties, subject to partial defeasance and a release price based on 120% of the original allocated loan amount. An individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) the Life Time Fitness Portfolio Borrower

                                      D-14

must pay all reasonable costs and expenses associated with the release, (iii)
the debt service coverage ratio (based on net operating income) following the partial defeasance must be greater than or equal to the greater of 1.38x or the debt service coverage ratio (based on net operating income) immediately prior to the release, (iv) the loan-to-value ratio following the partial defeasance must be equal to or less than the lesser of 67.3% or the loan-to-value ratio immediately prior to the release.

     SUBSTITUTION OF PROPERTIES. The Life Time Fitness Portfolio Borrower is
permitted to release any individual property from the Life Time Fitness
Portfolio Mortgage encumbering such individual property and substitute an individual property in place of one or more existing mortgaged properties, up to three (3) times during the term of the Life Time Fitness Portfolio Loan, for a maximum of three properties over the term of the Life Time Fitness Portfolio
Loan. An individual property may be substituted to the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) a replacement property may not itself be subsequently replaced, (iii) the Life Time Fitness Portfolio Borrower must pay all reasonable costs and expenses associated with the substitution, (iv) the combined debt service coverage ratio (based on net operating income) after substitution must be greater than or equal to 1.38x (based on 30-year amortization), (v) the combined loan-to-value ratio after giving effect to the substitution must be equal to or less than the 67.3% and the appraised value for the substitute property must be equal to or less than the property to be released, (vi) after receipt of appraisal, engineering report and environmental report and based on prudent institutional lender standards, adequate reserves have been pledged, as determined by lender, including but not limited to taxes, insurance, or capital expenditures projected for the remaining portfolio, and
(vii) the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

                                      D-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-16

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                   [4 PHOTOS OF 750 LEXINGTON AVENUE OMITTED]

                                      D-17

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                      [MAP OF 750 LEXINGTON AVENUE OMITTED]

                                      D-18

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $75,000,000
CUT-OFF DATE BALANCE:                 $75,000,000
FIRST PAYMENT DATE:                   01/05/2007
INTEREST RATE:                        5.44000%
AMORTIZATION TERM:                    Months 1-24: Interest Only
                                      Months 25-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/05/2016
EXPECTED MATURITY BALANCE:            $65,726,151
SPONSOR:                              Charles S. Cohen
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Greater of 1% or yield maintenance for the
                                      first 24 payments then, with U.S. Treasury
                                      defeasance for the following 92 payments,
                                      and then open to prepayment without
                                      premium thereafter through the maturity
                                      date.
CUT-OFF DATE BALANCE PER SF:          $211.13
UP-FRONT RESERVES:                    None
ONGOING RESERVES:                     RE Taxes: (1)      Springing
                                      Insurance: (1)     Springing
                                      Replacement: (1)   Springing
                                      TI/LC: (1)         Springing
                                      Other: (2)         Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (3)        BBB+ / A
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1989 / NAP
PERCENT LEASED (AS OF):               90.8% (11/09/2006)
NET RENTABLE AREA:                    355,227
THE COLLATERAL:                       31-story urban office building located in
                                      New York, NY
OWNERSHIP INTEREST:                   Fee / Leasehold
PROPERTY MANAGEMENT:                  Cohen Brothers Realty Corporation
3RD RECENT NOI (AS OF):               $13,075,770  (TTM 12/31/2003)
2ND RECENT NOI (AS OF):               $9,406,095   (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $8,603,762   (TTM 12/31/2005)
U/W NET OP. INCOME:                   $9,791,992
U/W NET CASH FLOW:                    $9,436,766
U/W OCCUPANCY:                        95.3%
APPRAISED VALUE (AS OF):              $230,000,000 (10/01/2006)
CUT-OFF DATE LTV RATIO:               32.6%
LTV RATIO AT MATURITY:                28.6%
U/W DSCR:                             2.28x
U/W DSCR  POST IO:                    1.86x
--------------------------------------------------------------------------------

(1)  Upon the occurrence of an event of default, or a trigger event of DSCR falling below 1.20x, the 750 Lexington Avenue Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs as well as deposit monthly escrow payments for Replacement Reserve of
     $7,900.00 and TI/LC payments of 59,204.50.

(2)  Upon occurrence of an event of default, a Ground Lease Reserve is due at lender's discretion.

(3)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the 750 Lexington Avenue Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB+" / "A", respectively.

THE 750 LEXINGTON AVENUE LOAN.

     THE LOAN. The fourth largest loan (the "750 Lexington Avenue Loan") as evidenced by the Secured Promissory Note (the "750 Lexington Avenue Note") is
secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the "750 Lexington Avenue Mortgage") encumbering the
355,227 square foot, multi-tenant office building, with a small retail component, known as 750 Lexington Avenue, located in New York, New York (the
"750 Lexington Avenue Property").

     THE BORROWER. The borrower is International Plaza Associates, L.P., a New
York limited partnership company (the "750 Lexington Avenue Borrower") that owns and manages approximately 12 million square feet of office and design center showroom space. Charles S. Cohen (75.51% ownership interest in 750 Lexington
Avenue) is the carveout guarantor of the 750 Lexington Avenue Loan. Charles S.
Cohen has 30 years of real estate experience with commercial real estate leasing, management, ownership and development background.

     THE PROPERTY. 750 Lexington Avenue Property consists of a fee simple interest in 16,926 square feet of land and a 31-story, 355,227 square foot office building with a small retail component. A portion of the subject improvements are also situated on 7,676 square feet of land in which the borrower holds a leasehold interest. The building was constructed in 1989.
Below-grade parking consists of 134 parking spaces (0.35/1,000 square feet). The
750 Lexington Avenue Property is located on the westerly blockfront of Lexington
Avenue between East 59th and East 60th streets.

                                      D-19

     The following table presents certain information relating to the major tenants at the 750 Lexington Avenue:

                                                                                    % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(2)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Edwards & Angell, LLP          --/--/--        97,750      28%      $ 4,180,335         22%          $ 42.77     06/30/2016
Zara                           --/--/--        11,500       3%      $ 2,163,200         11%          $188.10     02/28/2011
Levi's Only Stores, Inc.       --/--/--         7,000       2%      $ 1,989,188         11%          $284.17     07/31/2013
Scientific Games               --/Ba2/BB       21,700       6%      $ 1,070,300          6%          $ 49.32     01/31/2008
Lufthansa German Airlines     --/Baa3/BBB      26,880       8%      $ 1,853,872         10%          $ 68.97     Various (1)
The Invus Group, LLC           --/--/--        14,700       4%      $   896,700          5%          $ 61.00     10/31/2016
PDV, Inc                       --/--/--        18,525       5%      $   843,738          4%          $ 45.55     06/30/2010
EIM Management                 --/--/--        14,474       4%      $   839,492          4%          $ 58.00     04/30/2015
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        212,529      60%      $13,836,825         73%          $ 65.11
===========================================================================================================================
Other Tenants                   Various       109,873      31%      $ 5,016,317         27%          $ 45.66       Various
Vacant Space                      NAP          32,825       9%      $         0          0%          $  0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        355,227     100%      $18,853,142        100%          $ 53.07
===========================================================================================================================

(1)  22,700 square feet expires on 02/28/2009 and 4,180 square feet expires on
     01/31/2009

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
YEAR           EXPIRING    EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
------------------------------------------------------------------------------------------------------------------

Vacant           --          32,825         9%               32,825                9%                    --
2006              1           2,964         1%               35,789               10%               $ 58.00
2007              3          19,611         6%               55,400               16%               $ 46.93
2008              2          21,700         6%               77,100               22%               $ 49.32
2009              5          35,547        10%              112,647               32%               $ 65.10
2010              8          55,663        16%              168,310               47%               $ 47.59
2011              3          21,850         6%              190,160               54%               $122.93
2012              1           5,680         2%              195,840               55%               $ 60.00
2013              1           7,000         2%              202,840               57%               $284.17
2014             --              --         --              202,840               57%                    --
2015              2          14,474         4%              217,314               61%               $ 58.00
2016              7         118,091        33%              335,405               94%                 45.76
Thereafter        2          19,822         6%              355,227              100%               $ 32.29
------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 750 Lexington Avenue Property is managed by Cohen
Brothers Realty Corporation which is an affiliate of the 750 Lexington Avenue
Borrower. Cohen Brothers Realty Corporation owns and manages twelve properties in New York City.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including: (i) the amount must not exceed the amount that, together with the pooled mortgage loan, results in a combined loan-to-value ratio that is greater than 80% or a combined debt service coverage ratio that is less than 1.10x; (ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current 750 Lexington Avenue Borrower and any successor or assign of the 750 Lexington Avenue Borrower under the 750 Lexington Avenue
Loan.

     GROUND LEASE. The 750 Lexington Avenue Borrower owns a fee interest in a portion of the property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires December
31, 2041 with three twelve-year renewal options. The current annual ground rent being paid by the 750 Lexington Avenue Borrower is $720,000. However, that amount was subject to an increase that was to be effective January 1, 2006. The amount of the increase is being arbitrated between the ground lessor and 750
Lexington Avenue Borrower, and once set, the 750 Lexington Avenue Borrower will make a payment of the shortfall from January 1, 2006 through the date of determination and pay the new rent going forward until December 31, 2011. The rent is adjusted in 2012 to be 10% of the then fair market value. It is further adjusted in 2018 and 2024. The ground lease is not subordinate to the mortgage.

     RELEASE OF PARCELS. Not allowed.

                                      D-20

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

               [2 PHOTOS OF TYSONS OFFICE AND DATA CENTER OMITTED]

                                      D-21

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

                 [MAP OF TYSONS OFFICE AND DATA CENTER OMITTED]

                                      D-22

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $67,000,000
CUT-OFF DATE BALANCE:                 $67,000,000
FIRST PAYMENT DATE:                   12/05/2006
INTEREST RATE:                        5.86500%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        11/05/2011
EXPECTED MATURITY BALANCE:            $67,000,000
SPONSOR:                              Ralph Dweck
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 30 payments, and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $216.96
UP-FRONT RESERVES:                    RE Taxes:      $392,575
                                      Insurance:     $ 12,733
                                      Deferred
                                      Maintenance:   $  3,125
ONGOING RESERVES:                     RE Taxes:      $ 65,429 / month
                                      Insurance:     $  6,366 / month
                                      Replacement:   $  5,147 / month
                                      Other: (1)     Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             McLean, VA
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               81.8% (05/11/2006)
NET RENTABLE AREA:                    308,813
THE COLLATERAL:                       Four office and data center properties
                                      located in McLean, Virginia.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Gates, Hudson & Associates, Inc.
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $4,931,287 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $5,301,600 (TTM 09/22/2006)
U/W NET OP. INCOME:                   $5,792,190
U/W NET CASH FLOW:                    $5,339,727
U/W OCCUPANCY:                        86.1%
APPRAISED VALUE (AS OF):              $112,900,000 (10/03/2006)
CUT-OFF DATE LTV RATIO:               59.3%
LTV RATIO AT MATURITY:                59.3%
U/W DSCR:                             1.34x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  Upon the occurrence of a Trigger Event with respect to Visa, U.S.A. Inc.
     ("Visa"), Level 3 Communications, LLC ("Level 3") or Nextel Communications
     ("Nextel"), the borrower is required to establish a reserve for tenant improvements and leasing commissions with respect to that tenant's space. A
     "Trigger Event" with respect to Visa, Level 3 or Nextel means the earlier to occur of: (i) the date which is six (6) months prior to the related tenant's lease expiration in the event that such tenant fails to exercise its renewal option, or (ii) the date on which that tenant has given the borrower notice of its intent not to renew its lease or to terminate its lease. Once a Trigger Event with respect to Visa, Level 3 or Nextel has occurred, on each monthly payment date the borrower is required to deposit with the lender an amount equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot, divided by the number of months remaining in the related lease term, subject to a maximum reserve equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot.

THE TYSONS OFFICE AND DATA CENTER LOAN.

     THE LOAN. The fifth largest loan (the "Tysons Office and Data Center Loan")
is a $67,000,000 first mortgage loan secured by the borrower's fee interest in four office and data center properties located in McLean, Virginia (the "Tysons
Office and Data Center Properties").

     THE BORROWER. The borrower, TDC Owner, LLC, a single-member Delaware limited liability company (the "Tysons Office and Data Center Borrower") with two independent managers, is a single purpose entity that owns no material assets other than the Tysons Office and Data Center Properties and related interests. A non-consolidation opinion was delivered at origination. The Tysons
Office and Data Center Borrower is sponsored by Ralph Dweck, who is required to maintain a minimum net worth of $20 million throughout the loan term. Since
1972, Mr. Dweck has developed or acquired a variety of properties throughout the
Washington, DC metropolitan area including over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 4,500 apartment units and over 2.0 million square feet of office space.

     THE PROPERTIES. The Tysons Office and Data Center Properties consist of four office and data center properties comprising 308,813 square feet, located in McLean, Virginia. Within McLean, Virginia, the Tysons Office and Data Center
Properties are located in the Tysons Corner/Vienna Submarket, an area comprising approximately 26.5 million square feet of office space (Reis 3Q06). The Tysons
Office and Data Center Properties were built between 1966 and 1977 and renovated between 1997 and 1999. Approximately 53% of the Tysons Office and Data Center
Properties is office space and 47% is data center space. On a combined basis, the Tysons Office and Data Center Properties are 81.8% occupied by three tenants. There are two vacant suites: one suite located at 1755 Old Meadow Road
(6,500 square feet or 2.1%), and the entire building located at 1761 Old Meadow
Road (49,642 square feet or 16.1%).

                                      D-23

     More specific information about each property is set forth in the tables below:

                                                                 ALLOCATED
                                                 YEAR BUILT/   CUT-OFF DATE             PERCENT                  APPRAISED
PROPERTY                          LOCATION        RENOVATED    LOAN BALANCE     NRA      LEASED     U/W NCF        VALUE
---------------------------------------------------------------------------------------------------------------------------

1764 Old Meadow Lane          McLean, Virginia   1977 / 1999    $34,600,000   139,577    100.0%   $2,757,361   $ 58,300,000
1755 Old Meadow Road          McLean, Virginia   1966 / 1998    $16,020,000    69,594     90.7%   $1,276,994   $ 27,000,000
1768 Old Meadow Lane          McLean, Virginia   1968 / 1997    $ 9,910,000    50,000    100.0%   $  789,844   $ 16,700,000
1761 Old Meadow Road          McLean, Virginia   1966 / 1999    $ 6,470,000    49,642      0.0%   $  515,527   $ 10,900,000
---------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                     $67,000,000   308,813     81.8%   $5,339,727   $112,900,000
===========================================================================================================================

     The following table presents certain information relating to the tenants at the Tysons Office and Data Center Properties:

                                                                                           U/W       % OF        % OF
                                                                                           BASE    PROPERTY   PORTFOLIO
                                                        % OF        % OF                   RENT       U/W        U/W
                                             TENANT   PROPERTY   PORTFOLIO    U/W BASE    ($ PER     BASE        BASE        LEASE
PROPERTY                  LARGEST TENANT       NRA       NRA        NRA         RENT       NRA)      RENT        RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

1764 Old Meadow Lane   Visa, U.S.A, Inc.    139,577    100.0%      45.2%     $3,482,466   $24.95    100.0%      47.2%     10/31/2011
1755 Old Meadow Road   Level 3
                       Communications,
                       LLC                   62,094     89.2%      20.1%     $1,671,781   $26.92     94.5%      22.6%     04/30/2008
1768 Old Meadow Lane   Nextel
                       Communications (1)    50,000    100.0%      16.2%     $1,186,500   $23.73    100.0%      16.1%     12/31/2007

(1)  Nextel Communications is rated BBB+/Baa3/BBB+ by Fitch/Moody's/S&P.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
YEAR         EXPIRING   EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
---------------------------------------------------------------------------------------------------------------

Vacant          --        56,142        18%               56,142                18%                   --
MTM             --            --        --                56,142                18%                   --
2006            --            --        --                56,142                18%                   --
2007             1        50,000        16%              106,142                34%               $23.73
2008             2        63,094        20%              169,236                54%               $26.70
2009            --            --        --               169,236                54%                   --
2010            --            --        --               169,236                54%                   --
2011             1       139,577        45%              308,813               100%               $24.95
2012            --            --        --               308,813               100%                   --
2013            --            --        --               308,813               100%                   --
2014            --            --        --               308,813               100%                   --
2015            --            --        --               308,813               100%                   --
2016            --            --        --               303,813               100%                   --
Thereafter      --            --        --               308,813               100%                   --

(1)  The information in the table is based on the actual rent roll dated May 11,
     2006.

     PROPERTY MANAGEMENT. The Tysons Office and Data Center Properties are
     managed by Gates, Hudson & Associates Inc., which is not affiliated with the Tysons Office and Data Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Not allowed.

                                      D-24

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                      [3 PHOTOS OF SYCAMORE CENTER OMITTED]

                                      D-25

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                        [MAP OF SYCAMORE CENTER OMITTED]

                                      D-26

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $66,000,000
CUT-OFF DATE BALANCE:                 $66,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.81000%
AMORTIZATION TERM:                    Months 1-60: Interest Only
                                      Months 61-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $61,681,542
SPONSORS:                             Richard Pachulski, Isaac
                                      Pachulski, A. Stuart Rubin and Nathan
                                      Rubin
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 94 payments, and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $171.77
UP-FRONT RESERVES:                    RE Taxes:        $625,399
                                      Replacement:     $4,803
                                      TI/LC:           $12,500
                                      Other: (1)       $3,000,000
ONGOING RESERVES:                     RE Taxes:        $104,233 / month
                                      Insurance: (2)   Springing
                                      Replacement:     $4,803 / month
                                      TI/LC: (3)       $12,500 / month
LOCKBOX:                              Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Cincinnati, OH
YEAR BUILT/RENOVATED:                 1966, 2006 / 1994
PERCENT LEASED (AS OF):               100.0% (07/31/2006)
NET RENTABLE AREA:                    384,239
THE COLLATERAL:                       Anchored retail center consisting of four
                                      buildings located in Cincinnati, Ohio.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Rubin Pachulski Properties 36, L.L.C.
3RD RECENT NOI (AS OF):               $2,069,415 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $4,423,372 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $4,565,997 (T-6 Ann. 06/30/2006)
U/W NET OP. INCOME:                   $5,600,206
U/W NET CASH FLOW:                    $5,375,422
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $82,500,000 (10/03/2006)
CUT-OFF DATE LTV RATIO:               80.0%
LTV RATIO AT MATURITY:                74.8%
U/W DSCR:                             1.38x
U/W DSCR POST IO:                     1.16x
--------------------------------------------------------------------------------

(1)  Represents an up-front $3,000,000 reserve for the Fresh Market tenant. The borrower may substitute a letter of credit at any time. The reserve may be released once the tenant is in occupancy, open for business and paying full contractual rent.

(2)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of payment of insurance premiums.

(3)  Monthly TI/LC reserve is capped at $450,000.

(4)  Lockbox springs to hard upon an event of default, a bankruptcy of the borrower, property manager or any tenant in excess of 20,000 square feet, or if at any time debt service coverage ratio drops below 1.05x.

THE SYCAMORE CENTER LOAN.

     THE LOAN. The sixth largest loan (the "Sycamore Center Loan") is a
$66,000,000 first mortgage loan secured by the borrowers' fee interest in the
Sycamore Center (the "Sycamore Center Property") located in Cincinnati, Ohio.

     THE BORROWERS. The borrowers, RPP Sycamore, LLC, a Delaware limited liability company and RPP Sycamore Crossing, LLC, a Delaware limited liability company (collectively, "Sycamore Borrowers"), are each single purpose entities that own no material assets other than the Sycamore Center Property and related interests. The Sycamore Borrowers are structured with two independent directors.
A non-consolidation opinion was delivered at origination. The Sycamore Borrowers are sponsored by Richard Pachulski, Isaac Pachulski, Nathan Rubin and A. Stewart
Rubin, all of whom are principals of Rubin Pachulski Properties 36, LLC ("RPP").
As of December 31, 2005, RPP's real estate portfolio comprised of several hotel, retail, office, apartment, and parking facilities with an estimated value of approximately $470.6 million.

     THE PROPERTY. The Sycamore Center Property is a retail shopping center consisting of one 3-story and three 1-story buildings totaling 384,239 square feet in suburban Cincinnati, Ohio. The Sycamore Center Property is located at the intersection of Kenwood Road, Montgomery Road, and Interstate 71, opposite the 1.08 million square foot Kenwood Town Center. Access is provided to the
Sycamore Center Property from several directions. The Sycamore Center Property was constructed in 1966 as a fully enclosed mall, and in 1994 the property was completely renovated and reconfigured as a shopping center with several big box anchors. As

                                      D-27

of July 31, 2006, the Sycamore Center Property was 100.0% leased to over 20 tenants, including Lazarus Furniture Gallery, Toys R Us, Linens 'N'
Things, Dicks Clothing & Sporting, Barnes & Noble, and Staples. Investment grade tenants account for approximately 31% of the in-place base rent and approximately 35% of the net rentable area at the property. The Sycamore Center
Property is situated on approximately 30 acres of land and includes 2,119 parking spaces (5.5 spaces per 1,000 SF of NRA). Lazarus Furniture Gallery, Toys
R Us and Dicks Clothing & Sporting reported 2005 sales of $226 psf, $176 psf and
$231 psf, respectively. Sales for all tenants at the Sycamore Center Property that reported in 2005 averaged $228 psf.

     More specific information about the Sycamore Center Property is set forth in the tables below:

                                                                    ANNUALIZED     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(1)     NRA     % OF NRA        ($)         BASE RENT     ($ PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Lazarus Furniture Gallery    BBB+/Baa1/BBB     69,491      18%       $  694,910        11%          $10.00      01/31/2010
Toys R Us                       --/--/--       46,000      12%       $  501,400         8%          $10.90      01/31/2010
Dicks Clothing & Sporting       --/--/--       41,684      11%       $  521,050         9%          $12.50      12/31/2012
Linens 'N' Things               --/--/--       35,385       9%       $  539,621         9%          $15.25      01/31/2010
Barnes & Noble                  --/--/--       35,000       9%       $  560,000         9%          $16.00      03/31/2010
Old Navy                     BBB-/Baa3/BBB-    25,720       7%       $  470,347         8%          $18.29      04/30/2013
The Fresh Market (2)            --/--/--       25,000       7%       $  600,000        10%          $24.00      01/31/2021
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        278,280      72%       $3,887,328        64%          $13.97
===========================================================================================================================
Other Tenants                   Various       105,959      28%       $2,200,860        36%          $20.77        Various
Vacant Space                      NAP               0       0%       $        0         0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        384,239     100%       $6,088,188       100%          $15.84
===========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The Fresh Market tenant's space is currently under construction with completion anticipated for March 2007. On October 26, 2006, The Fresh
     Market waived all of their termination rights per their lease. At closing, the Sycamore Borrowers escrowed (cash or an acceptable letter of credit) an amount equal to $3,000,000. Provided no event of default under the loan has occurred, said escrow shall be released to the Sycamore Borrowers upon delivery of evidence reasonably acceptable to lender that the tenant is in occupancy, open for business and paying full contractual rent per an updated tenant estoppel.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR      EXPIRING   EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
---------------------------------------------------------------------------------------------------------------

Vacant          --            --         --                   --                --                     --
2006            --            --         --                   --                --                     --
2007             2        25,098          7%              25,098                 7%                $17.03
2008            --            --         --               25,098                 7%                    --
2009             3        13,800          4%              38,898                10%                $23.14
2010             7       212,855         55%             251,753                66%                $12.92
2011             3         9,800          3%             261,553                68%                $16.06
2012             4        47,929         12%             309,482                81%                $15.87
2013             1        25,720          7%             335,202                87%                $18.29
2014             1         6,822          2%             342,024                89%                $18.47
2015             1         2,215          1%             344,239                90%                $40.63
2016             1         3,000          1%             347,239                90%                $40.00
Thereafter       3        37,000         10%             384,239               100%                $23.46

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Rubin Pachulski Properties
36, LLC, an affiliate of the Sycamore Borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Provided no event of default under the Sycamore Center
Loan has occurred and is continuing, the Sycamore Borrowers are permitted to obtain a release of any building and the appurtenant land substantially similar to those areas delineated in the mortgage loan documents (each a "Parcel"), through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance must occur on a date that is 25 months after the securitization closing date; (ii) partial defeasance of the mortgage loan in an amount equal to
115% of the release price set forth in the mortgage loan documents (which is
$4,000,000 with respect to the Sycamore Crossing Parcel and $7,000,000 with respect to the Fresh Market Parcel) (iii) after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Sycamore Center (the "Remaining Property")
must not be less than the greater of (a) actual debt service coverage ratio immediately prior to release or (b) 1.15x and the ratio of the aggregate allocated loan amount of the Remaining Property to the value of the Remaining
Property must not be greater than the lesser of (x) the actual loan-to-value ratio immediately prior to release or (y) 80%; and (iv) the Sycamore Borrowers must deliver rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

                                      D-28

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

            [4 PHOTOS OF PHILIPS AT SUNRISE SHOPPING CENTER OMITTED]

                                      D-29

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

               [MAP OF PHILIPS AT SUNRISE SHOPPING CENTER OMITTED]

                                      D-30

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $65,000,000
CUT-OFF DATE BALANCE:                 $65,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.75000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $65,000,000
SPONSOR:                              Philip Pilevsky
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 89 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $156.97
UP-FRONT RESERVES:                    Other: (1)       $200,000
ONGOING RESERVES:                     RE Taxes: (2)    Springing
                                      Insurance: (2)   Springing
                                      Replacement:     $5,176 / month
LOCKBOX: (3)                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Massapequa, NY
YEAR BUILT/RENOVATED:                 1971 / 1997
PERCENT LEASED (AS OF):               99.9% (11/02/2006)
NET RENTABLE AREA:                    414,082
THE COLLATERAL:                       Anchored retail center located in
                                      Massapequa, New York.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Philips International Holding Corp
3RD RECENT NOI (AS OF):               $4,081,190  (TTM 12/31/2003)
2ND RECENT NOI (AS OF):               $4,417,225  (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $4,793,197  (TTM 12/31/2005)
U/W NET OP. INCOME:                   $4,918,857
U/W NET CASH FLOW:                    $4,813,497
U/W OCCUPANCY:                        97.3%
APPRAISED VALUE (AS OF):              $82,000,000 (08/24/2006)
CUT-OFF DATE LTV RATIO:               79.3%
LTV RATIO AT MATURITY:                79.3%
U/W DSCR:                             1.27x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The upfront other escrow is for contractual rent increases in tenant leases through November 2008, at which time the escrow will be released.

(2)  Upon the occurrence of an event of default, or if the debt service coverage ratio falls below 1.05x the Philips at Sunrise Shopping Center Borrower is
     required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Lockbox springs to hard in event of default.

THE PHILIPS AT SUNRISE SHOPPING CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Philips at Sunrise Shopping Center
Loan") as evidenced by the Secured Promissory Note (the "Philips at Sunrise
Shopping Center Note") is secured by a first priority fee Mortgage and Security
Agreement and Assignment of Leases and Rents (the "Philips at Sunrise Shopping
Center Mortgage") encumbering the 414,082 square foot, anchored retail center located in Massapequa, New York (the "Philips at Sunrise Shopping Center
Property").

     THE BORROWER. The borrower is Mass One LLC and Mass OP LLC (the "Philips at
Sunrise Shopping Center Borrower"). Philip Pilevsky, (19.83% ownership interest in Philips at Sunrise Shopping Center Borrower) is the carveout guarantor of
Philips at Sunrise Shopping Center Loan. Philip Pilevsky is the President and
Chief Executive Officer of Philips International, the firm he founded in 1979.
In the retail sector, Mr. Pilevsky has developed and redeveloped over 75 shopping centers specializing in the Northeast and Florida. Commercial, hotels, and residential projects are also part of the Philips International project mix.
Philip Pilevsky is one of the largest private owners of medical space in
Houston, Texas. In addition, Mr. Pilevsky's Virginia based company, Lifestyle
Homes is only ten years old and is one of the top ten home builders in the state of Virginia.

     THE PROPERTY. The Philips at Sunrise Shopping Center Property consists of
414,082 square feet. Six anchor tenants (APG Supermarkets Inc., Circuit City,
Linens N Things, T.J. Maxx, Toys R Us, and Burlington Coat Factory) occupy
290,962 square feet. The remaining space is divided between in-line stores (21%)
and outlying pad sites (9%). Six of the tenants, including McDonalds, HSBC Bank,
Olive Garden, Staples, Toys R Us, and Burlington Coat Factory are on ground leases. The property was originally built in 1971 with the bulk of renovations done in 1997. The 1.25 million square feet Sunrise Mall, located directly north across Sunrise Highway from the subject, is owned by Westfield and anchored by
J.C. Penney's, Macy's, Sears, and Wal-Mart. Major roadways near the center include Sunrise Highway (Route 27), Route 27A, Merrick Road, and Carman's Road,
which provide access to regional roadways, such as Route 110, Southern State
Parkway, and the Long Island Expressway.

                                      D-31

     The following table presents certain information relating to the major tenants at the Philips at Sunrise Shopping Center:

                                                                                   % OF TOTAL     ANNUALIZED
                            CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                MOODY'S/S&P)(1)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

APG Supermarkets Inc.        --/Caa1/B-       64,737      16%       $  754,188         15%          $11.65      10/31/2018
Circuit City Stores Inc       --/--/--        45,068      11%       $  696,756         14%          $15.46      01/31/2018
Linens & Things               --/--/--        42,202      10%       $  696,330         14%          $16.50      01/31/2016
The TJX Companies              --/A3/A        30,612       7%       $  489,792         10%          $16.00      11/30/2007
Modell's                      --/--/--        18,108       4%       $  289,728          6%          $16.00      01/31/2017
General Mills Restaurant      --/--/--        11,117       3%       $  284,340          6%          $25.58      02/16/2009
Petco                          --/B2/B        13,957       3%       $  279,972          5%          $20.06      04/30/2011
Brown Group Retail. Inc.      BB+/B1/BB        9,100       2%       $  255,983          5%          $28.13      01/31/2011
Party City Corp.              --/--/--        10,759       3%       $  242,615          5%          $22.55      01/31/2009
Staples Inc.                BBB+/Baa2/BBB     17,000       4%       $  224,910          4%          $13.23      09/30/2008
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       262,660      64%       $4,214,614         82%          $16.05
--------------------------------------------------------------------------------------------------------------------------
Other Tenants                  Various       150,933      36%       $  885,051         18%          $ 5.86       Various
Vacant Space                     NAP             489       0%       $        0          0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       414,082     100%       $5,099,665        100%          $12.32
==========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------------

Vacant            --                489              --                 489               --                 --
2006              --                 --              --                 489               --                 --
2007               2             44,112             11%              44,601              11%             $12.69
2008               3             18,692              5%              63,293              15%             $14.97
2009               4             34,206              8%              97,499              24%             $22.02
2010               1              1,500              --              98,999              24%             $33.43
2011               5             70,812             17%             169,811              41%             $10.47
2012               3             72,956             18%             242,767              59%             $ 3.18
2013               1              1,200              --             243,967              59%             $38.24
2014              --                 --              --             243,967              59%                 --
2015              --                 --              --             243,967              59%                 --
2016               1             42,202             10%             286,169              69%             $16.50
Thereafter         3            127,913             31%             414,082             100%             $13.61

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Philips at Sunrise Shopping Center Property is
managed by Philips International Holding Corp., which is an affiliate of the
Philips at Sunrise Shopping Center Borrower. Philips International Holding Corp.
leases and manages over 50 assets, including retail, office, residential, and hotel properties.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the amount of the mezzanine loan, together with the mortgage loan, must not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.20x;
(ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender will enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current Philips at Sunrise Shopping Center Borrower and any successor or assign of the Philips at Sunrise Shopping Center Borrower under the
Philips at Sunrise Shopping Center Loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-32

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                   [7 PHOTOS OF GRAND BOHEMIAN HOTEL OMITTED]

                                      D-33

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                      [MAP OF GRAND BOHEMIAN HOTEL OMITTED]

                                      D-34

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $55,000,000
CUT-OFF DATE BALANCE:                 $55,000,000
FIRST PAYMENT DATE:                   11/01/2006
INTEREST RATE:                        5.82000%
AMORTIZATION TERM:                    Months 1-24: Interest Only
                                      Months 25-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        10/01/2016
EXPECTED MATURITY BALANCE:            $48,629,010
SPONSOR:                              Richard Kessler
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the
                                      first payment date, with U.S.
                                      Treasury defeasance for the
                                      following 93 payments, and open
                                      to prepayment without premium
                                      thereafter through the maturity date
CUT-OFF DATE BALANCE PER ROOM:        $220,000
UP-FRONT RESERVES:                    RE Taxes:        $252,438
                                      FF&E:            $53,893
ONGOING RESERVES:                     RE Taxes:        $31,555 / month
                                      Insurance: (1)   Springing
                                      FF&E: (2)        $53,893 / month
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Hospitality
PROPERTY SUB-TYPE:                    Full Service
LOCATION:                             Orlando, FL
YEAR BUILT/RENOVATED:                 2001 / 2004 - 2005
OCCUPANCY (AS OF):                    73.6% (07/31/2006)
ROOMS:                                250
THE COLLATERAL:                       A full service hotel located
                                      in Orlando, Florida
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Enterprise Hotels of Orlando, Inc.
3RD RECENT NOI (AS OF):               $5,679,715 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $6,506,175 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $6,717,817 (TTM 07/31/2006)
U/W NET OP. INCOME:                   $7,206,704
U/W NET CASH FLOW:                    $6,321,679
U/W OCCUPANCY:                        73.6%
U/W ADR:                              $195.11
U/W REVPAR:                           $143.60
APPRAISED VALUE (AS OF):              $83,000,000 (09/01/2006)
CUT-OFF DATE LTV RATIO:               66.3%
LTV RATIO AT MATURITY:                58.6%
U/W DSCR:                             1.95x
U/W DSCR POST IO:                     1.63x
--------------------------------------------------------------------------------

(1)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property and payment of premiums.

(2)  Equal to 1/12 of 3% of gross income from operations for the prior fiscal year, but in no event less than $53,893.

THE GRAND BOHEMIAN HOTEL LOAN.

     THE LOAN. The eighth largest loan (the "Grand Bohemian Hotel Loan") is a
$55,000,000 first mortgage loan secured by the borrower's fee interest in the
Grand Bohemian Hotel located in Orlando, Florida (the "Grand Bohemian Hotel
Property").

     THE BORROWER. The borrower, The Grand Bohemian, Ltd., a Florida limited partnership (the "Grand Bohemian Hotel Borrower"), owns no material assets other than the Grand Bohemian Hotel Property. The sponsor, Richard Kessler, has over
30 years of experience in hotel development and operations, including nine years as President of Days Inn of America and fifteen years as President/CEO of The
Kessler Enterprise, Inc., his real estate development and management company.
Richard Kessler has accumulated a portfolio of ten boutique and luxury hotels since 1995.

     THE PROPERTY. The Grand Bohemian Hotel Property is a 250-room, full-service hotel property built in 2001. Located in the downtown central business district of Orlando, Florida, the 15-story hotel has frontage on Orange Avenue, the main downtown business thoroughfare. The hotel has 36 two-room whirlpool suites, 98 standard king rooms, and 116 double queen rooms. A pool and spa are located on the 6th floor rooftop overlooking the city, and a concierge lounge on the 15th floor overlooks the skyline of downtown Orlando. The hotel also contains The
Boheme, a 7,000 square foot restaurant, and the Bosendorfer Lounge with 75 seats. Almost 10,000 square feet of meeting/banquet space are contained in the hotel including a 2,500 square foot ballroom, 1,500 square feet of pre-function space and eight function rooms. The Grand Bohemian Hotel Property has recently removed its Westin flag and is now operating as an independent luxury hotel as a member of Preferred Hotels & Resorts. The Grand Bohemian Hotel Property was
purchased by the sponsor in 1997, and the hotel is now considered Kessler's flagship asset.

                                      D-35

     More specific information about the property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                COMPETITIVE SET (1)              GRAND BOHEMIAN(2)             PENETRATION FACTOR
           -----------------------------   -----------------------------   --------------------------
YEAR         ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
-----------------------------------------------------------------------------------------------------

2003       $137.62     66.9%     $ 92.05   $150.05     66.5%     $ 99.81   109.0%     99.4%    108.4%
2004       $146.55     74.3%     $108.92   $168.71     70.4%     $118.82   115.1%     94.8%    109.1%
2005       $161.25     72.5%     $116.91   $186.99     72.3%     $135.17   116.0%     99.7%    115.6%
T-12 (3)   $169.49     74.1%     $125.51   $190.09     73.6%     $139.91   112.2%     99.3%    111.5%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Reflects the trailing 12 month period ending 7/31/2006 for the Grand
     Bohemian and the trailing 12 month period ending 8/31/2006 for the competitive set.

     PROPERTY MANAGEMENT. The property is managed by Enterprise Hotels of
Orlando, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-36

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                       [2 PHOTOS OF 1657 BROADWAY OMITTED]

                                      D-37

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                         [MAP OF 1657 BROADWAY OMITTED]

                                      D-38

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $53,000,000
CUT-OFF DATE BALANCE:                 $53,000,000
FIRST PAYMENT DATE:                   11/05/2006
INTEREST RATE:                        6.31000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  Yes
ANTICIPATED REPAYMENT DATE:           10/05/2013
MATURITY DATE:                        10/05/2036
EXPECTED ARD BALANCE:                 $53,000,000
SPONSORS:                             Philippe Weissberg, Richard Wagman
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      27-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 54 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $557.39
UP-FRONT RESERVES:                    RE Taxes: (1)      $111,050
                                      Insurance:         $49,076
                                      Other: (2)(3)(4)   $770,000
ONGOING RESERVES:                     RE Taxes: (5)      $40,262 / month
                                      Insurance:         $4,461 / month
                                      TI/LC: (6)         Springing
                                      Other: (7)         Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban/Retail
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1929 / Various
PERCENT LEASED (AS OF):               99.6% (09/07/2006)
NET RENTABLE AREA:                    95,086
THE COLLATERAL:                       A 4-story and basement portion of a
                                      26-story building located in New York, New
                                      York.
OWNERSHIP INTEREST:                   Leasehold
PROPERTY MANAGEMENT:                  MadCap Partners, LLC
3RD RECENT NOI (AS OF):               $3,107,701 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $3,048,068 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $3,098,870 (TTM 07/31/2006)
U/W NET OP. INCOME:                   $4,419,157
U/W NET CASH FLOW:                    $4,339,164
U/W OCCUPANCY:                        97.7%
APPRAISED VALUE (AS OF):              $70,600,000 (08/17/2006)
CUT-OFF DATE LTV RATIO:               75.1%
LTV RATIO AT ARD:                     75.1%
U/W DSCR:                             1.28x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  Up-front RE Taxes reserves of $111,050 are comprised of $94,383.21, representing four months of deposits to the Tax Reserve, and $16,666.67
     (the "Tax Deficiency Reserve"), representing the initial month's deposit of the Tax Deficiency Reserve (see footnote (5) below).

(2)  At origination, the borrower deposited the amount of $550,000 into the Debt
     Service Reserve to cover the difference, if any, between the monthly debt service and the actual net cash flow of the property.

(3)  At origination, the borrower deposited the amount of $170,000 into the
     Master Lease Rent Reserve for payment of master lease rent payments due by the borrower under the master lease.

(4)  At origination, the borrower deposited the amount of $50,000 into the Times
     Square Church Reserve. Provided that no event of default under the loan has occurred and is continuing, the lender will release the Times Square Church
     Reserve funds to the borrower for each of the calendar years 2006 and 2007 upon receipt of evidence reasonably acceptable to the lender that any credits or other amounts due and owing from the borrower, as successor landlord (to World Challenge, Inc. d/b/a Times Square Church, as tenant)
     have been paid or credited in full or otherwise waived by such tenant, all as further set forth in the mortgage loan documents.

(5)  Ongoing RE Taxes reserves of $40,262 are comprised of $23,595.80 in Tax
     Reserve funds, representing 1/12 of the borrower's share of the estimated annual real estate taxes next due, and $16,666.67 in Tax Deficiency Reserve funds, representing funds to pay any tax deficiency amounts due under the master lease, all as further set forth in the mortgage loan documents.

(6)  In the event that the borrower receives a fee or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease (a "Lease Termination Fee"), the borrower will deposit such Lease
     Termination Fee with the lender, to be utilized for tenant improvements, free rent periods and leasing commissions that may be incurred with respect to that tenant's space (a "Termination Space") and, in the event that there is a Rent Deficiency (as hereinafter defined) for the Termination Space from and after the date that the lease for the Termination Space was terminated, in replacement of rent. "Rent Deficiency" means the amount by which the rent expected to be obtained by the borrower for the Termination
     Space during the next succeeding calendar month pursuant to the lease or leases for such Termination Space (a "Replacement Lease") is less than the amount of monthly rent received from the previous tenant in the Termination
     Space pursuant to its lease prior to such termination.

(7)  Upon a Cash Management Trigger Event (as hereinafter defined), the borrower will deposit on each monthly payment date into the Master Lease Rent
     Reserve an amount equal to 1/12 of the master lease rent that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such master lease rent. "Cash
     Management Trigger Event" means the occurrence of an event of default under the loan and/or August 5, 2013.

THE 1657 BROADWAY LOAN.

     THE LOAN. The ninth largest loan (the "1657 Broadway Loan") is a
$53,000,000 first mortgage loan secured by the borrower's leasehold interest in the four-story and basement portion of a 26-story building located in New York,
New York (the "1657 Broadway Property").

     THE BORROWER. The borrower, Madison 1657 Realty LLC (the "1657 Broadway
Borrower"), is a single purpose entity that owns no material assets other than the 1657 Broadway Property and related interests. The 1657 Broadway Borrower is a single-member Delaware limited liability company, whose sole member is a single member Delaware limited liability company that is structured

                                      D-39

with an independent manager. A non-consolidation opinion was delivered at origination. The sponsors of the 1657 Broadway Loan are Philippe Weissberg and
Richard Wagman, both of whom are co-founders and principals of Madison Capital, a private real estate investment and development company based in New York City with a portfolio of office, retail and residential properties along the east coast of the United States.

     THE PROPERTY. The 1657 Broadway Property consists of a leasehold interest in the bottom 4 floors, plus basement, and the related real property, improvements and development rights in a 26-story building (known as the Novotel
New York Hotel) located within the Times Square District of New York City, New
York. The 1657 Broadway Property consists of a total of 95,086 square feet comprised of 15,136 square feet of ground floor retail space, 15,150 square feet of basement health club/retail space, 64,050 square feet of upper floor office space (floors 2 through 4), and 750 square feet that is leased by the Novotel
New York Hotel for use as its entrance/lobby area. There are two elevators located within the office lobby area that serve the first through fourth floors.
The 1657 Broadway Property was originally constructed in 1929 and has been periodically upgraded; the portion above the 1657 Broadway Property houses the
Novotel New York Hotel and was constructed in 1983. The building in which the
1657 Broadway Property is located occupies the entire city block front located on the west side of Broadway, between West 51st and West 52nd Streets, and its location is proximate to all forms of mass transportation in Manhattan and affords prime exposure to pedestrians. As of September 7, 2006, the 1657
Broadway Property was 99.6% leased by 7 tenants.

     More specific information about the 1657 Broadway Property is set forth in the tables below:

                                                                                        % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/       TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                      MOODY'S/S&P)(1)     NRA    % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Times Square Church                  --/--/--      64,050      67%       $  837,854         25%          $ 13.08     09/29/2080
NY Sports Club                       --/B2/B+      15,000      16%       $  477,545         14%          $ 31.84     03/14/2007
McDonald's                            A/A2/A        8,650       9%       $  747,500         23%          $ 86.42     05/23/2017
1657 Restaurant Corp./Art Cafe       --/--/--       2,800       3%       $  407,504         12%          $145.54     02/28/2007
Broadway Deli                        --/--/--       2,036       2%       $  238,419          7%          $117.10     06/30/2007
1657 Gifts                           --/--/--       1,400       1%       $  376,764         11%          $269.12     05/14/2017
Novotel (Primary Entrance)          BBB/--/BBB        750       1%       $  229,947          7%          $306.60     09/30/2080
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             94,686     100%       $3,315,533         82%          $ 35.02
===============================================================================================================================

Other Tenants                           NAP             0       0%       $        0          0%          $  0.00         NAP
Vacant Space                            NAP           400       0%       $        0          0%          $  0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             95,086     100%       $3,315,533        100%          $ 35.02
===============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                    AVERAGE U/W
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING     OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------------------------

Vacant            --                400              0%                400               0%                --
2006              --                 --             --                 400               0%                --
2007               3             19,836             21%             20,236              34%            $56.64
2008              --                 --             --              20,236              34%                --
2009              --                 --             --              20,236              34%                --
2010              --                 --             --              20,236              34%                --
2011              --                 --             --              20,236              34%                --
2012              --                 --             --              20,236              34%                --
2013              --                 --             --              20,236              34%                --
2014              --                 --             --              20,236              34%                --
2015              --                 --             --              20,236              34%                --
2016              --                 --             --              20,236              34%                --
Thereafter         4             74,850             79%             95,086             100%            $29.29

(1)  The information in the table is based on the actual rent roll dated
     September 7, 2006.

     PROPERTY MANAGEMENT. The 1657 Broadway Property is managed by MadCap
Partners, LLC, an affiliate of the 1657 Broadway Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 1657 Broadway Borrower has the one time right to incur mezzanine financing to be secured by a pledge of its equity interest in the 1657 Broadway Borrower; provided (i) the amount of the permitted mezzanine debt does not exceed an amount which allows for a combined debt service coverage ratio, inclusive of the 1657 Broadway Loan and the permitted mezzanine debt, of no less than 1.20x for the two most recent consecutive quarters; (ii) the amount of the permitted mezzanine debt does not exceed an amount which allows for a maximum loan-to-value ratio of 80% based

                                      D-40

on the aggregate principal balances of the 1657 Broadway Loan and the permitted mezzanine debt; and (iii) the lender receives written confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     MASTER LEASE. The 1657 Broadway Property is subject to a master lease expiring on October 1, 2080, with no extension options. The master lessor is
Fifty-Second Street Hotel Associates. Annual rent payments due under the master lease are currently $130,000 through September 30, 2008, and effective on
October 1, 2008, annual rent payments will be $45,000 for the remainder of the master lease term. In addition to the rent, the 1657 Broadway Borrower is also responsible for a portion of the real estate taxes and business improvement district (BID) taxes imposed on the land and the improvements as detailed in the master lease, plus all expenses associated with the leased portion.
Additionally, subject to the terms and conditions under the master lease and the mortgage loan documents, (i) the master lessor has a right of first refusal to purchase the 1657 Broadway Borrower's interest under the master lease if the
1657 Broadway Borrower receives a bona fide offer from a third person, and (ii)
the 1657 Broadway Borrower has the right of first refusal to purchase the master lessor's interest in the land and structure and in the master lease (the "Master
Lessor's Interest") if the master landlord receives a bona fide offer from a third person for the sale of the Master Lessor's Interest. Prior to the exercise of the right of first refusal by the 1657 Broadway Borrower, the 1657 Broadway
Borrower will provide the lender with a guaranty, in favor of the lender, guaranteeing the payment to the lender of any losses associated with the exercise of this right.

     RELEASE OF PARCELS. Not allowed.

                                      D-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-42

                     MORTGAGE LOAN NO. 10 - FOUNTAIN SQUARE

                      [4 PHOTOS OF FOUNTAIN SQUARE OMITTED]

                                      D-43

                     MORTGAGE LOAN NO. 10 - FOUNTAIN SQUARE

                        [MAP OF FOUNTAIN SQUARE OMITTED]

                                      D-44

                     MORTGAGE LOAN NO. 10 -- FOUNTAIN SQUARE

--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $39,250,000
CUT-OFF DATE BALANCE:                 $39,250,000
FIRST PAYMENT DATE:                   11/01/2006
INTEREST RATE:                        6.33000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  Yes
ANTICIPATED REPAYMENT DATE:           10/01/2016
MATURITY DATE:                        10/01/2036
EXPECTED ARD BALANCE:                 $39,250,000
SPONSOR:                              Continental Properties Company, Inc.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 92 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $236.63
UP-FRONT RESERVES:                    Insurance:      $14,593
                                      Other: (1)      $852,040
ONGOING RESERVES:                     RE Taxes: (2)   Springing
                                      Insurance:      $1,621 / month
                                      TI/LC: (3)      Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Brookfield, WI
YEAR BUILT/RENOVATED:                 2006 / NAP
PERCENT LEASED (AS OF):               100.0% (08/30/2006)
NET RENTABLE AREA:                    165,872
THE COLLATERAL:                       Anchored retail center located in
                                      Brookfield, WI
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Continental Properties Company, Inc.
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               NAP
MOST RECENT NOI (AS OF):              NAP
U/W NET OP. INCOME:                   $3,071,202
U/W NET CASH FLOW:                    $3,029,760
U/W OCCUPANCY:                        97.5%
APPRAISED VALUE (AS OF):              $49,440,000  (10/01/2006)
CUT-OFF DATE LTV RATIO:               79.4%
LTV RATIO AT ARD:                     79.4%
U/W DSCR:                             1.20x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The other escrow consists of $237,185 for construction completion;
     $225,579, which is an amount equal to 5 months rents and other amounts due under the lease between the borrower and Fidelity Brokerage Services, plus the amount due from the borrower to tenant under the lease as a tenant allowance; $389,276, which is an amount equal to 3 months rents and other amount due under the lease between the borrower and PetSmart, plus the unpaid amounts due for construction work on the PetSmart space.

(2)  Upon the occurrence of an event of default, the Fountain Square Borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(3)  In the event of default or the debt service coverage ratio being less than
     1.10x, The Fountain Square Borrower is required to deposit a monthly escrow amount of $13,750. Also, if Michael's and/or PetSmart have not exercised their lease renewal option 12 months prior to lease expiration for at least
     a 5 year term, then on the next payment date the Fountain Square Borrower is required to deposit $60,000 monthly. The monthly amount is reduced to
     $20,000 in the event one escrow tenant renews their lease or the space is leased to a new tenant.

THE FOUNTAIN SQUARE LOAN.

     THE LOAN. The tenth largest loan (the "Fountain Square Loan") as evidenced by the Secured Promissory Note (the "Fountain Square Note") is secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and
Rents (the "Fountain Square Mortgage") encumbering the 165,872 square foot, anchored retail center located in Brookfield, Wisconsin (the "Fountain Square
Property").

     THE BORROWER. The borrower is Continental 64 Fund LLC, a Wisconsin limited liability company (the "Fountain Square Borrower"). Continental Properties
Company, Inc. (which has a 55% ownership interest in the Fountain Square
Borrower) is the carveout guarantor of the Fountain Square Loan. Continental
Properties Company, Inc. ("CPCI") was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States. CPCI currently has development underway on 22 retail projects in ten states representing a total of 2.275 million square feet with a total estimated market value of $379 million and four apartment projects in three states with a total estimated market value of approximately $112 million. In addition, CPCI has developed more than 10 million square feet of retail and corporate GLA, completed projects in
14 states, and has a portfolio of owned properties valued at more than $536 million.

     THE PROPERTY. The Fountain Square Property is a newly built (2006), single-story, anchored retail center containing 165,872 square feet. The collateral consists of four buildings, including one outparcel that is leased to
Goodyear Tires. The Fountain Square Property is anchored by Bed Bath & Beyond and Circuit City. The Fountain Square Property is located on Bluemound Road which is a major thoroughfare that connects the neighborhood with the Milwaukee
CBD (12 miles east) and suburban area of Waukesha to the west. Access to I-94 is located approximately 1 mile south of the property via Moorland Road. The
Brookfield Square Mall is located across the street from the property. The
Brookfield Square Mall is approximately 1.1 million square feet in

                                      D-45

size and is anchored by JC Penney, The Boston Store, Sears and Barnes & Noble,
and contains approximately 110 stores and a food court.

     The following table presents certain information relating to the major tenants at the property:

                                                                                       % OF TOTAL     ANNUALIZED
                                                                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 CREDIT RATING        TENANT   % OF   UNDERWRITTEN    UNDERWRITTEN   BASE RENT ($      LEASE
TENANT NAME                 (FITCH/MOODY'S/S&P)(1)      NRA     NRA   BASE RENT ($)     BASE RENT       PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Bed Bath & Beyond                  --/--/BBB          37,975    23%     $  719,626         22%          $18.95      01/31/2021
Circuit City                        --/--/--          32,363    20%     $  631,079         20%          $19.50      01/31/2021
Michael's                           --/B2/B-          21,806    13%     $  414,314         13%          $19.00      02/29/2016
La-Z-Boy                            --/--/--          24,538    15%     $  412,850         13%          $16.82      02/28/2021
Cost Plus World Market              --/--/--          18,300    11%     $  402,600         12%          $22.00      01/31/2016
PetsMart                           --/Ba2/BB          18,505    11%     $  360,848         11%          $19.50      12/31/2016
Fidelity Brokerage
   Services                         --/--/--           6,083     4%     $  218,988          7%          $36.00      10/31/2016
Goodyear Tire & Rubber Co          CCC+/B3/B+          6,302     4%     $   65,100          2%          $10.33      07/31/2015
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               165,872   100%     $3,225,405        100%          $19.45
==============================================================================================================================
Other Tenants                         NAP                  0     0%     $        0          0%          $ 0.00          NAP
Vacant Space                          NAP                  0     0%     $        0          0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               165,872   100%     $3,225,405        100%          $19.45
==============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                                            LEASE ROLLOVER SCHEDULE(1)

                                                                                                     AVERAGE U/W
                                    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF   BASE RENT PER
YEAR         # OF LEASES EXPIRING   EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING      SF EXPIRING
-----------------------------------------------------------------------------------------------------------------

Vacant                --                 --          --                  --               --               --
2006                  --                 --          --                  --               --               --
2007                  --                 --          --                  --               --               --
2008                  --                 --          --                  --               --               --
2009                  --                 --          --                  --               --               --
2010                  --                 --          --                  --               --               --
2011                  --                 --          --                  --               --               --
2012                  --                 --          --                  --               --               --
2013                  --                 --          --                  --               --               --
2014                  --                 --          --                  --               --               --
2015                   1              6,302          4%               6,302               4%           $10.33
2016                   4             64,694         39%              70,996              43%           $21.59
Thereafter             3             94,876         57%             165,872             100%           $18.59
------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Fountain Square Property is managed by Continental
Properties Company, Inc. which is an affiliate of Fountain Square Borrower.
Continental Properties Company, Inc. was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered series 2006-PWR14
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                                       E-3

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation